Exhibit 10.9

Execution Version

SECOND OMNIBUS AMENDMENT AGREEMENT

This SECOND OMNIBUS AMENDMENT AGREEMENT, dated as of May 31, 2022 (this “Second Omnibus Amendment Agreement”), is by and among GEYSERS POWER COMPANY, LLC (the “Borrower”), THE LENDERS SIGNATORY HERETO, THE GUARANTORS SIGNATORY HERETO, MUFG BANK, LTD., as Administrative Agent (together with its permitted successors and assigns in such capacity, “Administrative Agent”), MUFG UNION BANK, N.A., as First Lien Collateral Agent (together with its permitted successors and assigns in such capacity appointed, “First Lien Collateral Agent”) and MUFG UNION BANK, N.A., as Depositary Agent (together with its permitted successors and assigns in such capacity appointed, “Depositary Bank”), and is made with reference to (a) that certain Credit Agreement, dated as of June 9, 2020, among the Borrower, the several banks and other financial institutions and entities from time to time party thereto as lenders and issuing banks (collectively, the “Lenders”), the Administrative Agent, the First Lien Collateral Agent, GEYSERS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, as Holdings (“Holdings”), GEYSERS COMPANY, LLC, a Delaware limited liability company (“Geysers Company”), WILD HORSE GEOTHERMAL, LLC, a Delaware limited liability company (“Wild Horse”) and CALISTOGA HOLDINGS, LLC, a Delaware limited liability company (“Calistoga”, and, together with Holdings, Geysers Company, Wild Horse, and each subsidiary of an Obligor (as defined in the Credit Agreement) that becomes a “Guarantor” from time to time in accordance with the terms hereof, each a “Guarantor” and together, the “Guarantors”) and other financial institutions and entities from time to time party thereto (as amended by that certain Omnibus Amendment Agreement, dated as of November 9, 2021 and, as may be further amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), (b) that certain First Lien Common Terms Agreement, dated as of June 9, 2020, by and among the Borrower, the Guarantors, each First Lien Secured Debt Representative party thereto from time to time (the “First Lien Secured Debt Representative”) and the First Lien Collateral Agent (as amended by that certain Omnibus Amendment Agreement, dated as of November 9, 2021 and, as may be further amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Common Terms Agreement”), (c) that certain Depositary Agreement, dated as of June 9, 2020, among the Borrower, the Guarantors, the First Lien Collateral Agent and the Depositary Bank and MUFG UNION BANK, N.A., as Second Lien Collateral Agent (in such capacity, together with its successors and permitted assigns, the “Second Lien Collateral Agent”) for the Second Lien Secured Parties (as amended by that certain Omnibus Amendment Agreement, dated as of November 9, 2021 and, as may be further amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Depositary Agreement”) and (d) that certain Collateral Agency and Intercreditor Agreement, dated as of June 9, 2020, by and among the Borrower, Holdings, the Guarantors, MUFG BANK, LTD., as TLA Administrative Agent for the TLA Lender Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “TLA Administrative Agent”), MUFG UNION BANK, N.A., as collateral agent for the First Lien Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “First Lien Collateral Agent”), MUFG UNION BANK, N.A., as collateral agent for the Second Lien Secured Parties (in such capacity, together with its successors and permitted assigns in such capacity, the “Second Lien Collateral Agent”), and each of the other Persons party thereto from time to time in accordance with the terms thereof (as may be further amended, supplemented, amended and restated or otherwise modified from time to time prior to the date hereof, the “Intercreditor Agreement”). Capitalized terms used herein without definition shall have the meaning assigned to such terms in Section 1.1 of the Credit Agreement and the interpretive provisions set forth in Section 1.2 of the Credit Agreement.

RECITALS:

WHEREAS, pursuant to the Credit Agreement, the Lenders and the other parties thereto have agreed to provide to the Borrower certain credit facilities, consisting of (i) a term loan facility of the Borrower in an aggregate principal amount of up to $1,500,000,000 (the “Term Loan Commitments”) and (ii) a senior secured revolving letter of credit facility of the Borrower (the “Multi-Draw Facility”) in an aggregate principal amount up to $250,000,000 (the commitments under Multi-Draw Facility, the “Multi-Draw Commitments”; and the Multi-Draw Commitments and the Term Loan Commitments, the

“Existing Commitments” and, the loans thereunder, the “Existing Loans”);

WHEREAS, in connection with repricing, extension and upsize of the Existing Loans, the Borrower hereby requests the amendments of the Credit Agreement, the Common Terms Agreement, the Depositary Agreement and the Intercreditor Agreement;

WHEREAS, pursuant to Section 9.9 of the Credit Agreement, amendments to the Credit Agreement are required to be in writing signed by the Borrower, the Guarantors, the Lenders, the Administrative Agent and the First Lien Collateral Agent, and each of Borrower, the Guarantors, the Lenders, the Administrative Agent and the First Lien Collateral Agent are willing to agree to the amendments to the Credit Agreement requested by the Borrower subject to and in accordance with the terms and conditions hereinafter set forth;

WHEREAS, pursuant to Section 7.2 of the Common Terms Agreement, amendments to the Common Terms Agreement are required to be in writing signed by each of the Borrower, the Guarantors, the First Lien Collateral Agent and the First Lien Secured Debt Representatives constituting the Required First Lien Secured Debt Parties (as defined in the Common Terms Agreement) (the “Required First Lien Secured Debt Parties”) and each of the Borrower, the Guarantors, the First Lien Collateral Agent and the Required First Lien Secured Debt Parties are willing to agree to the amendments to the Common Terms Agreement requested by the Borrower subject to and in accordance with the terms and conditions hereinafter set forth;

WHEREAS, pursuant to Section 6.1 of the Depositary Agreement, amendments to the Depositary Agreement are required to be in writing signed by each of the Borrower, the Guarantors, the Depositary Bank and the First Lien Collateral Agent and each of the Borrower, the Guarantors, the Depositary Bank and the First Lien Collateral Agent are willing to agree to the amendments to the Depositary Agreement requested by the Borrower subject to and in accordance with the terms and conditions hereinafter set forth;

WHEREAS, pursuant to Section 9.3 of the Intercreditor Agreement, amendments to the Intercreditor Agreement are required to be in writing signed by each of the Borrower, the Guarantors, the TLA Administrative Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent, and each of the other Persons from time to time party thereto and each of the Borrower, the Guarantors, the TLA Administrative Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent, and each of the other Persons from time to time party thereto are willing to agree to the amendments to the Intercreditor Agreement requested by the Borrower subject to and in accordance with the terms and conditions hereinafter set forth;

WHEREAS, the parties hereto wish to enter into this Second Omnibus Amendment Agreement pursuant to Section 9.9 of the Credit Agreement, Section 7.2 of the Common Terms Agreement, Section 6.1 of the Depositary Agreement and Section 9.3 of the Intercreditor Agreement, respectively, and it is the intent of the parties hereto that this Second Omnibus Amendment Agreement not constitute a novation of the obligations and liabilities of the parties under the Credit Agreement and rather that this Second Omnibus Amendment Agreement amend the Credit Agreement;

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WHEREAS, the Borrower has requested an increase of the Total Term Loan Commitment in an aggregate principal amount of $310,000,000 (together with the Term Loan Commitment, the “2022 Term Loan Commitment”, and any loans made thereunder, the “2022 Term Loans”) which shall be provided by the 2022 Term Lenders (as defined below) party hereto and effective on the Second Omnibus Amendment Date (as defined below) pursuant to the terms and subject to the conditions set forth herein and in the Credit Agreement, which the Borrower intends to treat as fungible with the Term Loans made on the Second Omnibus Amendment Date to the fullest extent permitted by applicable law;

WHEREAS, the Borrower has requested that $50,000,000 of the Multi-Draw Facility (such amount, as shall be permanently reduced dollar for dollar with the principal amount of any Sub-facility Term Loans repaid hereunder, the “Sub-facility Commitment”) be available for providing one or more (w) term loans (the “Sub-facility Term Loans”); (x) revolving loans (the “Sub-facility Revolving Loans”); (y) Sub-facility Letters of Credit; or (z) LC Loans resulting from the drawing on Sub-facility Letters of Credit (the “Sub-facility LC Loans”, together with Sub-facility Term Loans and Sub-facility Revolving Loans, the “Sub-facility Loans”), which shall be provided by the 2022 Sub-facility Lenders (as defined below) party hereto and effective on the Second Omnibus Amendment Date (as defined below) pursuant to the terms and subject to the conditions set forth herein and in the Credit Agreement;

WHEREAS, each of the institutions listed on Schedule I hereto as a 2022 Term Lender (the “2022 Term Lenders”) is willing to provide their respective 2022 Term Loan Commitments as set forth on Schedule I to the Borrower on the Second Omnibus Amendment Date subject to the conditions set forth herein and in the Credit Agreement;

WHEREAS, each of the institutions listed on Schedule I hereto as a 2022 Sub-facility Lender (the “2022 Sub-facility Lenders”) is willing to provide their respective Sub-facility Commitment as set forth on Schedule I to the Borrower subject to the conditions set forth herein and in the Credit Agreement; and

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the parties hereto agree as follows:

AGREEMENT:

SECTION 1. 2022 TERM LOAN COMMITMENTS.

(a)	On, from and after the Second Omnibus Amendment Date:

(i)             each 2022 Term Lender shall hold 2022 Term Loan Commitments as set forth on Schedule I hereto, on the terms and subject to the conditions set forth below and in the Credit Agreement, as amended by this Second Omnibus Amendment Agreement (the “Amended Credit Agreement”);

(ii)            each 2022 Term Lender that holds Existing Loans hereby further agrees that the 2022 Term Loan Commitments as set forth on Schedule I hereto supersede, in their entirety, all Term Loan Commitments of such 2022 Term Lender under the Credit Agreement;

(iii)           upon the incurrence of 2022 Term Loans pursuant to this Second Omnibus Amendment Agreement, such 2022 Term Loans shall, except as otherwise expressly set forth in the Amended Credit Agreement, be subject to the same terms and conditions (including repayment terms, voluntary prepayment terms, mandatory prepayment terms, and Applicable Margins) applicable to Term Loans as set forth in the Amended Credit Agreement; and

(iv)          on (and subject to the occurrence of) the Second Omnibus Amendment Date, each 2022 Term Lender party hereto (A) acknowledges and agrees to make the 2022 Term Loans as provided in the Second Omnibus Amendment Agreement on the terms, and subject to the 3 conditions, set forth in the Second Omnibus Amendment Agreement and (B) to the extent provided in the Second Omnibus Amendment Agreement and the Amended Credit Agreement, shall have the rights and obligations of a Lender thereunder and under the other applicable Credit Documents.

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SECTION 2. 2022 SUB-FACILITY COMMITMENTS. On, from and after the Second Omnibus Amendment Date, each 2022 Sub-facility Lender shall provide their respective Sub-facility Commitments and Sub-facility Loans, on the terms and subject to the conditions set forth below and in the Amended Credit Agreement.

SECTION 3. AMENDMENTS TO CREDIT AGREEMENT. Pursuant to Section 9.9 of the Credit Agreement, each of the Borrower, the Guarantors, the Lenders, the Administrative Agent, and the First Lien Collateral Agent consents to the amendment of the Credit Agreement made as of the date hereof to:

(a)           delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit A-1 hereto;

(b)           replace the Exhibits to the Credit Agreement in their entirety with the Exhibits in the form set forth in Exhibit A-2 hereto; and

(c)           replace Schedule 2.2(a) and Schedule 2.1(b)(ii)(C) to the Credit Agreement in their entirety with Schedule 2.2(a) and Schedule 2.1(b)(ii)(C), respectively, in the forms set forth in Exhibit A-3 hereto. Each Lender that holds Existing Loans and Existing Commitments hereby further agrees that the Commitments set forth in Schedule 2.2(a) to the Credit Agreement as amended by this Second Omnibus Amendment Agreement supersede, in their entirety, all Commitments of such Lenders under the Credit Agreement.

SECTION 4. AMENDMENTS TO COMMON TERMS AGREEMENT. Pursuant to Section 7.2 of the Common Terms Agreement, each of the Borrower, the Guarantors, the First Lien Collateral Agent and the Required First Lien Secured Debt Parties consents to the amendment of the Common Terms Agreement made as of the date hereof to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit B hereto.

SECTION 5. AMENDMENTS TO DEPOSITARY AGREEMENT. Pursuant to Section 6.1 of the Depositary Agreement, each of the Borrower, the Guarantors, the Depositary Bank and the First Lien Collateral Agent consents to the amendment of the Depositary Agreement made as of the date hereof to:

(a)           delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Exhibit C-1 hereto; and

(b)           replace Exhibit E to the Depositary Agreement in its entirety with Exhibit E in the form set forth in Exhibit C-2 hereto.

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SECTION 6. AMENDMENTS TO INTERCREDITOR AGREEMENT. Pursuant to Section 9.3 of the Intercreditor Agreement, each of the Borrower, the Guarantors, the TLA Administrative Agent, the First Lien Collateral Agent, the Second Lien Collateral Agent, and each of the other Persons from time to time party thereto consents to the amendment of the Intercreditor Agreement made as of the date hereof to:

(a) delete the definition of “Projects” in Section 1.1 of the Intercreditor Agreement in its entirety and replace it with the following:

““Projects” means, collectively, (a) an approximately 18 MW geothermal facility located in Sonoma County, California, referred to as the Aidlin project, (b) an approximately 61 MW geothermal facility located in Lake County, California, referred to as the Big Geysers project, (c) an approximately 69 MW geothermal facility located in Lake County, California, referred to as the Calistoga project, (d) an approximately 51 MW geothermal facility located in Sonoma County, California, referred to as the Cobb Creek project, (e) an approximately 68 MW geothermal facility located in Sonoma County, California, referred to as the Eagle Rock project, (f) an approximately 41 MW geothermal facility located in Sonoma County, California, referred to as the Grant project, (g) an approximately 54 MW geothermal facility located in Sonoma County, California, referred to as the Lake View project, (h) an approximately 84 MW geothermal facility located in Sonoma County, California, referred to as the McCabe project, (i) an approximately 53 MW geothermal facility located in Lake County, California, referred to as the Quicksilver project, (j) an approximately 76 MW geothermal facility located in Sonoma County, California, referred to as the Ridge Line project, (k) an approximately 50 MW geothermal facility located in Sonoma County, California, referred to as the Socrates project, (l) an approximately 53 MW geothermal facility located in Sonoma County, California, referred to as the Sonoma project, (m) an approximately 47 MW geothermal facility located in Sonoma County, California, referred to as the Sulphur Springs project and (n) Battery Projects, provided that a Battery Project in this paragraph (n) shall constitute a “Project” only from and after the date on which the Borrower has received the proceeds of a Sub-facility Loan or a Sub-facility Letter of Credit, in each case in respect of such Battery Project.”; and

(b) add the following defined term to Section 1.1 of the Intercreditor Agreement in the proper alphabetical order:

““Battery Projects” means any energy storage project that is developed, constructed, owned, operated and maintained by any Obligor.”

SECTION 7. REPRESENTATIONS AND WARRANTIES. In order to induce the Lenders party hereto to enter into this Second Omnibus Amendment Agreement and to amend the Credit Agreement, the Common Terms Agreement, the Depositary Agreement and the Intercreditor Agreement in the manner provided herein, each Obligor hereby represents and warrants that:

(a)           the representations and warranties set forth in Article 4 of the Credit Agreement and in each other Credit Document, shall be true and correct in all material respects on and as of the Second Omnibus Amendment Date, and the representations and warranties which are contained in any other document furnished at any time under or in connection herewith or therewith were true and correct in all material respects when made, except, in each case, to the extent that such representations and warranties specifically refer to an earlier or specified date, in which case they shall be true and correct in all material respects as of such earlier or specified date (provided, that, in each case, to the extent any such representations are qualified by materiality, such representations shall be true and correct in all respects as of such earlier or specified date);

(b)           both before and after giving effect to this Second Omnibus Amendment Agreement, no Default or Event of Default shall have occurred and be continuing; and

(c)           this Second Omnibus Amendment Agreement has been duly authorized, executed and delivered by such Obligor and each of this Second Omnibus Amendment Agreement, the Credit Agreement, the Common Terms Agreement, the Depositary Agreement and the Intercreditor Agreement, as amended hereby, constitutes a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except to the extent that enforceability may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights, (ii) the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), or (iii) implied covenants of good faith and fair dealing.

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SECTION 8. EFFECTIVENESS. This Second Omnibus Amendment Agreement (including the amendments contained in Sections 1, 2, 3, 4, 5 and 6 hereof) shall become effective on the date (the “Second Omnibus Amendment Date”) on which the following conditions shall have been satisfied:

(a)           Resolutions. Delivery to the Administrative Agent of a copy of one or more resolutions or other authorizations, in form and substance reasonably satisfactory to the Administrative Agent, of the Obligors certified by a Responsible Officer of Holdings or Borrower, as applicable, as being in full force and effect on the Second Omnibus Amendment Date, authorizing, as applicable and among other things, the delivery and performance of this Second Omnibus Amendment Agreement and any other Credit Document to be entered into on the Second Omnibus Amendment Date and any instruments or agreements required hereunder or thereunder to which any of the Obligors is a party.

(b)           Incumbency. Delivery to the Administrative Agent and the Depositary Agent of a certificate, in form and substance reasonably satisfactory to the Administrative Agent, from the Obligors, signed by the appropriate authorized officer or manager of the Obligors and dated as of the Second Omnibus Amendment Date, as to the incumbency of the natural Persons authorized to execute and deliver this Second Omnibus Amendment Agreement and any instruments or agreements required hereunder or thereunder to which an Obligor is a party.

(c)           Formation Documents. Delivery to the Administrative Agent of (i) copies of the articles of incorporation, certificate of incorporation, charter or other state certified constituent documents of each Obligor, certified by the secretary of state of such Obligor’s state of formation, and (ii) copies of the limited liability company operating agreement or other comparable constituent documents, if applicable, of each Obligor, certified by an authorized officer of such Obligor, as applicable, as being true, correct and complete on the Second Omnibus Amendment Date.

(d)           Good Standing Certificates. Delivery to the Administrative Agent of good standing certificates in a form customarily issued by (i) the secretary of state of the state in which the Obligors are formed or incorporated, as applicable, and (ii) in the case of Borrower, the Secretary of State of the State of California.

(e)           Second Omnibus Amendment Certificate. Delivery to the Administrative Agent of a certificate, dated as of the Second Omnibus Amendment Date, duly executed by a Responsible Officer of Borrower, in substantially the form of the Closing Certificate provided on the Closing Date.

(f)           Legal Opinions. Delivery to the Administrative Agent of legal opinions of counsel to the Obligors, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(g)           Second Omnibus Amendment Agreement and Major Project Contracts. Delivery to the Administrative Agent of (i) executed copies of this Second Omnibus Amendment Agreement, (ii) an executed copy of a Master Assignment and Assumption Agreement substantially in the form of Exhibit D and (iii) a certified list of, and true, correct and complete copies of, each Major Project Contract executed after November 9, 2021 and on or prior to the Second Omnibus Amendment Date (together with any supplements or amendments thereto), in the case of each of clauses (i) through (iii), all of which shall have been duly authorized, executed and delivered by the parties thereto.

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(h)           Representations and Warranties. (i) all representations and warranties set forth in Section 7 of this Second Omnibus Amendment Agreement shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of the Second Omnibus Amendment Date with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or true and correct in all respects in the case of representations and warranties qualified by materiality or Material Adverse Effect) on and as of such earlier date), (ii) no Event of Default shall have occurred and be continuing or would occur at the time of and immediately after giving effect to the transactions contemplated hereunder, and (iii) the Administrative Agent shall have received an officer’s certificate of the Borrower, dated the Second Omnibus Amendment Date, certifying compliance with the preceding clauses (i) and (ii).

(i)            Consultant Reports. Delivery to the Administrative Agent of the Independent Engineer, Insurance Consultant and Environmental Consultant, together with a reliance letter from each such Person in form and substance reasonably satisfactory to the Administrative Agent.

(j)            Depositary Accounts. The Debt Service Reserve Account shall have been funded in an amount equal to the Debt Service Reserve Requirement, with cash or one or more letters of credit.

(k)           UCC Reports. Delivery to the Administrative Agent of a bring-down UCC report of a date no less recent than ten days before the Second Omnibus Amendment Date for each of the jurisdictions in which the UCC-1 financing statements and the fixture filings were filed in respect of the Collateral on the Closing Date, showing that the security interests created under the First Lien Collateral Documents, with respect to such Collateral, are prior to all other financing statements, future filings or other security documents wherein the security interest is perfected by filing or recording in respect of the Collateral.

(l)            Payment of Taxes, Interest and Fees. All taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 7 and due on the Second Omnibus Amendment Date shall have been paid in full or, as approved by the Lenders, provided for. Borrower shall have paid (or caused to be paid) all outstanding amounts due, as of the Second Omnibus Amendment Date, and owing to (i) the Lenders, Administrative Agent, First Lien Collateral Agent, the Issuing Banks, Coordinating Lead Arrangers or the Joint Lead Arrangers under any fee or other letter, including without limitation, pursuant to Section 2.3(a) of the Credit Agreement, (ii) the Lenders’ attorneys and consultants (including the Independent Consultants) for all services rendered and billed at least one Banking Day prior to the Second Omnibus Amendment Date, (iii) the Depositary Agent under the Depositary Agreement and the Depositary and Collateral Agency Fee Letter and (iv) Administrative Agent for any other amounts required to be paid or deposited by Borrower on the Second Omnibus Amendment Date. In addition, Borrower shall have provided, to any Lender that has so requested in writing at least one Banking Day prior to the Second Omnibus Amendment Date, documentation reasonably satisfactory to Borrower and such Lender regarding the description or designation of any fees payable to such Lender pursuant to the foregoing clause (i); provided, that Borrower shall not be responsible for making any determination or verification with respect to the description or designation of fees requested by any such Lender, and shall not have any liability to any such Lender as a result of the delivery of such documentation.

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(m)          Notice of Borrowing. Borrower shall have delivered a Notice of Borrowing to Administrative Agent in accordance with the procedure specified in Section 2.1(a)(ii) of the Credit Agreement.

(n)           Annual Operating Budget. The Lenders shall have received a copy of the Annual Operating Budget for calendar year 2022.

(o)           Base Case Projections. Delivery to the Administrative Agent of the Base Case Projections of operating expenses and cash flow for the Projects in the form of Exhibit D hereto, which Base Case Projections shall be in form and substance satisfactory to the Administrative Agent.

(p)           Amendment Fee. The Borrower shall have paid an amendment fee paid to the Administrative Agent for the account of each Lender party hereto, who was a Lender under the Credit Agreement immediately prior to the occurrence of the Second Omnibus Amendment Date, equal to 12.5 basis points (0.125%) of the sum of the stated principal amount of such Lender’s Loans and Commitments (without duplication) outstanding immediately prior to the Second Omnibus Amendment Date.

(q)           Know-your-Customer. At least three Banking Days prior to the Second Omnibus Amendment Date, the Agents and the Lenders shall have received all documentation and other information required by bank regulatory authorities or reasonably requested by any Agent or any Lender, at least seven Banking Days prior to the Second Omnibus Amendment Date, under or in respect of applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act.

(r)            Letter of Direction. Delivery to the Administrative Agent and the Depositary Agent of the Second Omnibus Amendment Date Funds Flow Memorandum (as defined in the Amended Credit Agreement).

(s)           Notes. Delivery to the Administrative Agent, for the account of each Lender that has requested a Note prior to the Second Omnibus Amendment Date, such Lender’s Notes duly executed and delivered by a Responsible Officer of the Borrower.

SECTION 9. EFFECT ON CREDIT DOCUMENTS.

(a)           Reference to Credit Agreement. On and after the effectiveness of this Second Omnibus Amendment Agreement, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended and supplemented by this Second Omnibus Amendment Agreement. The Borrower acknowledges and agrees that this Second Omnibus Amendment Agreement shall constitute a Credit Document for all purposes of the Credit Agreement.

(b)           Reference to Common Terms Agreement. On and after the effectiveness of this Second Omnibus Amendment Agreement, each reference in the Common Terms Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Common Terms Agreement, and each reference in the other Credit Documents to the “First Lien Common Terms Agreement”, “thereunder”, “thereof” or words of like import referring to the Common Terms Agreement shall mean and be a reference to the Common Terms Agreement, as amended and supplemented by this Second Omnibus Amendment Agreement.

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(c)           Reference to Depositary Agreement. On and after the effectiveness of this Second Omnibus Amendment Agreement, each reference in the Depositary Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Depositary Agreement, and each reference in the other Credit Documents to the “Depositary Agreement”, “thereunder”, “thereof” or words of like import referring to the Depositary Agreement shall mean and be a reference to the Depositary Agreement, as amended and supplemented by this Second Omnibus Amendment Agreement.

(d)           Reference to Intercreditor Agreement. On and after the effectiveness of this Second Omnibus Amendment Agreement, each reference in the Intercreditor Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of like import referring to the Intercreditor Agreement, and each reference in the other Credit Documents to the “Intercreditor Agreement”, “thereunder”, “thereof” or words of like import referring to the Intercreditor Agreement shall mean and be a reference to the Intercreditor Agreement, as amended and supplemented by this Second Omnibus Amendment Agreement.

(e)           Effect on Credit Documents. Except as specifically amended by this Second Omnibus Amendment Agreement, the Credit Agreement, the Common Terms Agreement, the Depositary Agreement, the Intercreditor Agreement and the other Credit Documents shall remain in full force and effect.

(f)            Credit Document. This Second Omnibus Amendment Agreement shall constitute a Credit Document under the terms of the Credit Agreement.

(g)           Collateral and Guaranty Matters.

(i)             Each of the Obligors party to the Security Agreement, the Depositary Agreement, the other First Lien Collateral Documents and the other Credit Documents, in each case as amended, supplemented or otherwise modified from time to time prior to the date hereof (x) acknowledges and agrees that all of its guaranties, pledges, grants of security interests and Liens and other obligations under the Credit Agreement, Security Agreement, the Depositary Agreement, the other First Lien Collateral Documents and the other Credit Documents to which it is a party are reaffirmed and remain in full force and effect on a continuous basis, (y) reaffirms each Lien granted by it to the Administrative Agent and/or First Lien Collateral Agent for the benefit of the First Lien Secured Parties and (z) acknowledges and agrees that the guaranties, pledges, grants of security interests and Liens contained in the Credit Agreement, Security Agreement, the Depositary Agreement, the other First Lien Collateral Documents and any other Credit Documents are, and shall remain, in full force and effect on and after the Second Omnibus Amendment Date.

(ii)            The applicable Obligor will deliver such other documents, certificates and agreements and take all such further actions, in each case, that may be required under any applicable law or which the Administrative Agent and/or First Lien Collateral Agent may reasonably request to ensure the creation, validity, perfection and priority of the Liens on the Collateral created, or purported to be created, under the First Lien Collateral Documents.

(h)           No Other Amendment or Waiver. The execution, delivery and performance of this Second Omnibus Amendment Agreement shall not constitute a waiver of any other provision of, or operate as a waiver of any other right, power or remedy of the Administrative Agent, the First Lien Collateral Agent or any Lender Party under, the Credit Agreement or any of the other Credit Documents. The amendment contained herein is limited to the specific provisions described and shall not be deemed to prejudice any rights not specifically addressed herein which the Administrative Agent, the Collateral Agent or any Lender Party may now have or may have in the future under the Credit Agreement or any other Credit Document.

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SECTION 10. GOVERNING LAW. This Second Omnibus Amendment Agreement and any claims, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Second Omnibus Amendment Agreement and the transactions contemplated hereby or thereby, including the validity, interpretation, construction, breach, enforcement or termination hereof and thereof, shall be governed by, and construed in accordance with, the law of the State of New York without regard to the conflict of law rules thereof (other than Sections 5-1401 and 5-1402 of The New York General Obligations Law).

SECTION 11. WAIVER OF JURY TRIAL; CONSENT TO JURISDICTION. The “Waiver of Jury Trial” provisions set forth in Section 11.14 of the Credit Agreement and the “Consent to Jurisdiction” provisions set forth in Section 11.15 of the Credit Agreement, shall apply to this Second Omnibus Amendment Agreement, mutatis mutandis, as if fully set forth herein.

SECTION 12. DIRECTION. By its signature below, (a) each of the undersigned Lenders hereby instructs the Administrative Agent to (i) sign this Amendment, (ii) direct the Depositary Agent and Collateral Agent to sign this Amendment and (b) the Administrative Agent hereby instructs the Depositary Agent and Collateral Agent to sign this Amendment.

SECTION 13. COUNTERPARTS. This Second Omnibus Amendment Agreement may be executed by one or more of the parties to this Second Omnibus Amendment Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. A set of the copies of this Second Omnibus Amendment Agreement signed by all the parties shall be maintained by the Borrower and the Administrative Agent. This Second Omnibus Amendment Agreement may be executed and delivered by electronic transmission with the same force and effect as if the same was a fully executed and delivered original manual counterpart. The words “execution”, “execute”, “signed”, “signature”, and words of like import in or related to any document signed or to be signed in connection with this Second Omnibus Amendment Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the parties hereto, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature pages follow]

10

IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers to execute and deliver this Omnibus Amendment Agreement as of the date first above written.

GEYSERS POWER COMPANY, LLC, a Delaware limited liability company, as Borrower

By:	/s/ Zamir Rauf
Name:	Zamir Rauf
Title:	Chief Financial Officer

GEYSERS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, as a Guarantor

By:	/s/ Zamir Rauf
Name:	Zamir Rauf
Title:	Chief Financial Officer

GEYSERS COMPANY, LLC, a Delaware limited liability company, as a Guarantor

By:	/s/ Zamir Rauf
Name:	Zamir Rauf
Title:	Chief Financial Officer

WILD HORSE GEOTHERMAL, LLC, a Delaware limited liability company, as a Guarantor

By:	/s/ Zamir Rauf
Name:	Zamir Rauf
Title:	Chief Financial Officer

CALISTOGA HOLDINGS, LLC, a Delaware limited liability company, as a Guarantor

By:	/s/ Zamir Rauf
Name:	Zamir Rauf
Title:	Chief Financial Officer

[Signature Page to the Second Omnibus Amendment Agreement]

MUFG BANK, LTD., as Administrative Agent

By:	/s/ Lawrence Blat
Name:	Lawrence Blat
Title:	Authorized Signatory

[Signature Page to Second Omnibus Amendment Agreement]

MUFG UNION BANK, N.A., as First Lien Collateral Agent

By:	/s/ Thaddeus Smith
Name:	Thaddeus Smith
Title:	Vice President

[Signature Page to Second Omnibus Amendment Agreement]

MUFG UNION BANK, N.A., as Depositary Bank

By:	/s/ Thaddeus Smith
Name:	Thaddeus Smith
Title:	Vice President

[Signature Page to Second Omnibus Amendment Agreement]

COÖPERATIEVE RABOBANK U.A., NEW YORK BRANCH, as a Lender

By:	/s/ Claus Hertel
Name:	Claus Hertel
Title:	MD - Project Finance Officer

By:	/s/ Wayne Hu
Name:	Wayne Hu
Title:	Executive Director

[Signature Page to Second Omnibus Amendment Agreement]

AMALGAMATED BANK, as a Lender

By:	/s/ Shu Chen
Name:	Shu Chen
Title:	FVP

[Signature Page to Second Omnibus Amendment Agreement]

TRUIST BANK, as a Lender

By:	/s/ Justin Lien
Name:	Justin Lien
Title:	Director

[Signature Page to Second Omnibus Amendment Agreement]

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Claudia Correa Welch
Name:	Claudia Correa Welch
Title:	Managing Director

[Signature Page to Second Omnibus Amendment Agreement]

Siemens financial services, inc., as a Lender

By:	/s/ Russell Nussbaum
Name:	Russell Nussbaum
Title:	Vice President

By:	/s/ Melissa J. Brown
Name:	Melissa J. Brown
Title:	Sr. Transaction Coordinator

[Signature Page to Second Omnibus Amendment Agreement]

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Carl Morales
Name:	Carl Morales
Title:	Managing Director

[Signature Page to Second Omnibus Amendment Agreement]

CADENCE BANK, as a Lender

By:	/s/ David Anderson
Name:	David Anderson
Title:	Senior Vice President

[Signature Page to Second Omnibus Amendment Agreement]

CRÉDIT AGRICOLE CORPORATE & INVESTMENT BANK, as a Lender

By:	/s/ Evan Levy
Name:	Evan Levy
Title:	Managing Director

By:	/s/ Ken Ricciardi
Name:	Ken Ricciardi
Title:	Director

[Signature Page to Second Omnibus Amendment Agreement]

DZ BANK AG DEUTSCHE ZENTRAL- GENOSSENSCHAFTSBANK, NEW YORK BRANCH, as a Lender

By:	/s/ William A. Kersten
Name:	William A. Kersten
Title:	Director

By:	/s/ John Hammarskjold
Name:	John Hammarskjold
Title:	Senior Vice President

[Signature Page to Second Omnibus Amendment Agreement]

BANK OF MONTREAL, CHICAGO BRANCH, as a Lender

By:	/s/ Nada Elreedy
Name:	Nada Elreedy
Title:	Director

[Signature Page to Second Omnibus Amendment Agreement]

ASSOciated bank, n.a., as a Lender

By:	/s/ Justin Nam
Name:	Justin Nam
Title:	Senior Vice President

[Signature Page to Second Omnibus Amendment Agreement]

NATIONAL BANK OF CANADA, as a Lender

By:	/s/ John Hunt
Name:	John Hunt
Title:	Authorized Signatory

By:	/s/ Mark Williamson
Name:	Mark Williamson
Title:	Authorized Signatory

[Signature Page to Second Omnibus Amendment Agreement]

HSBC BANK USA, N.A., as a Lender

By:	/s/ Jay Fort
Name:	Jay Fort
Title:	Senior Vice President

[Signature Page to Second Omnibus Amendment Agreement]

THE HUNTINGTON NATIONAL BANK, as a Lender

By:	/s/ Joseph Reines
Name:	Joseph Reines
Title:	Vice President

[Signature Page to Second Omnibus Amendment Agreement]

ING CAPITAL LLC, as a Lender

By:	/s/ Scott Hancock
Name:	Scott Hancock
Title:	Managing Director

By:	/s/ Stefano Palombo
Name:	Stefano Palombo
Title:	Director

[Signature Page to Second Omnibus Amendment Agreement]

NATIXIS, NEW YORK BRANCH, as a Lender

By:	/s/ Nasir KHAN
Name:	Nasir KHAN
Title:	Managing Director

By:	/s/ Damien AUGUSTE
Name:	Damien AUGUSTE
Title:	Director

[Signature Page to Second Omnibus Amendment Agreement]

BANK OF CHINA, NEW YORK BRANCH, as a Lender

By:	/s/ Min Zhu
Name:	Min Zhu
Title:	Executive Vice President

[Signature Page to Second Omnibus Amendment Agreement]

COBANK, ACB, as a Lender

By:	/s/ Justin Merkowitz
Name:	Justin Merkowitz
Title:	Vice President

[Signature Page to Second Omnibus Amendment Agreement]

APPLE BANK FOR SAVINGS, as a Lender

By:	/s/ Dana R. MacKinnon
Name:	Dana R. MacKinnon
Title:	Senior Vice President

[Signature Page to Second Omnibus Amendment Agreement]

Signed by ALLIED IRISH BANKS, P.L.C	)
acting by its duly authorised signatories	)
)
	)	/s/ Authorised signatory
(Authorised signatory)

/s/ Authorised signatory
(Authorised signatory)

[Signature Page to Second Omnibus Amendment Agreement]

PENSIONSKASSE DES BUNDES PUBLICA, as a Lender

By:	MetLife Investment Management Limited, as Investment Manager

By:	/s/ Annette Bannister
Name:	Annette Bannister
Title:	Authorised Signatory

[Signature Page to Second Omnibus Amendment Agreement]

METROPOLITAN LIFE INSURANCE COMPANY, as a Lender

By:	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Filipe Cunha
Name:	Filipe Cunha
Title:	Authorized Signatory

[Signature Page to Second Omnibus Amendment Agreement]

BRIGHTHOUSE LIFE INSURANCE COMPANY, as a Lender

By:	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Filipe Cunha
Name:	Filipe Cunha
Title:	Authorized Signatory

[Signature Page to Second Omnibus Amendment Agreement]

METROPOLITAN TOWER LIFE INSURANCE COMPANY, as a Lender

By:	MetLife Investment Management, LLC, Its Investment Manager

By:	/s/ Filipe Cunha
Name:	Filipe Cunha
Title:	Authorized Signatory

[Signature Page to Second Omnibus Amendment Agreement]

SOCIÉTÉ GÉNÉRALE, as a Lender

By:	/s/ Eric Kim
Name:	Eric Kim
Title:	Director

[Signature Page to Second Omnibus Amendment Agreement]

E. SUN COMMERCIAL BANK, LTD., LOS ANGELES BRANCH, as a Lender

By:	/s/ Mandy Yeh
Name:	Mandy Yeh
Title:	VP & General Manager

[Signature Page to Second Omnibus Amendment Agreement]

BRIGHTHOUSE LIFE INSURANCE COMPANY, as a Lender

By:	Brighthouse Services, LLC, as adviser
By:	Barings LLC, as Investment Adviser

By:	/s/ Orhan Sarayli
Name:	Orhan Sarayli
Title:	Managing Director

[Signature Page to Second Omnibus Amendment Agreement]

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, as a Lender

By:	Barings LLC, as Investment Adviser

By:	/s/ Orhan Sarayli
Name:	Orhan Sarayli
Title:	Managing Director

[Signature Page to Second Omnibus Amendment Agreement]

BANKUNITED, N.A., as a Lender

By:	/s/ Michael van Teeffelen
Name:	Michael van Teeffelen
Title:	SVP

[Signature Page to Second Omnibus Amendment Agreement]

MUFG UNION BANK, N.A., as a Lender

By:	/s/ Carmelo Restifo
Name:	Carmelo Restifo
Title:	Managing Director

[Signature Page to Second Omnibus Amendment Agreement]

NATIONAL AUSTRALIA BANK LIMITED, as a Lender

By:	/s/ Henry Miller
Name:	Henry Miller
Title:	Director

[Signature Page to Second Omnibus Amendment Agreement]

MIZUHO BANK, LTD., as a Lender

By:	/s/ Raymond Ventura
Name:	Raymond Ventura
Title:	Managing Director

[Signature Page to Second Omnibus Amendment Agreement]

BNP PARIBAS, as a Lender

By:	/s/ Aashish Mohan
Name:	Aashish Mohan
Title:	Managing Director

By:	/s/ Francis Delaney
Name:	Francis Delaney
Title:	Managing Director

[Signature Page to Second Omnibus Amendment Agreement]

CAIXABANK, S.A., as a Lender

By:	/s/ Maria Luisa Cobos Barrio
Name:	Maria Luisa Cobos Barrio
Title:	Director

By:	/s/ Jesús Ansede Ferreiro
Name:	Jesús Ansede Ferreiro
Title:	Director

[Signature Page to Second Omnibus Amendment Agreement]

Exhibit A-1

Credit Agreement

[Attached]

Final Form

Conformed to Omnibus Amendment dated as of November 9, 2021

Conformed to Second Omnibus Amendment dated as of May 31, 2022

CREDIT AGREEMENT

Dated as of June 9, 2020

(as amended by the Omnibus Amendment, dated as of November 9, 2021 and the Second Omnibus Amendment, dated as of May 31, 2022)

among

GEYSERS POWER COMPANY, LLC,

as Borrower,

THE GUARANTORS PARTY HERETO,

as Guarantors,

MUFG BANK, LTD.	MUFG UNION BANK, N.A.
as Administrative Agent,	as First Lien Collateral Agent,

and

THE LENDERS AND ISSUING BANKS PARTIES HERETO

With

BANK OF CHINA, NEW YORK BRANCH, BANK	CRÉDIT AGRICOLE CORPORATE AND
OF AMERICA, N.A., BNP PARIBAS, COBANK,	INVESTMENT BANK and
ACB, COÖPERATIEVE RABOBANK, U.A., NEW	NATIXIS, NEW YORK BRANCH,
YORK BRANCH, ING CAPITAL LLC, MIZUHO	as Coordinating Lead Arrangers, Bookrunners, and
BANK, LTD., ~~MUFG UNION BANK, N.A.,~~	Green Loan Coordinators,
NATIONAL BANK OF CANADA, SUMITOMO
MITSUI BANKING CORPORATION, and TRUIST
SECURITIES, INC.,
as Coordinating Lead Arrangers and Bookrunners,

~~BNP PARIBAS,~~	~~BANK OF CHINA, NEW YORK BRANCH,~~
MUFG UNION BANK, N.A.,	~~BANK OF MONTREAL, BARINGS, LLC,~~
as Coordinating Lead Arranger, Bookrunner, and	~~HSBC BANK USA, N.A., and KOOKMIN~~
Syndication Agent,	~~BANK, NEW YORK BRANCH,~~
THE HUNTINGTON NATIONAL BANK,
ASSOCIATED BANK, N.A., BARINGS LLC, and
SOCIÉTÉ GÉNÉRALE,
as Joint Lead Arrangers,

CAIXABANK, S.A., DZ BANK AG DEUTSCHE	CRÉDIT AGRICOLE CORPORATE AND
ZENTRAL-GENOSSENSCHAFTSBANK, NEW	INVESTMENT BANK,
YORK BRANCH, ALLIED IRISH BANKS, P.L.C.,	as Sole Swap Coordinator
APPLE BANK FOR SAVINGS, SIEMENS
FINANCIAL SERVICES, INC. and HSBC BANK
USA, N.A., as Senior Managing Agents

~~THE HUNTINGTON NATIONAL BANK~~

~~and NATIONAL AUSTRALIA BANK LIMITED,~~

~~as Senior Managing Agents~~

Geysers Geothermal Projects

$~~1,750,000,000~~2,020,850,000 Senior Secured Credit Facilities

Page

1.	DEFINITIONS		7

	1.1	Definitions	7
	1.2	Rules of Interpretation	7
	1.3	Rates	7

2.	THE CREDIT FACILITIES		~~7~~8

	2.1	Term Loan Facility	~~7~~8
	2.2	~~Letter of Credit~~Multi-Draw Facility	~~15~~17
	2.3	Fees	~~21~~26
	2.4	Other Payment Terms	~~22~~27
	2.5	Pro Rata Treatment	~~30~~35
	2.6	Change of Circumstances	~~31~~36
	2.7	Funding Losses	~~35~~41
	2.8	Alternate Office; Minimization of Costs; Replacement of Lenders	~~35~~41

3.	CONDITIONS PRECEDENT		~~36~~42

	3.1	Conditions Precedent to the Initial Closing Date	~~36~~42
	3.2	Conditions Precedent to Credit Events	~~40~~46

4.	REPRESENTATIONS AND WARRANTIES		~~40~~47

	4.1	Organization	~~41~~47
	4.2	Authorization; No Conflict	~~41~~47
	4.3	Enforceability	~~42~~48
	4.4	Energy Regulatory	~~42~~48
	4.5	Adverse Change	~~43~~49
	4.6	Investment Company Act	~~43~~49
	4.7	ERISA	~~43~~49
	4.8	Permits	~~43~~50
	4.9	Environmental Matters	~~43~~50
	4.10	Litigation	~~43~~50
	4.11	Labor Disputes	~~44~~50
	4.12	Major Project Contracts	~~44~~50
	4.13	Disclosures	~~44~~51
	4.14	Taxes	~~45~~52
	4.15	Governmental Regulation	~~45~~52
	4.16	Regulation U, Etc.	~~46~~52
	4.17	[Reserved]	~~46~~53
	4.18	Financial Statements	~~46~~53
	4.19	No Default	~~46~~53
	4.20	Title and Liens	~~46~~53
	4.21	Intellectual Property	~~47~~53
	4.22	Collateral	~~47~~54
	4.23	Sanctions and Anti-Corruption Laws	~~48~~54

i

(continued)

Page

	4.24	Solvency	~~49~~55
	4.25	Insurance	~~49~~56
	4.26	Beneficial Ownership Regulation	~~49~~56

5.	AFFIRMATIVE COVENANTS		~~49~~56

	5.1	Use of Proceeds and Letters of Credit	~~49~~56
	5.2	Special Purpose Entity	~~50~~57
	5.3	Operating Plan and Reports	~~50~~57
	5.4	Financial Reports	~~51~~58
	5.5	Debt Service Coverage Ratio	~~52~~59
	5.6	Additional Consents	~~52~~59
	5.7	Lender Meetings	~~52~~59
	5.8	Interest Rate Hedging	~~52~~59
	5.9	Insurance	~~52~~60
	5.10	Notices	~~53~~60

6.	NEGATIVE COVENANTS		~~54~~61

	6.1	Regulations	~~54~~62
	6.2	Amendments to Major Project Contracts	~~54~~62

7.	EVENTS OF DEFAULT; REMEDIES		~~55~~63

	7.1	Events of Default	~~55~~63
	7.2	Remedies	~~58~~66

8.	SCOPE OF LIABILITY		~~60~~68

9.	AGENTS; SUBSTITUTION		~~61~~69

	9.1	Appointment, Powers and Immunities	~~61~~69
	9.2	Reliance	~~64~~72
	9.3	Non-Reliance	~~64~~72
	9.4	Defaults; Material Adverse Effect	~~65~~72
	9.5	Indemnification	~~65~~73
	9.6	Successor Agent	~~66~~74
	9.7	Authorization	~~67~~75
	9.8	Other Roles	~~67~~75
	9.9	Amendments; Waivers	~~68~~76
	9.10	Withholding Tax	~~70~~78
	9.11	General Provisions as to Payments	~~70~~79
	9.12	Substitution of Lender	~~71~~79
	9.13	Participation.	~~71~~80
	9.14	Transfer of Commitment	~~72~~81
	9.15	Laws	~~74~~82
	9.16	Assignability as Collateral	~~74~~82
	9.17	Notices to Lenders	~~74~~82
	9.18	First Lien Collateral Agent	~~74~~82

ii

(continued)

Page

	9.19	Right to Realize on Collateral	~~75~~83
	9.20	Depositary Agent	~~75~~83
	9.21	Erroneous Payments	~~75~~84

10.	INDEPENDENT CONSULTANTS		~~79~~87

	10.1	Removal and Fees	~~79~~87
	10.2	Certification of Dates	~~79~~87

11.	MISCELLANEOUS		~~79~~88

	11.1	Addresses	~~79~~88
	11.2	Right to Set-Off	~~81~~89
	11.3	Delay and Waiver	~~81~~90
	11.4	Costs, Expenses and Attorneys’ Fees; Syndication.	~~82~~90
	11.5	Entire Agreement	~~82~~91
	11.6	Governing Law	~~83~~91
	11.7	Severability	~~83~~91
	11.8	Headings	~~83~~91
	11.9	Accounting Terms	~~83~~91
	11.10	No Partnership, Etc.	~~83~~92
	11.11	Mortgage/Collateral Documents	~~83~~92
	11.12	Limitation on Liability	~~84~~92
	11.13	Indemnity	~~84~~93
	11.14	Waiver of Jury Trial	~~85~~94
	11.15	Consent to Jurisdiction	~~86~~94
	11.16	Knowledge and Attribution	~~86~~95
	11.17	Successors and Assigns	~~86~~95
	11.18	Counterparts	~~86~~95
	11.19	Usury	~~86~~95
	11.20	Survival	~~87~~95
	11.21	Patriot Act Notice	~~87~~96
	11.22	Treatment of Certain Information; Confidentiality	~~87~~96
	11.23	Communications	~~88~~97
	11.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~89~~98
	11.25	Certain ERISA Matters	~~90~~99
	11.26	Keepwell	~~91~~100
	11.27	Security Agreement and Intercreditor Agreement	~~91~~100
	11.28	Acknowledgement Regarding Any Supported QFCs	~~91~~100
	11.29	Climate Bonds Standard and Certification Scheme	~~92~~101
	11.30	Electronic Execution	~~92~~101
	11.31	Climate Loan Disclaimer	~~93~~102

iii

Index of Schedules and Exhibits

Disclosure Schedules
Schedule 2.2(a)	Lenders; Proportionate Shares
Schedule 2.2(b)	Existing Letters of Credit
Schedule 2.1(b)(ii)(C)	Amortization Schedule
Schedule 3.1(o)	Base Case Projections
Schedule 3.1(p)	Post-Reorganization Structure Chart
Schedule 4.9	Non-compliances with Environmental Law
Schedule 4.10(a)	Pending Litigation
Schedule 4.10(b)	Orders, Judgements, and Decrees
Schedule 4.21	Intellectual Property
Schedule 4.22	Security Filings

Definitions
Exhibit A	Definitions and Rules of Interpretation

Notes and Letters of Credit
Exhibit B-1	Form of Term Loan Note
Exhibit B-2	Form of ~~LC~~Multi-Draw Note
Exhibit B-3	Form of Revolving Letter of Credit
Exhibit B-4	Form of DSR Letter of Credit

Loan Disbursement Procedures
Exhibit C-1	Form of Term Loan Notice of Borrowing
Exhibit C-2	Form of Notice of Confirmation of Interest Period Selection
Exhibit C-3	Form of Notice of Conversion of Loan Type
Exhibit C-4	Form of Notice of LC Activity
Exhibit C-5	Form of Sub-facility Loan Notice of Borrowing
Exhibit C-6	Form of Notice of Sub-facility Loan Designation

Credit and Security-Related Documents
Exhibit D-1	Form of First Lien Pledge and Security Agreement
Exhibit D-2	Form of Depositary Agreement
Exhibit D-3	Form of Intercreditor Agreement

Consents
Exhibit E	Form of Consent for Contracting Party

Closing Certificates
Exhibit F	Form of Borrower’s Closing Certificate

Project Description
Exhibit G-1	Template Operating Report

Other
Exhibit H-1	Form of U.S. Tax Compliance Certificate (For Foreign Lenders that are not Partnerships)
Exhibit H-2	Form of U.S. Tax Compliance Certificate (For Foreign Participants that are not Partnerships)
Exhibit H-3	Form of U.S. Tax Compliance Certificate (For Foreign Participants that are Partnerships)

iv

Exhibit H-4	Form of U.S. Tax Compliance Certificate (For Foreign Lenders that are Partnerships)
Exhibit I	[Reserved]
Exhibit J	Form of Reliance Agreement
Exhibit K	Insurance Requirement

v

This CREDIT AGREEMENT, dated as of June 9, 2020 (this “Agreement”), is entered into among GEYSERS POWER COMPANY, LLC, a Delaware limited liability company, as borrower (“Borrower”), GEYSERS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, as Holdings (“Holdings”), GEYSERS COMPANY, LLC, a Delaware limited liability company (“Geysers Company”), WILD HORSE GEOTHERMAL, LLC, a Delaware limited liability company (“Wild Horse”) and CALISTOGA HOLDINGS, LLC, a Delaware limited liability company (“Calistoga”, and, together with Holdings, Geysers Company, Wild Horse, and each subsidiary of an Obligor that becomes a “Guarantor” from time to time in accordance with the terms hereof, each a “Guarantor” and together, the “Guarantors”), THE FINANCIAL INSTITUTIONS LISTED ON SCHEDULE 2.2(a) OR WHO LATER BECOME A PARTY HERETO, as Lenders and Issuing Banks (the financial institutions party to this Agreement being collectively referred to as the “Lenders”), MUFG BANK, LTD., as administrative agent for the Lenders (together with its permitted successors and assigns in such capacity, “Administrative Agent”) and MUFG UNION BANK, N.A. as First Lien Collateral Agent for the First Lien Secured Parties (together with its permitted successors and assigns in such capacity appointed pursuant to the Intercreditor Agreement, “First Lien Collateral Agent”) with COBANK, ACB, COÖPERATIEVE RABOBANK, U.A., NEW YORK BRANCH, ING CAPITAL LLC, MIZUHO BANK, LTD., MUFG UNION BANK, N.A., NATIONAL BANK OF CANADA, SUMITOMO MITSUI BANKING CORPORATION, and TRUIST SECURITIES, INC., as Coordinating Lead Arrangers and Bookrunners, CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK and NATIXIS, NEW YORK BRANCH, as Coordinating Lead Arrangers, Bookrunners, and Green Loan Coordinators, BNP PARIBAS, as Coordinating Lead Arranger, Bookrunner, and Syndication Agent, BANK OF CHINA, NEW YORK BRANCH, BANK OF MONTREAL, BARINGS, LLC, HSBC BANK USA, N.A., and KOOKMIN BANK, NEW YORK BRANCH, as Joint Lead Arrangers and THE HUNTINGTON NATIONAL BANK and NATIONAL AUSTRALIA BANK LIMITED, as Senior Managing Agents.

WHEREAS:

(A)	Borrower is the owner of thirteen geothermal electric generating facilities located in the Geysers area of Northern California (Sonoma and Lake Counties);

(B)	Borrower desires that the Lenders, Issuing Banks and the other parties hereto agree to provide, upon the terms and subject to the conditions set forth herein and in the other Credit Documents, certain credit facilities, consisting of (i) a term loan facility of the Borrower in an aggregate principal amount of up to $~~1,500,000,000~~1,770,850.000 (the loans thereunder, including the 2021 Term Loans (as defined herein) and the 2022 Term Loans (as defined herein), the “Term Loans”), and (ii) a senior secured ~~revolving letter of credit~~multi-draw facility of the Borrower (the “~~LC~~Multi-Draw Facility”) in an aggregate principal amount up to $250,000,000 (the commitments under ~~LC~~Multi-Draw Facility, including the 2021 LC Commitments (as defined herein), the “~~LC~~Multi-Draw Facility Commitments”~~;~~, the loans thereunder other than Sub-facility Term Loans or Sub-facility Revolving Loans, the “LC Loans”~~),~~, together with Sub-facility Term Loans and Sub-facility Revolving Loans (in each case, as defined below), the “Multi-Draw Facility Loans”), the full amount thereof shall be available for the issuance of Revolving Letters of Credit and/or DSR Letters of Credit~~;~~ and $50,000,000 of such Multi-Draw Facility (such amount, as shall be permanently reduced dollar for dollar with the principal amount of any Sub-facility Term Loans repaid hereunder, the “Sub-facility Cap”) shall be available for providing one or more (w) term loans (the “Sub-facility Term Loans”); (x) revolving loans (the “Sub-facility Revolving Loans”); (y) Sub-facility Letters of Credit or (z) LC Loans resulting from the drawing on Sub-facility Letters of Credit (the “Sub-facility LC Loans”, together with Sub-facility Term Loans and Sub-facility Revolving Loans, the “Sub-facility Loans”);

(C)	The credit facilities provided hereunder will be secured by, among other things, the grant to First Lien Collateral Agent, for the benefit of the First Lien Secured Parties, of a first priority Lien on the Collateral (subject to Permitted Liens); and

(D)	The Lenders are willing to provide the credit facilities described herein upon the terms and subject to the conditions set forth herein and in the other Credit Documents, and the Lenders have, on or prior to the Initial Closing Date, unanimously approved the execution of this Agreement.

NOW, THEREFORE, in consideration of the agreements herein and in the other Credit Documents and in reliance upon the representations and warranties set forth herein and therein, the parties hereto agree as follows:

1.	DEFINITIONS

1.1	Definitions

Unless otherwise defined in Exhibit A or otherwise expressly provided in this Agreement, capitalized terms used herein shall have the meanings provided in the First Lien Common Terms Agreement or, if not in the First Lien Common Terms Agreement, in the Intercreditor Agreement.

1.2	Rules of Interpretation

Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A shall apply to this Agreement and the other Credit Documents.

1.3	Rates

The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, in each case in accordance with the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

2.	THE CREDIT FACILITIES

2.1	Term Loan Facility

(a)	Term Loans; Term Loan Commitments.

(i)	The aggregate amount of the Term Loan Commitments on the Initial Closing Date was $900,000,000 which amount increased as of the Omnibus Amendment Date to an amount equal to $1,500,000,000 and further increased as of the Second Omnibus Amendment Date to an amount equal to $1,770,850,000 (the “Total Term Loan Commitment”). On the Initial Closing Date, each Lender holding a Term Loan Commitment (a “Term Lender”) made a Loan to the Borrower in the amount of its respective Term Loan Commitment as of such date. ~~Each~~On the Omnibus Amendment Date, each Lender holding a 2021 Term Loan Commitment, made a Loan to the Borrower in an amount of its respective Term Loan Commitment at such time. To the extent not previously funded on the Initial closing Date or Omnibus Amendment Date, each Lender holding a 2022 Term Loan Commitment severally agrees, on the terms and conditions hereinafter set forth, to make a Loan to the Borrower on the Second Omnibus Amendment Date in an amount not to exceed such Lender’s ~~2021~~2022 Term Loan Commitment at such time. Amounts borrowed under this Section 2.1(a), when repaid or prepaid, may not be reborrowed.

(ii)	Notice of Borrowing. Borrower shall request any Term Loans to be funded on the ~~Closing~~Second Omnibus Amendment Date ~~or Borrowing Date, as applicable,~~ by delivering to Administrative Agent a written notice in the form of Exhibit C-1, appropriately completed (a “Term Loan Notice of Borrowing”), at or before 1:00 p.m. (New York City time) at least one Banking Day prior to the ~~Closing Date or Borrowing Date, as applicable~~Second Omnibus Amendment Date in the case of Base Rate Loans and at least two U.S. Government Securities Business Days in the case of SOFR Loans.

(A)	Each Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available by wire transfer for the account of its Lending Office to the account of the Administrative Agent, in same day funds, such Lender’s ratable portion of such Borrowing, in accordance with the respective Commitments of such Lender. After the Administrative Agent’s receipt of such funds and upon fulfillment or waiver of the applicable conditions set forth in Section 3.2, the Administrative Agent shall make such funds available to the Borrower (1) in the case of a Borrowing of Term Loans to be made on the Initial Closing Date, as directed by the Borrower pursuant to the terms of, and in accordance with, the Funds Flow Memorandum and, (2) in the case of a Borrowing of the 2021 Term Loans to be made on the Omnibus Amendment Date, as directed by the Borrower pursuant to the terms and in accordance with, directed by the Borrower pursuant to the terms of, and in accordance with, the Omnibus Amendment Date Funds Flow Memorandum and (3) in the case of a Borrowing of the 2022 Term Loans to be made on the Second Omnibus Amendment Date, as directed by the Borrower pursuant to the terms and in accordance with, the Second Omnibus Amendment Date Funds Flow Memorandum.

(B)	Each Notice of Borrowing shall be irrevocable and binding on the Borrower from and after the Banking Day prior to the Borrowing. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of ~~LIBOR~~SOFR Loans, the Borrower shall indemnify each applicable Lender against any actual and documented out-of-pocket loss, cost or expense (excluding loss of anticipated profits and indirect losses) incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Section 3.2, including any loss (excluding loss of anticipated profits and indirect losses), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Term Loans to be made by such Lender as part of such Borrowing when such Term Loan, as a result of such failure, is not made on such date.

(C)	Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (A) of this Section 2.1(a)(ii) and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such date of Borrowing until the date such amount is paid to the Administrative Agent, at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the date of such Borrowing until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans.

(D)	The failure of any Lender to make the Term Loans to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Term Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Term Loan to be made by such other Lender on the date of any Borrowing. Nothing in this Section 2.1(a)(ii) shall prejudice any rights that the Borrower may have against a Defaulting Lender.

(b)	[Reserved].

(c)	Provisions Relating to all Credit Facilities.

(i)	Loan Interest. Subject to Section 2.4(c), Borrower shall pay interest on the unpaid principal amount of each Loan from the Initial Closing Date until the repayment or prepayment thereof at one of the following rates per annum:

(A)	With respect to the principal portion of a Term Loan which is, and during such periods as such Term Loan is, a Base Rate Term Loan, at a rate per annum equal to the Base Rate (such rate to change from time to time as the Base Rate shall change) plus the Applicable Margin.

(B)	With respect to the principal portion of an ~~LC~~Multi-Draw Facility Loan which is, and during such periods as such ~~LC~~Multi-Draw Facility Loan is, a Base Rate ~~LC~~Multi-Draw Facility Loan, at a rate per annum equal to the Base Rate (such rate to change from time to time as the Base Rate shall change) plus the Applicable Margin.

(C)	With respect to the principal portion of such Term Loan which is, and during such periods as such Term Loan is, a ~~LIBOR~~SOFR Term Loan, at a rate per annum during each Interest Period for such ~~LIBOR~~SOFR Term Loan equal to the ~~LIBO Rate~~Adjusted Term SOFR plus the Applicable Margin.

(D)	With respect to the principal portion of such ~~LC~~Multi-Draw Facility Loan which is, and during such periods as such ~~LC~~Multi-Draw Facility Loan is, a ~~LIBOR LC~~SOFR Multi-Draw Facility Loan, at a rate per annum during each Interest Period for such ~~LIBOR LC~~SOFR Multi-Draw Facility Loan equal to the ~~LIBO Rate~~Adjusted Term SOFR plus the Applicable Margin.

(d)	Loan Principal Payment.

(i)	On each Principal Repayment Date commencing on the Principal Repayment Date occurring on ~~December 31~~June 30, ~~2021~~2022, Borrower shall repay to Administrative Agent, for the account of each Term Lender, the aggregate unpaid principal amount of the Term Loan made by such Term Lender in installments in accordance with the amortization schedule set forth on Schedule 2.1(b)(ii)(C) ~~(as updated from time to time in accordance with Section 2.1(b)(ii)(C))~~, with any remaining unpaid principal, interest, fees and costs due and payable on the Maturity Date.

(ii)	On each Principal Repayment Date following the date on which a Sub-facility Term Loan is made, Borrower shall repay to Administrative Agent, for the account of each Multi-Draw Facility Lender, the aggregate unpaid principal amount of the Sub-facility Term Loan made by such Multi-Draw Facility Lender in installments in accordance with the amortization schedule set forth on Schedule 2.1(b)(ii)(C), with any remaining unpaid principal, interest, fees and costs due and payable on the Maturity Date.

(iii)	~~(ii)~~ The Borrower shall repay to the Administrative Agent for the ratable account of each of the ~~LC~~Multi-Draw Facility Lenders on the ~~LC~~Multi-Draw Facility Maturity Date, the aggregate principal amount of the ~~LC Loans~~Multi-Draw Facility Loans (other than Sub-facility Term Loans, repayment of which is made in accordance with Section 2.1(d)(ii)) then outstanding owing to such ~~LC~~Multi-Draw Facility Lender, together with accrued and unpaid interest to the date of such repayment on the aggregate principal amount repaid.

(e)	Interest Provisions Relating to All Loans.

(i)	Applicable Interest Rate. The basis for determining the interest rate with respect to any Loan may be changed from time to time as specified in a Notice of Conversion of Loan Type delivered pursuant to Section 2.1(g). If on any day a Loan is outstanding with respect to which notice has not been delivered to Administrative Agent in accordance with the terms of this Agreement specifying the applicable basis for determining the rate of interest, then for that day such Loan shall bear interest determined by reference to the Base Rate. Borrower shall not request, and the Lenders shall not be obligated to make, ~~LIBOR~~SOFR Loans at any time an Event of Default exists. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Conversion of Loan Type.

(ii)	Interest Payment Dates. Borrower shall pay accrued interest on the unpaid principal amount of each Loan (A) in the case of each Base Rate Loan, on each Quarterly Date, (B) in the case of each ~~LIBOR~~SOFR Loan, on the last day of each Interest Period related to such ~~LIBOR~~SOFR Loan and, with respect to Interest Periods longer than three months, the last Banking Day of each third month in which such ~~LIBOR~~SOFR Loan is outstanding, and (C) in all cases, upon repayment or prepayment (to the extent thereof and including any Optional Prepayments or Mandatory Prepayments), upon conversion from one Type of Loan to another Type of Loan and at maturity (whether by acceleration or otherwise).

(iii)	~~LIBOR~~SOFR Loan Interest Periods.

(A)	Each Interest Period selected by Borrower for all ~~LIBOR~~SOFR Loans shall be one, three or six months. Notwithstanding anything to the contrary in the preceding sentence, (1) any Interest Period which would otherwise end on a day which is not a Banking Day shall be extended to the next succeeding Banking Day unless such next Banking Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Banking Day, (2) any Interest Period which begins on the last Banking Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Banking Day of a calendar month, (3) Borrower may not select Interest Periods which would leave a greater principal amount of Loans subject to Interest Periods ending after a date upon which Loans are or may be required to be repaid (including the Maturity Date and each Principal Repayment Date) than the principal amount of Loans scheduled to be outstanding after such date, (4) any Interest Period for a Term Loan which would otherwise end after the Maturity Date shall end on the Maturity Date, (5) ~~LIBOR~~SOFR Loans for each Interest Period shall be in the minimum amount of $500,000 or an integral multiple of $100,000 in excess thereof, (6) Borrower may not at any time have outstanding more than six different Interest Periods relating to ~~LIBOR~~SOFR Loans, (7) the Borrower may select an initial Interest Period after the Omnibus Amendment Date applicable to the Term Loans borrowed on the Omnibus Amendment Date that ends on November 30, 2021, ~~and~~ (8) the Borrower may select an initial Interest Period after the Second Omnibus Amendment Date applicable to the Term Loans borrowed on the Second Omnibus Amendment Date that ends on June 30, 2022 and (9) the Interest Period applicable to the Loans borrowed on the Initial Closing Date may have an initial non-standard Interest Period ending on June 30, 2020.

(B)	Borrower may contact Administrative Agent at any time prior to the end of an Interest Period for a quotation of Interest Rates in effect at such time for given Interest Periods, and Administrative Agent shall promptly provide such quotation. Subject to Section 2.1(e)(iii)(A), Borrower may select an Interest Period telephonically within the time periods specified in Section 2.1(g), which selection shall be irrevocable on and after commencement of the applicable Minimum Notice Period. Borrower shall confirm such telephonic notice to Administrative Agent by hand delivery or facsimile or other electronic transmission on the day such notice is given by delivery to Administrative Agent of a notice in substantially the form of Exhibit C-2, appropriately completed (a “Confirmation of Interest Period Selection”). If Borrower fails to notify Administrative Agent of the next Interest Period for any ~~LIBOR~~SOFR Loans in accordance with this Section 2.1(e)(iii)(B), such Loans shall automatically convert to Base Rate Loans on the last day of the current Interest Period therefor. Administrative Agent shall as soon as practicable (and, in any case, within two Banking Days after delivery of a Confirmation of Interest Period Selection) notify Borrower of each determination of the Interest Rate applicable to each Loan.

(iv)	Interest Computations. All computations of interest on Base Rate Loans shall be based upon a year of 365 days or, in the case of a leap year, 366 days, shall be payable for the actual days elapsed (including the first day but excluding the last day), and shall be adjusted in accordance with any changes in the Base Rate to take effect on the beginning of the day of such change in the Base Rate. All computations of interest on ~~LIBOR~~SOFR Loans shall be based upon a year of 360 days and shall be payable for the actual days elapsed (including the first day but excluding the last day). Borrower agrees that all computations by Administrative Agent of interest shall be conclusive and binding in the absence of manifest error. (v) Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

(f)	Promissory Notes. The obligation of Borrower to repay the Loans made by a Lender and to pay interest thereon at the rates provided herein shall, upon the written request of such Lender, be evidenced by promissory notes in the form of Exhibit B-1 (individually, a “Term Note” and, collectively, the “Term Notes”) and Exhibit B-2 (individually, an “~~LC~~Multi-Draw Note” and, collectively, the “~~LC~~Multi-Draw Notes”) each payable to such requesting Lender (or its registered assigns) and in the principal amount of such Lender’s Term Loan Commitment or ~~LC~~Multi-Draw Facility Commitment, respectively. Borrower authorizes each such requesting Lender to record on the schedule annexed to such Lender’s Note or Notes, the date and amount of each Loan made by such requesting Lender, and each payment or prepayment of principal thereunder and agrees that all such notations shall constitute prima facie evidence of the matters noted; provided, that in the event of any inconsistency between the records or books of Administrative Agent and any Lender’s records or Notes, the records of Administrative Agent shall be conclusive and binding in the absence of manifest error. Borrower further authorizes each such requesting Lender to attach to and make a part of such requesting Lender’s Note or Notes continuations of the schedule attached thereto as necessary. No failure to make any such notations, nor any errors in making any such notations, shall affect the validity of Borrower’s obligations to repay the full unpaid principal amount of the Loans or the duties of Borrower hereunder or thereunder. Upon the payment in full in cash of the aggregate principal amount of, and all accrued and unpaid interest on, the applicable Loans or upon exchange of any Notes, the Lenders holding such Notes shall promptly mark the applicable Notes cancelled and return such cancelled Notes to Borrower.

(g)	Conversion of Loans. Subject to Section 2.1(e)(i), Borrower may convert Loans from one Type of Loan to another Type of Loan; provided, that (x) any conversion of ~~LIBOR~~SOFR Loans into Base Rate Loans shall be effective on, and only on, the first day after expiration of an Interest Period for such ~~LIBOR~~SOFR Loans, and (y) Loans shall be converted only in amounts of $500,000 and increments of $100,000 in excess thereof. Borrower shall request such a conversion by delivering to Administrative Agent a written notice in the form of Exhibit C-3, appropriately completed (a “Notice of Conversion of Loan Type”), which contains or specifies, among other things:

(i)	the Loans, or portion thereof, which are to be converted;

(ii)	the Type of Loans into which such Loans, or portion thereof, are to be converted;

(iii)	if such Loans are to be converted into ~~LIBOR~~SOFR Loans, the initial Interest Period selected by Borrower for such Loans (which Interest Period shall be selected in accordance with Section 2.1(e)(iii));

(iv)	the proposed date of the requested conversion (which shall be a Banking Day in the case of a conversion into Base Rate Loans and U.S. Government Securities Business Day in the case of a conversion into SOFR Loans and otherwise in accordance with this Section 2.1(g)); and

(v)	if Base Rate Loans are to be converted to ~~LIBOR~~SOFR Loans, a certification by Borrower that no Event of Default has occurred and is continuing.

Borrower shall so deliver each Notice of Conversion of Loan Type so as to provide at least the applicable Minimum Notice Period. Any Notice of Conversion of Loan Type may be modified or revoked by Borrower through the Banking Day prior to the Minimum Notice Period, and shall thereafter be irrevocable. Each Notice of Conversion of Loan Type shall be delivered in the manner provided in Section 11.1. Administrative Agent shall promptly notify each Lender of the contents of each Notice of Conversion of Loan Type.

(h)	Prepayments.

(i)	Terms of All Prepayments.

(A)	Upon the prepayment of any Loan (whether such prepayment is an Optional Prepayment or a Mandatory Prepayment), Borrower shall pay to Administrative Agent for the account of the Lender which made such Loan or Hedge Bank, as applicable, (1) all accrued interest to the date of such prepayment on the amount of such Loan prepaid, (2) all accrued fees to the date of such prepayment relating to the amount of such Loan being prepaid, (3) to the extent required by the terms of the applicable Interest Rate Agreement, all Hedge Breaking Fees owed by Borrower to such Hedge Bank as a result of such prepayment, and (4) if such prepayment is the prepayment of a ~~LIBOR~~SOFR Loan on a day other than the last day of an Interest Period for such ~~LIBOR~~SOFR Loan, all Liquidation Costs incurred by such Lender as a result of such prepayment (pursuant to the terms of Section 2.7).

(B)	Notwithstanding the foregoing, but only in respect of any Mandatory Prepayment, Borrower shall have the right, by giving five Banking Days’ notice to Administrative Agent, in lieu of prepaying a ~~LIBOR~~SOFR Loan on a day other than the last day of an Interest Period for such ~~LIBOR~~SOFR Loan, to deposit or cause Administrative Agent to deposit into an account to be held by Depositary Agent (which account shall be subjected to the Lien of the First Lien Collateral Documents) an amount equal to the ~~LIBOR~~SOFR Loans to be prepaid. Such funds shall be held in such account until the expiration of the Interest Period applicable to the ~~LIBOR~~SOFR Loan to be prepaid at which time the amount deposited in such account shall be used to prepay such ~~LIBOR~~SOFR Loan and any interest accrued on such amount shall be deposited into the Revenue Account. The deposit of amounts into such account shall not constitute a prepayment of Loans and all Loans to be prepaid using the proceeds from such account shall continue to accrue interest at the then applicable interest rate for such Loans until actually prepaid. All amounts in such account shall only be invested in Permitted Investments as directed by and at the expense and risk of Borrower.

(C)	Except as otherwise specifically set forth herein (including Section 2.5(a)), (1) all prepayments of Term Loans shall be applied to reduce the remaining payments required under Section 2.1(d)(i) (I) with respect to Mandatory Prepayments, on a pro rata basis to remaining amortization payments and the payments at the final maturity thereof and (II) with respect to Optional Prepayments, as directed by the Borrower, (2) any prepayment of Term Loans or ~~LC~~Multi-Draw Facility Loans of any class or tranche, respectively, shall be applied first to any Term Loans or ~~LC~~Multi-Draw Facility Loans of any class or tranche, as applicable, that are Base Rate Loans and then to any Term Loans or ~~LC~~Multi-Draw Facility Loans of any class or tranche, as applicable, that are ~~LIBOR~~SOFR Loans.

(ii)	Optional Prepayments.

(A)	Borrower may, at its option and without premium or penalty, upon three Banking Days’ notice to Administrative Agent ~~(~~in the case of Base Rate Loans, or three (3) U.S. Government Securities Business Days prior notice to Administrative Agent, in the case of SOFR Loans (in each case, which notice may state that it is conditioned upon the effectiveness of another credit facility or facilities or other agreement(s) providing the source of funds for such Optional Prepayment, in which case such notice may be revoked by Borrower by providing written notice to Administrative Agent at least one Banking Day prior to the proposed date of the Optional Prepayment if one or more of such conditions is not satisfied), prepay (1) any Term Loans in whole or from time to time in part in minimum amounts of $1,000,000 or an incremental multiple of $1,000,000 in excess thereof (provided, that such minimum amounts shall not apply to a prepayment of all outstanding Term Loans) or (2) any ~~LC~~Multi-Draw Facility Loans of any class or tranche in whole or from time to time in part in minimum amounts of $500,000 or an incremental multiple of $100,000 in excess thereof (provided, that such minimum amounts shall not apply to a prepayment of all ~~LC~~Multi-Draw Facility Loans of any class or tranche or except to the extent ~~that such LC Loan of any class or tranche is being repaid pursuant to clause Thirteenth of Section 3.1(b) (Revenue Account Waterfall) of the Depositary Agreement~~) (each, an “Optional Prepayment”).

(B)	Any Optional Prepayments shall be applied (1) first, ratably to any outstanding LC Loans, if any, until all LC Loans have been repaid in full; and (2) second, subject to Section 2.1(h)(i) and Section 2.1(h)(ii)(A), as Borrower may elect in its sole discretion.

(iii)	Mandatory Prepayments. Borrower shall make the following mandatory prepayments (each, a “Mandatory Prepayment”):

(A)	as and when contemplated by (1) Section 3.4(d) of the Depositary Agreement, within thirty days after the date on which the balance on deposit in the Excess LP Prepayment Sub-Account (as defined in the Depositary Agreement) equals or exceeds $10,000,000, (2) Section 3.5(d) of the Depositary Agreement, within thirty days after the date on which the balance on deposit in the Excess ADP Prepayment Sub-Account (as defined in the Depositary Agreement) equals or exceeds $10,000,000, and (3) Section 3.6(b) of the Depositary Agreement, within thirty days after receipt of Excess Contract Termination Proceeds (as defined in the Depositary Agreement); and

(B)	in the event of any termination of all the ~~LC~~Multi-Draw Facility Commitments in accordance with this Agreement, Borrower shall, on the date of such termination, terminate any outstanding Revolving Letter of Credit or DSR Letter of Credit, as applicable, and/or cash collateralize any outstanding Revolving Letter of Credit or DSR Letter of Credit, as applicable, in the amount of the applicable LC Exposure. If, as a result of any partial reduction of the ~~LC~~Multi-Draw Facility Commitments, the aggregate LC Exposure would exceed the aggregate ~~LC~~Multi-Draw Facility Commitments after giving effect thereto, then Borrower shall, on the date of such reduction, cash collateralize the applicable Letters of Credit in an amount equal to the amount of such excess.

Any Mandatory Prepayments shall be applied (x) first, to outstanding Term Loans and outstanding ~~LC~~Multi-Draw Facility Loans and outstanding Drawing Payments, pro rata, until all Term Loans, ~~LC~~Multi-Draw Facility Loans and Drawing Payments have been repaid in full (for the avoidance of doubt, all First Lien Obligations which are term loans, revolving loans, letter of credit loans or drawing payments similar to those specified above, such loans and payments shall be included in this clause (x) on a pro rata basis), (y) second, to the Cash Collateralization of any outstanding Letters of Credit and (z) third, to all other First Lien Obligations due and payable under the Credit Documents.

(iv)	Reduction of Commitments.

(A)	Borrower may at any time permanently terminate, or from time to time permanently reduce, the ~~LC~~Multi-Draw Facility Commitments; provided, that (1) each reduction of the ~~LC~~Multi-Draw Facility Commitments shall be in an amount that is an integral multiple of $100,000 and not less than $1,000,000 (or, if less, the remaining amount of the ~~LC~~Multi-Draw Facility Commitments); and (2) Borrower shall not voluntarily terminate or reduce the ~~LC~~Multi-Draw Facility Commitments, if, after giving effect to any concurrent prepayment of ~~LC~~Multi-Draw Facility Loans in accordance with this Section 2.1(h), the LC Exposure would exceed the Total ~~LC~~Multi-Draw Facility Commitments minus the aggregate principal amount of Sub-facility Revolving Loans and Sub-facility Term Loans outstanding at such time.

(B)	Borrower shall notify Administrative Agent in writing of any election to terminate or reduce Commitments under the foregoing clauses (A) at least three Banking Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any such notice, Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by Borrower pursuant to this clause (B) shall be irrevocable. Any termination or reduction of Commitments shall be permanent; provided, that a notice of termination of Commitments delivered by Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by Borrower (by notice to Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Each reduction of Commitments shall be made ratably among the Lenders participating in the applicable Loan facility in accordance with their respective Proportionate Shares.

(i)	Register. Administrative Agent on behalf of Borrower shall maintain, at its address referred to in Section 11.1, a register for the recordation of the names and addresses of the Lenders, the Commitments and Loans of each Lender from time to time and the name of each Lender which holds a Note (the “Register”). The Register shall be available for inspection by Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice. Administrative Agent shall record in the Register (i) the Commitments and the Loans from time to time of each Lender, (ii) the interest rates applicable to all Loans and the effective dates of all changes thereto, (iii) the Interest Period for each ~~LIBOR~~SOFR Loan, (iv) the date and amount of any principal or interest due and payable or to become due and payable from Borrower to each Lender hereunder, (v) each repayment or prepayment in respect of the principal amount of the Loans of each Lender, (vi) the amount of any sum received by Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof, and (vii) such other information as Administrative Agent may determine is necessary for the administering of the Loans and this Agreement. Any such recording shall be conclusive and binding in the absence of manifest error; provided, that neither the failure to make any such recordation, nor any error in such recordation, shall affect Borrower’s First Lien Obligations in respect of any applicable Loans or otherwise; and provided, further, that in the event of any inconsistency between the Register and any Lender’s records, the Register shall govern absent manifest error.

(j)	Re-Borrowing. Borrower may not re-borrow the principal amount of any Term Loan or any Sub-facility Term Loan repaid or prepaid pursuant to this Agreement. Any prepaid ~~LC~~Multi-Draw Facility Loans (other than Sub-facility Term Loans) may be re-borrowed. The ~~LC~~Multi-Draw Facility Commitments shall not be reduced as a result of any prepayment of any Multi-Draw Facility Loans. To the extent that any ~~LC~~Multi-Draw Facility Commitment was reduced as a result of any issuance of ~~LC~~Multi-Draw Facility Loans, and so long as the Borrower shall have satisfied the requirements ~~of~~ for ~~LC~~Multi-Draw Facility Loans (other than Sub-facility Term Loans) may be re-borrowed. The ~~LC~~Multi-Draw Facility Commitments shall not be reduced as a result of any prepayment of any Multi-Draw Facility Loans. To the extent that any ~~LC~~Multi-Draw Facility Commitment was reduced as a result of any issuance of ~~LC~~Multi-Draw Facility Loans, and so long as the Borrower shall have satisfied the requirements ~~of~~ for ~~LC~~Multi-Draw Facility Loans, Section 3.2 and Section 2.2(a)(ii) (in the case of LC Loans), such ~~LC~~Multi-Draw Facility Commitment shall be reinstated as a result of any prepayment of such ~~LC Loans~~Multi-Draw Facility Loans (other than Sub-facility Term Loans) made in accordance with Section 2.1(h)(ii). The Sub-facility Cap shall be permanently and irrevocably reduced dollar for dollar with the principal amount of any Sub-facility Term Loans repaid hereunder (including as a result of any optional prepayment, mandatory prepayment or scheduled amortization).

2.2	~~Letter of Credit~~Multi-Draw Facility

(a)	~~LC~~Multi-Draw Facility Commitments; Issuance of Letters of Credit. The initial Dollar amount of the aggregate LC Commitments (as defined in the Omnibus Amendment) on the Initial Closing Date was $200,000,000~~. The~~, which amount increased as of the Omnibus Amendment Date to an amount equal to $250,000,000. The parties agreed to designate such LC Commitment as “Multi-Draw Facility Commitments” as of the Second Omnibus Amendment Date and aggregate amount of the ~~LC~~Multi-Draw Facility Commitments on the Second Omnibus Amendment Date is $250,000,000 (the “Total ~~LC~~Multi-Draw Facility Commitment”, and each Lender holding such ~~LC~~Multi-Draw Facility Commitments, a “~~LC Lender”). All of the LC Commitments shall be available for the issuance of standby letters of credit; provided that the LC Exposure of any Issuing Bank shall not exceed its Issuing Bank Limit~~Multi-Draw Facility Lender”). Multi-Draw Facility Lenders hereby agree to provide, as part of Multi-Draw Facility Commitment, Sub-facility Loans, as requested by the Borrower from time to time, in a maximum aggregate principal amount equal to the Sub-facility Cap. For the avoidance of doubt, Multi-Draw Facility Loans shall include the Sub-facility Loans and in no event shall the aggregate amount of LC Exposure and outstanding aggregate principal amount of Sub-facility Revolving Loans and Sub-facility Term Loans exceed $250,000,000. Subject to the terms and conditions set forth in this Agreement, Borrower may request ~~the issuance of~~ (x) ~~an~~the issuance of one or more irrevocable standby ~~letter~~letters of credit substantially in the forms set forth in Exhibit B-3 or otherwise reasonably satisfactory to such Issuing Bank issuing such Letter of Credit (a “Revolving Letter of Credit”) or (y) ~~an~~the issuance of one or more irrevocable standby ~~letter~~letters of credit substantially in the forms set forth in Exhibit B-4 or otherwise reasonably satisfactory to the applicable Issuing Bank issuing such Letter of Credit (a “DSR Letter of Credit”), or (z) funding of one or more Sub-facility Loans (as a Sub-facility Term Loan, a Sub-facility Revolving Loan or a Sub-facility LC Loan), in any case, for its own account, at any time and from time to time prior to the applicable Maturity Date~~.~~; provided, that (A) the LC Exposure of any Issuing Bank shall not exceed its Issuing Bank Limit and (B) the aggregate principal amount of Sub-facility Loans, the aggregate available amount under any Sub-facility Letters of Credit and aggregate outstanding Revolving LC Reimbursement Obligations in respect of Sub-facility Letters of Credit outstanding at any time, shall not at any time exceed the Sub-facility Cap.

(i)	Notice of Issuance of Letter of Credit, Amendment, Renewal, Extension; Certain Conditions.

(A)	To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic renewal in accordance with clause (B) below) or extension of an outstanding Letter of Credit), Borrower shall hand deliver or transmit by telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the Administrative Agent and (1) the Revolving Issuing Bank with respect to any such Revolving Letter of Credit or, as applicable, (2) each DSR Issuing Bank with respect to DSR Letters of Credit (three Banking Days in advance of the requested date of issuance, amendment, renewal or extension or, with respect to any issuance to take place on the Second Omnibus Amendment Date, one Banking Day in advance of the Second Omnibus Amendment Date) a Notice of LC Activity requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying whether such Letter of Credit is a Revolving Letter of Credit or DSR Letter of Credit, and to the extent applicable, whether such requested Letter of Credit is to be considered a Sub-facility Letter of Credit under the Credit Documents, the date of issuance, amendment, renewal or extension (which shall be a Banking Day at least three Banking Days after the form of such Letter of Credit or amendment, renewal or extension has been agreed by Borrower, the applicable Issuing Bank and Administrative Agent or, with respect to any issuance, amendment, renewal or extension to take place on the ~~Closing~~Second Omnibus Amendment Date, one Banking Day in advance of the ~~Closing~~Second Omnibus Amendment Date), the date on which such Letter of Credit is to expire and such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit. If requested by a Issuing Bank, Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by Borrower to, or entered into by Borrower with, the applicable Issuing Bank relating to a Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything to contrary, the Borrower shall make any request for issuance, amendment, renewal or extension for any DSR Letter of Credit simultaneously to all the DSR Issuing Banks under this Agreement such that the stated amount of the DSR Letter of Credit of each individual DSR Issuing Bank is equal to its Proportionate Share of the Stated Amount of all DSR Letters of Credit.

(B)	Each Letter of Credit shall expire at or prior to the close of business on the earlier of (1) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) or such other date as applicable Issuing Bank may agree, and (2) five Banking Days prior to the ~~LC~~Multi-Draw Facility Maturity Date; provided, that any Letter of Credit with a one-year tenor shall provide for the automatic renewal thereof for additional one-year periods (which, in no event, shall extend beyond the date referred to in clause (2) of this clause (B)), and provided, further, that a Revolving Letter of Credit may expire after the ~~LC~~Multi-Draw Facility Maturity Date to the extent that such 19 Revolving Letter of Credit is Cash Collateralized to a mutually agreed level as between the Borrower and such Revolving Issuing Bank or back-stopped pursuant to arrangements acceptable to the relevant Revolving Issuing Bank during the period commencing on such ~~LC~~Multi-Draw Facility Maturity Date until such later stated expiry date occurring after such ~~LC~~Multi-Draw Facility Maturity Date. For the avoidance of doubt, the obligation of the ~~LC~~Multi-Draw Facility Lenders to make ~~LC~~Multi-Draw Facility Loans shall terminate on the ~~LC~~Multi-Draw Facility Maturity Date.

(ii)	LC Loans.

(A)	If a Revolving Issuing Bank makes any Drawing Payment, Borrower shall reimburse such Drawing Payment by paying to Administrative Agent an amount equal to such Drawing Payment in Dollars, not later than 12:00 p.m., New York City time, on the date that is the second Banking Day following the date Borrower receives notice of such Drawing Payment; provided, that, to the extent Borrower does not so reimburse the Drawing Payment by such date, the ~~LC~~Multi-Draw Facility Lenders shall be irrevocably and unconditionally obligated to fund participations in the Revolving LC Reimbursement Obligations on a pro rata basis based on their Proportionate Share of the ~~LC~~Multi-Draw Facility Commitments. Such amount shall be reduced, if necessary, such that the aggregate amount of applicable LC Exposure does not exceed the aggregate applicable Total ~~LC~~Multi-Draw Facility Commitments of such LC Lender, with the amount of such Drawing Payment that is not covered by LC Loans becoming due and payable on demand. With respect to any Revolving LC Reimbursement Obligation that is not financed with a LC Loan because it was not reimbursed in accordance with this clause (A), such Revolving LC Reimbursement Obligation shall be due and payable on demand (together with interest) and shall bear interest as provided in Section 2.4(c). The LC Loans made pursuant to this Section 2.2(a)(ii)(A) shall initially be Base Rate Loans.

(B)	If a DSR Issuing Bank makes any Drawing Payment, Borrower shall reimburse such Drawing Payment by paying to Administrative Agent an amount equal to such Drawing Payment in Dollars, not later than 12:00 p.m., New York City time, on the date that is the second Banking Day immediately following the date Borrower receives notice of such Drawing Payment; provided, that any Drawing Payment shall be deemed to be a request by Borrower for a Borrowing in an aggregate amount equal to the amount of DSR LC Reimbursement Obligations with respect to the DSR Letters of Credit and such DSR LC Reimbursement Obligations shall be discharged and replaced by the resulting LC Loan owing to the ~~LC~~Multi-Draw Facility Lender which issued the Letter of Credit giving rise to such DSR LC Reimbursement Obligation in its capacity as the DSR Issuing Bank. Such requested amount shall be reduced, if necessary, such that the aggregate amount of applicable LC Exposure does not exceed the aggregate applicable Total ~~LC~~Multi-Draw Facility Commitments or Issuing Bank Limit of such DSR Issuing Bank, with the amount of such Drawing Payment that is not covered by LC Loans becoming due and payable on demand. Notwithstanding anything to the contrary, Borrower may not elect to reimburse a Drawing Payment for some but not all the DSR Issuing Banks. The LC Loans made pursuant to this Section 2.2(a)(ii)(B) shall initially be Base Rate Loans.

(C)	If Borrower fails to reimburse any Drawing Payment not covered or financed by LC Loans as contemplated by clause (A) or (B) then Administrative Agent shall promptly notify the applicable Issuing Bank(s) of the applicable Drawing Payment and the payment then due from Borrower. Promptly following receipt by Administrative Agent of any payment from Borrower pursuant to this paragraph, Administrative Agent shall distribute such payment to the applicable Issuing Bank(s).

(D)	On the Revolving Maturity Date, the Borrower shall repay to Administrative Agent, for the account of each applicable ~~LC~~Multi-Draw Facility Lender, the aggregate unpaid principal amount of the LC Loans (including all fees, interest and other amounts accrued in connection therewith).

(b)	Existing Letters of Credit. Each party hereto hereby acknowledges and agrees that certain letters of credit have been issued under the Credit Agreement prior to the Second Omnibus Amendment Date and remain outstanding hereunder as of the Second Omnibus Amendment Date, which letters of credit are set forth on Schedule 2.2(b) (as may be updated from time to time with the consent of the applicable Issuing Bank, the Administrative Agent and the Borrower, and each letter of credit set forth therein, an “Existing Letter of Credit”). The Borrower hereby instructs the Administrative Agent to reflect the transfer of each such Existing Letter of Credit to the facility contemplated by this Agreement. Each Existing Letter of Credit shall constitute a Letter of Credit for all purposes of this Agreement and the other Credit Documents; provided, that, with respect to an Existing Letter of Credit, the Borrower shall not have to comply with the requirements of Section 2.2(a)(i)(A) and Section 3.2 with respect to the initial issuance of a Letter of Credit. Subject to the occurrence of the Second Omnibus Amendment Date, the applicable Issuing Banks shall maintain each Existing Letter of Credit in accordance with its terms until the expiration date applicable to such Existing Letter of Credit.

(c)	~~[Reserved]~~Sub-facility Loans.

(i)	From time to time, on any Banking Day occurring on or after the Second Omnibus Amendment Date but prior to the Multi-Draw Facility Maturity Date:

(A)	each Multi-Draw Facility Lender, agrees that it will make one or more Sub-facility Loans to the Borrower, equal to such Multi-Draw Facility Lender’s ratable portion of each Sub-facility Loan requested by Borrower, provided that no Multi-Draw Facility Lender’s obligation to make such Sub-facility Loans shall exceed such Multi-Draw Facility Lender’s Sub-facility Commitment;

(B)	on the terms and subject to the conditions hereof, the Borrower may, from time to time, request such Sub-facility Loan as one or more Sub-facility Term Loans or as one or more Sub-facility Revolving Loans as designated by the Borrower in the respective Sub-facility Loan Notice of Borrowing delivered in accordance with Section 2.2(c)(ii);

(C)	on the terms and subject to the conditions hereof, the Borrower may at any time designate a Sub-facility Revolving Loan or a Sub-facility LC Loan as a Sub-facility Term Loan, by providing a written notice to the Administrative Agent in the form of Exhibit C-6, appropriately completed (a “Notice of Sub-facility Loan Designation”) at least two Banking Days prior to the effective date of such designation. For the avoidance of doubt, any LC Loan designated as a Sub-facility Term Loan in accordance with this Section 2.2(c)(i) shall cease to be an LC Loan upon such designation and shall thereafter be treated as Sub-facility Term Loans for all purposes of this Agreement;

(ii)	On the terms and subject to the conditions hereof, the Borrower may from time to time borrow, repay, and reborrow Sub-facility Revolving Loans.

(iii)	Amounts borrowed under Sub-facility Term Loans, when repaid or prepaid, may not be reborrowed.

(iv)	The aggregate principal amount of Sub-facility Loans, the aggregate available amount under any Sub-facility Letters of Credit and aggregate outstanding Revolving LC Reimbursement Obligations in respect of Sub-facility Letters of Credit outstanding at any time, shall not exceed the Sub-facility Cap.

(v)	Each Sub-facility Revolving Loan shall automatically convert to a Sub-facility Term Loan on the earliest to occur of (x) the twenty-four (24) month anniversary of the Borrowing Date of such Sub-facility Revolving Loan, (y) the date of the achievement of commercial operation of the applicable Battery Project as evidenced by a notice provided to the Administrative Agent by the Borrower in respect of which such Sub-facility Revolving Loan was Borrowed and (z) the date of Abandonment of the applicable Battery Project in respect of which the such Sub-facility Revolving Loan was Borrowed.

(vi)	Notice of Borrowing. Borrower shall request any Sub-facility Loans to be funded on any Borrowing Date, by delivering to Administrative Agent a written notice in the form of Exhibit C-5, appropriately completed (a “Sub-facility Loan Notice of Borrowing”), at or before 1:00 p.m. (New York City time) at least one Banking Day prior to such Borrowing Date in the case of Base Rate Loans and at least three U.S. Government Securities Business Days in the case of SOFR Loans. The Borrower shall, designate the requested Sub-facility Loan, in such Sub-facility Loan Notice of Borrowing, as either a Sub-facility Term Loan or a Sub-facility Revolving Loan.

(A)	Each Lender shall, before 12:00 noon (New York City time) on the date of such Borrowing, make available by wire transfer for the account of its Lending Office to the account of the Administrative Agent, in same day funds, such Lender’s ratable portion of such Borrowing, in accordance with the respective Commitments of such Lender. After the Administrative Agent’s receipt of such funds and upon fulfillment or waiver of the applicable conditions set forth in Section 3.2, the Administrative Agent shall make such funds available to the Borrower.

(B)	Each Sub-facility Notice of Borrowing shall be irrevocable and binding on the Borrower from and after the Banking Day prior to the Borrowing. In the case of any Borrowing that the related Sub-facility Loan Notice of Borrowing specifies is to be comprised of SOFR Loans, the Borrower shall indemnify each applicable Lender against any actual and documented out-of-pocket loss, cost or expense (excluding loss of anticipated profits and indirect losses) incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Sub-facility Loan Notice of Borrowing for such Borrowing the applicable conditions set forth in Section 3.2, including any loss (excluding loss of anticipated profits and indirect losses), cost or expense incurred by reason of the liquidation or redeployment of deposits or other funds acquired by such Lender to fund the Sub-facility Loans to be made by such Lender as part of such Borrowing when such Sub-facility Loan, as a result of such failure, is not made on such date.

(C)	Unless the Administrative Agent shall have received notice from a Lender prior to the date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with clause (A) of this Section 2.2(c)(ii) and the Administrative Agent may, in its sole discretion and in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, the Administrative Agent shall be entitled to recover such corresponding amount on demand from such Lender together with interest thereon, for each day from such date of Borrowing until the date such amount is paid to the Administrative Agent, at the Base Rate. If such Lender does not pay such corresponding amount forthwith upon the Administrative Agent’s demand therefor, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately pay such corresponding amount to the Administrative Agent together with interest thereon, for each day from the date of such Borrowing until the date such amount is paid to the Administrative Agent, at the rate payable hereunder for Base Rate Loans.

(D)	The failure of any Lender to make the Loans to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing. Nothing in this Section 2.2(c)(ii) shall prejudice any rights that the Borrower may have against a Defaulting Lender.

(d)	Reimbursement Obligations Absolute. The obligation of Borrower to reimburse any Drawing Payment as provided in Section 2.2 shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by an Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, (iv) any amendment or waiver of or any consent to departure from all or any terms of any of the Credit Documents, (v) the existence of any claim, setoff, defense or other right which Borrower may have at any time against the beneficiary of such Letter of Credit (or any Persons for whom such beneficiary may be acting), the applicable Issuing Bank, Administrative Agent, any Lender or any other Person, whether in connection with this Agreement, the transactions contemplated hereby, by any other Credit Document or by any unrelated transaction, (vi) any breach of contract or dispute among or between Borrower, an Issuing Bank, Administrative Agent, any Lender or any other Person, (vii) any non-application or misapplication by the beneficiary of a Letter of Credit of the proceeds of any Drawing Payment or any other act or omission of such beneficiary in connection with such Letter of Credit, (viii) any failure to preserve or protect any Collateral, any failure to perfect or preserve the perfection of any Lien thereon, or the release of any of the Collateral securing the performance or observance of the terms of this Agreement or any of the other Credit Documents, or (ix) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section 2.2(d), constitute a legal or equitable discharge of, or provide a right of setoff against, Borrower’s obligations hereunder; provided, that in each case, payment by an Issuing Bank shall not have constituted gross negligence or willful misconduct. Neither Administrative Agent, the Lenders nor the applicable Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of an Issuing Bank; provided, that nothing contained herein shall be construed to excuse an Issuing Bank from liability to Borrower to the extent of any direct damages (as opposed to consequential damages, claims in respect of which are hereby waived by Borrower to the extent permitted by applicable law) suffered by Borrower that are determined by a court having jurisdiction to have been caused by (x) such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof, or (y) such Issuing Bank’s refusal to issue a Letter of Credit in accordance with the terms of this Agreement. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank, such Issuing Bank shall be deemed to have exercised care in each such determination and each refusal to issue a Letter of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, an Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(e)	Disbursement Procedures. An Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Each Issuing Bank shall promptly notify Administrative Agent and Borrower by telephone (confirmed by telecopy or other electronic transmission) of such demand for payment and whether such Issuing Bank has made or shall make a Drawing Payment thereunder; provided, that any failure to give or delay in giving such notice shall not relieve Borrower of its obligation to reimburse the applicable Issuing Bank with respect to any such Drawing Payment.

(f)	Interim Interest. If an Issuing Bank shall make any Drawing Payment, then, unless Borrower shall reimburse such Drawing Payment in full by 4:00 p.m. (New York time) on the second Banking Day after the date such Drawing Payment is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Drawing Payment is made to but excluding the date that Borrower reimburses such Drawing Payment (including by the making of a Borrowing), at the rate per annum then applicable to Base Rate ~~LC~~Multi-Draw Facility Loans or ~~LIBOR LC~~SOFR Multi-Draw Facility Loans, at the election of Borrower, for Drawing Payments under a Letter of Credit; provided, that if such Drawing Payment is not reimbursed by Borrower when due or otherwise discharged pursuant to Section 2.2~~2.2(c)~~(a)(ii), ~~(b)(ii) or (c)(ii),~~ then Section 2.4(c) shall apply. Interest accrued pursuant to this Section 2.2(f) shall be for the account of the applicable Issuing Bank.

(g)	Additional Issuing Banks. From time to time, Borrower may by notice to Administrative Agent designate one or more other Lenders or other financial institutions (in addition to the Issuing Banks and their respective Affiliates) that agree (in their sole discretion) to act in such capacity and is reasonably satisfactory to Administrative Agent as a Revolving Issuing Bank or DSR Issuing Bank, as applicable. Each such additional Issuing Bank shall execute a counterpart of this Agreement in such capacity upon the approval of Administrative Agent (which approval shall not be unreasonably withheld or delayed) and shall thereafter be a Revolving Issuing Bank or DSR Issuing Bank, as applicable, hereunder for all purposes. The Register shall be updated following such execution.

(h)	Reporting. Unless otherwise requested by Administrative Agent, each Issuing Bank shall (i) provide to Administrative Agent copies of any notice received from Borrower pursuant to Section 2.2 no later than the next Banking Day after receipt thereof, and (ii) report in writing to Administrative Agent (A) on or prior to each Banking Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letters of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), and such Issuing Bank shall be permitted to issue, amend, renew or extend such Letter of Credit if Administrative Agent shall not have advised such Issuing Bank that such issuance, amendment renewal or extension would not be in conformity with the requirements of this Agreement, (B) on each Banking Day on which such Issuing Bank makes any Drawing Payment, the date of such Drawing Payment and the amount of such Drawing Payment, and (C) on any other Banking Day, such other information as Administrative Agent shall reasonably request, including but not limited to prompt verification of such information as may be requested by Administrative Agent.

(i)	Replacement of an Issuing Bank. An Issuing Bank may be replaced at any time by written agreement among Borrower, Administrative Agent and the successor Issuing Bank. Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.3(c), (f) or (h), as applicable, and any unreimbursed obligations and other First Lien Obligations owed to such Issuing Bank in its capacity as such. From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter by such successor Issuing Bank, and (ii) references herein to the term “Issuing Bank”, and as applicable, “Revolving Issuing Bank” or “DSR Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. Upon the replacement of an Issuing Bank hereunder, (x) all outstanding Letters of Credit issued by the replaced Issuing Bank shall be cancelled and returned to the replaced Issuing Bank and (y) any Cash Collateral pledged to the First Lien Collateral Agent for the account of any such Issuing Bank shall be released by the First Lien Collateral Agent upon written confirmation from the Issuing Bank of the Issuing Bank’s receipt of originals of all Letters of Credit and any and all amendments thereto issued by such Issuing Bank and payment by the Borrower of all First Lien Obligations owing to such Issuing Bank as contemplated by this Section 2.2(i).

(j)	Non-Fronted Obligations. For certainty, the DSR Letters of Credit are intended to be non-fronted letters of credit, such that the ~~LC~~Multi-Draw Facility Lender with respect to any DSR Letter of Credit is the same entity as, or an Affiliate of Issuing Bank that has issued such DSR Letter of Credit. Each of the Administrative Agent and Borrower agree that in the event that Borrower has provided any DSR Letters of Credit to support the Debt Service Reserve Requirement, it shall instruct the First Lien Collateral Agent to draw on such DSR Letters of Credit pro rata among all DSR Letters of Credit. To the extent that any DSR Letter of Credit is drawn on a non-pro rata basis, each other DSR Issuing Bank shall be irrevocably and unconditionally obligated to fund participations in the overdrawn DSR LC Reimbursement Obligations on a pro rata basis based on their Proportionate Share of the ~~LC~~Multi-Draw Facility Commitments. The First Lien Collateral Agent hereby agrees to draw on such DSR Letter of Credit only on a pro rata basis as notified by the Administrative Agent or the Borrower to the First Lien Collateral Agent.

2.3	Fees

(a)	Agents’ and Arranger’s Fees. Borrower shall pay to Administrative Agent, First Lien Collateral Agent, and Depositary Agent, as applicable, solely for (i) Administrative Agent’s account the fees and other amounts described in the Agency Fee Letter, and (ii) Depositary Agent’s and First Lien Collateral Agent’s account the fees and other amounts described in the schedule of fees agreed among Borrower, First Lien Collateral Agent and Depositary Agent (the “Depositary and Collateral Agency Fee Letter”).

(b)	~~LC~~Multi-Draw Facility Commitment Fees. On each Quarterly Date, Borrower shall pay to Administrative Agent the following commitment fees, in each case, payable quarterly in arrears, and for the benefit of the ~~LC~~Multi-Draw Facility Lenders, accruing from the Initial Closing Date or the first day of the Payment Period, as the case may be, a commitment fee for such quarter (or portion thereof) then ending equal to 0.50% per annum on the average daily balance of the aggregate undrawn ~~LC~~Multi-Draw Facility Commitments (calculated on an actual/360-day basis).

(c)	Revolving LC Fees. On each Quarterly Date, Borrower shall pay to Administrative Agent:

(i)	for the benefit of the ~~LC~~Multi-Draw Facility Lenders, accruing from the Initial Closing Date or the first day of the Payment Period, as the case may be, a letter of credit participation fee on all outstanding Revolving Letters of Credit (the “Revolving LC Fee”) for such quarter (or portion thereof) then ending at a per annum rate equal to the Applicable Margin then in effect with respect to ~~LIBOR~~SOFR Loans under the ~~LC~~Multi-Draw Facility Commitments, on the face amount of each such Revolving Letter of Credit. Such fee shall be shared ratably among the ~~LC~~Multi-Draw Facility Lenders based on such Revolving Lender’s Proportionate Share of the Stated Amounts of all Revolving Letters of Credit (other than Defaulting Lenders) and calculated on an actual/360-day basis, payable quarterly in arrears; and

(ii)	for the benefit of the ~~LC~~Multi-Draw Facility Lenders who has issued, either directly or through an Affiliate, a DSR Letter of Credit, accruing from the Initial Closing Date or the first day of the Payment Period, as the case may be, a letter of credit participation fee on all outstanding DSR Letters of Credit issued by such ~~LC~~Multi-Draw Facility Lender (or its Affiliate) (the “DSR LC Fee”) for such quarter (or portion thereof) then ending at a per annum rate equal to the Applicable Margin then in effect with respect to ~~LIBOR~~SOFR Loans under the ~~LC~~Multi-Draw Facility Commitments, on the face amount of each such DSR Letter of Credit. Such fee shall be shared ratably among the ~~LC~~Multi-Draw Facility Lenders who have issued, or who have Affiliates who have issued, DSR Letters of Credit (other than Defaulting Lenders) and calculated on an actual/360-day basis, payable quarterly in arrears.

(d)	Revolving Letter of Credit Fronting Fee. The Borrower shall pay to the Administrative Agent for the account of each Issuing Bank a fronting fee (the “Revolving Letter of Credit Fronting Fee”) until the ~~LC~~Multi-Draw Facility Maturity Date, payable quarterly in arrears on each Quarterly Date occurring after the Initial Closing Date, and on the Revolving Maturity Date at the rate per annum on the difference between the average daily Stated Amount of all undrawn Revolving Letters of Credit issued by such Issuing Bank for such quarter (or portion thereof), minus such Issuing Bank’s Proportionate Share of such Stated Amount, as agreed to between the Borrower and such Issuing Bank.

2.4	Other Payment Terms

(a)	Place and Manner. Except as otherwise provided in the Agency Fee Letter, Depositary and Collateral Agency Fee Letter or any other provision contained in any of the Credit Documents, Borrower shall make all payments due to any Lender, any Issuing Bank, First Lien Collateral Agent, Depositary Agent or Administrative Agent hereunder to Administrative Agent, for the account of such Lender, such Issuing Bank, First Lien Collateral Agent, Depositary Agent or Administrative Agent (as the case may be), to the account in the name of MUFG Bank, Ltd., Bank Name: MUFG Bank, Ltd., ABA No. 026-009-632, Account No: 9777-0191, Account Name: Loan Operations Department, Attention: Agency Desk, Reference: Geysers or such other account as Administrative Agent shall notify Borrower from time to time, in Dollars and in immediately available funds not later than 12:00 p.m., New York City time, on the date on which such payment is due. Any payment made after such time on any day shall be deemed received on the Banking Day after such payment is received. Administrative Agent shall disburse to each Lender, each Issuing Bank, First Lien Collateral Agent or Depositary Agent (as the case may be) each such payment received by Administrative Agent for such Lender, such Issuing Bank or First Lien Collateral Agent (as the case may be), such disbursement to occur on the day such payment is received if received by 12:00 p.m., New York City time, or if otherwise reasonably possible, or otherwise on the next Banking Day.

(b)	Date. Whenever any payment due hereunder shall fall due on a day other than a Banking Day, such payment shall be made on the next succeeding Banking Day, and such extension of time shall be included in the computation of interest or fees, as the case may be, without duplication of any interest or fees so paid in the next subsequent calculation of interest or fees payable.

(c)	Default Interest. Notwithstanding anything to the contrary herein, upon the occurrence and during the continuation of any Event of Default, the outstanding principal amount of overdue Loans and amounts due under outstanding Letters of Credit (without duplication) and, to the extent permitted by applicable Legal Requirements, any accrued and overdue but unpaid interest payments thereon and any accrued and overdue but unpaid fees, and other overdue amounts hereunder, shall thereafter bear interest (including post-petition interest in any proceeding under applicable Bankruptcy Laws) payable upon demand, and the LC Fees shall be increased, at a rate that is (i) 2% per annum in excess of the interest rate or LC Fee, as applicable, then otherwise payable under this Agreement with respect to the LC Loans, or (ii) in the case of any such fees and other amounts, at a rate that is 2% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans (the “Default Rate”); provided, that in the case of ~~LIBOR~~SOFR Loans, upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective, such ~~LIBOR~~SOFR Loans shall thereupon become Base Rate Loans and shall thereafter bear interest payable upon demand at a rate that is 2% per annum in excess of the interest rate then otherwise payable under this Agreement for Base Rate Loans, (it being understood that from and after the date on which all continuing Events of Default have been waived by the Lenders pursuant to Section 9.9, the Default Rate shall no longer apply).

(d)	Net of Taxes, Etc.

(i)	Taxes. Any and all payments to or for the benefit of any Lender Party by or on behalf of any Obligor hereunder or under any other Credit Document shall be made free and clear of and without deduction or withholding, setoff or counterclaim of any kind whatsoever, except as required by applicable law. If any Taxes are required to be deducted or withheld from or in respect of any sum payable by or on behalf of any Obligor hereunder or under any other Credit Document to any Lender Party, (A) if such Tax is an Indemnified Tax, the sum payable shall be increased as may be necessary so that after all required deductions or withholdings (including deductions or withholdings applicable to additional sums payable under this Section 2.4(d)), such Lender Party receives an amount equal to the sum it would have received had no such deductions or withholdings been made, (B) the relevant Obligor shall make (or cause to be made) such deductions or withholdings, and (C) the relevant Obligor shall pay (or cause to be paid) the full amount deducted or withheld to the relevant taxation authority or other authority in accordance with applicable Legal Requirements. In addition, Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(ii)	Tax Indemnity. Borrower shall indemnify each Lender Party for and hold it harmless against the full amount of Indemnified Taxes and Other Taxes (including any Indemnified Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 2.4(d)) paid by any Lender Party or its Affiliates, or any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally asserted. Payments by Borrower pursuant to this indemnification shall be made within thirty days from the date such Lender Party makes written demand therefor (submitted through Administrative Agent), which demand shall be accompanied by a certificate describing in reasonable detail the basis thereof.

(iii)	Notice. As soon as practicable after any payment of Indemnified Taxes or Other Taxes by or on behalf of Borrower pursuant to this Section 2.4(d), Borrower shall furnish to Administrative Agent, at its address referred to in Section 11.1, the original or a certified copy of a receipt evidencing payment thereof or, if such receipt is not obtainable, other evidence of such payment reasonably satisfactory to Administrative Agent.

(iv)	Conduit Financing. Notwithstanding anything to the contrary contained in this Section 2.4(d), if a Lender Party is a conduit entity participating in a conduit financing arrangement (as defined in Section 7701(l) of the Code and the Treasury Regulations issued thereunder) with respect to any payments made by Borrower under this Agreement and under any Note, Borrower shall not be obligated to pay additional amounts to such Lender Party pursuant to this Section 2.4(d) to the extent that the amount of Indemnified Taxes exceeds the amount that would have otherwise been payable were such Lender Party not a conduit entity participating in a conduit financing arrangement.

(v)	Reimbursement by Lender Parties. If any Lender Party receives an indemnification payment pursuant to Section 2.4(d)(ii) and if such Lender Party is able, in its sole discretion exercised in good faith, to apply or otherwise take advantage of any refund or tax credit arising out of or in conjunction with any Indemnified Taxes or Other Taxes which give rise to such indemnification, such Lender Party shall, to the extent that in its sole discretion exercised in good faith, it can do so without prejudice to the retention of the amount of such refund or credit and without any other adverse tax consequences for such Lender Party, reimburse to Borrower at such time as such tax refund or credit shall have actually been received by such Lender Party such amount as the Lender Party shall, in its sole discretion exercised in good faith, have determined to be attributable to the relevant Taxes or Other Taxes and as will leave such Lender Party in no better or worse position than it would have been in if the payment of such Taxes or Other Taxes had not been required; provided, that if the Lender Party is required to repay all or any portion of any refund or any interest thereon to such Governmental Authority or to forfeit all or any portion of such credit, then, upon the request of such Lender Party, Borrower agrees to repay such Lender Party, as soon as reasonably practicable, the amount of the refund required to be paid to such Governmental Authority by such Lender Party or the amount of such credit that is required to be forfeited, in each case plus any penalties, interest or other charges imposed by such Governmental Authority with respect to such refund or credit, as the case may be. Nothing in this Section 2.4(d)(v) shall oblige any Lender Party to disclose to Borrower or any other Person any information regarding its tax affairs or tax computations, or shall interfere with Lender Party’s absolute discretion to arrange its tax affairs in whatever manner it thinks fit. In particular, no Lender Party shall be under any obligation to claim relief from its corporate profits or similar tax liability in credits or deductions available to it and, if it does claim, the extent, order and manner in which it does so shall be at its absolute discretion.

(vi)	Survival of Obligations. The obligations of Obligors under this Section 2.4(d) shall survive the termination of this Agreement and the repayment of Borrower’s First Lien Obligations hereunder.

(e)	Application of Payments. Except as otherwise expressly provided herein or in the other Credit Documents, payments made under this Agreement or the other Credit Documents and other amounts received by Administrative Agent, First Lien Collateral Agent, Depositary Agent, the Issuing Banks or the Lenders under this Agreement or the other Credit Documents shall first be applied to any fees, costs, charges or expenses payable to Administrative Agent, First Lien Collateral Agent, Depositary Agent, the Issuing Banks or the Lenders hereunder or under the other Credit Documents, next to any accrued but unpaid interest then due and owing, then to outstanding principal then due and owing or otherwise to be prepaid, and to all ordinary course settlement payments and termination payments then due and payable under any Interest Rate Agreement and Cash Collateralize outstanding LC Exposure (in each case, such application to be made on a pro rata basis among such applicable Persons), and any surplus then remaining shall be paid to Borrower or its successors or assigns or to whomsoever may be lawfully entitled to receive the same, or as a court of competent jurisdiction may direct.

(f)	Withholding Exemption Certificates.

(i)	Any Lender Party that is entitled to an exemption from or reduction of withholding tax with respect to payments made under any Credit Document shall deliver to Borrower and the Administrative Agent, at the time or times reasonably requested by Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender Party, if reasonably requested by Borrower or the Administrative Agent, shall deliver such other documentation prescribed by Legal Requirements or reasonably requested by Borrower or the Administrative Agent as will enable Borrower or the Administrative Agent to determine whether or not such Lender Party is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 2.4(f)(ii)(A), 2.4(f)(ii)(B), and 2.4(f)(ii)(D) below) shall not be required if in the Lender Party’s reasonable judgment such completion, execution or submission would subject such Lender Party to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii)	Without limiting the generality of the foregoing,

(A)	any Lender Party that is a U.S. Person shall deliver to Borrower and the Administrative Agent on or prior to the date on which such Lender Party becomes a Lender Party under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender Party is exempt from U.S. federal backup withholding tax;

(B)	any Non-U.S. Lender Party shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Non-U.S. Lender Party becomes a Lender Party under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), whichever of the following is applicable:

(1)	in the case of a Non-U.S. Lender Party claiming the benefits of an income tax treaty to which the United States is a party (I) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “interest” article of such tax treaty, and (II) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2)	executed copies of IRS Form W-8ECI;

(3)	in the case of a Non-U.S. Lender Party claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (I) a certificate substantially in the form of Exhibit H-1 to the effect that such Non-U.S. Lender Party is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of Borrower (or if the Borrower is an entity that is disregarded as separate from its regarded owner for U.S. federal income tax purposes, such regarded owner) within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”), and (II) executed copies of IRS Form W-8BEN or W-8BEN-E; or

(4)	to the extent a Non-U.S. Lender Party is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-2 or Exhibit H-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided, that if the Non-U.S. Lender Party is a partnership and one or more direct or indirect partners of such Non-U.S. Lender Party are claiming the portfolio interest exemption, such Non-U.S. Lender Party may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit H-4 on behalf of each such direct and indirect partner;

(C)	any Lender Party shall, to the extent it is legally entitled to do so, deliver to Borrower and the Administrative Agent (in such number of copies as shall be requested by the Recipient) on or prior to the date on which such Lender Party becomes a Lender Party under this Agreement (and from time to time thereafter upon the reasonable request of Borrower or the Administrative Agent), executed copies of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and

(D)	if a payment made to a Lender Party under any Credit Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender Party were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender Party shall deliver to Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or the Administrative Agent as may be necessary for Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender Party has complied with such Lender Party’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

Each Lender Party agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify Borrower and the Administrative Agent in writing of its legal inability to do so.

(g)	Defaulting Lender. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable law:

(i)	Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders.

(ii)	Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 7 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 11.2 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to Cash Collateralize each Issuing Bank’s LC Exposure (if any) with respect to such Defaulting Lender in accordance with Section 2.4(g)(iii); third, as Borrower may request (so long as no Default or Event of Default exists), to the funding of any Term Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fourth, if so determined by the Administrative Agent and Borrower, to be held in a deposit account and released pro rata in order to (A) satisfy such Defaulting Lender’s potential future funding obligations with respect to Term Loans under this Agreement and (B) Cash Collateralize any Issuing Bank’s future LC Exposure (if any) with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement; fifth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; sixth, to the payment of any amounts owing to Borrower as a result of any judgment of a court of competent jurisdiction obtained by Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided, that if such payment is a payment of the principal amount of any Term Loans in respect of which such Defaulting Lender has not fully funded its appropriate share, such payment shall be applied solely to pay the Term Loans of all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of such Defaulting Lender until such time as all Term Loans are held by the Lenders pro rata in accordance with the Term Loan Commitments. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(iii)	Cash Collateral. At any time that there shall exist a Defaulting Lender, within one Banking Day following the written request of the Administrative Agent or a Issuing Bank (with a copy to the Administrative Agent) the Borrower shall Cash Collateralize each Issuing Bank’s LC Exposure (other than the LC Exposure of any Issuing Bank that is the Defaulting Lender or its Affiliate) with respect to such Defaulting Lender (determined after giving effect to Section 2.4(g)(iii)(B) and any Cash Collateral provided by such Defaulting Lender).

(A)	Grant of Security Interest. The Borrower, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grants to the First Lien Collateral Agent, for the benefit of the applicable Issuing Bank, and agrees to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letters of Credit, to be applied pursuant to clause (B) below. If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the First Lien Collateral Agent and an Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than 102.5% of the Stated Amount of such Letters of Credit, the Borrower shall, promptly upon demand by the Administrative Agent, pay or provide to the First Lien Collateral Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

(B)	Application. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.4(g) in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letters of Credit (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(C)	Termination of Requirement. Cash Collateral (or the appropriate portion thereof) provided to reduce the applicable Issuing Bank’s LC Exposure shall not be held as Cash Collateral pursuant to this Section 2.4(g) following (1) the elimination of the LC Exposure (including by the termination of Defaulting Lender status of the applicable Lender) or (2) the determination by the Administrative Agent and the applicable Issuing Bank that there exists excess Cash Collateral; provided, that, subject to the other provisions of this Section 2.4(g), the Person providing Cash Collateral and the applicable Issuing Bank may agree that Cash Collateral shall be held to support future anticipated LC Exposure or other obligations; provided, further, that to the extent that such Cash Collateral was provided by the Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents.

(iv)	Certain Fees. Notwithstanding anything herein to the contrary, no Defaulting Lender shall be entitled to receive any commitment fee for any period during which that Lender is a Defaulting Lender (and Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender).

(v)	Termination or Transfer of Interest Rate Agreements. During the period that any Lender is a Defaulting Lender, such Lender (or any of its Affiliates) shall, at Borrower’s option, not be permitted to be a Hedge Bank with respect to any Permitted Interest Rate Agreement, and to the extent such Lender (or its Affiliate) is a Hedge Bank, Borrower may, at its sole option, require such Hedge Bank to terminate or transfer its Permitted Interest Rate Agreements to an existing Lender (or its Affiliate). Any transfer of a Permitted Interest Rate Agreement, if required by the Borrower, shall be subject to the following conditions: (A) the Lender (or its Affiliate) as Hedge Bank and as transferor (the “Transferor Hedge Provider”) and the transferee (the “Transferee Hedge Provider”) shall enter into a novation agreement (based on the ISDA standard form novation agreement); (B) the calculation of the pricing of such novation (including any payment to be made between the Transferor Hedge Provider and the Transferee Hedge Provider) shall be acceptable to the Transferor Hedge Provider (unless it, or its Affiliates is a Defaulting Lender) and Transferee Hedge Provider in their reasonable discretion; and (C) the Transferor Hedge Provider shall bear all costs and expenses (including legal costs and expenses) in relation to any such transfer.

(vi)	Defaulting Lender Cure. If Borrower, the Administrative Agent and each Issuing Bank agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein, that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Term Loans to be held pro rata by the Lenders in accordance with the Term Loan Commitments, whereupon such Lender will cease to be a Defaulting Lender; provided, that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of Borrower while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender.

2.5	Pro Rata Treatment

(a)	Borrowings, Commitment Reductions, Etc. Except as otherwise provided herein, (i) each Borrowing consisting of Loans or each Drawing Payment under any Letters of Credit or each reduction of Commitments shall be made or allocated among the Lenders pro rata according to their respective Proportionate Shares of such Loans or Commitments, as the case may be, (ii) each payment of principal of and interest on Term Loans and ~~LC~~Multi-Draw Facility Loans shall be made or shared among the Lenders holding such Loans pro rata according to their respective unpaid principal amounts of such Loans held by such Lenders, (iii) each payment of commitment fees shall be shared among the Lenders pro rata according to (A) their respective Proportionate Shares of the Commitments held by such Lenders to which such fees apply, and (B) in respect of each Lender which becomes a party to this Agreement hereunder after the Initial Closing Date, the date upon which such Lender so became a party hereunder, and (iv) each payment of Revolving LC Fees shall be made or shared among the Lenders holding such Loans pro rata according to their respective Proportionate Shares of Stated Amounts of all Revolving Letters of Credit.

(b)	Sharing of Payments, Etc. If any Lender or Issuing Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of its Loans or participations in Drawing Payments of Revolving Letters of Credit resulting in such Lender or Issuing Bank receiving payment of a greater proportion of the aggregate amount of its Loans or participations in Drawing Payments of Revolving Letters of Credit and accrued interest thereon under the applicable facility than the proportion received by any other Lender or Issuing Bank with respect to such facility (other than the application of funds arising from the existence of a Defaulting Lender), then the Lender or Issuing Bank receiving such greater proportion shall forthwith purchase from the other Lenders or Issuing Bank such participations in the Loans or Drawing Payments, as the case may be, as shall be necessary to cause such purchasing Lender or Issuing Bank to share the excess payment ratably with each of them; provided, that (i) the foregoing shall not apply to any assignments by a Lender or Issuing Bank in accordance with Section 9.14, (ii) the foregoing shall not apply to any upfront fees, arranging fees or agency fees and (iii) if all or any portion of such excess payment is thereafter recovered from such purchasing Lender or Issuing Bank, such purchase from such Lender or Issuing Bank shall be rescinded and each other Lender or Issuing Bank shall repay to the purchasing Lender of Issuing Bank the purchase price to the extent of such recovery together with an amount equal to such other Lender’s or Issuing Bank’s proportionate share of the applicable facility (according to the proportion of (A) the amount of such other Lender’s or Issuing Bank’s required repayment to (B) the total amount so recovered from the purchasing Lender or Issuing Bank) of any interest or other amount paid or payable by the purchasing Lender or Issuing Bank in respect of the total amount so recovered. Borrower agrees that any Lender or Issuing Bank so purchasing a participation from another Lender or Issuing Bank pursuant to this Section 2.5(b) may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of setoff) with respect to such participation as fully as if such Lender or Issuing Bank was the direct creditor of Borrower in the amount of such participation.

2.6	Change of Circumstances

(a)	Inability to Determine Rates; Benchmark Replacement Setting.

(i)	Benchmark Replacement.

(A)	~~(a) Inability to Determine Rates; Effect of Benchmark Transition Event.~~ Notwithstanding anything to the contrary herein or in any other Credit Document~~:~~

~~(i)~~	, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then a ~~Replacing LIBOR. On March 5, 2021 the Financial Conduct Authority (“FCA”), the regulatory supervisor of LIBOR’s administrator (“IBA”), announced in a public statement the future cessation or loss of representativeness of overnight/Spot Next, 1-month, 3-month, 6-month and 12-month LIBOR tenor settings. On the earlier of (A) the date that all Available Tenors of LIBOR have either permanently or indefinitely ceased to be provided by IBA or have been announced by the FCA pursuant to public statement or publication of information to be no longer representative and (B) the Early Opt-in Effective Date, if the then-current Benchmark is LIBOR, the Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of any setting of such Benchmark on such day and all subsequent settings without any amendment to, or further action or consent of any other party to this Agreement or any other Credit Document. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a quarterly basis.~~

~~(ii)~~	~~Replacing Future Benchmarks. Upon the occurrence of a Benchmark Transition Event, the~~ Benchmark Replacement will replace ~~the then-current~~such Benchmark for all purposes hereunder and under any Credit Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Credit Document ~~(other than any Benchmark Replacement Conforming Changes made pursuant to Section 2.6(a)(iii) below)~~ so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Required Lenders. At any time that the administrator of the then-current Benchmark has permanently or indefinitely ceased to provide such Benchmark or such Benchmark has been announced by the regulatory supervisor for the administrator of such Benchmark pursuant to public statement or publication of information to be no longer representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored, the Borrower may revoke any request for a borrowing of, conversion to or continuation of Loans to be made, converted or continued that would bear interest by reference to such Benchmark until the Borrower’s receipt of notice from the Administrative Agent that a Benchmark Replacement has replaced such Benchmark, and, failing that, the Borrower will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans. During the period referenced in the foregoing sentence, the component of the Base Rate based upon the Benchmark will not be used in any determination of the Base Rate.

(B)	No swap agreement shall be deemed to be a “Credit Document” for purposes of this Section 2.6(a).

(ii)	(iii) Benchmark Replacement Conforming Changes. In connection with the ~~implementation and~~use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Credit Document.

(iii)	~~(iv)~~ Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (A) the implementation of any Benchmark Replacement and (B) the effectiveness of any ~~Benchmark Replacement~~ Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.6(a)(iv) and (y) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.6(a), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party ~~hereto~~to this Agreement or any other Credit Document, except, in each case, as expressly required pursuant to this Section 2.6(a).

(iv)	~~(v)~~ Unavailability of Tenor of Benchmark. ~~At~~Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (A) if the then-current Benchmark is a term rate (including the Term SOFR ~~or LIBOR)~~Reference Rate) and either (x) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (y) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may ~~remove any tenor of such Benchmark that is unavailable or non-representative for Benchmark (including Benchmark Replacement) settings and (B)~~modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (B) if a tenor that was removed pursuant to clause (A) above either (x) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (y) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate ~~any~~ such previously removed tenor ~~for Benchmark (including Benchmark Replacement) settings~~.

(v)	Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

(b)	Illegality. If any Lender reasonably determines that, after the Initial Closing Date, the adoption of any Governmental Rule, any change in any Governmental Rule or the application or requirements thereof (whether such change occurs in accordance with the terms of such Governmental Rule as enacted, as a result of amendment, or otherwise), any change in the interpretation or administration of any Governmental Rule by any Governmental Authority, or compliance by any Lender or Borrower with any request or directive (whether or not having the force of law, but if not having the force of law, being of a type with which a Lender customarily complies) of any Governmental Authority; provided, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, (regardless of the date enacted, adopted or issued, a “Change in Law”) shall make it unlawful or impossible for any Lender to make or maintain any ~~LIBOR~~SOFR Loan, or results in a Governmental Authority imposing material restrictions on the authority of the Lenders to purchase, sell or take deposits of Dollars in the pursuant to the preceding sentence prior to the notice thereof by such Lender to Borrower through Administrative Agent, (1) Borrower’s right to request the making of or conversion to, and the Lender’s obligations to make or convert to, ~~LIBOR~~SOFR Loans shall be suspended until such Lender notifies Borrower and Administrative Agent that the circumstances giving rise to such determination no longer exist, and (2) Borrower shall, upon demand from such Lender (with a copy to Administrative Agent), either (I) pursuant to Section 2.1(g) convert any then outstanding ~~LIBOR~~SOFR Loans into Base Rate Loans at the end of the current Interest Periods for such Loans, or (II) immediately repay ~~LIBOR~~SOFR Loans pursuant to Section 2.1(h) or convert ~~LIBOR~~SOFR Loans into Base Rate Loans if such Lender shall notify Borrower that such Lender may not lawfully continue to fund and maintain such Loans. Upon any such conversion, Borrower shall also pay accrued interest on the amount so converted. Any conversion or prepayment of ~~LIBOR~~SOFR Loans made pursuant to the preceding sentence prior to the last day of an Interest Period for such Loans shall be deemed a prepayment thereof for purposes of Section 2.7.

(c)	Increased Costs. If any Change in Law shall:

(i)	impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement) or any Issuing Bank; or

(ii)	impose on any Lender or any Issuing Bank ~~or the London interbank market~~ any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letters of Credit or participation therein;

and the result of any of the foregoing shall be to increase the cost (other than any cost relating to any Taxes) to such Lender or such other Recipient of making, converting to, continuing or maintaining any Loan or of maintaining its obligation to make any such Loan, or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letters of Credit (or of maintaining its obligation to participate in or to issue any Letters of Credit), or to reduce the amount of any sum received or receivable by such Lender, Issuing Bank or other Recipient hereunder (whether of principal, interest or any other amount) then, upon request of such Lender, Issuing Bank or other Recipient, Borrower shall pay to such Lender, Issuing Bank or other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, Issuing Bank or other Recipient, as the case may be, for such additional costs incurred or reduction suffered (without duplication and after netting out the effect of any benefits resulting therefrom).

(d)	Capital Requirements.

(i)	If any Lender or Issuing Bank reasonably determines that any Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements, has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by any Issuing Bank, to a level below that which such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or Issuing Bank’s policies and the policies of such Lender’s or Issuing Bank’s holding company with respect to capital adequacy), then from time to time Borrower shall pay to such Lender or Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or Issuing Bank or such Lender’s or Issuing Bank’s holding company for any such reduction suffered (without duplication and after netting out the effect of any benefits resulting therefrom).

(ii)	Borrower shall pay to each Lender, as long as such Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including eurocurrency funds or deposits (currently known as “Eurocurrency Liabilities” in Regulation D), additional interest on the unpaid principal amount of each ~~LIBOR~~SOFR Loan equal to the actual costs of such reserves allocated to such Loan by such Lender; provided, that such costs shall be applied consistently across all other similar loans of such Lender, as determined by such Lender in good faith, which determination shall be conclusive absent manifest error. Such additional interest shall be due upon the occurrence of event giving rise to, or the imposition of, as applicable, the reserve requirement, and payable on each date on which interest is payable on such Loan; provided, that such Lender shall provide Borrower at least ten days’ prior notice (with a copy to the Administrative Agent) of such additional interest. If a Lender fails to give notice ten days prior to the relevant interest payment date, such failure shall not excuse Borrower’s obligation to pay such additional interest, however, such additional interest shall be only payable ten days from receipt of such notice.

(e)	Notice; Participating Lenders’ Rights. Each Lender shall notify Borrower of any event occurring after the date of this Agreement that will entitle such Lender to compensation pursuant to this Section 2.6(e), promptly, and in no event later than 180 days after the principal officer of such Lender responsible for administering this Agreement obtains knowledge thereof; provided, that any Lender’s failure to notify Borrower within such 180 day period shall not relieve Borrower of its obligation under this Section 2.6(e) with respect to claims arising prior to the end of such period, but shall relieve Borrower of its obligations under this Section 2.6(e) with respect to the time between the end of such period and such time as Borrower receives notice from the applicable Lender as provided herein; and provided, further, that if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180 day period referred to above shall be extended to include the period of retroactive effect thereof. No Person purchasing from a Lender a participation in any Commitment (as opposed to an assignment) shall be entitled to any payment from or on behalf of Borrower pursuant to Section 2.6(c) or Section 2.6(d) which would be in excess of the applicable proportionate amount (based on the portion of the Commitment in which such Person is participating) which would then be payable to such Lender if such Lender had not sold a participation in that portion of the Commitment.

2.7	Funding Losses

If Borrower shall (a) repay or prepay any ~~LIBOR~~SOFR Loans on any day other than the last day of an Interest Period for such Loans (whether an Optional Prepayment or a Mandatory Prepayment), (b) fail to convert any Loans into ~~LIBOR~~SOFR Loans in accordance with a Notice of Conversion of Loan Type delivered to Administrative Agent (whether as a result of the failure to satisfy any applicable conditions or otherwise) after such Notice of Conversion of Loan Type has become irrevocable, (c) fail to continue a ~~LIBOR~~SOFR Loan in accordance with a Confirmation of Interest Period Selection delivered to Administrative Agent, or (d) fail to make any prepayment in accordance with any notice of prepayment delivered to Administrative Agent, then Borrower shall, within ten days after demand by any Lender, reimburse such Lender for all reasonable costs and losses incurred by such Lender as a result of such repayment, prepayment or failure (“Liquidation Costs”). Borrower understands that such costs and losses may include losses incurred by a Lender as a result of funding and other contracts entered into by such Lender to fund ~~LIBOR~~SOFR Loans (other than non-receipt of the margin applicable to such ~~LIBOR~~SOFR Loans). Each Lender demanding payment under this Section 2.7 shall deliver to Borrower a certificate setting forth in reasonable detail the basis for and the amount of costs and losses for which demand is made. Such a certificate so delivered to Borrower shall, in the absence of manifest error, be conclusive and binding as to the amount of such loss for purposes of this Agreement.

2.8	Alternate Office; Minimization of Costs; Replacement of Lenders

(a)	To the extent reasonably possible, each Lender shall designate an alternative Lending Office with respect to its ~~LIBOR~~SOFR Loans and otherwise take any reasonable actions to reduce any liability of Borrower to any Lender under Sections 2.4(d), 2.6(c), 2.6(d) or Section 2.7, or to avoid the unavailability of any Type of Loans under Section 2.6(b) so long as (in the case of the designation of an alternative Lending Office) such Lender, in the reasonable judgment of such Lender, determines that (i) such designation would not subject the Lender to any unreimbursed cost or otherwise be disadvantageous to such Lender in any material respect, and (ii) such actions would eliminate or reduce liability to such Lender; provided, that no Lender shall be required to designate an alternative Lending Office if such designation requires internal credit approval until such time as such Lender receives such internal credit approval. Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or actions within ten Banking Days of demand thereof to Borrower.

(b)	If and with respect to each occasion that any Lender has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 9.9 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, a Lender either makes a demand for 42 compensation pursuant to Sections 2.4(d), 2.6(c) or 2.6(d) or is unable to fund ~~LIBOR~~SOFR Loans pursuant to Section 2.6(b) or is a Defaulting Lender, then Borrower may, upon at least five Banking Days’ prior irrevocable written notice to each of such Lender and Administrative Agent, in whole permanently replace the Loans and Commitments of such Lender. Such replacement Lender shall upon the effective date of replacement purchase Borrower’s First Lien Obligations hereunder owed to such replaced Lender for the aggregate amount thereof and shall thereupon for all purposes become a “Lender” hereunder. Such notice from Borrower shall specify an effective date for the replacement of such Lender’s Loans and Commitments, which date shall not be later than the fourteenth day after the day such notice is given. On the effective date of any replacement of such Lender’s Loans and Commitments pursuant to this Section 2.8(b), Borrower shall pay to Administrative Agent for the account of such Lender (i) any fees due to such Lender to the date of such replacement, (ii) the principal of and accrued interest on the principal amount of outstanding Loans held by such Lender to the date of such replacement (such amount to be represented by the purchase of Borrower’s First Lien Obligations hereunder of such replaced Lender by the replacing Lender and not as a prepayment of such Loans), and (iii) the amount or amounts due to such Lender pursuant to each of Sections 2.4(c), 2.6(c) or 2.6(d), as applicable, and any other amount then payable hereunder to such Lender. Borrower shall remain liable to such replaced Lender for any Liquidation Costs that such Lender sustains or incurs as a consequence of the purchase of such Lender’s Loans (unless such Lender has defaulted on its obligation to fund a Loan hereunder). Upon the effective date of the purchase of any Lender’s Loans owed to such Lender and termination of such Lender’s Commitments pursuant to this Section 2.8(b), such Lender shall cease to be a Lender hereunder. No such termination of any such Lender’s Commitments and the purchase of such Lender’s Loans pursuant to this Section 2.8(b) shall affect (x) any liability or obligation of Borrower or any other Lender to such terminated Lender, or any liability or obligation of such terminated Lender to Borrower or any other Lender, which accrued on or prior to the date of such termination, or (y) such terminated Lender’s rights hereunder in respect of any such liability or obligation. Nothing in this Section 2.8(b) shall be deemed to prejudice any rights that Borrower may have against any Lender that is a Defaulting Lender.

(c)	Upon written notice to Administrative Agent, any Lender may designate a Lending Office other than the Lending Office most recently designated to Administrative Agent and may assign all of its interests under the Credit Documents and its Notes (if any) to such Lending Office; provided, that, such designation and assignment do not at the time of such designation and assignment increase the reasonably foreseeable liability of Borrower under Sections 2.4(d), 2.6(c) or 2.6(d) or make an Interest Rate option unavailable pursuant to Section 2.6(b).

3.	CONDITIONS PRECEDENT

3.1	Conditions Precedent to the Initial Closing Date

The obligation of the Lenders to make the Term Loans or ~~LC~~Multi-Draw Facility Loans on the Initial Closing Date, as applicable, under this Agreement, and the obligation of any Issuing Bank to issue any Letter of Credit hereunder on the Initial Closing Date ~~is~~was subject to the prior satisfaction of each of the following conditions (unless waived in writing by Administrative Agent with the consent of the Lenders) (the date such conditions precedent ~~are~~were so satisfied or waived being referred to as the “Initial Closing Date”):

(a)	Resolutions. Delivery to the Administrative Agent of a copy of one or more resolutions or other authorizations, in form and substance reasonably satisfactory to the Administrative Agent, of the Obligors certified by a Responsible Officer of Holdings or Borrower, as applicable, as being in full force and effect on the Initial Closing Date, authorizing, as applicable and among other things, the Borrowings herein provided for, the granting or continuation of the Liens under the First Lien Collateral Documents, delivery and performance of this Agreement and the other Initial Closing Date Credit Documents and any instruments or agreements required hereunder or thereunder to which any of the Obligors is a party.

(b)	Incumbency. Delivery to the Administrative Agent and the Depositary Agent of a certificate, in form and substance reasonably satisfactory to the Administrative Agent, from the Obligors, signed by the appropriate authorized officer or manager of the Obligors and dated as of the Initial Closing Date, as to the incumbency of the natural Persons authorized to execute and deliver this Agreement and the other Initial Closing Date Credit Documents and any instruments or agreements required hereunder or thereunder to which an Obligor is a party.

(c)	Formation Documents. Delivery to the Administrative Agent of (i) copies of the articles of incorporation, certificate of incorporation, charter or other state certified constituent documents of each Obligor, certified by the secretary of state of such Obligor’s state of formation, and (ii) copies of the limited liability company operating agreement or other comparable constituent documents, if applicable, of each Obligor, certified by an authorized officer of such Obligor, as applicable, as being true, correct and complete on the Initial Closing Date.

(d)	Good Standing Certificates. Delivery to the Administrative Agent of good standing certificates in a form customarily issued by (i) the secretary of state of the state in which the Obligors are formed or incorporated, as applicable, and (ii) in the case of Borrower, the Secretary of State of the State of California.

(e)	Third Party Approvals. Delivery to the Administrative Agent of copies of any approval by any Governmental Authority reasonably required in connection with any transaction herein contemplated or contemplated in any other Credit Document, which the Administrative Agent may reasonably have requested in connection herewith.

(f)	Credit Documents and Major Project Contracts. Delivery to the Administrative Agent of (i) executed copies of this Agreement, the First Lien Common Terms Agreement, and each other Credit Document (other than the Interest Rate Agreements) to be executed on the Initial Closing Date and any supplements or amendments thereto and (ii) a certified list of, and true, correct and complete copies of, each Major Project Contract executed on or prior to the Initial Closing Date (together with any supplements or amendments thereto), in the case of each of clauses (i) and (ii), all of which shall have been duly authorized, executed and delivered by the parties thereto, and all of which shall be certified by a Responsible Officer of Borrower as being true, complete and correct and in full force and effect (to the extent provided therein) on the Initial Closing Date pursuant to the certificate delivered pursuant to Section 3.1(g).

(g)	Closing Certificate. Delivery to the Administrative Agent of a certificate, dated as of the Initial Closing Date, duly executed by a Responsible Officer of Borrower, in substantially the form of Exhibit F-1.

(h)	Legal Opinions. Delivery to the Administrative Agent of legal opinions of counsel to the Obligors entering into Financing Documents entered into as of the Initial Closing Date, in each case in form and substance reasonably satisfactory to the Administrative Agent.

(i)	Insurance. Insurance complying with terms and conditions set forth in Exhibit K shall be in full force and effect and the Administrative Agent and the Insurance Consultant shall have received (i) a certificate from Borrower’s insurance broker(s), dated as of the Initial Closing Date, in form and substance reasonably satisfactory to the Administrative Agent, (A) identifying underwriters, type of insurance, insurance limits and policy terms, (B) listing the special provisions required as set forth in Exhibit K, (C) describing the insurance obtained, and (D) stating that such insurance is in full force and effect and that all premiums then due thereon have been paid and that, in the opinion of such broker(s), such insurance complies with the terms and conditions set forth in Exhibit K, and (ii) certified copies of all policies evidencing such insurance (or a binder, commitment or certificates signed by the insurer or a broker authorized to bind the insurer).

(j)	Consultant Reports. Delivery to the Administrative Agent of the Independent Engineer, Insurance Consultant, Reserve Consultant, Environmental Consultant and Market Consultant’s reports, together with a reliance letter from each such Person in form and substance reasonably satisfactory to the Administrative Agent.

(k)	Depositary Accounts. The Depositary Accounts shall have been established and the Debt Service Reserve Account and shall have been funded in an amount equal to the Debt Service Reserve Requirement, with cash or a letter of credit.

(l)	Payment of Taxes, Interest and Fees. All taxes, fees and other costs payable in connection with the execution, delivery, recordation and filing of the documents and instruments referred to in this Section 3.1 and due on the Initial Closing Date shall have been paid in full or, as approved by the Lenders, provided for. Borrower shall have paid (or caused to be paid) all outstanding amounts due, as of the Initial Closing Date, and owing to (i) the Lenders, Administrative Agent, First Lien Collateral Agent, the Issuing Banks, Coordinating Lead Arrangers or the Joint Lead Arrangers under any fee or other letter, including without limitation the Agency Fee Letter, the Depositary and Collateral Agency Fee Letter or pursuant to Section 2.3(a), (ii) the Lenders’ attorneys and consultants (including the Independent Consultants) for all services rendered and billed at least one Banking Day prior to the Initial Closing Date, (iii) the Depositary Agent under the Depositary Agreement and the Depositary and Collateral Agency Fee Letter and (iv) Administrative Agent for any other amounts required to be paid or deposited by Borrower on the Initial Closing Date. In addition, Borrower shall have provided, to any Lender that has so requested in writing at least one Banking Day prior to the Initial Closing Date, documentation reasonably satisfactory to Borrower and such Lender regarding the description or designation of any fees payable to such Lender pursuant to the foregoing clause (i); provided, that Borrower shall not be responsible for making any determination or verification with respect to the description or designation of fees requested by any such Lender, and shall not have any liability to any such Lender as a result of the delivery of such documentation.

(m)	Financial Statements. Delivery to the Administrative Agent of (i) accurate and complete copies of (A) the audited balance sheets of the Borrower for the years ended December 31, 2017, December 31, 2018 and December 31, 2019, and (B) audited statements of cash flows of the Borrower for the years ended December 31, 2016, December 31, 2017, December 31, 2018 and December 31, 2019, and (ii) together with a certificate from the appropriate Responsible Officer of Borrower, dated as of the Initial Closing Date, stating that, since December 31, 2019, there has occurred no event or circumstance which could reasonably be expected to have a Material Adverse Effect.

(n)	UCC Reports. Delivery to the Administrative Agent of a UCC report of a date no less recent than ten days before the Initial Closing Date for each of the jurisdictions in which the UCC-1 financing statements and the fixture filings are intended to be filed in respect of the Collateral, showing that upon due filing or recordation (assuming such filing or recordation occurred on the date of such respective reports), as the case may be, the security interests created under the First Lien Collateral Documents, with respect to such Collateral, will be prior to all other financing statements, future filings or other security documents wherein the security interest is perfected by filing or recording in respect of the Collateral, together with evidence of release of the Projects from all liens other than Permitted Liens and payoff of any debt for borrowed money of the Obligors.

(o)	Base Case Projections. Delivery to the Administrative Agent of the Base Case Projections of operating expenses and cash flow for the Projects in the form of Schedule 3.1(o), which Base Case Projections shall be in form and substance satisfactory to the Administrative Agent.

(p)	Reorganization. Delivery to the Administrative Agent of a certificate by the Borrower certifying that the structure set forth in Schedule 3.1(p) is the Obligor’s corporate structure as of the Initial Closing Date, together with documents evidencing that such corporate structure has been effectuated.

(q)	Flood Determination. Delivery to the Administrative Agent of a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination for the real property relating to each of the Projects.

(r)	Representations and Warranties. Each representation and warranty of Borrower and each other Obligor under the Credit Documents shall be true and correct as of the Initial Closing Date, except to the extent that such representations and warranties are stated to be made as of a specific date, in which case they shall be true and correct as of such date.

(s)	Absence of Litigation. The absence of any action, suit, investigation or proceeding pending or, to the knowledge of the Borrower, threatened in any court or before any arbitrator or Governmental Authority that could reasonably be expected to have a Material Adverse Effect.

(t)	No Default. No Default or Event of Default shall have occurred and be continuing as of the Initial Closing Date.

(u)	Annual Operating Budget. The Lenders shall have received a copy of the Annual Operating Budget for calendar year 2020.

(v)	Notice of Borrowing. Borrower shall have delivered the Notice of Borrowing to Administrative Agent in accordance with the procedure specified in Section 2.1(a)(ii).

(w)	Know-your-Customer. At least three Banking Days prior to the Initial Closing Date, the Agents and the Lenders shall have received (i) all documentation and other information required by bank regulatory authorities or reasonably requested by any Agent or any Lender, at least seven Banking Days prior to the Initial Closing Date, under or in respect of applicable “know-your-customer” and anti-money laundering rules and regulations, including the PATRIOT Act and (ii) to the extent that Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, Borrower shall deliver a Beneficial Ownership Certification.

(x)	Release Letter. Substantially concurrently with the transactions contemplated hereby, all Indebtedness of the Obligors (other than Permitted Debt), together with all accrued and unpaid interest thereon and all applicable make-whole or other premiums payable in connection therewith, concurrently with the consummation of the transactions contemplated hereby, has been prepaid, redeemed or defeased in full or otherwise satisfied and extinguished, in each case, on terms reasonably satisfactory to the Administrative Agent, and all commitments relating thereto terminated and all Liens on security interests related thereto shall have been terminated or released, in each case, on terms reasonably satisfactory to the Administrative Agent.

(y)	Consents. Delivery to the Administrative Agent of executed copies of the Consent for the (i) Administrative Services Agreement, dated as of the date hereof, between Calpine Administrative Services Company, Inc. and the Borrower, Geysers Company, Wild Horse and Calistoga, (ii) the O&M Agreement, and (iii) the Third Amended and Restated Power Purchase and Sale Agreement.

3.2	Conditions Precedent to Credit Events

The obligation of any Lenders to make the ~~LC~~Multi-Draw Facility Loans after the Initial Closing Date or to issue, amend or renew Letters of Credit after the Initial Closing Date is subject to the prior satisfaction of each of the following conditions (unless waived in writing by Administrative Agent with the consent of the Lenders) (any date such conditions precedent are so satisfied or waived being referred to as a “Borrowing Date”):

(a)	Representations and Warranties. Each representation and warranty made by or on behalf of Borrower or any Obligor in any of the Credit Documents shall be true and correct in all material respects (or, in the case of any such representations and warranties qualified as to materiality, in all respects) as if made on the date of such Credit Event, unless such representation or warranty expressly relates solely to an earlier date; provided, that this Section 3.2(a) shall not be a condition to reinstating the Stated Amount of any Letter of Credit upon ~~remibursement~~reimbursement thereof.

(b)	No Default. No Event of Default shall have occurred and be continuing or shall result from such Credit Event.

(c)	Borrowing Notice; Notice of LC Activity. In respect of any Borrowing of Term Loans or Sub-facility Loans, Borrower shall have delivered a Notice of Borrowing to Administrative Agent in accordance with the procedures specified in Section 2.1(a)(ii) or 2.2(c)(ii), as applicable. In respect of any Letter of Credit issuance, amendment or renewal, Borrower shall have delivered a Notice of LC Activity to Administrative Agent in accordance with the procedures specified in Section 2.2.

4.	REPRESENTATIONS AND WARRANTIES

Each Obligor makes each representation and warranty set forth in Article 3 (Representations and Warranties) of the First Lien Common Terms Agreement and each of the following supplemental representations and warranties set forth in this Article 4, on the Initial Closing Date and as of the date of each Credit Event (unless such representation and warranty is stated to be made as of a specific date), in favor of, the First Lien Collateral Agent, each of the Lender Parties and each other party hereto:

4.1	Organization

(a)	Each Obligor is (i) a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation, and (ii) is duly qualified as a foreign limited liability company, in each other jurisdiction in which such qualification is required by law in light of the business it conducts and the property it owns or leases and in light of the transactions contemplated by this Agreement, except where the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.

(b)	Borrower and each Obligor has all requisite limited liability company power and authority to (i) own or hold under lease and operate the property it purports to own or hold under lease, (ii) carry on its business as now being conducted and as now proposed to be conducted in respect of the Projects, and (iii) execute, deliver and perform each Credit Document to which it is a party and perform its obligations thereunder.

4.2	Authorization; No Conflict

Each Obligor has duly authorized, executed and delivered each Credit Document to which such Obligor is a party (or such Credit Documents have been duly and validly assigned to such Obligor and such Obligor has authorized the assumption thereof, and has assumed the obligations of the assignor thereunder) and neither any Obligor’s execution and delivery thereof nor its consummation of the transactions contemplated thereby nor its compliance with the terms thereof

(a)	violate in any material respect any of its Governing Documents,

(b)	violate any Legal Requirement applicable to or binding on such Obligor or any of such Obligor’s properties in a manner which could reasonably be expected to result in a Material Adverse Effect,

(c)	violate in any respect or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected which, in each case, could reasonably be expected to result in a Material Adverse Effect, or

(d)	require any consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained and disclosed in writing to Administrative Agent (except (i) any Permits that are not yet Applicable Permits, (ii) for those that are required by securities, regulatory or applicable law in connection with an exercise of remedies, (iii) as set forth on Schedule 3.2(d) of the First Lien Common Terms Agreement and the filing of any required continuation statements, (iv) for those that, by the terms of the First Lien Collateral Documents, are not required to be obtained or completed or are required to be obtained or completed only after the Initial Closing Date, or (v) for those the absence of which could not reasonably be expected to have a Material Adverse Effect).

4.3	Enforceability

Each of the Credit Documents and, except as ~~otherwsie~~otherwise permitted by Section 6.2, the Major Project Contracts to which each Obligor is a party is a legal, valid and binding obligation of such Obligor, enforceable against such Obligor in accordance with its terms, except to the extent that enforceability may be limited by (a) applicable bankruptcy, insolvency, moratorium, reorganization or other similar laws affecting the enforcement of creditors’ rights, (b) the effect of general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law), or (c) implied covenants of good faith and fair dealing.

4.4	Energy Regulatory

(a)	Each of the Obligors is in compliance with the FPA and PUHCA, except to the extent such Obligor is not subject to, or is exempt from, the FPA or PUHCA or where failure to be in such compliance could not reasonably be expected to have a Material Adverse Effect. Borrower is a “public utility” within the meaning of the FPA, and has authorization from FERC under Section 205 of the FPA to engage in wholesale sales of electric energy, capacity, and certain ancillary services at market-based rates and has received such waivers and authorizations as are customarily granted to market-based rate sellers by FERC, including blanket authorization to issue securities and assume liabilities pursuant to Section 204 of the FPA. No Obligor is, nor solely as a result of the execution, delivery and performance of, and the consummation of the transactions contemplated by the Credit Documents shall be or become, a “public utility,” a “transmitting utility,” or an “electric utility” within the meaning of the FPA. No Obligor is, nor solely as a result of the execution, delivery and performance of, and the consummation of the transactions contemplated by the Credit Documents shall be or become, subject to state regulation of rates or to state financial or organizational requirements for utilities.

(b)	Borrower is an Exempt Wholesale Generator with respect to its ownership and operation of all of the Projects and such status remains in effect. Each of the Obligors is not a “holding company” under PUHCA or is a “holding company” under PUHCA solely with respect to one or more Exempt Wholesale Generators, “qualifying facilities” (as defined in 18 C.F.R § 292.101(b)(1)) or “foreign utility companies” (as defined under PUHCA), and each of the Obligors is not subject to, or is exempt from, regulation under the federal access to books and records, accounting and recordkeeping and reporting requirements under PUHCA.

(c)	None of the Lender Parties or any of their respective “affiliates” (as defined in PUHCA and applicable FERC regulations), solely by virtue of the Obligors’ or any of their respective Subsidiaries’ ownership or operation of the Projects, the sale or transmission of electricity therefrom or the execution, delivery and performance of or the consummation of the transactions contemplated by any Credit Document or Major Project Contracts, shall be or become subject to, or not exempt from, regulation under PUHCA, the FPA or any state law or regulation respecting the rates of electric utilities or the financial and organizational regulation of electric utilities; provided, that any exercise of remedies under the First Lien Collateral Documents that results in the direct or indirect ownership or control of the Projects or of a Project by any Lender Party or any of its “affiliates” (as defined in PUHCA and applicable FERC regulations) may subject such Lender Party and its “affiliates” (as defined in PUHCA and applicable FERC regulations) to regulation under PUHCA, the FPA or any state law or regulation respecting the rates of electric utilities or the financial and organizational regulation of electric utilities.

4.5	Adverse Change

As of the Initial Closing Date, since December 31, 2019 there has occurred no event or circumstance which could reasonably be expected to have a Material Adverse Effect.

4.6	Investment Company Act

Borrower is not an investment company or a company controlled by an investment company, within the meaning of the Investment Company Act of 1940, as amended. Borrower is not a “covered fund” under Section 13 of the Bank Holding Company Act of 1956, as amended, as such term is defined in the final regulations issued on December 10, 2013 implementing Section 619 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (commonly known as the “Volcker Rule”).

4.7	ERISA

As of the Initial Closing Date, except as would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, no ERISA Event has occurred or is reasonably expected to occur. Except as would not (individually or in the aggregate) reasonably be expected to have a Material Adverse Effect, (a) neither Holdings or its Subsidiaries has incurred or reasonably expect to incur liability under Title IV of ERISA with respect to the termination of or withdrawal from any ERISA Plan or Multiemployer Plan and (b) each ERISA Plan that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, which would reasonably be expected to result in the loss of such qualification.

4.8	Permits

(a)	As of the Initial Closing Date, other than the Permits required under Section 3.2(d) of the First Lien Common Terms Agreement, the Obligors currently have all material Permits under existing Legal Requirements.

(b)	Each Obligor is in compliance with all of its Applicable Permits except to the extent such noncompliance could not reasonably be expected to have a Material Adverse Effect.

4.9	Environmental Matters

Except as set forth in Schedule 4.9 and as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, Holdings, and each of its Subsidiaries are in compliance with all applicable Environmental Laws and Applicable Permits required under Environmental Laws to conduct their businesses and operations as currently conducted.

4.10	Litigation

(a)	Except as set forth on Schedule 4.10(a), as of the Initial Closing Date, no action, suit, proceeding or investigation has been instituted or, to Borrower or any Obligor’s knowledge, threatened in writing against Borrower or any Obligor that could reasonably be expected to have a Material Adverse Effect.

(b)	Except as set forth on Schedule 4.10(b), Borrower has no knowledge of any order, judgment or decree that has been issued or proposed to be issued by any Governmental Authority that, as a result of the leasing, ownership, operation or maintenance of the Projects by any Obligor, the sale of electricity or steam therefrom by any Obligor or the entering into of any Credit Document or any transaction contemplated hereby or thereby, could reasonably be expected to cause or deem the Lenders, Administrative Agent, First Lien Collateral Agent, the Issuing Banks, Coordinating Lead Arrangers, Joint Lead Arrangers or any Affiliate of any of them to be subject to, or not exempted from, regulation under PUHCA, the FPA or treated as a public utility under the laws of the State of California as presently constituted and as construed by the courts of California respecting the rates or the financial or organizational regulation of electric utilities.

(c)	As of the date of each Credit Event occurring after the Initial Closing Date, no action, suit, proceeding or investigation has been instituted or, to Borrower’s knowledge, threatened in writing against any Obligor, which could reasonably be expected to have a Material Adverse Effect and which have not been disclosed by Borrower to Administrative Agent.

4.11	Labor Disputes.

No labor dispute with the employees of the Borrower or any Subsidiary exists or, to the knowledge of the Borrower, is imminent that would reasonably be expected to have a Material Adverse Effect.

4.12	Major Project Contracts

As of the Initial Closing Date, copies of all of the Major Project Contracts executed on or prior to such date have been delivered to Administrative Agent. As of the Initial Closing Date, there are no services or materials required for development, construction, operation and maintenance of the Projects in accordance with the Specified Major Project Contracts, other than those (a) to be provided under the Project Contracts, (b) that are not material to the development, construction, operation and maintenance of the Projects or (c) that can reasonably be expected to be commercially available at or for delivery to the Projects on commercially reasonable terms. As of the Initial Closing Date, there is no default or event of default under the Material Project Contracts (other than any such default or event of default arising from or relating to the bankruptcy filing by Pacific Gas & Electric Company in the Northern District of California under Chapter 11 of the Bankruptcy Law), which could reasonably be expected to have a Material Adverse Effect.

4.13	Disclosures

(a)	~~None~~As of the Second Omnibus Amendment Date, none of this Agreement, the other Credit Documents, any certificate or other information or documentation (other than the Annual Operating Budget or the Base Case Projections and other forward-looking statements, the Market Consultant’s report, the conclusions drawn by the Independent Engineer in its report, the conclusions drawn by the Insurance Consultant in its report and the information contained in any other reports provided by the Coordinating Lead Arrangers’ consultants (it being understood and agreed that Borrower will be solely responsible for the contents of any information, documentation or other materials delivered by it or on its behalf to the preparers of such study and/or reports) and any other forward-looking statements) furnished or verified by Borrower to the Coordinating Lead Arrangers, Joint Lead Arrangers, Administrative Agent, First Lien Collateral Agent, or the Lenders, or to any consultant submitting a report to Administrative Agent, Coordinating Lead Arrangers, Joint Lead Arrangers or the Lenders, by or, to Borrower’s knowledge, on behalf of Borrower with respect to the Projects, in connection with the transactions contemplated by this Agreement or the other Credit Documents, contained (when taken as a whole and at the time of delivery or verification thereof) any untrue statement of a material fact or omitted (when taken as a whole and at the time of delivery or verification thereof) to state a material fact necessary in order to make the statements contained herein or therein not misleading under the circumstances in which they were made at the time such statements were made (other than any information that was corrected or updated in writing to the Coordinating Lead Arrangers, or Joint Lead Arrangers prior to the Initial Closing Date).

(b)	The Annual Operating Budget or the Base Case Projections and the other forward-looking statements and pro forma financial information contained in the materials provided by the Borrower and referenced in paragraph (a) above (other than, in each case, any assumptions or projections therein provided by any third-party consultant) (i) are based upon good faith estimates and assumptions believed by management of the Borrower to be reasonable in light of the conditions existing at the time they were ~~made~~delivered and (ii) as of the date delivered, updated or supplemented are consistent in all material respects with the provisions of the Project Contracts executed on or prior to such date, it being recognized by the Coordinating Lead Arrangers, Joint Lead Arrangers, Administrative Agent, First Lien Collateral Agent, and the Lenders, that (x) such information as it relates to future events is not to be viewed as fact and that actual results during the period or periods covered by such financial information may differ from the projected results set forth therein by a material amount and (y) such Annual Operating Budget and the Base Case Projections are subject to significant uncertainties and contingencies, many of which are beyond the control of Borrower, and Borrower makes no representation or warranty as to (1) the attainability of such Annual Operating Budget and the Base Case Projections or as to whether such Annual Operating Budget and the Base Case Projections shall be achieved and (2) any assumptions or projections therein provided by any third-party consultant.

4.14	Taxes

Holdings and its Subsidiaries have accurately prepared and timely filed all federal, state and other tax returns that are required to be filed by them and have paid or made provision for the payment of all taxes, assessments, governmental or other similar charges, including without limitation, all sales and use taxes and all taxes which they are obligated to withhold from amounts owing to their respective employees, creditors and third parties, with respect to the periods covered by such tax returns (whether or not such amounts are shown as due on any tax return), except any amounts that an Obligor is contesting in good faith for which appropriate reserves have been provided in accordance with GAAP or where the failure to so accurately prepare, file or pay would not reasonably be expected to have a Material Adverse Effect. No deficiency assessment with respect to a proposed adjustment of the Borrower’s or any of the Subsidiaries’ federal, state, or other taxes is pending or, to the Borrower’s knowledge, threatened, which would reasonably be expected to have a Material Adverse Effect. There is no material tax Lien, whether imposed by any federal, state, or other taxing authority, outstanding against the assets, properties or business of the Borrower or any of its Subsidiaries, which would reasonably be expected to have a Material Adverse Effect.

As of the date hereof, Borrower is an entity that is disregarded as separate from its regarded owner for U.S. federal income tax purposes.

4.15	Governmental Regulation

No consent, approval, authorization or order of, or registration, qualification or filing with any court or regulatory authority or other governmental agency or instrumentality (including but not limited to, prior authorization from FERC under Sections 203 or 204 of the FPA) is required in connection with the consummation by the Borrower and the other Obligors of the transactions contemplated by the Credit Documents, except such consents, approvals, authorizations, registrations or qualifications (a) as have been obtained or made, (b) as may be required under state securities or “blue sky” laws in connection with the transactions contemplated by the Credit Documents, (c) as may be required in connection with an exercise of remedies under the First Lien Collateral Documents, or (d) the failure of which to obtain or make would not reasonably be expected to have a Material Adverse Effect.

4.16	Regulation U, Etc.

No Obligor is engaged principally, or as one of its principal activities, in the business of extending credit for the purpose of “buying”, “carrying” or “purchasing” margin stock (each as defined in Regulations T, U or X of the Federal Reserve Board), and no part of the proceeds of the Loans shall be used by any Obligor for the purpose of “buying”, “carrying” or “purchasing” any such margin stock or for any other purpose which violates the provisions of the regulations of the Federal Reserve Board.

4.17	[Reserved]

4.18	Financial Statements

In the case of each financial statement of Holdings and its Subsidiaries and accompanying information delivered by Borrower under (a) Section 3.1(m), each such financial statement and information has been prepared in conformity with GAAP and fairly presents, in all material respects, the financial position of Holdings and its Subsidiaries described therein for each of the periods then ended, subject, if applicable, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments, the absence of footnote disclosure and the exclusion of income tax impacts, and (b) Section 5.3, each such financial statement and information has been prepared in conformity with GAAP and fairly presents, in all material respects, the financial position of Holdings and its Subsidiaries described therein for each of the periods then ended, subject, if applicable, in the case of any such unaudited financial statements, to changes resulting from audit and normal year-end adjustments, the absence of footnote disclosure and the exclusion of income tax impacts.

4.19	No Default

No Default or Event of Default which has not been disclosed to Administrative Agent in writing has occurred and is continuing.

4.20	Title and Liens

The Obligors have good title in fee simple to all real property owned by them and good title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects (other than Permitted Liens), except where the failure to possess such title would not reasonably be expected to have a Material Adverse Effect. The Obligors have a good leasehold interest in any real property held under lease by the Obligors, in each case free and clear of all liens, encumbrances and defects (other than Permitted Liens), except where the failure to possess such interests would not reasonably be expected to have a Material Adverse Effect. The Borrower and the Guarantors have a good and valid interest in any real property held by the Borrower and the Guarantors under easements, rights-of-way, permits or licenses, in each case free and clear of all liens, encumbrances and defects (other than Permitted Liens), except where the failure to possess such interests would not reasonably be expected to have a Material Adverse Effect. The Borrower and the Guarantors possess all real property rights and interests necessary to operate and maintain all of the electrical generation facilities of the Borrower and the Guarantors as currently operated and maintained, except where the failure to possess such rights and interests would not reasonably be expected to have a Material Adverse Effect.

4.21	Intellectual Property

Except as disclosed in Schedule 4.21, Holdings and its Subsidiaries own or possess sufficient trademarks, trade names, patent rights, copyrights, licenses, approvals, trade secrets and other similar rights (collectively, “Intellectual Property Rights”) reasonably necessary to conduct their businesses as now conducted, in each case, except where the failure to own or possess such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect, and the expected expiration of any of such Intellectual Property Rights would not reasonably be expected to have a Material Adverse Effect. Neither Holdings nor any of its Subsidiaries has received any notice of infringement or conflict with asserted Intellectual Property Rights of others, which could reasonably be expected to have a Material Adverse Effect.

4.22	Collateral

The respective liens and security interests granted to First Lien Collateral Agent (for the benefit of the First Lien Secured Parties) pursuant to the First Lien Collateral Documents (a) constitute as to personal property included in the Collateral a valid security interest, and (b) constitute as to real property included in the Collateral, upon the execution of the Mortgages in accordance with Section 4.13 (Post-Closing Covenant) of the First Lien Common Terms Agreement and the recording of the Mortgages in the appropriate filing office, a valid lien of record and security interest in such Collateral. The security interest granted to First Lien Collateral Agent (for the benefit of the First Lien Secured Parties) pursuant to the First Lien Collateral Documents in the Collateral consisting of personal property shall be perfected (x) with respect to any property that can be perfected by filing, upon the filing of financing statements in the filing offices identified in Schedule 4.22, (y) with respect to any property that can be perfected by control, upon execution of the Control Agreements (as defined in the Depositary Agreement) or the Depositary Agreement, as applicable, and (z) with respect to any property (if any) that can be perfected by possession, upon First Lien Collateral Agent receiving possession thereof, and in each case such security interest shall be, as to Collateral perfected under the UCC or otherwise as aforesaid and to the extent provided therein, superior and prior to the rights of all third Persons now existing or hereafter arising whether by way of mortgage, lien, security interests, encumbrance, assignment or otherwise, except for Permitted Liens. Except to the extent possession of portions of the Collateral is required for perfection and except for the Collateral covered by the Mortgages, all such action as is necessary has been taken to establish and perfect First Lien Collateral Agent’s rights in and to the Collateral in existence on such date to the extent First Lien Collateral Agent’s security interest can be perfected by filing, including any recording, filing, registration, giving of notice or other similar action. As of the Initial Closing Date, no filing, recordation, re-filing or re-recording other than those listed on Schedule 4.22 hereto is necessary to perfect and maintain the perfection of the interest, title or Liens of the First Lien Collateral Documents, and as soon as reasonably practicable after the Initial Closing Date all such filings or recordings shall have been made to the extent First Lien Collateral Agent’s security interest can be perfected by filing except for the Collateral secured by the Mortgages, which filings in respect of the Mortgages shall be made in accordance with Section 4.13 (Post-Closing Covenant) of the First Lien Common Terms Agreement. Borrower has properly delivered or caused to be delivered, or provided control (to the extent providing control is possible using commercially reasonable efforts), to First Lien Collateral Agent with respect to all Collateral that permits perfection of the Lien and security interest described above by possession or control.

4.23	Sanctions and Anti-Corruption Laws

(a)	Neither Holdings nor any of its Subsidiaries, nor any director, officer, employee or, to the knowledge of the Borrower or any of its Subsidiaries, an Affiliate of the same is an individual or entity (i) located, organized or resident in a country or territory that is the subject of Sanctions (including, currently, the Crimea, Donetsk and Luhansk regions of Ukraine, Cuba, Iran, North Korea and Syria (each a “Sanctioned Country”)); (ii) on any applicable U.S. sanctions list administered or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury; (iii) currently listed by the European Union sanctions laws and regulations as they appear in the following link (as the same may be updated from time to time upon ten days’ notice from the Administrative Agent to Borrower if such link no longer displays such then-current European Union sanctions laws and regulations): https://eeas.europa.eu/topics/common-foreign-security-policy-cfsp/8442/consolidated-list-of-sanctions_en; (iv) currently listed by United Nations sanctions laws and regulations as they appear in the following link (as the same may be updated from time to time upon ten days’ notice from the Administrative Agent to Borrower if such link no longer displays such then-current United Nations sanctions laws and regulations): https://www.un.org/securitycouncil/content/un-sc-consolidated-list, or on any applicable U.S. sanctions list administered or enforced by the Office of Foreign Assets Control of the U.S. Department of Treasury (any such trade embargoes, financial or economic sanctions, collectively, “Sanctions”); or (v) individually or in the aggregate owned 50% or greater by or, as relevant under applicable Sanctions, controlled by the foregoing ((i) through (v) collectively, “Sanctioned Persons”).

(b)	(i) None of Holdings nor its Subsidiaries or Affiliates, nor any of their respective officers, directors or employees, in their capacities as such, or any representative or agent thereof, have violated, and the Borrower’s and Guarantors’ participation in the transactions contemplated by the Credit Documents shall not violate, the Foreign Corrupt Practices Act of 1977 (the “FCPA”) as amended, the Bribery Act 2010 of the United Kingdom, any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed on December 17, 1997, or any other applicable anti-bribery or anti-corruption law (collectively, the “Anti-Corruption Laws”); (ii) Holdings and its Subsidiaries have instituted, maintain and enforce, and shall continue to maintain and enforce, policies and procedures designed to promote and ensure compliance with Anti-Corruption Laws; and (iii) neither Holdings nor its Subsidiaries shall use, directly or indirectly the proceeds of the offering in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value to any person in violation of any applicable Anti-Corruption Laws. The operations of Holdings and its Subsidiaries are and have been conducted at all times in material compliance with all applicable anti-money laundering laws, including applicable federal, state, international, foreign or other laws or regulations regarding anti-money laundering, including Title 18 U.S. Code Sections 1956 and 1957, the Patriot Act and the Bank Secrecy Act, as amended by Title III of the Patriot Act (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving Holdings or any of its Subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to Holdings or any of its Subsidiaries’ knowledge, threatened.

4.24	Solvency

Immediately after giving effect to the transactions to occur on the Initial Closing Date and immediately following the occurrence of each other Credit Event, (a) the fair value of the assets of the Obligors, on a consolidated basis, shall exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Obligors, (b) the present fair saleable value of the property of the Obligors shall be greater than the amount that will be required to pay the probable liability, on a consolidated basis, of the Obligors on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured, (c) the Obligors shall, on a consolidated basis, be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured (after giving effect to any guarantees and credit support), and (d) the Obligors shall, on a consolidated basis, not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted following the Initial Closing Date. For purposes of this Section 4.24 (x) “able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured (after giving effect to any guarantees and credit support)” means that such Person shall be able to generate enough cash from operations, asset dispositions or ~~refinancings~~re-financings, or a combination thereof, to meet its obligations as they become due, and (y) the amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

4.25	Insurance

Holdings has caused its Subsidiaries to have insurance coverage in at least the amounts and against such risks as required by Section 4.11 (Maintenance of Insurance) of the First Lien Common Terms Agreement.

4.26	Beneficial Ownership Regulation

To the extent that Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation, the information included in the Beneficial Ownership Certification is true and correct.

5.	AFFIRMATIVE COVENANTS

Each Obligor covenants and agrees that until the Discharge of First Lien Obligations under this Agreement and the other Credit Documents (other than those contingent First Lien Obligations that are intended to survive the termination of this Agreement and the other applicable Credit Documents), it shall perform or observe or cause to be performed or observed (as applicable) each of the obligations set forth in Article 4 (Affirmative Covenants) of the First Lien Common Terms Agreement and each of the following supplemental obligations set forth in this Article 5:

5.1	Use of Proceeds and Letters of Credit

(a)	Borrower shall not request any Credit Event, and Borrower shall not use, and shall take reasonable steps to ensure that its directors, officers, and employees shall not use, the proceeds of any Credit Event, directly or indirectly (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in material violation of any Anti-Corruption Laws and Anti-Money Laundering Laws or (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person or in any Sanctioned Country in violation of any applicable Sanctions.

(b)	The Obligors will use the net proceeds from the Term Loans (including the 2021 Term Loans) to (i) make a distribution to the Sponsor, ~~including to repay existing Indebtedness of the Sponsor in order to cause the release of Liens on Holdings, Borrower, the Project Companies (other than Permitted Liens),~~ (ii) pay costs and expenses incurred in connection with the Loan Transactions, (iii) working capital and general corporate purposes of the Obligors (including to purchase the CoBank Service Share) and (iv) fund the Debt Service Reserve Account and the Major Maintenance Reserve Account.

(c)	Revolving Letters of Credit shall be available to provide credit support in respect of the working capital needs of any Obligors and the other obligations of the Obligors associated with the Projects (including credit support obligations of the Obligors under the PPAs~~)~~ and credit support obligations in connection with the development, construction, financing, ownership, operation and maintenance of Battery Projects (subject to the Sub-facility Cap)), and fund the Debt Service Reserve Account and the Major Maintenance Reserve Account.

(d)	DSR Letters of Credit shall be available to fund the Debt Service Reserve Account.

(e)	The Obligors will use the net proceeds from the Sub-facility Loans to finance the development, construction, ownership, operation and maintenance of Battery Projects and to purchase any interest in any parcel of the Project Site and/or any other real property that is currently used by the Projects.

5.2	Special Purpose Entity

(a)	Each Obligor shall conduct in all material respects its business solely in its own name (or the name of another Obligor) through its duly authorized directors, officers or agents so as not to mislead others as to the identity of such Obligor with which those other entities (other than any Obligor) are concerned, and particularly shall avoid the appearance of conducting business on behalf of any other entity (other than any other Obligor) or that such Obligor’s assets are available to pay the creditors of such other entity (other than any other Obligor) or the assets of any other entity (other than any other Obligor) are available to pay the creditors of such Obligor. Without limiting the generality of the foregoing, all material written communications of each Obligor shall be made solely in the name of such Obligor (or another Obligor).

(b)	Each Obligor shall comply in all material respects with all organizational formalities to maintain its existence separate from that of the Sponsor, each Affiliate of the Sponsor and any unaffiliated entity.

(c)	Except to the extent provided in the Depositary Agreement, each Obligor shall keep its assets and its liabilities wholly separate from those of all other entities (other than any other Obligor).

5.3	Operating Plan and Reports

(a)	On ~~the Closing Date (as delivered pursuant to Section 3.1(u) (in the case of the calendar year 2020), and on~~ or before sixty days prior to the beginning of each calendar year commencing on calendar year ~~2021)~~2022, Borrower shall submit a budget to the Administrative Agent, detailed by month, of anticipated revenues and anticipated expenditures under all applicable waterfall levels set forth in clauses First through Fourth of Section 3.1(b) (Revenue Account Waterfall) of the Depositary Agreement, each such budget to include Debt Service, proposed dividend distributions, Major Maintenance, Capital Expenditures, reserves and all anticipated O&M Costs (including reasonable allowance for contingencies) for the ensuing calendar year (or, in the case of the initial Annual Operating Budget, partial calendar year) (each such annual operating plan and budget, including the initial Annual Operating Budget, an “Annual Operating Budget”). Notwithstanding the foregoing, this Agreement shall not restrict any deviation by the Obligors from the Annual Operating Budget.

(b)	Borrower shall deliver to Administrative Agent within ~~sixty~~ninety days of the end of each fiscal quarter, a summary operating report with respect to the Projects, which shall include, with respect to the period most recently ended, the information set forth on the Template Operating Report, which information shall include a level of detail on a month-by-month basis and consolidated revenue generated, and an update on the construction status of any Battery Projects, including projected date of substantial completion and an up-to-date budget for any such Battery Project.

5.4	Financial Reports

(a)	The Borrower shall deliver to the Administrative Agent:

(i)	within 120 days after the end of each fiscal year (commencing with fiscal year ending on December 31, ~~2020~~2022), audited annual financial statements of Borrower and its consolidated Subsidiaries prepared in accordance with GAAP as in effect from time to time;

(ii)	within ninety days after the end of each of the first three fiscal quarters of each fiscal year (commencing on the fiscal quarter ending June 30, ~~2020)~~2022, unaudited quarterly financial statements (comprised of a balance sheet, income statement, and cash flow statement) of the Borrower and its consolidated Subsidiaries (but, with respect to the fiscal quarter ending June 30, ~~2020~~2022, such financial statements may exclude the results of operations of, or the assets held by, Geysers Company, Wild Horse and Calistoga, which will become direct wholly owned Subsidiaries of the Borrower on the Initial Closing Date) prepared in accordance with GAAP as in effect from time to time (subject to changes resulting from audit and normal year-end adjustments and the absence of footnote disclosure);

(iii)	at the time of providing the information required by Section 5.4(a)(i), a certificate signed by a Responsible Officer of the Borrower certifying that to such Responsible Officer’s knowledge, no Default, Event of Default, CTA Default or CTA Event of Default has occurred and is continuing or, if any Default, Event of Default, CTA Default or CTA Event of Default has occurred and is continuing, a brief description of the nature thereof and the corrective actions that the Borrower or Guarantor, as applicable, has taken or proposes to take with respect thereto (other than litigation strategy).

(b)	Notwithstanding the foregoing, the financial information and other documents referred to in the preceding paragraph may be those of any direct or indirect parent of the Borrower; provided, that if there are material differences (as determined in good faith by the Borrower) between the consolidated results of operations and financial condition of such parent and its consolidated Subsidiaries, on the one hand, and of the Borrower and its consolidated Subsidiaries, on the other hand, the quarterly and annual information required by the preceding paragraph will include a discussion of such material differences in reasonable detail as determined in good faith by the Borrower.

(c)	The Borrower shall be deemed to have satisfied its obligation to deliver information referred to in this Section 5.4 by (i) filing or furnishing such information with the SEC for public availability or (ii) posting such information on a website (which may be nonpublic and may be password-protected) hosted by the Borrower or by a third party, in each case within the applicable time periods specified herein.

(d)	To the extent that any information required by this Section 5.4 is not delivered to the Administrative Agent within the applicable time periods specified herein and such information is subsequently delivered, the Borrower will be deemed to have satisfied its obligations under this Section 5.4 with respect to such information and any CTA Default or CTA Event of Default with respect thereto shall be deemed to have been cured and any acceleration of any First Lien Obligations resulting therefrom shall be deemed to have been rescinded so long as such rescission would not conflict with any applicable judgment or decree.

5.5	Debt Service Coverage Ratio

No later than 45 days after each Principal Repayment Date, Borrower shall calculate and deliver to Administrative Agent the Debt Service Coverage Ratio for the Calculation Period of such Principal Repayment Date.

5.6	Additional Consents

The Borrower and the Guarantors shall use commercially reasonably efforts to obtain from each counterparty to each Major Project Contract that is in effect as of the Initial Closing Date a Consent within ninety days following the Initial Closing Date. Concurrently with or promptly after entering into any Replacement Major Project Contract that is also a Major Project Contract after the Initial Closing Date, the Borrower or the Guarantor, as applicable, shall use commercially reasonable efforts to obtain from the counterparty under such Replacement Major Project Contract that is also a Major Project Contract, and deliver or cause to be delivered to the First Lien Collateral Agent, a Consent.

5.7	Lender Meetings

Borrower shall, upon the request of Administrative Agent or Required Lenders, participate in a meeting of Administrative Agent and Lenders (which, unless an Event of Default has occurred and is continuing, shall be limited to no more than once during each fiscal year) to be held telephonically at such time as may be agreed to by Borrower and Administrative Agent.

5.8	Interest Rate Hedging

From and after the date that is twenty Banking Days following the Second Omnibus Amendment Date, the Borrower shall, on each Principal Repayment Date until the Maturity Date, have in effect one or more Interest Rate Agreements with respect to an effective notional amount equal to at least 75% of the Projected Notional Principal Amount of the sum of Term Loans and Additional Ratio Indebtedness (excluding any Additional Ratio Indebtedness that bears interest at a fixed rate); provided, that if, at any time, Borrower incurs any Additional Ratio Indebtedness and, as a result of such incurrence, Borrower would not be in compliance with the terms of this Section 5.8, then Borrower shall be deemed not to be in default of this Section 5.8 so long as Borrower is in compliance with the terms of this Section 5.8 within twenty Banking Days of the incurrence of such Additional Ratio Indebtedness. Interest Rate Agreements with respect to Term Loans shall be entered into with Hedge Banks pursuant to clause (a) of the definition thereof and Interest Rate Agreements with respect to Additional Ratio Indebtedness shall be entered into with Hedge Banks.

5.9	Insurance

Borrower shall maintain or cause to be maintained in all material respects on its behalf in effect at all times the types of insurance required pursuant to Exhibit K, in the amounts and on the terms and conditions specified therein, from the quality of insurers specified in such Exhibit or other insurance companies of recognized responsibility reasonably satisfactory to the Administrative Agent.

5.10	Notices

Borrower shall promptly, upon acquiring notice or giving notice (except as otherwise specified below), as the case may be, or obtaining knowledge thereof (except as otherwise specified below), give written notice (with copies of any underlying notices, papers, files or related documentation except as otherwise specified below) to Administrative Agent of:

(a)	any litigation pending or, to any Obligor’s knowledge, threatened in writing against any Obligor as to which an adverse determination is reasonably probable and which involves material claims against any Obligor or the Projects in excess of $10,000,000 individually or $50,000,000 in the aggregate per calendar year or which could reasonably be expected to have a Material Adverse Effect, such notice to include reasonable details about such litigation other than litigation strategy and related documentation subject to attorney-client-privilege;

(b)	any dispute or disputes for which written notice has been received by any Obligor which may exist between any Obligor and any Governmental Authority and which involve (a) claims which could reasonably be expected to have a Material Adverse Effect, or (b) revocation, modification, failure to renew or the like of any Applicable Permit which could reasonably be expected to have a Material Adverse Effect;

(c)	any Default, Event of Default, CTA Default or CTA Event of Default (together with a statement of a Responsible Officer of Borrower setting forth the details of such Default, Event of Default, CTA Default or CTA Event of Default and the action which the applicable Obligor has taken and proposes to take with respect thereto);

(d)	any casualty, damage or loss to the Projects, whether or not insured, through fire, theft, other hazard or casualty, or any act or omission of (a) any Obligor, its employees, agents, contractors, consultants or representatives for which a mandatory prepayment is required in respect of the First Lien Obligations or (b) to any Obligor’s knowledge, any other Person if such casualty, damage or loss could reasonably be expected to have a Material Adverse Effect;

(e)	any (i) early termination (other than expiration in accordance with its terms and any applicable Consent) or default of which any Obligor has knowledge or written notice thereof under any Major Project Contract which could reasonably be expected to have a Material Adverse Effect and (ii) material Project Contract Modification (with copies of all such Project Contract Modifications whether or not requiring approval of Administrative Agent or the Required Lenders pursuant to Section 6.2);

(f)	any written claim of events of force majeure under any Major Project Contract which could reasonably be expected to have a Material Adverse Effect together with reasonable details with respect to such claim;

(g)	initiation of any condemnation proceedings involving a portion of (i) the Projects or (ii) the Project Sites, in each case, which could reasonably be expected to have a Material Adverse Effect;

(h)	promptly, but in no event later than fifteen Banking Days after any Obligor has knowledge of the execution and delivery thereof, a copy of each Additional Major Project Contracts;

(i)	promptly, but in no event later than thirty days after the receipt thereof by any Obligor, copies of (i) any material amendment, supplement or other material modification to any material Applicable Permit (other than any Applicable Permits relating to construction activities) received by any Obligor, and (ii) all notices relating to the Projects received by any Obligor from, or delivered by any Obligor to, any Governmental Authority (other than routine correspondence given or received in the ordinary course of business relating to routine aspects of constructing, owning, financing, operating, maintaining or using the Projects) which could reasonably be expected to have a Material Adverse Effect;

(j)	any unscheduled or forced outage of the Projects (taken as a whole) causing a reduction of at least 50 MW of capacity, without taking into account any outage of the Battery Projects, which continues for more than twenty consecutive days;

(k)	the occurrence of any ERISA Event that, individually or together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and

(l)	the occurrence of any event or circumstance specific to any Obligor or the Projects that is not a matter of general public knowledge and that could reasonably be expected to have a Material Adverse Effect; provided, that, solely for purposes of this Section 5.10(l), clause (ii) of the proviso in the definition of Material Adverse Effect shall be disregarded.

In addition, Borrower shall provide, with reasonable promptness, to Administrative Agent any other material information (other than litigation strategy and related documentation subject to attorney-client-privilege) with respect to any Obligor or the Projects as is reasonably requested by Administrative Agent or any Lender (which request shall be made through Administrative Agent).

6.	NEGATIVE COVENANTS

Each Obligor covenants and agrees that until the Discharge of First Lien Obligations under this Agreement and the other Credit Documents (other than those contingent First Lien Obligations that are intended to survive the termination of this Agreement and the other applicable Credit Documents), it shall perform or observe or cause to be performed or observed (as applicable) each of the obligations set forth in Article 5 (Negative Covenants) of the First Lien Common Terms Agreement and each of the following supplemental obligations set forth in this Article 6:

6.1	Regulations

Borrower shall not directly or indirectly apply any part of the proceeds of any Loan, any cash equity contributions received by Borrower or other funds or revenues to the “buying”, “carrying” or “purchasing” of any margin stock within the meaning of Regulations T, U or X of the Federal Reserve Board, or any regulations, interpretations or rulings thereunder.

6.2	Amendments to Major Project Contracts

(a)	No Obligor shall, without the prior written consent of the Required Lenders, (such consent not to be unreasonably withheld, conditioned or delayed), amend or otherwise modify any Major Project Contract or give any consent, waiver or approval (other than consents, waivers or approvals in the ordinary course of business consistent with past practices, where applicable) (each such amendment or modification being referred to herein as a “Project Contract Modification”) thereunder (including any waiver of any default under or breach of any Major Project Contract), or agree in any manner to any other amendment, modification or change of any term or condition of any Major Project Contract; provided, that the foregoing shall not restrict any of the following: (i) the extension of the term of a Major Project Contract on substantially the same terms and conditions then in effect (or on more favorable terms and conditions to such Obligor), (ii) ministerial or administrative amendments, modifications, waivers, consents and approvals, (iii) replacement of any Major Project Contract as permitted by Section 6.2(d) or (iv) any Project Contract Modification that could not reasonably be expected to have a Material Adverse Effect (as certified by the Borrower in an officer’s certificate of a Responsible Officer).

(b)	No Obligor shall, without the prior written consent of Administrative Agent, such consent not to be unreasonably withheld, amend, supplement, waive or otherwise modify the organizational documents of such Obligor, if the result could reasonably be expected to have a Material Adverse Effect on the Lenders or their rights or remedies under the Credit Documents in any material respect.

(c)	If applicable, the Required Lenders and Administrative Agent shall use good faith efforts to respond to each request pursuant to this Section 6.2 as soon as possible and in all events within thirty days of its receipt of written notification thereof.

(d)	No Obligor shall without the prior written consent of the Required Lenders (acting in consultation with the Independent Engineer), such consent not to be unreasonably withheld, conditioned or delayed, enter into any Additional Major Project Contract; provided, that the foregoing shall not restrict the entry by an Obligor into an Additional Major Project Contract so long as the entry by the applicable Obligor into such Additional Major Project Contract could not reasonably be expected to have a Material Adverse Effect (as certified by the Borrower in an officer’s certificate signed by a Responsible Officer). In connection with the entry by a Obligor into any Additional Major Project Contract, the Obligor shall: (A) deliver copies of all such Additional Major Project Contracts to the Administrative Agent prior to entering into such Additional Major Project Contract and (B) (1) use commercially reasonable efforts to enter into a Consent as specified in Section 5.6 and (2) deliver copies of any such Consent to Administrative Agent and First Lien Collateral Agent following the execution thereof.

7.	EVENTS OF DEFAULT; REMEDIES

7.1	Events of Default

The CTA Events of Default set forth in Article 6 (Events of Default) of the First Lien Common Terms Agreement shall constitute Events of Default under this Agreement, subject to all of the provisions of such Article 6 (Events of Default) in the First Lien Common Terms Agreement, and each of the following events or occurrences set forth in this Article 7 shall be a supplemental Event of Default (each, an “Event of Default”) hereunder:

(a)	Failure to Make Payments. Borrower shall fail to pay, in accordance with the terms of this Agreement (a) any principal on any Loan on the date that such sum is due, (b) any interest on any Loan within five Banking Days after the date such sum is due, (c) any scheduled fee, cost, charge or sum due hereunder within five Banking Days of the date that such sum is due, or (d) any other fee, cost, charge or other sum due under this Agreement within thirty days after written notice to Borrower that such sum is due.

(b)	Cross-Payment Default. An event of default (howsoever defined) shall occur with respect to an Obligor which is caused by a failure to pay principal or interest beyond the applicable grace period in respect of (i) any Indebtedness for borrowed money of such Obligor, which would entitle the lender(s) under such Indebtedness to cause the principal amounts in excess of $50,000,000 in the aggregate to become immediately due or (ii) any Permitted Commodity Hedge Agreement or Permitted Interest Rate Agreement of such Obligor and, in the case of this clause (ii), which would entitle the counterparty under such agreement to demand an early termination amount (howsoever defined in such Commodity Hedge Agreement or Interest Rate Agreement) and such early termination amount that would result from a liquidation, acceleration or early termination of such Permitted Commodity Hedge Agreement or Permitted Interest Rate Agreement is in excess of $50,000,000.

(c)	Cross-Acceleration.

(i)	An event of default (howsoever defined) shall occur with respect to any Obligor under any Indebtedness for borrowed money of such Obligor, having drawn principal amounts in excess of $50,000,000 in the aggregate and shall have continued beyond the applicable grace period, the effect of which has been to cause the entire amount of such Indebtedness to become due and such Indebtedness remains unpaid or the acceleration of its stated maturity unrescinded.

(ii)	An event of default (howsoever defined) shall occur with respect to Any Permitted Commodity Hedge Agreement or Permitted Interest Rate Agreement and, after giving effect to any applicable notice requirement or grace period, such default results in a liquidation of, an acceleration of obligations under, or an early termination of, such Permitted Commodity Hedge Agreement or Permitted Interest Rate Agreement, and, in addition, the early termination amount (howsoever defined in such Permitted Commodity Hedge Agreement or Permitted Interest Rate Agreement) resulting from the occurrence of such liquidation, acceleration or early termination that is due and payable by Obligor (if any) is in excess of $50,000,000.

(d)	ERISA Event. One or more ERISA Events shall have occurred that, when taken together with any other ERISA Events that have occurred, would reasonably be expected to have a Material Adverse Effect;

(e)	Breach of Terms of Agreement.

(i)	Defaults without Cure Periods. Any Obligor shall fail to perform or observe any of the covenants set forth in Sections 5.1, 5.10(c) (but excluding any obligation thereunder in respect of any Default or CTA Default) or Article 6.

(ii)	Defaults with Cure Periods. Any Obligor shall fail to perform or observe any of the covenants set forth in (A) Section 5.9 and such failure shall continue unremedied for a period of fifteen Banking Days after Borrower receives written notice thereof from Administrative Agent or (B) Section 5.2 and such failure shall continue unremedied for a period of thirty days after Borrower receives written notice thereof from Administrative Agent.

(iii)	Other Defaults. Any Obligor shall fail to perform or observe any of its covenants set forth hereunder not otherwise specifically provided for in Section 7.1(e)(i), Section 7.1(e)(ii) or elsewhere in this Article 7, and such failure shall continue unremedied for a period of thirty days after such Obligor receives written notice thereof from Administrative Agent; provided, that if (A) such failure cannot be cured within such thirty-day period, (B) such failure is susceptible of cure within ninety days, (C) such Obligor is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure has not had and could not, after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, and (E) Administrative Agent shall have received an officer’s certificate signed by a Responsible Officer to the effect of clauses (i), (ii), (iii), and (F) above and stating what action such Obligor is taking to cure such failure, then such thirty-day cure period shall be extended to such date, not to exceed a total of ninety days, as shall be necessary for such Obligor diligently to cure such failure.

(f)	Regulatory Status.

(i)	Any Obligor shall become a public utility under the laws of the State of California as presently constituted and as construed by the courts of California, and in each case, such event could reasonably be expected to have a Material Adverse Effect.

(ii)	FERC has issued an order determining that any Obligor that is a “public utility” under the FPA is no longer entitled to make sales at wholesale of electric energy, capacity and certain ancillary services at market-based rates and/or is no longer entitled to associated waivers and blanket authorizations under FERC regulations, including blanket authorization to issue securities and assume liabilities pursuant to Section 204 of the FPA, if loss of such Obligor’s authorization from FERC under the FPA to make sales at wholesale of electric energy, capacity and certain ancillary services at market-based rates and/or associated waivers and blanket authorizations under FERC regulations, including blanket authorization to issue securities and assume liabilities pursuant to Section 204 of the FPA, could reasonably be expected to have a Material Adverse Effect.

(g)	Change of Control. A Change of Control shall have occurred.

(h)	Unenforceability. At any time after the execution and delivery thereof, any material provision of this Agreement shall cease to be in full force and effect (other than by reason of the satisfaction in full or release of Borrower’s First Lien Obligations hereunder or any other termination of this Agreement in accordance with the terms hereof) or this Agreement shall be declared null and void by a Governmental Authority of competent jurisdiction.

(i)	Misstatements; Omissions. Any representation or warranty made or deemed made by any Obligor in any Credit Document to which it is a party or in any separate written statement or certificate required to be delivered to Administrative Agent, Depositary Agent, First Lien Collateral Agent, or any Lender hereunder or under any other Credit Document to which it is a party, shall be untrue in any material respect as of the time made; provided, that misrepresentations which are capable of being remedied, are made or deemed made after the Initial Closing Date, the untruth of which could not reasonably be expected to have a Material Adverse Effect, shall not be deemed to be an Event of Default if such misrepresentation is cured, corrected or otherwise remedied within thirty days (or if such incorrect representation, warranty, written statement or certificate is not susceptible to cure within thirty days, and such Obligor is proceeding with diligence and in good faith to cure such default and such default is susceptible to cure, such thirty day cure period shall be extended as may be necessary to cure such incorrect representation, warranty, written statement or certificate, such extended period not to exceed ninety days in the aggregate (inclusive of the original thirty-day period)) from the date a Responsible Officer of Borrower acquires knowledge thereof such that such representation or warranty (as cured, corrected or remedied) has not resulted in a Material Adverse Effect, then such false or incorrect representation, warranty, written statement or certification shall not constitute a Default or an Event of Default for purposes of the Credit Documents.

(j)	Specified Major Project Contract Defaults. (i) Any Specified Major Project Contract shall terminate or shall be declared null and void (except (a) upon fulfillment of the parties’ obligations thereunder or (b) upon the scheduled expiration of the term of such Specified Major Project Contract) and such termination is reasonably expected to have a Material Adverse Effect, (ii) any provision in any Specified Major Project Contract shall for any reason cease to be valid and binding on any party thereto (other than Borrower), other than any such failure to be valid and binding which could not reasonably be expected to have a Material Adverse Effect or (iii) performance shall be breached under any Specified Major Project Contract and such breach is reasonably expected to have a Material Adverse Effect except, in the case of the foregoing clauses (i), (ii), or (iii) to the extent that (x) such provision is restored or replaced by a replacement provision in form and substance reasonably acceptable to Administrative Agent within a 120-day period thereafter, or (y) Borrower enters into a Replacement Major Project Contract within 120 days thereafter.

7.2	Remedies

Subject to the terms and conditions of the Intercreditor Agreement, upon the occurrence and during the continuation of an Event of Default, Administrative Agent shall, upon the direction of the Required Lenders, without further notice of default, presentment or demand for payment, protest or notice of non-payment or dishonor, or other notices or demands of any kind, all such notices and demands (other than notices expressly required by the Credit Documents) being waived, exercise any or all of the following rights and remedies, in any combination or order that the Required Lenders may elect, in addition to such other rights or remedies as the First Lien Secured Parties may have hereunder, under the First Lien Collateral Documents or at law or in equity:

(a)	No Further Loans or Letters of Credit. Cancel all Commitments, refuse, and Administrative Agent, the Issuing Banks and the Lenders shall not be obligated, to continue any Loans, make any additional Loans, or make any payments, or permit the making of payments, from any Depositary Account or any Loan proceeds or other funds held by Administrative Agent or First Lien Collateral Agent under the Credit Documents or on behalf of Borrower; provided, that in the case of an Event of Default occurring under Section 6.1(i) (Bankruptcy) of the First Lien Common Terms Agreement, all such Commitments shall be cancelled and terminated without further act of Administrative Agent, First Lien Collateral Agent, or any First Lien Secured Party.

(b)	Cure by Agents. Without any obligation to do so, make disbursements or Loans to or on behalf of Borrower or disburse amounts from any Depositary Account to cure (i) any Default or Event of Default hereunder, and (ii) any default and render any performance under any Major Project Contract as the Required Lenders in their sole discretion may consider necessary or appropriate, whether to preserve and protect the Collateral or the First Lien Secured Parties’ interests therein or for any other reason. All sums so expended, together with interest on such total amount at the Default Rate (but in no event shall the rate exceed the maximum lawful rate), shall be repaid by Borrower to Administrative Agent or First Lien Collateral Agent, as the case may be, on demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Total Term Loan Commitment.

(c)	Acceleration. Declare and make all or a portion of the sums of accrued and outstanding principal and accrued but unpaid interest remaining under this Agreement, together with all unpaid fees, costs (including Liquidation Costs and Hedge Breaking Fees) and charges due hereunder or under any other Credit Document, immediately due and payable and require Borrower immediately, without presentment, demand, protest or other notice of any kind, all of which Borrower hereby expressly waives, to pay Administrative Agent or the First Lien Secured Parties an amount in immediately available funds equal to the aggregate amount of any outstanding First Lien Obligations of Borrower under this Agreement and the other Credit Documents; provided, that in the event of an Event of Default occurring under Section 6.1(i) (Bankruptcy) of the First Lien Common Terms Agreement, all such amounts shall become immediately due and payable without further act of Administrative Agent, the Issuing Banks, First Lien Collateral Agent, or the First Lien Secured Parties.

(d)	Cash Collateral; Letters of Credit.

(i)	Pursuant to the terms of the First Lien Common Terms Agreement and the Collateral and Intercreditor Agreement, vote in favor of the First Lien Collateral Agent taking action to declare, apply or execute upon any amounts on deposit in any Depositary Account, or any proceeds or any other moneys of Borrower on deposit with Administrative Agent, First Lien Collateral Agent, Depositary Agent or any First Lien Secured Party in the manner provided in the UCC and other relevant statutes and decisions and interpretations thereunder with respect to Cash Collateral; or draw upon any letter of credit held by First Lien Collateral Agent as security. Without limiting the foregoing, each of Administrative Agent, First Lien Collateral Agent and Depositary Agent shall have all rights and powers with respect to the Loan proceeds, draws upon any Letter of Credit, the Depositary Accounts and the contents of the Depositary Accounts as it has with respect to any other Collateral and may apply, or cause the application of, such amounts to the payment of interest, principal, fees, costs, charges or other amounts due or payable to Administrative Agent, First Lien Collateral Agent, Depositary Agent or the First Lien Secured Parties with respect to the Loans in such order as the Required Lenders may elect in their sole discretion. Borrower shall not have any rights or powers with respect to such amounts.

(ii)	Make demand upon the Borrower to, and forthwith upon such demand the Borrower shall, pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent’s account, to the extent not already funded, an amount equal to 102.5% of the aggregate LC Exposure; provided, that upon the occurrence of any Default or Event of Default under Section 6.1(i) (Bankruptcy) of the First Lien Common Terms Agreement, the Borrower shall be obligated to pay to the Administrative Agent on behalf of the Lenders in same day funds at the Administrative Agent’s account, to the extent not already funded, an amount equal to 102.5% of the aggregate LC Exposure, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

(e)	Possession of Projects. Pursuant to the terms of the First Lien Common Terms Agreement and the Collateral and Intercreditor Agreement, vote in favor of the First Lien Collateral Agent taking action to enter into possession of the Projects or operate and maintain the Projects, and all sums expended by Administrative Agent, First Lien Collateral Agent or Depositary Agent in so doing, together with interest on such total amount at the Default Rate, shall be repaid by Borrower to Administrative Agent, First Lien Collateral Agent or Depositary Agent, as the case may be, upon demand and shall be secured by the Credit Documents, notwithstanding that such expenditures may, together with amounts advanced under this Agreement, exceed the aggregate amount of the Total Term Loan Commitment.

(f)	Remedies under Credit Documents. Take (or vote in favor of the taking) other action at law or in equity as may appear necessary or desirable to collect the amounts then due and thereafter to become due, or to enforce performance and observance of any obligation, agreement or covenant of the Borrower under this Agreement and the other Credit Documents.

8.	SCOPE OF LIABILITY

Except as set forth in this Article 8, notwithstanding anything in this Agreement or the other Credit Documents to the contrary, none of the Lender Parties shall have any claims with respect to the transactions contemplated by the Credit Documents against Sponsor or any of its Affiliates (other than Borrower or any other Obligor), shareholders, officers, directors or employees (collectively, the “Non-Recourse Persons”) and the Lender Parties’ recourse against Borrower and the Non-Recourse Persons shall be limited to the Obligors, the Collateral, the Projects, all Project Revenues, all Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds, and all income or revenues of the foregoing as and to the extent provided herein and in the First Lien Collateral Documents; provided, that the foregoing provision of this Article 8 shall not (a) constitute a waiver, release or discharge of any of the Indebtedness, or of any of the terms, covenants, conditions, or provisions of this Agreement or any other Credit Document and the same shall continue (but without personal liability to the Non-Recourse Persons) until fully paid, discharged, observed, or performed, (b) limit or restrict the right of Administrative Agent, First Lien Collateral Agent or any other Lender Party (or any assignee, beneficiary or successor to any of them) to name the Obligors or any other Person as a defendant in any action or suit for a judicial foreclosure or for the exercise of any other remedy under or with respect to this Agreement or any other Collateral Document or Credit Document, or for injunction or specific performance, so long as no judgment in the nature of a deficiency judgment shall be enforced against any Non-Recourse Person, except as set forth in this Article 8, (c) in any way limit or restrict any right or remedy of Administrative Agent, First Lien Collateral Agent or any other Lender Party (or any assignee or beneficiary thereof or successor thereto) with respect to, and each of the Non-Recourse Persons shall remain fully liable to the extent that it would otherwise be liable for its own actions with respect to, any fraud, willful misrepresentation (which shall not include innocent or negligent misrepresentation), or misappropriation of Project Revenues, Loan proceeds, Insurance Proceeds, Eminent Domain Proceeds or any other earnings, revenues, rents, issues, profits or proceeds from or of the Collateral, that should or would have been paid as provided herein or paid or delivered to Administrative Agent, First Lien Collateral Agent or any other Lender Party (or any assignee or beneficiary thereof or successor thereto) towards any payment required under this Agreement or any other Credit Document, (d) affect or diminish or constitute a waiver, release or discharge of any specific written obligation, covenant, or agreement in respect of the transactions contemplated by the Credit Documents made by any of the Non-Recourse Persons or any security granted by the Non-Recourse Persons in support of the obligations of such Persons under any First Lien Collateral Document or Project Contract (or as security for the obligations of any Obligor), or (e) limit the liability of (i) any Person who is a party to any Project Contract or has issued any certificate or other statement in connection therewith with respect to such liability as may arise by reason of the terms and conditions of such Project Contract (but subject to any limitation of liability in such Project Contract), certificate or statement or (ii) any Person rendering a legal opinion pursuant to this Agreement (including Section 3.1(h) ), in each case under this clause (e) relating solely to such liability of such Person as may arise under such referenced agreement, instrument or opinion. The limitations on recourse set forth in this Article 8 shall survive the termination of this Agreement, the termination of all Commitments and the Interest Rate Agreements to which any Lender Party is a party and the indefeasible payment in full in cash and performance in full of Borrower’s First Lien Obligations hereunder and under the other Credit Documents.

9.	AGENTS; SUBSTITUTION

9.1	Appointment, Powers and Immunities

(a)	In order to expedite the transactions contemplated by this Agreement, (i) Bank of China, New York Branch, Bank of Montreal, Barings, LLC, HSBC Bank USA, N.A., and Kookmin Bank, New York Branch, are hereby appointed to act as the Joint Lead Arrangers, (ii) CoBank, ACB, Coöperatieve Rabobank, U.A., New York Branch, ING Capital LLC, Mizuho Bank, Ltd., MUFG Union Bank, N.A., National Bank of Canada, Sumitomo Mitsui Banking Corporation and Truist Securities, Inc. are hereby appointed to act as the Coordinating Lead Arrangers and Bookrunners, (iii) Crédit Agricole Corporate and Investment Bank and Natixis, New York Branch are hereby appointed to act as the Coordinating Lead Arrangers, Bookrunners and Green Loan Coordinators, (iv) BNP Paribas is hereby appointed to act as the Syndication Agent, Coordinating Lead Arranger, and Bookrunner, (v) The Huntington National Bank and National Australia Bank Limited are hereby appointed to act as Senior Managing Agents, (vi) MUFG Bank, Ltd. is hereby appointed to act as the Administrative Agent and (vii) MUFG Union Bank, N.A. is hereby appointed to act as the Coordinating Lead Arranger, Bookrunner and First Lien Collateral Agent. None of Administrative Agent, First Lien Collateral Agent, Coordinating Lead Arrangers, Joint Lead Arrangers nor any of their respective Related Parties shall have any duties or responsibilities except those expressly set forth in this Agreement or in any other Credit Document, or be a trustee or a fiduciary for any Lender Party, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into the Credit Documents or otherwise exist against any Agent, Coordinating Lead Arranger, or Joint Lead Arranger (other than those implied as a matter of applicable law that are not capable of being waived). Notwithstanding anything to the contrary contained herein, none of Administrative Agent, First Lien Collateral Agent, Coordinating Lead Arrangers, Joint Lead Arrangers or any of their respective Related Parties shall be liable as such for any action taken or omitted by any of them except for its or their own gross negligence or willful misconduct, or required to take any action which is contrary to this Agreement or any other Credit Documents or any Legal Requirement or exposes Administrative Agent, First Lien Collateral Agent, Coordinating Lead Arrangers, Joint Lead Arrangers or any of their respective Related Parties (as the case may be) to any liability. None of the Coordinating Lead Arrangers, Joint Lead Arrangers, First Lien Collateral Agent, Administrative Agent, the Lenders nor any of their respective Related Parties shall be required to ascertain or to make any inquiry concerning the performance or observance by the Obligors of any of the terms, conditions, covenants or agreements contained in any Credit Document, or be responsible for (x) any recitals, statements, representations or warranties made by any other Person contained in this Agreement or the contents of any document delivered in connection herewith, the other Credit Documents or in any certificate or other document referred to or provided for in, or received by the Coordinating Lead Arrangers, Joint Lead Arrangers, Administrative Agent, First Lien Collateral Agent or any other Lender Party under this Agreement or any other Credit Document, (y) any failure by any Obligor or its Affiliates to perform their respective obligations hereunder or thereunder, or (z) the failure, delay in performance or breach by any Lender or Issuing Bank of any of its obligations hereunder or as a result of any information provided by any Lender or Issuing Bank, or to any Lender or Issuing Bank on account of the failure of or delay in performance or breach by any other Lender or Issuing Bank or any Obligor of any of its obligations hereunder or in connection herewith. Each of Administrative Agent, First Lien Collateral Agent, Coordinating Lead Arranger, and Joint Lead Arranger may execute any and all duties hereunder by or through agents, employees or any sub-agent appointed by it, and neither shall be responsible for the negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

(b)	Without limiting the generality of the foregoing, (i) Administrative Agent may treat the payee of any Note as the holder thereof until Administrative Agent receives written notice of the assignment or transfer thereof signed by such payee and in form satisfactory to Administrative Agent, (ii) each of Administrative Agent and First Lien Collateral Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by them in accordance with the advice of such counsel, accountants or experts, (iii) none of First Lien Collateral Agent, Administrative Agent, Syndication Agent, Bookrunners, Green Loan Coordinators, Coordinating Lead Arrangers, Senior Managing Agents and Joint Lead Arrangers makes any warranty or representation to any other Lender Party for any statements, warranties or representations made in or in connection with any Credit Document, (iv) none of First Lien Collateral Agent, Administrative Agent, Syndication Agent, Bookrunners, Green Loan Coordinators, Coordinating Lead Arrangers, Senior Managing Agents and Joint Lead Arrangers shall have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Credit Document on the part of any party thereto, to inspect the property (including the books and records) of the Obligors or any other Person or to ascertain or determine whether a Material Adverse Effect exists or is continuing, and (v) none of First Lien Collateral Agent, Administrative Agent, the Syndication Agent, Bookrunners, Green Loan Coordinators, Coordinating Lead Arrangers, Senior Managing Agents or Joint Lead Arrangers shall be responsible to any other Lender Party for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of any Credit Document or any other instrument or document furnished pursuant hereto. Except as otherwise provided under this Agreement and the other Credit Documents, each of Administrative Agent and First Lien Collateral Agent shall take such action with respect to the Credit Documents as shall be directed by the Required Lenders or, if expressly so provided, all Lenders, and shall exercise such powers, rights and remedies hereunder and under the other Credit Documents as are specifically delegated or granted to such Agent by the terms hereof and thereof, together with such powers, rights and remedies as are reasonably incidental thereto. The Lenders hereby acknowledge that no Agent shall be under any duty to take any discretionary action permitted to be taken by it pursuant to the provisions of this Agreement unless it shall be requested in writing to do so by the Required Lenders. The Lenders further acknowledge and agree that so long as an Agent shall make any determination to be made by it hereunder or under any other Credit Document in good faith, such Agent shall have no liability in respect of such determination to any Person.

(c)	No Agent shall have, by reason hereof or of any of the other Credit Documents, a fiduciary relationship in respect of any Lender; and nothing herein or in any of the other Credit Documents, expressed or implied, is intended to or shall be so construed as to impose upon any Agent any obligations in respect hereof or of any of the other Credit Documents except as expressly set forth herein or therein. Each Lender agrees to be bound by the terms and limitations of (i) any “use of work products” or similar agreement entered into by the Administrative Agent in connection with the Independent Consultant reports and reliance letters delivered in connection therewith or (ii) any reliance letter required to be countersigned by the Administrative Agent on behalf of the Lenders. In connection with any direction by the Lenders of the First Lien Collateral Agent under the Credit Documents, including but not limited to the Intercreditor Agreement, the First Lien Collateral Agent may request the Administrative Agent determine whether the Required Lenders (or other applicable requisite percentage of First Lien Secured Parties under the Intercreditor Agreement) have consented to any such direction or action of the First Lien Collateral Agent.

(d)	Each Agent may exercise such powers, rights and remedies and perform such duties by or through its agents or employees, and may consult with the applicable Independent Consultants in the exercise of such powers, rights and remedies and the performance of such duties. To the extent of any conflict or inconsistencies between the functions, responsibilities, duties, obligations or liabilities of the Depositary Agent set forth in this Article 9 and those set forth in the Depositary Agreement, the terms of the Depositary Agreement shall govern.

(e)	Any Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Credit Document by or through any one or more sub-agents appointed by such Agent. Any such Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 9.1(e) and of Section 9.5 shall apply to any of the Affiliates of each Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent. All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 9.1(e) and of Section 9.5 shall apply to any such sub-agent and to the Affiliates of any such sub-agent and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein. Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by an Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Obligors and the Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, (iii) such sub-agent shall only have obligations to the applicable Agent and not to any Obligor, Lender or any other Person, and no Obligor, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent, and (iv) the applicable Agent shall not be responsible for the negligence or misconduct of any of its sub-agents except to the extent that a court of competent jurisdiction determines in a final, non-appealable judgment that such selecting Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

9.2	Reliance

Each of Administrative Agent, First Lien Collateral Agent, Coordinating Lead Arranger, and Joint Lead Arranger, shall be entitled to rely upon any certificate, notice or other document (including any cable, telegram, facsimile, electronic mail or telex) believed by it to be genuine and correct and to have been signed or sent by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel, independent accountants and other experts selected by it. First Lien Collateral Agent, Administrative Agent, Coordinating Lead Arrangers, and Joint Lead Arrangers shall in all cases be fully protected in acting, or refraining from acting, in accordance with written instructions signed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided herein or under the other Credit Documents) or otherwise, and, except as otherwise specifically provided herein, such instructions and any action or inaction pursuant thereto shall be binding on all the Lenders. As to any other matters not expressly provided for by this Agreement, neither First Lien Collateral Agent nor Administrative Agent shall be required to take any action or exercise any discretion, but shall be required to act or to refrain from acting upon instructions of the Required Lenders or, where expressly provided, all Lenders (except that neither First Lien Collateral Agent nor Administrative Agent shall be required to take any action which exposes First Lien Collateral Agent or Administrative Agent (as the case may be) to personal liability or which is contrary to this Agreement, any other Credit Document or any Legal Requirement). Each of First Lien Collateral Agent and Administrative Agent shall in all cases (including when any action by First Lien Collateral Agent or Administrative Agent (as the case may be) alone is authorized hereunder, if First Lien Collateral Agent or Administrative Agent (as the case may be) elects in its sole discretion to obtain instructions from the Required Lenders) be fully protected in acting, or in refraining from acting, hereunder or under any other Credit Document in accordance with the instructions of the Required Lenders (or, where so expressly stated, all Lenders), and such instructions of the Required Lenders (or all Lenders, where applicable) and any action taken or failure to act pursuant thereto shall be binding on all of the Lender Parties.

9.3	Non-Reliance

Each Lender represents that it has, independently and without reliance on the Coordinating Lead Arrangers, Joint Lead Arrangers, First Lien Collateral Agent, Administrative Agent, or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of the financial condition and affairs of the Obligors and its own decision to enter into this Agreement and agrees that it shall, independently and without reliance upon the Coordinating Lead Arrangers, Joint Lead Arrangers, First Lien Collateral Agent, Administrative Agent, or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own appraisals and decisions in taking or not taking action under this Agreement. Each of Administrative Agent, Coordinating Lead Arrangers, Joint Lead Arrangers, First Lien Collateral Agent and any Lender shall not be required to keep informed as to the performance or observance by any Obligor or its Affiliates under this Agreement or any other document referred to or provided for herein or to make inquiry of, or to inspect the properties or books of any Obligor or its Affiliates.

9.4	Defaults; Material Adverse Effect

None of the Coordinating Lead Arrangers, Joint Lead Arrangers, First Lien Collateral Agent and Administrative Agent shall be deemed to have knowledge or notice of the occurrence of any Default, Event of Default or Material Adverse Effect, unless such Person has received a notice from a Lender or Borrower, referring to this Agreement, describing such Default, Event of Default or Material Adverse Effect and indicating that such notice is a notice of the occurrence of such Default, Event of Default or Material Adverse Effect (as the case may be). If Administrative Agent receives such a notice of the occurrence of a Default, Event of Default or Material Adverse Effect, Administrative Agent shall give notice thereof to the Lenders. Each of First Lien Collateral Agent and Administrative Agent shall take such action with respect to such Default, Event of Default or Material Adverse Effect as is provided in Article 3, Article 7 or the terms of the Credit Documents, including but not limited to the Intercreditor Agreement, or if not provided for in Article 3, Article 7 or such Credit Documents, as the Administrative Agent or First Lien Collateral Agent shall be reasonably directed by the Required First Lien Secured Parties; provided, that unless and until Administrative Agent or First Lien Collateral Agent shall have received such directions, each of Administrative Agent and First Lien Collateral Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default, Event of Default or Material Adverse Effect as it shall deem advisable in the best interest of the First Lien Secured Parties.

9.5	Indemnification

Without limiting the First Lien Obligations of Borrower hereunder, each Lender severally agrees to indemnify the Coordinating Lead Arrangers, Joint Lead Arrangers, each Agent and their respective officers, directors, shareholders, controlling Persons, employees, agents and servants, ratably in accordance with their Proportionate Shares for any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against such Agent, the Coordinating Lead Arrangers, Joint Lead Arrangers, or such Person in any way relating to or arising out of this Agreement or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or the enforcement of any of the terms hereof or thereof or of any such other documents, or any action taken or omitted by it or any of them under this Agreement or any other Credit Document, to the extent the same shall not have been reimbursed by Borrower; provided, that no Lender shall be liable to an Agent the Syndication Agent, Bookrunners, Coordinating Lead Arrangers, or Joint Lead Arrangers for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Agent, such Coordinating Lead Arrangers, Joint Lead Arrangers or any of their Related Parties. The obligations of the Lenders under this Section 9.5 shall survive payment of all First Lien Obligations and the resignation or replacement of any Agent. An Agent or any such Person shall be fully justified in refusing to take or to continue to take any action hereunder or under any other Credit Document unless it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Without limitation of the foregoing, each Lender agrees to reimburse each Agent, the Coordinating Lead Arrangers, Joint Lead Arrangers, or any such Person promptly upon demand for its Proportionate Share of any out-of-pocket expenses (including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders, but limited in the case of legal expenses, to the actual and reasonable and documented expenses of one counsel for the Agents, and, if necessary, one firm of local counsel in each appropriate jurisdiction where any action to realize upon any part of the Collateral is necessary, in each case for the Agents (and, in the case of an actual or perceived conflict of interest where the Agents affected by such conflict informs the Borrower of such conflict, of another firm of counsel for such affected Agent) incurred by such Agent, Coordinating Lead Arrangers, Joint Lead Arrangers, or any such Person in connection with the preparation, execution, administration or enforcement of, or legal advice in respect of rights or responsibilities under, the Credit Documents, to the extent that such Agent, Coordinating Lead Arrangers, Joint Lead Arrangers, or any such Person is not reimbursed for such expenses by Borrower).

9.6	Successor Agent

Any Agent may resign at any time by notifying the Lenders and Borrower, in accordance with this Section 9.6 or the provisions of the Intercreditor Agreement, as applicable. Upon any such resignation of either Administrative Agent or First Lien Collateral Agent, the Required Lenders shall have the right, with the consent of Borrower (such consent not to be unreasonably withheld or delayed) to appoint a successor Administrative Agent or First Lien Collateral Agent (as the case may be). Subject to the provisions of the Intercreditor Agreement, if no successor Administrative Agent or First Lien Collateral Agent (as the case may be) shall have been so appointed by the Required Lenders and shall have accepted such appointment, within fifteen days after the retiring Administrative Agent’s or First Lien Collateral Agent’s (as the case may be) giving of notice of resignation or the Lenders’ removal of the retiring Administrative Agent or First Lien Collateral Agent (as the case may be), the retiring Administrative Agent and First Lien Collateral Agent (as the case may be) may, on behalf of the Lender Parties, with the consent of Borrower (such consent not to be unreasonably withheld or delayed), appoint a successor Administrative Agent or First Lien Collateral Agent (as the case may be) hereunder, which shall be a Lender, if any Lender shall be willing to serve, and otherwise shall be a commercial bank having a combined capital and surplus of at least $500,000,000 or an Affiliate of any such bank. Upon the acceptance of any appointment as Administrative Agent or First Lien Collateral Agent (as the case may be) under the Credit Documents by a successor Administrative Agent or First Lien Collateral Agent (as the case may be), such successor Administrative Agent or First Lien Collateral Agent (as the case may be) shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent or First Lien Collateral Agent (as the case may be), and the retiring Administrative Agent or First Lien Collateral Agent (as the case may be) shall be discharged from its duties and obligations as Administrative Agent or First Lien Collateral Agent (as the case may be) only under the Credit Documents. After any retiring Administrative Agent’s or First Lien Collateral Agent’s resignation hereunder as Administrative Agent or First Lien Collateral Agent (as the case may be), the provisions of this Article 9 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent or First Lien Collateral Agent (as the case may be) under the Credit Documents. In addition to the foregoing, if a Lender becomes, and during the period it remains, a Defaulting Lender, an Issuing Bank may, upon prior written notice to Borrower and Administrative Agent, resign as an Issuing Bank effective at the close of business New York time on a date specified in such notice (which date may not be less than twenty Banking Days after the date of such notice); provided, that such resignation by the applicable Issuing Bank shall have no effect on the validity or enforceability of any Letter of Credit then outstanding or on the obligations of Borrower or any Lender under this Agreement with respect to any such outstanding Letter of Credit or otherwise to such Issuing Bank. Anything herein to the contrary notwithstanding, if at any time the Required Lenders determine that the Person serving as Administrative Agent is a Defaulting Lender, the Required Lenders (determined after giving effect to Section 9.9) may by notice to Borrower and such Person remove such Person as Administrative Agent and appoint a replacement Administrative Agent hereunder. Such removal shall, to the fullest extent permitted by applicable law, be effective on the earlier of (a) the date a replacement Administrative Agent is appointed, and (b) the date which is five Banking Days after the giving of such notice by the Required Lenders (regardless of whether a replacement Administrative Agent has been appointed).

9.7	Authorization

Each of the Lenders and each assignee of any such Lender hereby irrevocably authorizes each of Administrative Agent, First Lien Collateral Agent, the Coordinating Lead Arrangers, Joint Lead Arrangers, and Issuing Banks to take such actions on behalf of such Lender or assignee and to exercise such powers as are specifically delegated to such Person in such capacity by the terms and provisions hereof and of the other Credit Documents, together with such actions and powers as are reasonably incidental thereto, and each Lender and each assignee or any such Lender hereby agrees to be bound by any such actions. Without limiting the generality of the foregoing, Administrative Agent is hereby expressly authorized by the Lenders and Issuing Banks, without hereby limiting any implied authority, (a) to receive on behalf of the Lenders and the Issuing Banks all payments of principal of and interest on the Loans, all payments in respect of Drawing Payments and all other amounts due to the Lenders and the Issuing Banks hereunder, and promptly to distribute to each Lender or Issuing Bank its proper share of each payment so received (and any such payments not so distributed by Administrative Agent within one Banking Day of receipt thereof shall bear interest (at Administrative Agent’s expense) at a rate equal to the greater of (i) the Federal Funds Rate, and (ii) a rate reasonably determined by Administrative Agent in accordance with banking industry rules on interbank compensation); (b) to give notice on behalf of each of the Lenders of any Event of Default specified in this Agreement of which Administrative Agent has actual knowledge acquired in connection with the performance of its duties as Administrative Agent hereunder; (c) to distribute to each Lender copies of all notices, financial statements and other materials delivered by Borrower pursuant to this Agreement as received by Administrative Agent; and (d) to enter into (and each of the Lenders, Issuing Banks, Coordinating Lead Arrangers, and Joint Lead Arrangers hereby agree to be bound by the terms of and direct the Administrative Agent to enter into) a use of work product agreement in the form of Exhibit J on behalf of each Lender, Issuing Banks, Coordinating Lead Arrangers, and Joint Lead Arrangers. Each of Administrative Agent and First Lien Collateral Agent is further authorized by the Lender Parties to release Liens on property that the Obligors are permitted to sell or transfer pursuant to the terms of this Agreement or the other Credit Documents and to enter into agreements supplemental hereto for the purpose of curing any formal defect, inconsistency, omission or ambiguity in this Agreement or any Credit Document to which it is a party.

9.8	Other Roles

With respect to its Commitment, the Loans made by it and any Note issued to it, each of the Coordinating Lead Arrangers, Joint Lead Arrangers, First Lien Collateral Agent, Administrative Agent and Issuing Banks in its individual capacity shall have the same rights and powers under the Credit Documents as any other Lender and may exercise the same as though it were not a Coordinating Lead Arranger, Joint Lead Arranger, First Lien Collateral Agent, Administrative Agent or Issuing Bank. The term “Lender” or “Lenders” shall, unless otherwise expressly indicated, include each of the Coordinating Lead Arrangers, Joint Lead Arrangers, First Lien Collateral Agent, Administrative Agent and Issuing Banks in its individual capacity. Each of the Coordinating Lead Arrangers, Joint Lead Arrangers, First Lien Collateral Agent, Administrative Agent, Issuing Banks and their respective Affiliates may accept deposits from, lend money to, and generally engage in any kind of business with Borrower or any other Person, without any duty to account therefor to the Lenders. For the avoidance of doubt, MUFG Union Bank, N.A. may act as both First Lien Collateral Agent and as Depositary Agent, notwithstanding any potential or actual conflict of interest presented by the foregoing. Each of the Lenders hereby waives any claim against each of the Coordinating Lead Arrangers, Joint Lead Arrangers, First Lien Collateral Agent, Administrative Agent, Issuing Banks, Borrower and any of their respective Affiliates based upon any conflict of interest that such Coordinating Lead Arrangers, Joint Lead Arrangers, First Lien Collateral Agent, Administrative Agent, Issuing Bank or any of their respective Affiliates may have with regard to acting as an agent, arranger or Issuing Bank hereunder and acting in such other roles.

9.9	Amendments; Waivers

(a)	Unanimous Consent. Subject to the provisions of this Section 9.9, unless otherwise specified in this Agreement or another Credit Document, the Required Lenders (or Administrative Agent or First Lien Collateral Agent upon written direction or consent of the Required Lenders) and the Obligors may enter into agreements, waivers or supplements hereto for the purpose of adding, modifying or waiving any provisions to the Credit Documents or changing in any manner the rights of the Lenders or the Obligors hereunder or thereunder or waiving any Default or Event of Default; provided, that notwithstanding anything to the contrary set forth herein, any amendment modification, termination or consent to, of or under any First Lien Collateral Document permitted pursuant to this Section 9.9 shall be subject to the applicable terms of the Intercreditor Agreement and no such supplemental agreement shall, without the consent of all of the Lenders affected thereby or, with respect to clauses (ii) and (iii), all of the Lenders affected thereby and all of the Hedge Banks affected thereby:

(i)	increase the amount of the Commitment of any Lender hereunder;

(ii)	amend any provision of this Section 9.9;

(iii)	release (A) all or substantially all of the Collateral (other than (1) pursuant to Section 5.9 (Limitation on Asset Dispositions) of the First Lien Common Terms Agreement, (2) in respect of any Casualty Event or Event of Eminent Domain, or (3) as otherwise expressly permitted hereby or under any other Credit Document) from the Lien of any of the First Lien Collateral Documents or (B) release all or substantially all of the guaranties of the Guarantors pursuant to the Credit Documents (except as expressly permitted hereby or under any other Credit Document);

(iv)	extend the Maturity Dates or reduce the principal amount of any outstanding Loans or Notes or reduce the rate or change the time of payment of interest due on any Loan; provided, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” contained in Section 2.4(c) or to waive any obligation of Borrower to pay interest at the Default Rate;

(v)	reduce the amount or extend the payment date for any amount due, whether principal or interest (but not prepayment);

(vi)	add, modify or waive any provisions to the Credit Documents so as to subordinate the Loans to any other Indebtedness;

(vii)	amend or modify the definition of “Required First Lien Secured Parties” (as defined in the Intercreditor Agreement); provided, that, additional extensions of credit pursuant hereto shall be included in the definition of “Required First Lien Secured Parties” on substantially the same basis as the Loans and Commitments included on the Initial Closing Date; or

(viii)	modify the order of application of any prepayment of Term Loans or ~~LC~~Multi-Draw Facility Loans from the application thereof set forth in the applicable provisions of Section 2.1(h) of this Agreement or Section 4.1 (Applications of Proceeds) of the Intercreditor Agreement; provided, that the Required Lenders may waive, in whole or in part, any prepayment so long as the application as between Loans, of any portion of such prepayment which is still required to be made is not altered.

(b)	Affected Party Consent. Notwithstanding anything to the contrary herein, no agreement, waiver or supplement hereto shall add, modify or waive any provisions to the Credit Documents, or change in any manner the rights of the Lenders, Hedge Banks or the Obligors hereunder or thereunder, so as to:

(i)	amend or modify any provision set forth in Sections 2.1(h)(i), 2.1(h)(ii), 2.1(h)(iii), 2.4(d)(i), 2.4(e), 2.5(a) or 2.5(b) in a manner that would alter the pro rata sharing of payments with respect to the applicable Loan facility without the prior written consent of each Lender adversely affected thereby;

(ii)	change the order of priority of payments set forth in Section 4.1 (Applications of Proceeds) of the Intercreditor Agreement or Section 3.1(b) (Revenue Account Waterfall) of the Depositary Agreement, without the prior written consent of each Lender adversely affected thereby;

(iii)	amend, modify or otherwise affect the rights or duties of Administrative Agent, First Lien Collateral Agent, Depositary Agent or an Issuing Bank without the prior written consent of Administrative Agent, Depositary Agent, First Lien Collateral Agent or such Issuing Bank, as applicable, acting as such at the effective date of such agreement;

(iv)	amend the definition of “Lenders” or reduce the percentage specified in the definition “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby;

(v)	change the relative priority or the extent of the security interest granted in favor of any Lender or Hedge Bank as compared to the priority or the extent of the security interest granted in favor of any other Lender or Hedge Bank, without the prior written consent of each Lender or Hedge Bank adversely affected thereby; or

(vi)	otherwise subordinate the First Lien Obligations of Borrower in respect of the Interest Rate Agreements to any other First Lien Obligations of Borrower hereunder, without the prior written consent of each Hedge Bank adversely affected thereby.

(c)	Defaulting Lenders. Anything herein to the contrary notwithstanding, during such period as a Lender is a Defaulting Lender, to the fullest extent permitted by applicable law, such Lender shall not be entitled to vote in respect of amendments and waivers hereunder and the Commitment and the outstanding Loans or other extensions of credit of such Lender hereunder shall not be taken into account in determining whether the Required Lenders or all of the Lenders, as required, have approved any such amendment or waiver (and the definition of “Required Lenders” shall automatically be deemed modified accordingly for the duration of such period), except that (i) without the consent of such Defaulting Lender (A) the Commitment of any Defaulting Lender may not be increased or extended, (B) any amount due to any Defaulting Lender, whether principal or interest, may not be reduced, and (C) the payment date for any amount due to such Defaulting Lender, whether principal or interest, may not be extended, and (ii) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender disproportionately adversely relative to other affected Lenders shall require the consent of such Defaulting Lender.

(d)	Minor Defects. Notwithstanding the other provisions of this Section 9.9, Borrower, Administrative Agent and First Lien Collateral Agent may (but shall have no obligation to) amend or supplement the Credit Documents without the consent of any other Lender Party for the purpose of (i) curing any ambiguity, defect or inconsistency, (ii) making any change that would provide any additional rights or benefits to the Lender Parties or that does not adversely affect the legal rights hereunder of any Lender Party, and (iii) making, completing or confirming any grant of Collateral permitted or required by this Agreement, any of the Credit Documents or the Intercreditor Agreement or any release of any Collateral that is otherwise permitted under the terms of this Agreement and the Credit Documents.

9.10	Withholding Tax

Each Lender Party shall severally indemnify the Administrative Agent, within ten days after demand therefor, for (a) any taxes (including any interest, additions to tax or penalties applicable thereto) attributable to such Lender Party for whatever reason (but, if such taxes are Indemnified Taxes and Other Taxes, only to the extent that Borrower has not already indemnified the Administrative Agent for such taxes and without limiting the obligation of Borrower to do so), and (b) any taxes (including any interest, additions to tax or penalties applicable thereto) attributable to such Lender Party’s failure to comply with the provisions of Section 9.13 relating to the maintenance of a Participant Register (as defined in Section 9.13 below), in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender Party by the Administrative Agent shall be conclusive absent manifest error. Each Lender Party hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender Party under any Credit Document or otherwise payable by the Administrative Agent to the Lender Party from any other source against any amount due to the Administrative Agent under this Section 9.10. The obligations of the Lender Parties under this Section 9.10 shall survive the payment of all First Lien Obligations and the resignation or replacement of Administrative Agent.

If any Lender or Issuing Bank sells, assigns, grants participation in, or otherwise transfers its rights under this Agreement, the purchaser, assignee, Participant or transferee, as applicable, shall comply and be bound by the terms of Section 2.4(f) and this Section 9.10 as though it were such Lender or Issuing Bank.

9.11	General Provisions as to Payments

Administrative Agent shall promptly distribute to each Lender, subject to the terms of any separate agreement between Administrative Agent and such Lender, its pro rata share of each payment of principal and interest payable to the Lenders on the Loans and of fees hereunder received by Administrative Agent for the account of the Lenders and of any other amounts owing under the Loans. The payments made for the account of each Lender shall be made, and distributed to it, for the account of (a) its domestic Lending Office in the case of payments of principal of, and interest on, its Base Rate Loans, (b) its domestic or foreign Lending Office, as each Lender may designate in writing to Administrative Agent, in the case of ~~LIBOR~~SOFR Loans, and (c) its domestic Lending Office, or such other Lending Office as it may designate for the purpose from time to time, in the case of payments of fees and other amounts payable hereunder.

9.12	Substitution of Lender

Should any Lender fail to make a Loan in violation of its obligations under this Agreement (a “Non-Advancing Bank”), Administrative Agent shall (a) in its sole discretion fund the Loan on behalf of the Non-Advancing Bank, or (b) cooperate and consult with Borrower or any other Lender to find another Person that shall be acceptable to Administrative Agent and that shall be willing to assume the Non-Advancing Bank’s obligations under this Agreement (including the obligation to make the Loan which the Non-Advancing Bank failed to make but without assuming any liability for damages for failing to have made such Loan or any previously required Loan). Subject to the provisions of the next following sentence, such Person shall be substituted for the Non-Advancing Bank hereunder upon execution and delivery to Administrative Agent of an agreement acceptable to Administrative Agent by such Person assuming the Non-Advancing Bank’s obligations (including its Commitments) under this Agreement, and all interest and fees which would otherwise have been payable to the Non-Advancing Bank shall thereafter be payable to such Person. Nothing in (and no action taken pursuant to) this Section 9.12 shall relieve the Non-Advancing Bank from any liability it might have to Borrower or to the other Lenders as a result of its failure to make any Loan.

9.13	Participation.

Any Lender may, without the consent of Borrower, Administrative Agent or any Issuing Bank, sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans and Drawing Payments owing to it); provided, that (a) no such sale of a participation shall alter such Lender’s or Borrower’s obligations hereunder, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (c) Borrower and the Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement, and (d) any agreement or instrument (oral or written) pursuant to which any Lender may grant a participation in its rights with respect to its Commitment (or Loans made hereunder) shall provide that, with respect to such Commitment (or Loans made hereunder), subject to the following proviso, such Lender shall retain the sole right and responsibility to exercise the rights of such Lender, and enforce the obligations of Borrower relating to such Commitment (or Loans made hereunder), including the right to approve any amendment, modification or waiver of any provision of this Agreement or any other Credit Document and the right to take action to have the First Lien Obligations hereunder (or any portion thereof) declared due and payable pursuant to Article 7; provided, that (e) such agreement may provide that the participant may have rights to approve or disapprove decreases in Loans, interest rates or fees, lengthening of maturity of any Loans, extending the payment date for any amount due under Article 2 or releasing all or a material portion of the Collateral (other than (i) pursuant to Section 5.9 ( Limitation on Asset Dispositions) of the First Lien Common Terms Agreement, (ii) in respect of any Casualty Event or Event of Eminent Domain, or (iii) as otherwise expressly permitted hereby or under any other Credit Document), and (w) no other agreement (oral or written) with respect to such Participant may exist between such Lender and such Participant. Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.6, 2.7, and 2.4(d) (subject to the requirements and limitations therein, including the requirements under Section 2.4(f) (it being understood that the documentation required under Section 2.4(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 9.14; provided, that such Participant (x) agrees to be subject to the provisions of Section 2.8 as if it were an assignee under this Section 9.13; and (y) shall not be entitled to receive any greater payment under Sections 2.6, 2.7 and 2.4(d), with respect to any participation, than its participating Lender would have been entitled to receive. No recipient of a participation in any Commitment or Loans of any Lender shall have any rights under this Agreement or shall be entitled to any reimbursement for Indemnified Taxes, Other Taxes, increased costs or reserve requirements under Sections 2.6 or 2.7 or any other indemnity or payment rights against Borrower (but shall be permitted to receive from the Lender granting such participation a proportionate amount which would have been payable to the Lender from whom such Person acquired its participation as provided in this Section 9.13). Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations and Section 1.163-5(b) of the United States Proposed Treasury Regulations (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

9.14	Transfer of Commitment

(a)	Notwithstanding anything else herein to the contrary, any Lender, after receiving Administrative Agent’s prior written consent (such consent not to be unreasonably withheld) and (so long as no Event of Default has occurred and is continuing) after receiving Borrower’s prior written consent (such consent not to be unreasonably withheld solely with respect to a sale, assignment, transfer, negotiation or disposal to a commercial bank, financial institution or an insurance company but such consent may be withheld in Borrower’s sole discretion with respect to a sale, assignment, transfer, negotiation or disposal to any other Eligible Assignee), may from time to time, at its option, sell, assign, transfer, negotiate or otherwise dispose of a portion of one or more of its Commitments (including, for purposes of this Section 9.14, Loans made hereunder) (including the Lender’s interest in this Agreement and the other Credit Documents) to one or more banks, financial institutions, or Eligible Assignees; provided, that (i) no Lender (including any assignee of any Lender) may assign any portion of its Commitment (including Loans) (A) in an amount less than $5,000,000 (unless to another Lender), or (B) in an amount which leaves the assigning Lender with a Commitment (including Loans) of less than $5,000,000 (in each case based on the original principal amount of the Commitment assigned) after giving effect to such assignment and all previous assignments (except that a Lender may be left with no Commitment or Loans if it assigns its entire Commitment); (ii) without the consent of the Borrower or any other Party, any Lender may assign all or any portion of its Commitments to another Lender, an Affiliate of a Lender; (iii) no consent of the Borrower shall be required in the case of primary syndication of the Loans and Commitments within sixty days after the Initial Closing Date, to institutions that have been identified by the Syndication Agent and accepted by the Borrower (in its reasonable discretion) prior to the Initial Closing Date and (iv) Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten Banking Days after having received notice thereof. An assignee shall not be entitled to receive any greater payment under any of Sections 2.4(d), 2.6 and 2.7.

(b)	No such assignment shall be made to (i) Borrower or any of Borrower’s Affiliates or Subsidiaries, or (ii) any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary thereof. In the event of any such assignment, (A) the assigning Lender’s Proportionate Share shall be reduced and its obligations hereunder released by the amount of the Proportionate Share assigned to the new Lender, (B) the parties to such assignment shall execute and deliver an appropriate agreement evidencing such sale, assignment, transfer or other disposition, in form and substance reasonably satisfactory to Administrative Agent and Borrower, (C) the parties to the sale, assignment, transfer or other disposition, excluding Borrower, shall collectively pay to Administrative Agent an administrative fee of $3,500; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment, (D) at the assigning Lender’s option, Borrower shall execute and deliver, to such new Lender, Notes in the forms attached hereto as Exhibit B-1, as requested, in a principal amount equal to such new Lender’s Commitment, but only if it shall also be executing and exchanging with the assigning Lender a replacement note for any Note in an amount equal to the Commitment retained by the assigning Lender, if any; provided, that Borrower shall have received for cancellation the existing Note held by such assigning Lender, and (E) Administrative Agent shall amend Schedule 2.2(a) to reflect the Proportionate Shares of the Lenders following such assignment. Thereafter, such new Lender shall be deemed to be a Lender and shall have all of the rights and duties of a Lender (except as otherwise provided in this Article 9), in accordance with its Proportionate Share, under each of the Credit Documents. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in Section 2.1(i).

(c)	Disqualified Institution. Any assignments and participations to Disqualified Institutions are void ab initio unless such assignment or participation, as the case may be, has been approved by the Borrower, in which case such assignee or participant shall not be considered a Disqualified Institutions solely for such particular assignment or participation, as the case may be. In case of such assignments not approved by the Borrower, the assignee who is a Disqualified Institutions shall be deleted from the Register upon written notification from the Borrower. Except for notifying the Lenders with a list of Disqualified Institutions, Administrative Agent shall have no responsibility or liability to monitor or enforce such list of Disqualified Institutions.

9.15	Laws

Notwithstanding the foregoing provisions of this Article 9, no sale, assignment, transfer, negotiation or other disposition of the interests of any Lender hereunder or under the other Credit Documents shall be allowed if it would require registration under the federal Securities Act of 1933, as then amended, any other federal securities laws or regulations or the securities laws or regulations of any applicable jurisdiction. Borrower shall, from time to time at the request and expense of Administrative Agent, execute and deliver to Administrative Agent, or to such party or parties as Administrative Agent may designate, any and all further instruments as may in the opinion of Administrative Agent be reasonably necessary or advisable to give full force and effect to such sale, assignment, transfer, negotiation or disposition which would not require any such registration.

9.16	Assignability as Collateral

Notwithstanding any other provision contained in this Agreement or any other Credit Document to the contrary, any Lender may assign all or any portion of the Loans or Notes held by it to the Federal Reserve Bank, any other central banking authorities in accordance with applicable law and the United States Treasury as collateral security; provided, that any payment in respect of such assigned Loans or Notes made by Borrower to or for the account of the assigning or pledging Lender in accordance with the terms of this Agreement shall satisfy Borrower’s obligations hereunder in respect of such assigned Loans or Notes to the extent of such payment. No such assignment shall release the assigning Lender from its obligations hereunder and in no event shall the Federal Reserve Bank, any other central banking authorities in accordance with applicable law or the United States Treasury be considered a “Lender” hereunder.

9.17	Notices to Lenders

Administrative Agent promptly shall deliver all material documents, instruments and notices that it receives hereunder and under the other Credit Documents to each Lender. Except as expressly provided in this Agreement or the other Credit Documents, Borrower shall not be required to deliver any documents, instruments or notices directly to the Lenders.

9.18	First Lien Collateral Agent

First Lien Collateral Agent shall: (a) forward promptly to Administrative Agent any notice delivered to First Lien Collateral Agent pursuant to any Consent; (b) have the right, but not the obligation, to (i) refuse any item for credit to any Depositary Account except as required by the terms of the Credit Documents, (ii) refuse to honor any request for transfer in relation to any Depositary Account that is not consistent with the Credit Documents, (iii) charge to any Depositary Account all applicable charges related to maintaining such Depositary Accounts, and (iv) pay fees, interest and other charges owing by the Obligors as provided herein and in the other Credit Documents; (c) except as otherwise provided herein and in the Depositary Agreement (including by the provision of standing instructions therein), take all actions and make all determinations with respect to the Collateral, the First Lien Collateral Documents (including as to the advisability of taking additional steps to perfect, or cause the perfection of, any security interest) and the other Credit Documents to which it is a party as directed in writing by Administrative Agent (acting in accordance with Section 9.7); and (d) have the right at any time to seek clarification and instructions concerning the administration of the Credit Documents from Administrative Agent, legal counsel selected by it in good faith with reasonable care or any court of competent jurisdiction and shall be fully protected in relying upon such instructions.

9.19	Right to Realize on Collateral

Notwithstanding anything contained in any of the Credit Documents to the contrary notwithstanding, the Obligors, the Administrative Agent, the First Lien Collateral Agent and each Lender hereby agree that: (a) no Lender or Agent shall have any right individually to realize upon any of the Collateral, it being understood and agreed that all powers, rights and remedies hereunder may be exercised solely by the Administrative Agent, on behalf of Lenders, in accordance with the terms hereof, and all powers, rights and remedies under the First Lien Collateral Documents may be exercised solely by the First Lien Collateral Agent, on behalf of the First Lien Secured Parties and (b) in the event of a foreclosure by the First Lien Collateral Agent on any of the Collateral pursuant to a public or private sale or other disposition, the First Lien Collateral Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition and the First Lien Collateral Agent, as agent for and representative of the First Lien Secured Parties (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the First Lien Obligations as a credit on account of the purchase price for any Collateral payable by the First Lien Collateral Agent at such sale or other disposition.

9.20	Depositary Agent

The Depositary Agent is an intended third party beneficiary of, and entitled to enforce on its respective behalf and for its own benefit and, if applicable, the benefit of the other First Lien Secured Parties, the provisions of this Agreement that purport to grant the Depositary Agent rights, privileges and benefits, entitlements, immunities, indemnities and/or benefits. Each Lender hereby (a) acknowledges that it has received and reviewed a copy of the Depositary Agreement and agrees to be bound by the terms thereof, and (b) authorizes and directs (i) the appointment of MUFG Union Bank, N.A. to act as the initial depositary agent under the Credit Documents, and (ii) the Depositary Agent to execute the Depositary Agreement and to take such actions as are contemplated by the terms of the Depositary Agreement. The Depositary Agent has, and shall have, no obligations under this Agreement.

9.21	Erroneous Payments

(a)	If the Administrative Agent (x) notifies a Lender or Issuing Bank, or any Person who has received funds on behalf of a Lender or Issuing Bank (any such Lender, Issuing Bank or other recipient (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its reasonable discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof) (provided, that, without limiting any other rights or remedies (whether at law or in equity), the Administrative Agent may not make any such demand under this clause (a) with respect to an Erroneous Payment unless such demand is made within 30 days of the date of receipt of such Erroneous Payment by the applicable Payment Recipient), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.21 and held in trust for the benefit of the Administrative Agent, and such Lender or Issuing Bank shall use commercially reasonable efforts to (or, with respect to any Payment Recipient who received such funds on its behalf, shall use commercially reasonable efforts to cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b)	Without limiting immediately preceding clause (a), each Lender, Issuing Bank or any Person who has received funds on behalf of a Lender or Issuing Bank (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Issuing Bank, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

(i)	it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii)	such Lender or Issuing Bank shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.21(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.21(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.21(a) or on whether or not an Erroneous Payment has been made.

(c)	Each Lender and Issuing Bank hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Issuing Bank under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Issuing Bank under any Credit Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d)

(i)	In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an assignment and assumption agreement (or, to the extent applicable, an agreement incorporating an assignment and assumption agreement by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement.

(ii)	Subject to Section 11.17 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e)	The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender or Issuing Bank, to the rights and interests of such Lender or Issuing Bank, as the case may be) under the Credit Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ First Lien Obligations under the Credit Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such First Lien Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any First Lien Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.21 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the First Lien Obligations of the Borrower relative to the amount (and/or timing for payment) of the First Lien Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower for the purpose of making such Erroneous Payment.

(f)	To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g)	Each party’s obligations, agreements and waivers under this Section 9.21 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all First Lien Obligations (or any portion thereof) under any Credit Document.

10.	INDEPENDENT CONSULTANTS

10.1	Removal and Fees

Administrative Agent, in its reasonable discretion, may remove from time to time, any one or more of the Independent Consultants (other than the Independent Engineer) and Administrative Agent may appoint replacements, which, so long as no Default or Event of Default shall have occurred and be continuing, shall be reasonably acceptable to Borrower. Notice of any replacement such Independent Consultant shall be given by Administrative Agent to Borrower, the Lenders and to the Independent Consultant being replaced. All reasonable fees and expenses of the Independent Consultants (whether the original ones or replacements) shall be paid by Borrower pursuant to agreements reasonably acceptable to Borrower; provided, that no such acceptance shall be required at any time an Event of Default shall have occurred and be continuing.

10.2	Certification of Dates

Administrative Agent will request that the Independent Consultants act diligently in the issuance of all letters required to be delivered by the Independent Consultants hereunder, if their issuance is appropriate. Borrower shall provide the Independent Consultants with reasonable notice of the expected occurrence of any dates or events requiring the issuance of such letters.

11.	MISCELLANEOUS

11.1	Addresses

Any communications between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to Administrative Agent:

MUFG Bank, Ltd., as Administrative Agent

1221 Avenue of the Americas, 6th Floor

New York, NY 10020

Attention: Lawrence Blat / Peter Chi

Telephone: (212) 405-6621 / (213) 236-4128

E-mail: lawrence.blat@mufgsecurities.com;

~~agencydesk@us.sc.mufg.jp~~agencydesk@us.sc.mufg.jp

With a copy to: ~~PChi@us.mufg.jp~~Pchi@us.mufg.jp

If to First Lien Collateral Agent:

MUFG Union Bank, N.A.,

350 California Street, 17th Floor

San Francisco, CA 94104

Attention: Institutional Agency Services

Email:

~~thaddeus.smith@unionbank.com~~thaddeus.smith@unionbank.com

If to Borrower:

Geysers Power Company, LLC

717 Texas Avenue, Suite 11.043C

Houston, Texas 77002

Telephone: (832) 325-1581

Facsimile: (832) 325-1582

Attn: Chief Legal Officer

If to Holdings:

Geysers Intermediate Holdings LLC

717 Texas Avenue, Suite 11.059C

Houston, Texas 77002

Telephone: (832) 325-5039

Facsimile: (832) 325-5040

Attn: Chief Legal Officer

If to Geysers Company:

Geysers Company, LLC

717 Texas Avenue, Suite 11.059A

Houston, Texas 77002

Telephone: (832) 325-5045

Facsimile: (832) 325-5046

Attn: Chief Legal Officer

If to Calistoga:

Calistoga Holdings, LLC

717 Texas Avenue, Suite 11.059B

Houston, Texas 77002

Telephone: (832) 325-5031

Facsimile: (832) 325-5032

Attn: Chief Legal Officer

If to Wild Horse:

Wild Horse Geothermal, LLC

717 Texas Avenue, Suite 11.050B

Houston, Texas 77002

Telephone: (832) 325-5063

Facsimile: (832) 325-5064

Attn: Chief Legal Officer

All such notices or other communications required or permitted to be given hereunder shall be in writing and shall be considered as properly given (a) if delivered in person, (b) if sent by overnight delivery service (including Federal Express, UPS, DHL and other similar overnight delivery services), (c) if mailed by first class United States mail, postage prepaid, registered or certified with return receipt requested, (d) if sent by facsimile with receipt confirmed by telephone, or (e) by electronic transmission. Notice so given shall be effective upon receipt by the addressee, except that communication or notice so transmitted by facsimile or other direct written electronic means shall be deemed to have been validly and effectively given on the day (if a Banking Day and, if not, on the next following Banking Day) on which it is transmitted if transmitted before 4:00 p.m., recipient’s time, and if transmitted after that time, on the next following Banking Day; provided, that if any notice is tendered to an addressee and the delivery thereof is refused by such addressee, such notice shall be effective upon such tender. Any party shall have the right to change its address for notice hereunder to any other location within the continental United States by giving of thirty days’ notice to the other parties in the manner set forth above.

Borrower may deliver to Administrative Agent, First Lien Collateral Agent or Depositary Agent, as the case may be, any Borrowing certificate, collateral report or other material that Borrower is required to deliver to Administrative Agent, First Lien Collateral Agent or Depositary Agent (as the case may be) hereunder or under the other Credit Documents, by e-mail or other electronic transmission.

11.2	Right to Set-Off

If an Event of Default shall have occurred and be continuing, subject to the Intercreditor Agreement (which may limit the rights specified in this Section 11.2), each Lender Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other Indebtedness at any time owing by such Lender Party to or for the credit or the account of Borrower, against any and all obligations of Borrower, now or hereafter existing under this Agreement or any other Credit Document held by such Lender Party, irrespective of whether or not such Lender Party shall have made any demand under this Agreement or such other Credit Document and although the obligations may be unmatured; provided, that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.4(g) and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the First Lien Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender Party under this Section 11.2 are in addition to other rights and remedies (including other rights of set-off) that such Lender Party may have.

11.3	Delay and Waiver

No delay or omission to exercise any right, power or remedy accruing to the Lender Parties upon the occurrence of any Default, Event of Default or Material Adverse Effect or any breach or Default of Borrower or any other Obligor or unsatisfied condition precedent under this Agreement or any other Credit Document shall impair any such right, power or remedy of the Lender Parties, nor shall it be construed to be a waiver of any such breach or Default or unsatisfied condition precedent, or an acquiescence therein, or of or in any similar breach or Default or unsatisfied condition precedent thereafter occurring, nor shall any waiver of any single Default, Event of Default, Material Adverse Effect or other breach or Default or unsatisfied condition precedent be deemed a waiver of any other Default, Event of Default, Material Adverse Effect or other breach or Default or unsatisfied condition precedent theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of Administrative Agent, First Lien Collateral Agent or any other Lender Party of any Default, Event of Default, Material Adverse Effect or other breach or default or unsatisfied condition precedent under this Agreement or any other Credit Document, or any waiver on the part of Administrative Agent, First Lien Collateral Agent or any other Lender Party of any provision or condition of this Agreement or any other Credit Document, must be in writing and shall be effective only to the extent in such writing specifically set forth. All remedies, either under this Agreement or any other Credit Document or by law or otherwise afforded to Administrative Agent, First Lien Collateral Agent, Issuing Banks or any other Lender Party, shall be cumulative and not alternative.

11.4	Costs, Expenses and Attorneys’ Fees; Syndication.

Borrower shall pay to each of the Agents, Coordinating Lead Arrangers, and Joint Lead Arrangers all of their respective actual, reasonable and documented out-of-pocket costs and expenses (net of any costs and expenses paid prior to the Initial Closing Date), in connection with the preparation, negotiation, closing and administering of this Agreement and the documents contemplated hereby but limited, in the case of legal expenses, to the actual, reasonable and documented expenses of Latham & Watkins LLP (or in the case of an actual or perceived conflict of interest, such other counsel reasonably acceptable to the Required Lenders and, prior to the delivery of a notice of a Trigger Event that has not been withdrawn, reasonably acceptable to the Borrower) for all Agents, Coordinating Lead Arrangers, and Joint Lead Arrangers taken as a whole and, if necessary, one firm in the State of California for all Agents, Coordinating Lead Arrangers, and Joint Lead Arrangers taken as a whole (and, in the case of an actual or perceived conflict of interest where the Agent, Coordinating Lead Arranger, or Joint Lead Arranger affected by such conflict informs the Borrower of such conflict, of another firm of counsel for such affected Agent, Coordinating Lead Arranger, or Joint Lead Arranger); provided, that Borrower shall not be required to pay the fees of the other attorneys of the Agents, Coordinating Lead Arrangers, and Joint Lead Arrangers). Borrower shall reimburse the Agents for all costs and expenses, including actual, reasonable and documented attorneys’ fees and actual, reasonable and documented expert, consultant and advisor fees and expenses, expended or incurred by the Agents for their actual, reasonable and documented out-of-pocket expenses, but limited, in the case of legal expenses, to the actual, reasonable and documented expenses of Latham & Watkins LLP (or in the case of an actual or perceived conflict of interest, such other counsel reasonably acceptable to the Required Lenders and, prior to the delivery of a notice of a Trigger Event that has not been withdrawn, reasonably acceptable to the Borrower) for all Agents taken as a whole and, if necessary, one firm of local counsel in the State of California, in each case for all Agents taken as a whole (and, in the case of an actual or perceived conflict of interest where the Agent affected by such conflict informs the Borrower of such conflict, of another firm of counsel for such affected Agent), in enforcing this Agreement or the other Credit Documents in connection with a Default or Event of Default, in actions for declaratory relief in any way related to this Agreement, protecting its rights and interests under any First Lien Collateral Document, in collecting any sum which becomes due on the Notes or under the Credit Documents, in any restructuring of the Loans or otherwise relating to the occurrence of any Default or Event of Default.

11.5	Entire Agreement

This Agreement and any agreement, document or instrument attached hereto or referred to herein integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral negotiations and prior writings in respect to the subject matter hereof. Except as otherwise expressly provided, in the event of any conflict between the terms, conditions and provisions of this Agreement and any such agreement, document or instrument, the terms, conditions and provisions of this Agreement shall prevail.

11.6	Governing Law

THIS AGREEMENT AND ANY OTHER CREDIT DOCUMENT (UNLESS OTHERWISE EXPRESSLY PROVIDED FOR THEREIN), SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO CONFLICTS OF LAWS (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).

11.7	Severability

In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

11.8	Headings

Article, Section and Paragraph headings have been inserted in this Agreement as a matter of convenience for reference only and it is agreed that such headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

11.9	Accounting Terms

All accounting terms not specifically defined herein shall be construed in accordance with GAAP and practices consistent with those applied in the preparation of the financial statements submitted by Borrower to Administrative Agent, and all financial data submitted pursuant to this Agreement shall be prepared in accordance with such principles and practices.

11.10	No Partnership, Etc.

Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Obligor arising out of or in connection with this Agreement or any of the other Credit Documents, and the relationship between Administrative Agent and Lenders, on one hand, and Borrower, on the other hand, in connection herewith or therewith shall be solely that of creditor and debtor. Nothing contained in this Agreement, the Notes or in any of the other Credit Documents shall be deemed or construed to create a partnership, tenancy-in-common, joint tenancy, joint venture or co-ownership by or between the Lenders and Borrower or any other Person. None of the Coordinating Lead Arrangers, Joint Lead Arrangers, Administrative Agent, First Lien Collateral Agent or the Lenders shall be in any way responsible or liable for the debts, losses, obligations or duties of Borrower or any other Person with respect to the Projects or otherwise. All obligations to pay real property or other taxes, assessments, insurance premiums, and all other fees and charges arising from the ownership, operation or occupancy of the Projects (if any) and to perform all obligations and other agreements and contracts relating to the Projects shall be the sole responsibility of the Obligors.

11.11	Mortgage/Collateral Documents

Certain guaranties of the Loans shall be secured in part by the Mortgages encumbering certain properties in the State of California solely to the extent provided therein. Reference is hereby made to the Mortgages and the other First Lien Collateral Documents for the provisions, among others, relating to the nature and extent of the security provided thereunder, the rights, duties and obligations of the Obligors and the rights of Administrative Agent, First Lien Collateral Agent and the other Lender Parties with respect to such security.

11.12	Limitation on Liability

No claim shall be made by any Obligor against the Coordinating Lead Arrangers, Joint Lead Arrangers, Green Loan Coordinators, Senior Managing Agents, Administrative Agent, First Lien Collateral Agent, Depositary Agent, the Lenders, Issuing Banks or any of their respective Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Credit Documents or any act or omission or event occurring in connection therewith, and each Obligor hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, in each case, except to the extent such claim is based on gross negligence or willful misconduct of such Person. No claim shall be made by any Syndication Agent, Bookrunners, Green Loan Coordinator, Coordinating Lead Arranger, Joint Lead Arranger, Senior Managing Agent, Administrative Agent, First Lien Collateral Agent, Depositary Agent, Lender or Issuing Bank against any Obligor or any of their respective Affiliates, directors, employees, attorneys or agents for any loss of profits, business or anticipated savings, special or punitive damages or any indirect or consequential loss whatsoever in respect of any breach or wrongful conduct (whether or not the claim therefor is based on contract, tort or duty imposed by law), in connection with, arising out of or in any way related to the transactions contemplated by this Agreement or the other Credit Documents or any act or omission or event occurring in connection therewith, and each of the Syndication Agent, Bookrunner, Green Loan Coordinator, Coordinating Lead Arranger, Joint Lead Arranger, Senior Managing Agent, Administrative Agent, First Lien Collateral Agent, Depositary Agent, the Lenders and Issuing Banks hereby waives, releases and agrees not to sue upon any such claim for any such damages, whether or not accrued and whether or not known or suspected to exist in its favor, in each case, except to the extent such claim is based on gross negligence or willful misconduct of such Person.

11.13	Indemnity

Borrower agrees to indemnify the Green Loan Coordinators, Coordinating Lead Arrangers, Joint Lead Arrangers, and the Agents, the Lenders, Issuing Banks and each of their respective directors, trustees, officers, employees, Affiliates, and agents (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (other than Taxes), including reasonable and documented counsel fees, charges and disbursements, but limited, in the case of legal expenses, to the actual, reasonable and documented expenses of one counsel for the Indemnitees taken as a whole, and, if necessary, one firm of local counsel in each material jurisdiction, in each case for the Indemnitees taken as a whole (and in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict, of another firm of counsel for such affected Indemnitee), incurred by or asserted against any Indemnitee (collectively, “Subject Claims”) arising out of, in any way connected with, or as a result of (a) the execution or delivery of this Agreement or any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations hereunder or thereunder or the consummation of the other transactions contemplated hereby, (b) the use of the proceeds of the Loans or the use of any Letter of Credit, or (c) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto (other than claims solely as between the Indemnitees); provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that (i) the applicable Subject Claim results from the gross negligence or willful misconduct of such Indemnitee, as determined by the final judgment of a court of competent jurisdiction, or (ii) such Subject Claims arise out of any dispute solely among Indemnitees (other than claims against any Indemnitee in its capacity or in fulfilling its role as Agent under this Agreement and the other Credit Documents, and other than any claims involving any act or omission on the part of the Borrower or any Guarantor). Subject to and without limiting the generality of the foregoing sentence, Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all Subject Claims arising out of, in any way connected with, or as a result of (x) any claim or enforcement action under Environmental Laws alleging a violation of Environmental Laws issued to or against Obligors or the Projects, or (y) any Release or threatened Release of Hazardous Substances at, under, on or from the Projects, or, to the extent related in any way to any Project, any property to which any Obligor has sent Hazardous Substances for treatment, storage or disposal; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that the applicable Subject Claim results from (i) the gross negligence or willful misconduct of such Indemnitee or any of its Affiliates employees, or agents, as determined by the final judgment of a court of competent jurisdiction or (ii) any act or omission by any Indemnitee or any of its Affiliates, employees, or agents, occurring on or after the date of foreclosure on any Collateral. The provisions of this Section 11.13 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the First Lien Obligations under this Agreement or any other Credit Document, the invalidity or unenforceability of any term or provision of this Agreement or any other Credit Document, or any investigation made by or on behalf of any Indemnitee. All amounts due under this Section 11.13 shall be payable within thirty days at the written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested. This Section 11.13 shall not apply to Taxes. Each of the Indemnitees, on behalf of itself and its respective directors, trustees, officers, employees, Affiliates, and agents, agrees to provide Borrower with written notice of a proposed compromise or settlement of any Subject Claim specifying in detail the nature and amount of such proposed settlement or compromise. Each such Indemnitee shall consult with Borrower before compromising or settling such Subject Claim for at least thirty days after Borrower receives such notice of intended compromise or settlement and shall take into consideration any views or issues communicated by Borrower in connection with such compromise or settlement. Such Indemnitee shall act in good faith and reasonably, taking into account the interests of Borrower, in agreeing to any compromise or settlement.

11.14	Waiver of Jury Trial

ADMINISTRATIVE AGENT, FIRST LIEN COLLATERAL AGENT, THE LENDERS, THE HEDGE BANKS, THE ISSUING BANKS AND THE OBLIGORS HEREBY KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE ANY RIGHTS THEY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER CREDIT DOCUMENT, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), OR ACTIONS OF ADMINISTRATIVE AGENT, FIRST LIEN COLLATERAL AGENT, THE LENDERS, THE HEDGE BANKS, THE ISSUING BANKS, OR THE OBLIGORS. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OBLIGORS, ADMINISTRATIVE AGENT, FIRST LIEN COLLATERAL AGENT, THE LENDERS, THE HEDGE BANKS AND THE ISSUING BANKS TO ENTER INTO THIS AGREEMENT.

11.15	Consent to Jurisdiction

Administrative Agent, First Lien Collateral Agent, the Lenders, the Hedge Banks, the Issuing Banks and the Obligors agree that any legal action or proceeding by or against any Obligor or with respect to or arising out of this Agreement, the Notes, or any other Credit Document may be brought in or removed to the courts of the State of New York, in and for the County of New York, or of the United States of America for the Southern District of New York, as Administrative Agent may elect. By execution and delivery of this Agreement, the Lenders, the Hedge Banks, the Issuing Banks, Administrative Agent, First Lien Collateral Agent and the Obligors accept, for themselves and in respect of their property, generally and unconditionally, the jurisdiction of the aforesaid courts. Administrative Agent, First Lien Collateral Agent, the Lenders, the Hedge Banks, the Issuing Banks and the Obligors irrevocably consent to the service of process out of any of the aforementioned courts in any manner permitted by law. Nothing herein shall affect the right of Administrative Agent to bring legal action or proceedings in any other competent jurisdiction, including judicial or non-judicial foreclosure of the Mortgages. Administrative Agent, First Lien Collateral Agent, the Lenders, the Hedge Banks, the Issuing Banks and the Obligors further agree that the aforesaid courts of the State of New York and of the United States of America shall have exclusive jurisdiction with respect to any claim or counterclaim of any Obligor based upon the assertion that the rate of interest charged by the Lenders on or under this Agreement, the Loans or the other Credit Documents is usurious.

Administrative Agent, First Lien Collateral Agent, the Lenders, the Hedge Banks, the Issuing Banks and the Obligors hereby waive any right to stay or dismiss any action or proceeding under or in connection with the Projects, this Agreement or any other Credit Document brought before the foregoing courts on the basis of forum non-conveniens.

11.16	Knowledge and Attribution

References in this Agreement and the other Credit Documents to the “knowledge”, “best knowledge” or facts and circumstances “known to” the Obligors, and all like references, mean facts or circumstances of which a Responsible Officer of the applicable Obligor has actual knowledge.

11.17	Successors and Assigns

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Borrower may not assign or otherwise transfer any of its rights under this Agreement, and the Lenders may not assign or otherwise transfer any of their rights under this Agreement except as provided in Article 9.

11.18	Counterparts

This Agreement and any amendments, waivers, consents or supplements hereto or in connection herewith may be executed in one or more duplicate counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document. Delivery of an executed counterpart to this Agreement by facsimile transmission or electric transmission in “.pdf” format shall be as effective as delivery of a manually signed original.

11.19	Usury

Nothing contained in this Agreement or the Notes shall be deemed to require the payment of interest or other charges by Borrower or any other Person in excess of the amount which the holders of the Notes may lawfully charge under applicable usury laws. In the event that the Lenders shall collect moneys which are deemed to constitute interest which would increase the effective Interest Rate to a rate in excess of that permitted to be charged by applicable Legal Requirements, all such sums deemed to constitute interest in excess of the legal rate shall, upon such determination, at the option of the Lenders, be returned to Borrower or credited against the principal balance then outstanding.

11.20	Survival

All representations, warranties, covenants and agreements made herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement and the other Credit Documents shall be considered to have been relied upon by the parties hereto and shall survive the execution and delivery of this Agreement, the other Credit Documents and the making of the Loans. Notwithstanding anything in this Agreement or implied by law to the contrary, the agreements of the Obligors set forth in Sections 2.1(f), 2.4(d), 2.6(c), 2.6(d), 11.4, 11.13 and 11.22 and the agreements of the Lenders set forth in Sections 9.1, 9.5, 9.8 and 11.22 shall survive the payment and performance of the Loans and the other First Lien Obligations under this Agreement and the other Credit Documents and the reimbursement of any amounts drawn hereunder, and the termination of this Agreement.

11.21	Patriot Act Notice

Each Lender, First Lien Collateral Agent (for itself and not on behalf of any other Person, including any Lender), Administrative Agent (for itself and not on behalf of any other Person, including any Lender) and Issuing Bank (for itself and not on behalf of any other Person, including any Lender) hereby notifies the Obligors and Sponsor that, pursuant to the requirements of the USA Patriot Act (2001 H.R. 3162 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Obligors and Sponsor which information includes the name, address, the tax identification number and other identifying information that shall allow such Lender, First Lien Collateral Agent, Administrative Agent or Issuing Bank, as applicable, to identify the Obligors and Sponsor in accordance with the Patriot Act.

11.22	Treatment of Certain Information; Confidentiality

Each Lender, each Hedge Bank and each Agent agrees (on behalf of itself and each of its Affiliates, directors, officers, members, employees, agents and third party service providers and representatives) to keep confidential any nonpublic information supplied to it by Borrower or any other Obligor; provided, that nothing herein shall limit the disclosure of any such information: (a) to the extent such information is required to be disclosed by any Governmental Rule or judicial or administrative process, or to any Governmental Authority in connection with a tax audit or dispute or otherwise; (b) to counsel for any of the Lenders or any Agent; (c) to banking, securities exchange or other regulatory or supervisory authorities, auditors or accountants having proper jurisdiction and authority to require such disclosure; (d) to any Agent or any other Lender; (e) to any entity in connection with a securitization or proposed securitization of, among other things, all or a part of any amounts payable to or for the benefit of any Lender or its Affiliates under the Credit Documents so long as such entity agrees to keep such information confidential in a manner consistent with this Section 11.22; (f) in connection with the exercise of any remedies hereunder or under any of the other Credit Documents, including without limitation upon the occurrence of any Event of Default and any enforcement or collection proceedings resulting therefrom or in connection with the negotiation of any restructuring or “work-out”, whether or not consummated, of the obligations of Borrower under this Agreement or the obligations of any Obligor or Major Project Participant under any other Credit Document or any suit, action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder, so long as such Major Project Participant agrees to keep such information confidential in a manner consistent with this Section 11.22; (g) to the Independent Engineer, the Market Consultant, the Reserve Consultant, the Insurance Consultant, the Environmental Consultant or to other experts engaged by Administrative Agent or any Lender in accordance with the provisions of this Agreement and in connection with the transactions contemplated hereby so long as such expert agrees to keep such information confidential in a manner consistent with this Section 11.22; (h) to any assignee or Participant (or prospective assignee or Participant) so long as such assignee or Participant (or prospective assignee or Participant) agrees to keep such information confidential in a manner consistent with this Section 11.22, (i) with the consent of Borrower or the relevant Obligor; (j) in connection with the collateral assignment of all or any portion of the Loans or Notes held by it to the Federal Reserve Bank, any other central banking authorities in accordance with applicable law and the United States Treasury as collateral security; or (k) to credit insurers of the Lenders in connection with the transactions contemplated hereby so long as such credit insurers agree to keep such information confidential in a manner consistent with this Section 11.22. In no event shall any Lender, Administrative Agent or First Lien Collateral Agent be obligated or required to return any materials furnished by Borrower. Notwithstanding the foregoing provisions of this Section 11.22, the foregoing obligation of confidentiality shall not apply to any such information that (x) was known to any Lender or Agent prior to the time it received such confidential information from Borrower or its Affiliates, (y) becomes part of the public domain independently of any act of any Lender or Agent not permitted hereunder (through publication or otherwise), or (z) is received by any Lender or any Agent, as applicable, without restriction as to its disclosure or use, from a Person other than an Obligor. Notwithstanding anything to the contrary set forth herein or in any other agreement to which the parties hereto are parties or by which they are bound, any obligations of confidentiality contained herein and therein, as they relate to the transactions contemplated by this Agreement (the “Loan Transactions”), shall not apply to the federal tax structure or federal tax treatment of the Loan Transactions, and each party hereto (and any employee, representative, or agent of any party hereto) may disclose to any and all Persons, without limitation of any kind, the federal tax structure and federal tax treatment of the Loan Transactions. The preceding sentence is intended to cause the Loan Transactions not to be treated as having been offered under conditions of confidentiality for purposes of Section 1.6011-4(b)(3) (or any successor provision) of the Treasury Regulations promulgated under Section 6011 of the Code and shall be construed in a manner consistent with such purpose. In addition, each party hereto acknowledges that it has no proprietary or exclusive rights to any tax concept, tax matter or tax idea related to the Loan Transactions. Nothing herein shall permit the disclosure of such confidential information to Disqualified Institutions by any party under the Agreement (or any Person receiving information under this Section 11.22) unless agreed to by Borrower.

11.23	Communications

(a)	Delivery.

(i)	Each Obligor hereby agrees that it shall use all reasonable efforts to provide to Administrative Agent all information, documents and other materials that it is obligated to furnish to Administrative Agent pursuant to this Agreement and any other Credit Document, including all notices, requests, financial statements, financial and other reports, certificates and other information materials (collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to Administrative Agent at the address referenced on Section 11.1. Nothing in this Section 11.23 shall prejudice the right of the Coordinating Lead Arrangers, Joint Lead Arrangers, any Lender or Borrower to give any notice or other communication pursuant to this Agreement or any other Credit Document in any other manner specified in this Agreement or any other Credit Document.

(ii)	Administrative Agent agrees that receipt of the Communications by Administrative Agent at the email address referenced in Section 11.1 shall constitute effective delivery of the Communications to Administrative Agent for purposes of the Credit Documents. Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Credit Documents. Each Lender agrees (A) to notify Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s email address to which the foregoing notice may be sent by electronic transmission, and (B) that the foregoing notice may be sent to such email address.

(b)	Posting. Borrower further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on IntraLinks, SyndTrak or a substantially similar electronic transmission system (the “Platform”).

(c)	The Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall Administrative Agent, Collateral Agent, Syndication Agent, any other Agent, Coordinating Lead Arranger, or Joint Lead Arrangers or any of their Affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, the “Agent Parties”) have any liability to any Obligor, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of such Obligor’s or such Person’s transmission of Communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.

11.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions

Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-In Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership shall be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

11.25	Certain ERISA Matters

(a)	Each Lender (x) represents and warrants, as of the date such Person became a Lender hereto, to, and (y) covenants, from the date such Person became a Lender hereto to the date such Person ceases being a Lender hereto, for the benefit of, the Administrative Agent and its Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower, that at least one of the following is and shall be true:

(i)	such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans in connection with the Loans, the Letters of Credit, the Commitments or this Agreement;

(ii)	the prohibited transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement;

(iii)	(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of sub-section (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement; or

(iv)	such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b)	In addition, unless either (i) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (ii) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (A) represents and warrants, as of the date such Person became a Lender hereto, and (B) covenants, from the date such Person became a Lender hereto to the date such Person ceases being a Lender hereto, for the benefit of, the Administrative Agent and its Affiliates and not, for the avoidance of doubt, to or for the benefit of the Borrower, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Credit Document or any documents related hereto or thereto).

11.26	Keepwell

Each Qualified ECP Guarantor hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Obligor to honor all of its obligations to (a) the First Lien Secured Parties under the First Lien Collateral Documents in respect of Swap Obligations that are First Lien Obligations and (b) the guaranty provided within the Intercreditor Agreement; provided, that each Qualified ECP Guarantor shall only be liable under this Section 11.26 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 11.26, or otherwise under the First Lien Collateral Documents, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount. The obligations of each Qualified ECP Guarantor under this Section 11.26 shall remain in full force and effect until the termination of this Agreement. Each Qualified ECP Guarantor intends that this Section 11.26 constitute, and this Section 11.26 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Obligor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

11.27	Security Agreement and Intercreditor Agreement

Each Lender hereby acknowledges and agrees on behalf of itself that the Lien priorities and other matters related to the Credit Documents and the Collateral are subject to and governed by the Security Agreement, Intercreditor Agreement and the other First Lien Collateral Documents. Each Lender, by delivering its signature page hereto, funding its Loans on the Initial Closing Date and/or executing an assignment and assumption agreement, in form and substance reasonably satisfactory to the Administrative Agent, (as applicable) shall be deemed to have (a) acknowledged receipt of, consented to and approved of the Security Agreement, the Intercreditor Agreement, the Depositary Agreement and the other First Lien Collateral Documents and (b) authorized and directed the Administrative Agent and the First Lien Collateral Agent to perform their respective obligations thereunder.

11.28	Acknowledgement Regarding Any Supported QFCs

To the extent that the Financing Documents provide support, through a guarantee or otherwise, for a Swap Obligation or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Financing Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party shall be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Financing Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Financing Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

11.29	Climate Bonds Standard and Certification Scheme

The Loan Parties obtained a certification of the Term Loans under the applicable standards of the then-applicable “Climate Bonds Standard and Certification Scheme”, and obtained a post-issuance certification of the Term Loans under such standards on June 4, 2021. The Obligors will use commercially reasonable efforts to (a) obtain on or prior to the Second Omnibus Amendment Date certification of the Term Loans under the applicable standards of the Climate Bonds Standard and Certification Scheme and, within twelve months after the Second Omnibus Amendment Date, obtain a post-issuance certification of the Term Loans under the applicable standards of the Climate Bonds Standard and Certification Scheme and (b) comply in all material respects with the reporting requirements set forth in Section 2.4 of the Green Financing Framework; provided, that, notwithstanding the foregoing or anything in this Agreement or any other Financing Document to the contrary, no failure by any Obligor to comply with this Section 11.29, any terms of the Climate Bonds Standard and Certification Scheme or any reporting requirements or any other terms of the Green Financing Framework shall (i) constitute a Default, a CTA Default, an Event of Default or a CTA Event of Default under this Agreement or any other Financing Document, (ii) give rise to any claim, liability, remedy or other cause of action (including any remedy of specific performance), (iii) operate in any matter to limit, restrict or otherwise affect the use of proceeds of the Term Loans or (iv) otherwise affect Obligor’s right or ability to take any actions otherwise permitted under this Agreement or any other Financing Document.

11.30	Electronic Execution

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation assignments, amendments or other Notices of Borrowing, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Administrative Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

11.31	Climate Loan Disclaimer

The certification of the Loans by the Climate Bonds Initiative is based solely on the Climate Bond Standard and does not, and is not intended to, make any representation, warranty, undertaking, express or implied, or give any assurance with respect to any other matter relating to the Loans or any Project, including but not limited to the Information Memorandum, the transaction documents, the Borrower or the management of the Borrower.

The certification of the Loans as Climate Bonds by the Climate Bonds Initiative was addressed solely to the board of directors of the Borrower and is not a recommendation to any person to purchase, hold or sell the Loans and such certification does not address the market price or suitability of the Loans for a particular investor. Each potential purchaser of the Loans should determine for itself the relevance of this certification. Any purchase of bonds should be based upon such investigation that each potential purchaser deems necessary. The certification also does not address the merits of the decision by the Borrower or any third party to participate in any Project and does not express and should not be deemed to be an expression of an opinion as to the Borrower or any aspect of any Project (including but not limited to the financial viability of any Project) other than with respect to conformance with the Climate Bond Standard.

In issuing or monitoring, as applicable, the certification, the Climate Bonds Initiative has assumed and relied upon and will assume and rely upon the fairness, accuracy, reasonableness and completeness in all material respects of the information supplied or otherwise made available to the Climate Bonds Initiative. The Climate Bonds Initiative does not assume or accept any responsibility or liability to any person for independently verifying (and it has not verified) such information or to undertake (and it has not undertaken) any independent evaluation of any Project or the Borrower. In addition, the Climate Bonds Initiative does not assume any obligation to conduct (and it has not conducted) any physical inspection of any Project. The certification may only be used with the Loans and may not be used for any other purpose without the Climate Bonds Initiative’s prior written consent.

The certification does not and is not in any way intended to address the likelihood of timely payment of interest when due on the Loans and/or the payment of principal at maturity or any other date.

The certification may be withdrawn at any time in the Climate Bonds Initiative’s sole and absolute discretion and there can be no assurance that such certification will not be withdrawn.

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EXHIBIT A

to Credit Agreement

DEFINITIONS

“2021 LC ~~Commitement~~Commitment” has the meaning assigned to such term in the Omnibus Amendment.

“2021 Term Loans” has the meaning assigned to such term in the Omnibus Amendment.

“2021 Term Loan Commitment” has the meaning assigned to such term in the Omnibus Amendment.

“2022 Term Loans” has the meaning assigned to such term in the Second Omnibus Amendment.

“2022 Term Loan Commitment” has the meaning assigned to such term in the Second Omnibus Amendment.

“Abandonment” means, with respect to any Battery Project, (a) any Obligor shall make a formal, public announcement of its decision to abandon the Battery Project or (b) the Obligors shall have decided to permanently cease all activities relating to such Battery Project and such cessation shall have continued for a period of more than thirty consecutive days for any reason other than force majeure, a Casualty Event or a Legal Requirement; provided, that in each case, none of (A) scheduled maintenance of such Battery Project, (B) repairs to such Battery Project, whether or not scheduled, or (C) a forced outage or scheduled downtime with respect to such Battery Project shall constitute abandonment or suspension of such Battery Project so long as the Borrower is diligently attempting to end such cessation.

“Additional Major Project Contract” has the meaning given in the First Lien Common Terms Agreement.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the Term SOFR Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” has the meaning given in the preamble hereto.

“Administrative Services Agreement” has the meaning given in the First Lien Common Terms Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” has the meaning given in the Intercreditor Agreement.

“Agency Fee Letter” means that certain letter agreement regarding fees, dated June 9, 2020, by and among Administrative Agent and Borrower.

“Agent(s)” means the Administrative Agent, the First Lien Collateral Agent and the Depositary Agent.

“Agent Parties” has the meaning given in Section 11.23(c).

“Agreement” has the meaning given in the preamble hereto.

“Annual Operating Budget” has the meaning given in Section 5.3(a).

“Anti-Corruption Laws” has the meaning given in Section 4.23(b).

“Anti-Money Laundering Laws” has the meaning given in Section 4.23(b).

“Applicable Margin” means, for any period, in respect of Base Rate Loans and respect of ~~LIBOR~~SOFR Loans, the applicable rate per annum set forth below in respect of such period.

	Base Rate	~~LIBOR~~SOFR
Term Period	Loans	Loans
From the Second Omnibus Amendment Date until the third anniversary of the Second Omnibus Amendment Date	~~0.625~~0.50%	~~1.625~~1.50%

From the day immediately following the third anniversary of the Second Omnibus Amendment Date until the sixth anniversary of the Second Omnibus Amendment Date	~~0.75~~0.625%	~~1.75~~1.625%

From and after the day immediately following the sixth anniversary of the Second Omnibus Amendment Date	~~0.875~~0.75%	~~1.875~~1.75%

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if ~~the then-current~~such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an ~~Interest Period~~interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark~~, as applicable, pursuant to this Agreement as of such date.~~ (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.6(a)(iv).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Banking Day” means any day other than a Saturday, Sunday or other day on which commercial banks are or Administrative Agent is authorized or required to be closed in the State of California or the State of New York ~~and, where such term is used in any respect relating to a LIBOR Loan, which is also a day on which dealings in U.S. Dollar deposits are carried out in the London interbank market.~~

“Bankruptcy Law” means the Bankruptcy Code and any similar federal, state or foreign law for the relief of debtors.

“Base Case Projections” means a projection of operating results for the Projects, showing at a minimum Borrower’s reasonable good faith estimates, as of the Second Omnibus Amendment Date, of revenues, O&M Costs, Major Maintenance, Capital Expenditures, the Debt Service Coverage Ratio, and sources and uses of revenues over the forecast period, which projections were delivered pursuant to Section 7(o) of the Second Omnibus Amendment.

“Base Rate” means, for any day, a rate per annum equal to the ~~greatest~~highest of (a) the prime rate published in the Wall Street Journal, (b) the Federal Funds Rate ~~for~~in effect on such day plus 0.50%~~,~~ and (c) Adjusted Term SOFR for a one-month tenor in effect on such day plus 1.00%. Any change in the Base Rate due to a change in the prime rate, bank prime rate ~~or~~, the Federal Funds Rate or Adjusted Term SOFR shall be effective from and including the effective date of such change in the prime rate, bank prime rate, the Federal Funds Rate~~, as the case may be.~~ or Adjusted Term SOFR, respectively.

“Base Rate ~~LC~~Multi-Draw Facility Loan” means ~~an LC~~a Multi-Draw Facility Loan that shall bear interest at the rate set forth in Section 2.1(c)(i)(D).

“Base Rate Loans” means, collectively, the Base Rate Term Loans and the Base Rate ~~LC~~Multi-Draw Facility Loans.

“Base Rate Term Loan” means a Term Loan which bears interest as provided in Section 2.1(c)(i)(A).

“Battery Projects” has the meaning give in the Intercreditor Agreement.

“Benchmark” means, initially, ~~LIBO~~the Term SOFR Reference Rate; provided that if a ~~replacement of the~~ Benchmark Transition Event has occurred ~~pursuant to Section 2.6(a)~~with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate~~. Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof~~ pursuant to Section 2.6(a)(i).

~~“Benchmark Replacement” means, for any Available Tenor:~~

~~(a) For purposes of clause (i) of Section 2.6(a), the first alternative set forth below that can be determined by the Administrative Agent:~~

~~(i)~~	~~the sum of: (A) Term SOFR and (B) 0.11448% (11.448 basis points) for an Available Tenor of one-month’s duration, 0.26161% (26.161 basis points) for an Available Tenor of three-months’ duration, and 0.42826% (42.826 basis points) for an Available Tenor of six-months’ duration, or~~

~~(ii)~~	~~the sum of: (A) Daily Simple SOFR and (B) the spread adjustment selected or recommended by the Relevant Governmental Body for the replacement of the tenor of LIBO Rate with a SOFR-based rate having approximately the same length as the interest payment period specified in clause (i) of Section 2.~~6(a)~~; and~~

~~For purposes of clause (ii) of Section 2.6(a)~~“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (~~i~~a) the alternate benchmark rate ~~and (ii) an adjustment (which may be a positive or negative value or zero), in each case,~~ that has been selected by the Administrative Agent and the Borrower ~~as the replacement for such Available Tenor of such Benchmark~~ giving due consideration to ~~the then-prevailing market convention or any evolving market convention, including any applicable recommendations made~~(i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body~~,~~ or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for U.S. dollar-denominated ~~broadly~~ syndicated credit facilities ~~at such time~~and (b) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as determined ~~pursuant to clause (a) or (b) above~~ would be less than the Floor, the Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Credit Documents.

“Benchmark Replacement ~~Conforming Changes~~Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, ~~any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent decides are appropriate to reflect the adoption and implementation of such Benchmark Replacement that permit the administration thereof by the Administrative Agent in a manner substantially consistent with the prevailing market practice~~the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated ~~broadly~~ syndicated credit facilities ~~(or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent decides that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).~~at such time.

“Benchmark Replacement Date” means a date and time determined by the Administrative Agent and the Borrower, which date shall be no later than the earlier to occur of the following events with respect to the then-current Benchmark:

(a)	in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(b)	in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a)	a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(b)	~~“Benchmark Transition Event” means, with respect to any then-current Benchmark other than LIBO Rate, the occurrence of~~ a public statement or publication of information by ~~or on behalf of the administrator of the then-current Benchmark,~~ the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Board of Governors of the Federal ~~Reserve~~Reserves System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark~~, announcing or stating that (a) such~~ (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease ~~on a specified date~~ to provide all Available Tenors of such Benchmark~~,~~ (or such component thereof) permanently or indefinitely~~,~~; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark ~~or (b) all Available Tenors of such Benchmark are or will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and that representativeness will not be restored.~~(or such component thereof); or

(c)	a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.6(a) and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Document in accordance with Section 2.6(a).

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Beneficially Owns” shall have the corresponding meaning to the term “Beneficial Owner” as defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan.”

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Bona Fide Debt Fund” means any fund or investment vehicle that is primarily engaged in the making, purchasing, holding or otherwise investing in commercial loans, bonds and other similar extensions of credit or securities in the ordinary course.

“Bookrunner” means MUFG Union Bank, N.A., BNP Paribas, CoBank, ACB, Coöperatieve Rabobank, U.A., New York Branch, ING Capital LLC, Mizuho Bank, Ltd., MUFG Union Bank, N.A., National Bank of Canada, Sumitomo Mitsui Banking Corporation, Truist Securities, Inc., Crédit Agricole Corporate and Investment Bank and Natixis, New York Branch, each acting in its capacity as a Bookrunner under this Agreement.

“Borrower” has the meaning given in the preamble hereto.

“Borrowing” means a borrowing by Borrower of any Loan.

“Borrowing Date” has the meaning given in Section 3.2.

“Calculation Period” has the meaning given in the First Lien Common Terms Agreement.

“Calistoga” has the meaning given in the preamble hereto.

“Capital Expenditures” has the meaning given in the First Lien Common Terms Agreement.

“Cash Collateralize” means, with respect to any Letter of Credit or any other First Lien Obligation, the deposit of immediately available funds into a cash collateral account maintained with (or on behalf of) the applicable Issuing Bank on terms reasonably satisfactory to such Issuing Bank in an amount equal to 102.5% of the Stated Amount of such Letter of Credit or such other First Lien Obligation. “Cash Collateral”, “Cash Collateralized”, and “Cash Collateralization” shall have correlative meanings.

“Casualty Event” has the meaning given in the First Lien Common Terms Agreement.

“Change in Law” has the meaning given in Section 2.6(b).

“Change of Control” means the occurrence of one or more of the following events:

(a)	the Borrower ceases to Beneficially Own 100% of the Equity Interests of the Project Companies on a fully diluted basis (except as permitted by the Financing Documents);

(b)	the Sponsor ceases to own, directly or indirectly, at least 20% of the Equity Interests in the Borrower on a fully diluted basis;

(c)	the Sponsor ceases to maintain, directly or indirectly, day-to-day operational control of the Borrower; or

(d)	Holdings ceases to own, directly, 100% of the Equity Interests in the Borrower on a fully diluted basis;

provided, that no Change of Control will be deemed to have occurred in the case of clauses (b) or (c) above if the Borrower (x) is directly or indirectly controlled by one or more Persons, at least one of which (i) either (A) is a Qualified Operator or (B) has engaged the Sponsor or another Qualified Operator to operate the Projects; and (ii) has a tangible net worth (or has an Affiliate that has a tangible net worth) of at least $750,000,000); (y) obtains a ratings reaffirmation of at least two of the then-current ratings of any then-outstanding First Lien Secured Bond Debt in the capital markets (or, if such First Lien Secured Bond Debt has a rating at such time that is higher than the lowest Investment Grade rating, confirmation by at least two of S&P, Fitch, Kroll and Moody’s that after such giving effect to the transaction such indebtedness has an Investment Grade rating); provided, that this clause (y) shall only apply if the Borrower has incurred First Lien Secured Bond Debt in the capital markets which requires such ratings reaffirmation, and (z) shall have provided the Administrative Agent with all information reasonably necessary for the Lenders and Issuing Banks to identify the Qualified Operator in accordance with the requirements of the PATRIOT Act (including applicable, and uniformly applied, “know your customer” regulations) and all other applicable anti-money laundering laws and anti-terrorism laws.

“Climate Bonds Standard and Certification Scheme” means a labelling scheme for bonds, loans and other debt instruments under the Climate Bonds Standard V3.0, published by the Climate Bonds Initiative and as in effect on the Initial Closing Date.

~~“Closing Date” has the meaning given in Section 3.1.~~

~~“Closing Date Credit Document” means any Credit Document to be entered into on the Closing Date.~~

“Collateral” has the meaning given in the Intercreditor Agreement.

“Collateral Agents” has the meaning given in the Intercreditor Agreement.

“Commitments” means, with respect to each Lender, such Lender’s Term Loan Commitment, ~~LC~~Multi-Draw Facility Commitment and with respect to all Lenders, the Total Term Loan Commitment and the Total Multi-Draw Facility LC Commitment.

“ Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” has the meaning given in Section 11.23(a).

“Confirmation of Interest Period Selection” has the meaning given in Section 2.1(e)(iii)(B).

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Banking Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 2.7 and other technical, administrative or operational matters) that the Administrative Agent (in consultation with the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (in consultation with the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

“Consent” means (a) the consents to collateral assignment entered into on the Initial Closing Date pursuant to Section 3.1(y) and (b) the consents to collateral assignment entered into after the Initial Closing Date from the counterparties to all Major Project Contracts, in each case, to the extent required by the Credit Documents and in substantially the form of Exhibit E, with such changes as are reasonably acceptable to Administrative Agent.

“Coordinating Lead Arrangers” means MUFG Union Bank, N.A., BNP Paribas, CoBank, ACB, Coöperatieve Rabobank, U.A., New York Branch, ING Capital LLC, Mizuho Bank, Ltd., National Bank of Canada, Sumitomo Mitsui Banking Corporation, Truist Securities, Inc., Crédit Agricole Corporate and Investment Bank and Natixis, New York Branch.

“Covered Entity” means any of the following:

(a)	a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(b)	a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(c)	a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Covered Party” has the meaning given in Section 11.28.

“Credit Document” means (a) the First Lien Common Terms Agreement, (b) this Agreement, (c)   the First Lien Collateral Documents, (d) the other financing and security agreements, documents and instruments delivered in connection with this Agreement (excluding, for the avoidance of doubt, (A) any Permitted Interest Rate Agreements and any Permitted Commodity Hedge Agreements and (B) any Second Lien Documents (other than the Intercreditor Agreement and the Depositary Agreement)), and (e) each other document designated as a Credit Document by the Borrower and the Administrative Agent.

“Credit Event” means the making or continuation of Term Loans in accordance with Section 2.1 or the issuance, amendment, renewal or extension of a Letter of Credit.

“CTA Default” has the meaning given in the First Lien Common Terms Agreement.

“CTA Event of Default” has the meaning given in the First Lien Common Terms Agreement.

~~“Daily Simple SOFR” means, for any day, SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent (which shall be substantially consistent with market practice for U.S. dollar-denominated broadly syndicated credit facilities and administratively feasible for the Administrative Agent) in accordance with the conventions for this rate recommended by the Relevant Governmental Body for determining “Daily Simple SOFR”; provided, that if the Administrative Agent decides that any such convention is not administratively feasible for the Administrative Agent, then the Administrative Agent may establish another convention in its reasonable discretion.~~

“Debt Service” has the meaning given in the First Lien Common Terms Agreement.

“Debt Service Coverage Ratio” has the meaning given in the First Lien Common Terms Agreement.

“Debt Service Reserve Account” has the meaning given in the Depositary Agreement.

“Debt Service Reserve Requirement” means, as of any date, an amount equal to the amount of interest and commitment fees, and required amortization payments in respect of the Term Loans (net of any ordinary course hedge payments to be made under the Permitted Interest Rate Agreements with respect to the Term Loans) reasonably anticipated to be payable over the next six-month period (other than the final principal payment of the Loans on the final Maturity Date and excluding, for the avoidance of doubt, any principal required to be repaid pursuant to Section 2.1(h)(iii)).

“Default” means any event that is, or with the passage of time or the giving of notice or both, would be, an Event of Default.

“Default Rate” has the meaning given in Section 2.4(c).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“Defaulting Lender” means, subject to Section 2.4(g)(vi), any Lender that (a) has failed to (i) fund all or any portion of its Loans within two Banking Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Banking Days of the date when due, (b) has become the subject of a Bail-In Action, (c) has notified Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (d) has failed, within three Banking Days after written request by the Administrative Agent or Borrower, to confirm in writing to the Administrative Agent and Borrower that it shall comply with its prospective funding obligations hereunder; provided, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (d) upon receipt of such written confirmation by the Administrative Agent and Borrower, or (e) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Bankruptcy Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal or national regulatory authority acting in such a capacity; provided, that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any Equity Interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (e) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.4(g)(vi) upon delivery of written notice of such determination to Borrower and each Lender).

“Depositary Accounts” has the meaning given in the Depositary Agreement.

“Depositary Agent” means MUFG Union Bank, N.A., not in its individual capacity but solely as depositary agent, bank and securities intermediary under the Depositary Agreement and its permitted successors and assigns.

“Depositary Agreement” has the meaning given in the Intercreditor Agreement and is substantially in the form of Exhibit D-2.

“Depositary and Collateral Agency Fee Letter” has the meaning given in Section 2.3(a).

“Discharge of First Lien Obligations” has the meaning given in the Intercreditor Agreement.

“Disqualified Institutions” means (a) those Persons identified by the Borrower or the Sponsor to the Administrative Agent in writing prior to the Initial Closing Date (and such Persons’ Affiliates clearly identifiable as such solely on the basis of their names (other than an Affiliate that is a Bona Fide Debt Fund)), (b) competitors of any Obligor separately identified by the Borrower or the Sponsor to the Administrative Agent in writing from time to time and (c) any Affiliate of any competitor described in clause (b) that is identified by the Borrower or the Sponsor to the Administrative Agent in writing from time to time or clearly identifiable solely by name as an Affiliate of such Person, other than an Affiliate of such Person that is a Bona Fide Debt Fund; provided, that no updates to the Disqualified Institution list shall be deemed to retroactively disqualify any parties that have previously acquired an assignment or participation in respect of the Loans or Commitments from continuing to hold or vote such previously acquired assignments and participations on the terms set forth herein for Lenders that are not Disqualified Institutions. Any supplement to the list of Disqualified Institutions pursuant to clause (b) or (c)  above shall be made by the Borrower to the Administrative Agent in writing (including by email) and such supplement shall take effect three Banking Days after such notice is received by the Administrative Agent. The list of Disqualified Institutions shall be made available to any Lender, any Participant, prospective Lender or prospective Participant upon request to the Administrative Agent, subject to customary confidentiality requirements.

“Division” means the division of a limited liability company into two or more limited liability companies pursuant to a “plan of division” or similar method within the meaning of the Delaware Limited Liability Company Act.

“Drawing Payment” means any payment by an Issuing Bank honoring a drawing under a Letter of Credit.

“DSR Issuing Bank” means each Lender listed on Schedule 2.2(a) holding ~~LC~~Multi-Draw Facility Commitments and each other Lender designated as DSR Issuing Bank pursuant to Section 2.2(g), in each case in its capacity as an issuer of any DSR Letter of Credit hereunder, and its successors in such capacity pursuant to Section 2.2(i). A DSR Issuing Bank may, in its discretion, arrange for any DSR Letter of Credit to be issued by an Affiliate of such DSR Issuing Bank, in which case the term “DSR Issuing Bank” shall include any such Affiliate with respect to the DSR Letters of Credit issued by such Affiliate.

“DSR LC Fee” has the meaning given in Section 2.3(c)(ii).

“DSR Letter of Credit” has the meaning given in Section 2.2(a).

“ DSR LC Reimbursement Obligation” means the obligation of the Borrower to repay any Drawing Payments relating to any DSR Letter of Credit.

~~“Early Opt-in Effective Date” means, with respect to any Early Opt-in Election, the sixth (6th) Business Day after the date notice of such Early Opt-in Election is provided to the Lenders, so long as the Administrative Agent has not received, by 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the date notice of such Early Opt- in Election is provided to the Lenders, written notice of objection to such Early Opt-in Election from Lenders comprising the Required Lenders.~~

~~“Early Opt-in Election” means the occurrence of:~~

~~(a)~~	~~a notification by the Administrative Agent to (or the request by the Borrower to the Administrative Agent to notify) each of the other parties hereto that at least five currently outstanding U.S. dollar-denominated syndicated credit facilities at such time contain (as a result of amendment or as originally executed) a SOFR-based rate (including SOFR, a term SOFR or any other rate based upon SOFR) as a benchmark rate (and such syndicated credit facilities are identified in such notice and are publicly available for review), and~~

~~(b)~~	~~the joint election by the Administrative Agent and the Borrower to trigger a fallback from LIBO Rate and the provision by the Administrative Agent of written notice of such election to the Lenders.~~

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a Subsidiary of an institution described in clauses (a), or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Electronic Transmission” has the meaning given in Section 11.1.

“Eligible Assignee” means a commercial bank, financial institution, insurance company, investment or mutual fund or other entity that is an “accredited investor” (as defined in Regulation D under the Securities Act) and which extends credit or buys loans in the ordinary course of business.

“Eminent Domain Proceeds” has the meaning given in the Depositary Agreement.

“Environmental Consultant” means West Yost Associates.

“Environmental Law” has the meaning given in the Intercreditor Agreement.

“Equity Interests” has the meaning given in the Intercreditor Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any corporation or trade or business (whether or not incorporated) under common control with any of the Borrower or Guarantors within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

“ERISA Event” means (a) the occurrence of any “reportable event” as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the thirty-day notice period has been waived, with respect to an ERISA Plan, (b) any failure by any ERISA Plan to satisfy the minimum funding standard (within the meaning of Section 412 or 430 of the Code or Section 302 of ERISA) applicable to such ERISA Plan, in each case, whether or not waived, (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any ERISA Plan, the failure to make by its due date a required installment under Section 430(j) of the Code with respect to any ERISA Plan or the failure to make any required contribution to a Multiemployer Plan, (d) a determination that any ERISA Plan is, or is expected to be, in “at risk” status (as defined in Section 303(i)(4) of ERISA or Section 430(i)(4) of the Code), (e) the incurrence by the Borrower or any Guarantor or any ERISA Affiliate of any liability under Title IV of ERISA with respect to the termination of any ERISA Plan, (f) the receipt by the Borrower or any Guarantor or any ERISA Affiliate from the Pension Benefit Guaranty Corporation or a plan administrator of any notice relating to an intention to terminate any ERISA Plan or to appoint a trustee to administer any ERISA Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any ERISA Plan, (g) the incurrence by the Borrower or any Guarantor or any ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any ERISA Plan or Multiemployer Plan, (h) the receipt by the Borrower or any Guarantor or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any Guarantor or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent, or in endangered or critical status (within the meaning of Section 432 of the Code or Section 305 of ERISA), or (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Borrower or any Guarantor.

“ERISA Plan” means any employee pension benefit plan (other than a Multiemployer Plan) that is maintained or is contributed to by the Borrower or any Guarantor or any ERISA Affiliate and is covered by Title IV of ERISA or is subject to minimum funding standards under Section 412 of the Code or Section 302 of ERISA and in respect of which the Borrower, the Guarantors or any ERISA Affiliate is (or if such plan were terminated the Borrower or any Guarantor would, under Section 4069 of ERISA, be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

“Erroneous Payment” has the meaning assigned to it in Section 9.21(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.21(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.21(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.21(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.21(e).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.

“Event of Default” has the meaning given in Section 7.1.

“Event of Eminent Domain” has the meaning given in the Depositary Agreement.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor statute or statutes thereto.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Lender Party or required to be withheld or deducted from a payment to a Lender Party, (a) Taxes imposed on or measured by net income (however denominated), franchise and branch profits taxes, which include Taxes imposed on or measured by the net income, net profits or capital of such Lender Party by any jurisdiction or any political subdivision or taxing authority thereof or therein as a result of a connection between such Lender Party and such jurisdiction or political subdivision, unless such connection results solely from such Lender Party’s executing, delivering or performing its obligations or receiving a payment under, or enforcing, this Agreement or any Note, (b) any withholding Tax imposed by the United States that is in effect and would apply to amounts payable hereunder to such Lender Party at the time such Lender Party becomes a party to this Agreement (other than pursuant to an assignment request by Borrower under Section 2.8(b)) or at the time such Lender Party designates a new Lending Office (except to the extent that such Lender or other Lender Party (or its assignor, if any) was entitled, at the time of the designation of a new Lending Office (or assignment) to receive additional amounts from Borrower with respect to such withholding tax pursuant to Section 2.4(d)(i)), (c) Taxes attributable to such Lender Party’s failure to comply with Section 2.4(f), and (d) any withholding taxes imposed under FATCA.

“Exempt Wholesale Generator” means an “exempt wholesale generator” under PUHCA.

“Existing Letter of Credit” has the meaning given in Section 2.2(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.

“FCA” has the meaning given in Section 2.6(a)(i).

“FCPA” has the meaning given in Section 4.23(b).

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System on such day, as published by the Federal Reserve Bank of New York on the Banking Day next succeeding such day; provided, that (a) if such day is not a Banking Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Banking Day as so published on the next succeeding Banking Day, and (b) if no such rate is so published on such next succeeding Banking Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent on such day on such transactions as determined by Administrative Agent.

“FERC” means the Federal Energy Regulatory Commission and its successors.

“First Lien Collateral Agent” has the meaning given in the preamble hereto.

“First Lien Collateral Documents” has the meaning given in the Intercreditor Agreement.

“First Lien Common Terms Agreement” means the First Lien Common Terms Agreement, to be dated the Initial Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time), among the Obligors, the First Lien Secured Debt Representative and the First Lien Collateral Agent.

“First Lien Secured Debt Representative” has the meaning given in the Intercreditor Agreement.

“First Lien Secured Parties” has the meaning given in the Intercreditor Agreement.

“Fitch” has the meaning given in the First Lien Common Terms Agreement.

“Floor” means ~~the benchmark rate floor, if any, provided in this Agreement initially (as of the execution of this Agreement, the modification, amendment or renewal of this Agreement or otherwise) with respect to LIBO Rate.~~a rate of interest equal to 0%.

“FPA” means the Federal Power Act and rules and regulations promulgated by FERC thereunder.

“Funds Flow Memorandum” means the memorandum, dated as of June 9, 2020, delivered by Borrower to the Administrative Agent and the Depositary Agent with respect to the disbursement of funds on the Initial Closing Date, attached to a letter of direction executed by the Borrower.

“Geysers Company” has the meaning given in the preamble hereto.

“Governmental Authority” has the meaning given in the Intercreditor Agreement.

“Governmental Rule” has the meaning given in the Intercreditor Agreement.

“Green Financing Framework” means the Borrower’s Green Financing Framework, dated as of June 2020.

“Green Loan Coordinators” means Crédit Agricole Corporate and Investment Bank, Natixis, New York Branch, each acting in its capacity as a Green Loan Coordinator under this Agreement.

“Guarantor(s)” has the meaning given in the preamble hereto.

“Hazardous Substances” means substances and materials regulated as hazardous, toxic, pollutants, or contaminants under Environmental Law.

“Hedge Bank” means (a) any Person that was, at the time of entering into an Interest Rate Agreement, an Agent, Coordinating Lead Arranger, Joint Lead Arranger, Term Lender, ~~LC~~Multi-Draw Facility Lender, or any Affiliate thereof or (b) any other Person (other than any Affiliate of an Obligor) that was, at the time of entering into an Interest Rate Agreement, a commercial bank, investment bank, swap dealer, insurance company or any other financial institution, or any Affiliate thereof, whose long-term senior unsecured debt is rated at least BBB+ by S&P and Baa1 by Moody’s.

“Hedge Breaking Fee” means all costs, fees and expenses incurred by any Obligor in connection with any unwinding, breach or termination of any Permitted Commodity Hedge Agreements and Permitted Interest Rate Agreements

“Holdings” has the meaning given in the preamble hereto.

“IBA” has the meaning given in Section 2.6(a)(i).

“Indebtedness” has the meaning given in the Intercreditor Agreement.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of the Obligors under any Credit Document and (b) to the extent not otherwise described in (a), Other Taxes.

“Indemnitee” has the meaning given in Section 11.13.

“Independent Consultants” means, collectively, the Market Consultant, the Environmental Consultant, the Insurance Consultant, and the Independent Engineer.

“Independent Engineer” has the meaning given in the First Lien Common Terms Agreement.

“Initial Closing Date” has the meaning given in Section 3.1.

“Initial Closing Date Credit Document” means any Credit Document to be entered into on the Initial Closing Date.

“Insurance Consultant” means Aon Risk Consultants, Inc.

“Intellectual Property Rights” has the meaning given in Section 4.21.

“Intercreditor Agreement” has the meaning given in the First Lien Common Terms Agreement and is substantially in the form of Exhibit D-3.

“Interest Period” means, with respect to any ~~LIBOR~~SOFR Loan, the time period selected by Borrower or provided for pursuant this Agreement which commences on the first day of such Loan, or the effective date of any conversion (as the case may be) and ends on the last day of such time period.

“Interest Rate” means the Base Rate or the ~~LIBO Rate~~Term SOFR, as the case may be.

“Interest Rate Agreement” has the meaning given in the Intercreditor Agreement.

“Interest Rate Determination Date” means, with respect to any Interest Period, the second Banking Day prior to the first day of such Interest Period.

~~“Interpolated Rate” means, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between: (a) the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of the Loans; and (b) the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of the Loans, each as of approximately 11:00 a.m. (London, England time) on the Interest Rate Determination Date prior to the commencement of such Interest Period of the Loans.~~

“Issuing Bank” means, collectively, each DSR Issuing Bank and Revolving Issuing Bank, as applicable.

“Issuing Bank Limit” means the limitation on the obligation of each Issuing Bank to issue Letters of Credit as identified in the column “Issuing Bank Limit” on Schedule 2.2(a) with respect to each Issuing bank.

“Joint Lead Arrangers” means Bank of China, New York Branch, Bank of Montreal, Barings, LLC, HSBC Bank USA, N.A., and Kookmin Bank, New York Branch, each acting in its capacity as a Joint Lead Arranger under this Agreement.

~~“LC Commitments” has the meaning given in the Recitals.~~

“LC Exposure” means, with respect to any Issuing Bank, at any time the sum of (a) the aggregate amount of all LC Loans (including any LC Loans resulting from the drawing on Sub-facility Letters of Credit) made by such Issuing Bank and in which no other ~~LC~~Multi-Draw Facility Lender is required to participate that have not yet been repaid at such time, (b) any unreimbursed drawing under any Letter of Credit issued by such Issuing Bank that have not yet been reimbursed at such time from the proceeds of LC Loans or otherwise, and (c) the Stated Amount of all Letters of Credit issued by such Issuing Bank outstanding at such time.

~~“LC Facility” has the meaning given in the Recitals.~~

“LC Fees” means, collectively, the DSR LC Fees and the Revolving LC Fees.

~~“LC Lender” has the meaning given in Section 2.2(a).~~

“LC Loans” has the meaning given in the Recitals.

~~“LC Maturity Date” means November 9, 2028.~~

~~“LC Note” has the meaning given in Section 2.1(f).~~

“Legal Requirements” has the meaning given in the Intercreditor Agreement.

“Lender Parties” means the Administrative Agent, Coordinating Lead Arrangers, Joint Lead Arrangers, the First Lien Collateral Agent, the Depositary Agent, any Issuing Bank, each Lender and each of their respective successors, transferees and assigns; provided, that no Affiliate of Sponsor shall be a “Lender Party” hereunder or under any other Credit Document.

“Lender(s)” has the meaning given in the preamble hereto.

“Lending Office” means, with respect to any Lender, the office designated in writing as such to Administrative Agent and Borrower from time to time.

“Letter of Credit” means a Revolving Letter of Credit or DSR Letter of Credit, as applicable.

~~“LIBO Rate” means with respect to each day during each Interest Period pertaining to a LIBOR Loan, the rate per annum equal to the London Interbank Offered Rate (or a comparable or successor rate which rate is approved by the Administrative Agent), as published on the applicable Bloomberg screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) at approximately 11:00 a.m. (London time) on the date that is two (2) Business Days prior to the beginning of the relevant Interest Period for deposits in Dollars for a period equal to such Interest Period; provided that, to the extent that an interest rate is not ascertainable pursuant to the foregoing provisions of this definition, the “LIBO Rate” shall be the interest rate per annum determined by the Administrative Agent through the use of straight-line interpolation by reference to two such rates, one of which shall be determined as if the length of the period of such deposits were the period of time for which the rate for such deposits are available is the period next shorter than the length of such Interest Period and the other of which shall be determined as if the period of time for which the rate for such deposits are available is the period next longer than the length of such Interest Period; provided, further, that at no time shall “LIBOR” be less than 0.00%.~~

~~“LIBOR LC Loan” means an LC Loan that shall bear interest at the rate set forth in Section 2.1(c)(i)(D).~~

~~“LIBOR Loans” means the Loans, the interest in respect of which is determined by reference to the LIBO Rate.~~

~~“LIBOR Term Loan” means a Term Loan that bears interest as provided in Section 2.1(c)(i)(C).~~

“Lien” has the meaning given in the Intercreditor Agreement.

“Liquidation Costs” has the meaning given in Section 2.7.

“Loan Transactions” has the meaning given in Section 11.22.

“Loans” means the Term Loans and ~~LC~~Multi-Draw Facility Loans.

“Major Maintenance” has the meaning given in the Depositary Agreement.

“Major Maintenance Reserve Account” has the meaning given in the Depositary Agreement.

“Major Project Participants” means any counterparty to a Major Project Contract.

“Mandatory Prepayment” has the meaning given in Section 2.1(h)(iii).

“Market Consultant” means PA Consulting Group, Inc.

“Maturity Dates” means, collectively, the Term Maturity Date and the Revolving Maturity Date.

“ Minimum Notice Period” means (a) at least three ~~Banking Days~~ U.S. Government Securities Business Day before the date of any Borrowing, continuation or conversion of a Type of Loan resulting in whole or in part in one or more ~~LIBOR~~SOFR Term Loans, and (b) at least one Banking Day before any Borrowing or conversion of a Type of Loan resulting in whole or in part in one or more Base Rate Term Loans.

“Moody’s” has the meaning given in the Intercreditor Agreement.

“Multi-Draw Facility” has the meaning given in the Recitals.

“Multi-Draw Facility Commitments” has the meaning given in the Recitals.

“Multi-Draw Facility Lender” has the meaning given in Section 2.2(a).

“Multi-Draw Facility Loans” has the meaning given in the Recitals.

“Multi-Draw Facility Maturity Date” means May 31, 2029.

“Multi-Draw Note” has the meaning given in Section 2.1(f).

“ Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA subject to the provisions of Title IV of ERISA and in respect of which the Borrower and Guarantors or any ERISA Affiliate is an “employer” as defined in Section 3(5) of ERISA.

“Non-Advancing Bank” has the meaning given in Section 9.12.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Recourse Persons” has the meaning given in Article 8.

“Non-U.S. Lender Party” means each Lender or Issuing Bank, as applicable, that is not a U.S. Person.

“Notes” means, collectively, any Term Notes and any ~~LC~~Multi-Draw Notes.

“Notice of Borrowing” means, a Term Loan Notice of Borrowing or Sub-facility Loan Notice of Borrowing, as applicable.

~~“Notice of Borrowing”~~ has the meaning given in Section 2.1(a)(ii).

“Notice of Conversion of Loan Type” has the meaning given in Section 2.1(g).

“Notice of Sub-facility Loan Designation” has the meaning given in Section 2.2(c).

“Notice of LC Activity” means a request by Borrower in accordance with the terms of Section 2.2 and substantially in the form of Exhibit C-4.

“O&M Costs” has the meaning given in the First Lien Common Terms Agreement.

“Obligors” has the meaning given in the Intercreditor Agreement.

“Omnibus Amendment” has the meaning given in the First Lien Common Terms Agreement.

“Omnibus Amendment Date” ~~has the meaning given in the First Lien Common Terms Agreement~~means November 9, 2021.

“Omnibus Amendment Date Funds Flow Memorandum” means the memorandum, dated as of November 9, 2021, delivered by Borrower to the Administrative Agent and the Depositary Agent with respect to the disbursement of funds on the Omnibus Amendment Date, attached to a letter of direction executed by the Borrower.

“Optional Prepayment” has the meaning given in Section 2.1(h)(ii).

“Other Taxes” means any present or future stamp, recording or documentary taxes and any other excise or property taxes, charges or similar levies (and interest, fines, penalties and additions related thereto) (not including income, branch profits or franchise taxes) that arise from any payment made hereunder or under any other Credit Document or from the execution or delivery or otherwise with respect to this Agreement or any other Credit Document.

“Participant” has the meaning given in Section 9.13.

“Participant Register” has the meaning given in Section 9.13.

“PATRIOT Act” has the meaning given in Section 11.21.

“Payment Period” means the three-month period commencing on a Quarterly Date and ending on the day prior to the next Quarterly Date.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permit” has the meaning given in the Intercreditor Agreement.

“Permitted Commodity Hedge Agreement” has the meaning given in the Intercreditor Agreement.

“Permitted Debt” has the meaning given in the First Lien Common Terms Agreement.

“Permitted Interest Rate Agreement” has the meaning given in the First Lien Common Terms Agreement.

“Permitted Investments” has the meaning given in the First Lien Common Terms Agreement.

“Permitted Liens” has the meaning given in the First Lien Common Terms Agreement.

“Person” has the meaning given in the Intercreditor Agreement.

“Platform” has the meaning given in Section 11.23(b).

“PPA” has the meaning given in the First Lien Common Terms Agreement.

“Principal Repayment Dates” means (a) each Quarterly Date, and (b) the Maturity Date.

“Project Companies” means, collectively, Calistoga Holdings, LLC, a Delaware limited liability company, Geysers Company, LLC, a Delaware limited liability company, and Wild Horse Geothermal, LLC, a Delaware limited liability company, any other Person owning a Project, and their respective successors and assigns.

“Project Contract Modification” has the meaning given in Section 6.2(a).

“Project Revenue” has the meaning given in the Depositary Agreement.

“Projected Notional Principal Amount” means, with respect to any date, the aggregate principal amount of the Term Loans and Additional Ratio Indebtedness (excluding any Additional Ratio Indebtedness that bears interest at a fixed rate) that is projected to be outstanding through the Term Maturity Date on such date, as set forth in the Base Case Projections or in any projections delivered by the Borrower in connection with any such Additional Ratio Indebtedness, after giving effect to any prepayments made since the delivery of the applicable projections.

“Projects” has the meaning give in the Intercreditor Agreement.

“Proportionate Share” means (a) in the context of voting in matters requiring the vote of all or a percentage of the Lenders and indemnification obligations of the Lenders under Section 9.5, with respect to each Lender at any time, a percentage equal to the quotient of (i) the sum of (A) the percentage interest of such Lender in the aggregate amount of all Commitments and Loans (without duplication), and as may be amended pursuant to Article 9), multiplied by the aggregate amount of all Commitments and Loans (without duplication) plus (B) (1) prior to the termination of the transactions under the Interest Rate Agreement, zero, and (2) thereafter, the percentage interest of such Lender (or its Affiliate) in the Interest Rate Agreements (as communicated in a written notice by such Lender to the Administrative Agent), multiplied by the Hedge Breaking Fees actually payable (and not on a “marked to market” basis) at such time (reasonably determined upon the close of the applicable voting period in accordance with the terms of such Interest Rate Agreement), divided by (ii) the sum of (A) the aggregate amount of all Commitments plus (B) (1) prior to the termination of the transactions under the Interest Rate Agreement, zero, and (2) thereafter, the Hedge Breaking Fees actually payable (and not on a “marked to market” basis) at such time (reasonably determined upon the close of the applicable voting period in accordance with the terms of such Interest Rate Agreement), and (b) with respect to each Lender at any time in the context of funding Loans, receiving payments, or any purpose under this Agreement other than as set forth in clause (a) above, (i) as to any Term Lender, the percentage participation of such Term Lender in the Total Term Loan Commitment, as set forth on Schedule 2.2(a) (as may be amended pursuant to Article 9), (ii) as to any ~~LC~~Multi-Draw Facility Lender, a percentage equal to (1)(A) such ~~LC~~Multi-Draw Facility Lender’s ~~LC~~Multi-Draw Facility Commitment as set forth on Schedule 2.2(a) (as may be amended pursuant to Article 9) ~~less (B) its LC Exposure~~ divided by (2)(A) the Total ~~LC~~Multi-Draw Facility Commitment ~~less (B) the total LC Exposure of all LC Lenders~~ and (iii) as to any Issuing Bank at any time, the percentage that such Issuing Bank’s Issuing Bank Limit less the stated amount of Letters of Credit issued by such Issuing Bank then constitutes of the Total ~~LC~~Multi-Draw Facility Commitments for all Issuing Banks less the total stated amount of Letters of Credit issued by all Issuing Banks.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“PUHCA” has the meaning given in the First Lien Common Terms Agreement.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning given in Section 11.28.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Obligor that has total assets exceeding $10,000,000 at the time the relevant guaranty or grant of the relevant security interest becomes effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Qualified Operator” means any Person that has substantial (prior or current) experience as an owner, operator, or manager of power generation facilities totaling at least 1000 MW; provided, that, if the ratings reaffirmation requirement in clause (y) of the definition of “Change of Control” is not applicable as provided in the proviso therein, “Qualified Operator” shall mean any Person that either (x) has substantial (prior or current) experience as an owner, operator, or manager of geothermal facilities totaling at least 100 MW or (y) has engaged at least half of the individuals who, immediately prior to the occurrence of the event that would otherwise constitute a Change of Control, held the title of “Area Operator” in connection with the operation of the Projects.

“Quarterly Date” means the last Banking Day of each December, March, June, and September.

“Recipient” means any Lender Party.

“Register” has the meaning given in Section 2.1(i).

“Regulation D” means Regulation D of the Board of Governors of the Federal Reserve System (or any successor).

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing in the environment.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or any successor thereto.

“Replacement Major Project Contract” has the meaning given in the First Lien Common Terms Agreement.

“Required First Lien Secured Parties” has the meaning given in the Intercreditor Agreement.

“Required Lenders” means, at any time, Lenders having Proportionate Shares which in the aggregate exceed 50%. A Defaulting Lender shall be disregarded in determining Required Lenders at any time.

“Reserve Consultant” means GeothermEx, Inc.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” has the meaning given in the First Lien Common Terms Agreement.

“Revenue Account” has the meaning given in the Depositary Agreement.

“Revolving LC Fee” has the meaning given in Section 2.3(c)(i).

“Revolving Issuing Bank” means Natixis, New York Branch, in its capacity as an issuer of any Revolving Letter of Credit hereunder, and its successors in such capacity pursuant to Section 2.2(i). A Revolving Issuing Bank may, in its discretion, arrange for any Revolving Letter of Credit to be issued by an Affiliate of such Revolving Issuing Bank, in which case the term “Revolving Issuing Bank” shall include any such Affiliate with respect to Revolving Letters of Credit issued by such Affiliate.

“Revolving Letter of Credit” has the meaning given in Section 2.2(a).

“Revolving Letter of Credit Fronting Fee” has the meaning given in Section 2.3(d).

“Revolving LC Reimbursement Obligation” means the obligation of the Borrower to repay any Drawing Payments relating to any Revolving Letter of Credit.

“Revolving Maturity Date” means ~~November 9~~May 31, ~~2028~~2029.

“Sanctioned Country” has the meaning given in Section 4.23(a).

“Sanctioned Persons” has the meaning given in Section 4.23(a).

“Sanctions” has the meaning given in Section 4.23(a).

“Second Lien Documents” has the meaning given in the Intercreditor Agreement.

“Second Omnibus Amendment” has the meaning given in the First Lien Common Terms Agreement.

“Second Omnibus Amendment Date” means May 31, 2022.

“Second Omnibus Amendment Date Funds Flow Memorandum” means the memorandum, dated as of May 31, 2022, delivered by Borrower to the Administrative Agent and the Depositary Agent with respect to the disbursement of funds on the Second Omnibus Amendment Date, attached to a letter of direction executed by the Borrower.

“Security Agreement” means the First Lien Pledge and Security Agreement, dated as of the Initial Closing Date, substantially in the form of Exhibit D-1, among the Obligors and First Lien Collateral Agent.

“Senior Managing Agent” means The Huntington National Bank and National Australia Bank Limited.

~~“SOFR” means a rate per annum equal to the secured overnight financing rate for such Business Day published by the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate) on the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the administrator of the secured overnight financing rate from time to time).~~

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Multi-Draw Facility Loan” means an Multi-Draw Facility Loan that shall bear interest at the rate set forth in Section 2.1(c)(i)(D).

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“SOFR Term Loan” means a Term Loan that bears interest as provided in Section 2.1(c)(i)(C).

“Specified Major Project Contract” means, at any time, a Material Water Supply Agreement and/ or PPA that is a Major Project Contract at such time.

“Sponsor” has the meaning given in the Intercreditor Agreement.

“Stated Amount” means with respect to the Letters of Credit, the total amount available to be drawn thereunder at the time in question in accordance with the terms of the Letters of Credit. The Stated Amount of any Letter of Credit shall be reduced by the amount of Drawing Payments made in respect thereof.

“Sub-facility Cap” has the meaning given in the Recitals.

“Sub-facility Commitment” means the commitment of each applicable Multi-Draw Facility Lender specified in Schedule 2.2(a) to make Sub-facility Loans up to the amounts specified in such schedule.

“Sub-facility Letter of Credit” means any Letter of Credit issued to satisfy credit support obligations in connection with the development, construction, financing, ownership, operation and maintenance of Battery Projects, which shall be designated as a “Sub-facility Letter of Credit” on a Notice of LC Activity submitted in accordance with Section 2.2(a)(i)(A).

“Sub-facility Loan” has the meaning given in the Recitals.

“Sub-facility Loan Notice of Borrowing” has the meaning given in Section 2.2(a)(iii).

“Sub-facility LC Loan” has the meaning given in the Recitals.

“Sub-facility Revolving Loan” has the meaning given in the Recitals.

“Sub-facility Term Loan” has the meaning given in the Recitals.

“Subject Claims” has the meaning given in Section 11.13.

“Subsidiary” has the meaning given in the Intercreditor Agreement.

“Supported QFC” has the meaning given in Section 11.28.

“Swap Obligation” means any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Syndication Agent” means BNP Paribas, acting in its capacity as a Syndication Agent under this Agreement.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Template Operating Report” means an operating report required by Section 5.3(b), in substantially the form of Exhibit G-1.

“Term Lender” has the meaning given in Section (i).

“Term Loan” has the meaning given in the Recitals.

“Term Loan Commitment” means, at any time with respect to each Lender, such Lender’s Proportionate Share of the Total Term Loan Commitment at such time.

“Term Loan Notice of Borrowing” has the meaning given in Section 2.1(a)(ii).

“Term Maturity Date” means ~~November 9~~May 31, ~~2028~~2029.

“Term Note” has the meaning given in Section 2.1(f).

“Term SOFR” means,

(a)	for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b)	for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided, further, that if Term SOFR determined as provided above (including pursuant to the proviso under clause (a) or clause (b) above) shall ever be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Adjustment” means a percentage equal to (a) 0.10% per annum for 1-month Interest Periods, (b) 0.15% per annum for 3-month Interest Periods and (c) 0.25% per annum for 6-month Interest Periods

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR~~” means, for the applicable corresponding tenor,~~ Reference Rate” means the forward-looking term rate based on SOFR ~~that has been selected or recommended by the Relevant Governmental Body~~.

“Third Amended and Restated Power Purchase and Sale Agreement” has the meaning given in the First Lien Common Terms Agreement.

“Total ~~LC~~Multi-Draw Facility Commitment” has the meaning given in Section 2.2(a).

“Total Term Loan Commitment” has the meaning given in Section 2.1(a)(i).

“Transferee Hedge Provider” has the meaning given in Section 2.4(g)(v).

“Transferor Hedge Provider” has the meaning given in Section 2.4(g)(v).

“Type” means the type of Loan, whether a Base Rate Loan or ~~LIBOR~~SOFR Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“ UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“ Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender or its direct or indirect parent company is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Special Resolution Regime” has the meaning given in Section 11.28.

“U.S. Tax Compliance Certificates” has the meaning given in Section 2.4(f)(ii)(B)(3).

“Wild Horse” has the meaning given in the preamble hereto.

“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

RULES OF INTERPRETATION

1.	The singular includes the plural and the plural includes the singular.

2.	“or” is not exclusive.

3.             A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

4.              A reference to a Person includes its permitted successors, permitted replacements and permitted assigns.

5.              Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

6.	The words “include”, “includes” and “including” are not limiting.

7.              A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions this Agreement shall control.

8.              Unless otherwise expressly provided, references to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, modified and supplemented from time to time and in effect at any given time.

9.             The words “hereof”, “herein” and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

10.           References to “days” means calendar days, unless the term “Banking Days” shall be used. References to a time of day means such time in New York, New York, unless otherwise specified.

11.           The time period specified in Section 5.6, shall be extended (a) automatically to account for any period during which any applicable Obligor is unable, after exercising commercially reasonable efforts, to perform its obligations under such Section due to any circumstances existing in connection with the COVID-19 pandemic, or (b) as may otherwise be agreed by the Administrative Agent, acting reasonably.

12.            If, at any time after the Initial Closing Date, Moody’s or S&P shall change its respective system of classifications, then any Moody’s or S&P “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

13.           The Credit Documents are the result of negotiations between, and have been reviewed by the Obligors, each Affiliate of each Obligor, Administrative Agent, Coordinating Lead Arrangers, Joint Lead Arrangers, each Lender and their respective counsel. Accordingly, the Credit Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Obligors, any Affiliate of the Obligors, Administrative Agent or any Lender solely as a result of any such party having drafted or proposed the ambiguous provision.

14.            For all purposes under the Credit Documents, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Exhibit B

Common Terms Agreement

[Attached]

Final Form

Conformed to Omnibus Amendment dated as of November 9, 2021

Conformed to Second Omnibus Amendment dated as of May 31, 2022

FIRST LIEN COMMON TERMS AGREEMENT

Dated as of June 9, 2020

(as amended by the Omnibus Amendment, dated November 9, 2021  and the Second Omnibus Amendment, dated as of May 31, 2022)

among

GEYSERS POWER COMPANY, LLC,

as Borrower,

GEYSERS INTERMEDIATE HOLDINGS LLC,

as Holdings,

THE GUARANTORS PARTY HERETO,

as Guarantors,

MUFG UNION BANK, N.A.,

as First Lien Collateral Agent,

and

THE FIRST LIEN SECURED DEBT REPRESENTATIVES PARTY HERETO

i

(continued)

ii

Index of Schedules and Exhibits

Schedules

Schedule 2.1(c)	First Lien Secured Debt Obligations

Schedule 3.2(d)	Consents, Approvals, Registrations, Notices, Etc.

Exhibits

Exhibit A	Definitions and Rules of Interpretation

Exhibit B	Form of First Lien Common Terms Accession Agreement

iii

This FIRST LIEN COMMON TERMS AGREEMENT, dated as of June 9, 2020 (this “Agreement”), is entered into among GEYSERS POWER COMPANY, LLC, a Delaware limited liability company, as borrower (“Borrower”), GEYSERS INTERMEDIATE HOLDINGS LLC, a Delaware limited liability company, as Holdings (“Holdings”), GEYSERS COMPANY, LLC, a Delaware limited liability company (“Geysers Company”), WILD HORSE GEOTHERMAL, LLC, a Delaware limited liability company (“Wild Horse”), and CALISTOGA HOLDINGS, LLC, a Delaware limited liability company (“Calistoga” and, together with Holdings, Geysers Company, Wild Horse, and each subsidiary of an Obligor that becomes a “Guarantor” from time to time in accordance with the terms hereof, each a “Guarantor” and together, the “Guarantors”), each FIRST LIEN SECURED DEBT REPRESENTATIVE party to this Agreement from time to time in accordance with the terms of this Agreement; and MUFG UNION BANK, N.A., as First Lien Collateral Agent for the First Lien Secured Parties (together with its permitted successors and assigns in such capacity appointed pursuant to the Intercreditor Agreement, “First Lien Collateral Agent”).

WHEREAS:

(A)	The Borrower is the owner of thirteen geothermal electric generating facilities located in the Geysers area of Northern California (Sonoma and Lake Counties); and

(B)	The Obligors, the First Lien Secured Debt Representatives, and the First Lien Collateral Agent desire to enter into this Agreement in order to set out certain provisions regarding, among other things: (1) common representations and warranties of the Borrower; (2) common covenants of the Borrower; and (3) common events of default under certain First Lien Documents.

NOW, THEREFORE, In consideration of the forgoing, and for other good and valuable consideration, the receipt and adequacy of which are acknowledge, the parties hereto agree as follows:

1.              DEFINITIONS

1.1           Definitions

Unless otherwise defined in Exhibit A or otherwise expressly provided in this Agreement, capitalized terms used herein shall have the meanings provided in the Intercreditor Agreement.

1.2           Rules of Interpretation

Except as otherwise expressly provided, the rules of interpretation set forth in Exhibit A shall  apply to this Agreement.

2.              FIRST LIEN SECURED DEBT OBLIGATIONS

2.1	Accession Agreements

(a)	Each First Lien Secured Debt Representative that is not party to this Agreement on the date hereof shall enter into (i) a First Lien Common Terms Accession Agreement substantially in the form set out in Exhibit B and (ii) a CIA Accession Agreement.

(b)	Each First Lien Common Terms Accession Agreement shall specify in Appendix A thereto:

1

(i)	the identity of the relevant First Lien Secured Debt Representative;

(ii)	the First Lien Secured Debt Obligations subject thereof; and

(iii)	the First Lien Secured Debt Documents subject thereof.

(c)	Each First Lien Common Terms Accession Agreement shall contain a certification from the Borrower that the conditions for the incurrence of such First Lien Secured Debt Obligations in the First Lien Secured Debt Documents have been satisfied (or waived by the applicable First Lien Secured Parties).

(d)	Upon receipt of the relevant First Lien Common Terms Accession Agreement and compliance with the requirements of Section 5.3, the Borrower shall update Schedule 2.1(c) accordingly and shall deliver each such revised Schedule 2.1(c) to the First Lien Collateral Agent and each First Lien Secured Debt Representative.

2.2	Transfers and Holding of First Lien Secured Debt Obligations

(a)	The First Lien Secured Debt Obligations may be held, sold, exchanged, traded, assigned, or otherwise transferred by each First Lien Secured Debt Holder as provided in the relevant First Lien Secured Debt Document. Any Person becoming a First Lien Secured Debt Holder from time to time in accordance with such First Lien Secured Debt Document shall be and become a First Lien Secured Debt Holder for the purposes of this Agreement and each Person ceasing to be a First Lien Secured Debt Holder from time to time in accordance with such First Lien Secured Debt Document shall cease to be a First Lien Secured Debt Holder for the purposes of this Agreement.

(b)	Any First Lien Secured Debt Representative may be replaced in accordance with the relevant First Lien Secured Debt Document, and the First Lien Collateral Agent shall be notified promptly of any such replacement, which shall become effective only upon the replacement First Lien Secured Debt Representative executing and delivering to the First Lien Collateral Agent an agreement to be bound by the First Lien Common Terms Accession Agreement and the CIA Accession Agreement to which its predecessor was a party, and the Borrower shall amend Schedule 2.1(c) accordingly and shall deliver each such revised Schedule 2.1(c) to the First Lien Collateral Agent and each First Lien Secured Debt Representative.

2.3	Payment in Full of First Lien Secured Debt Obligations

(a)	Upon the payment in full of all First Lien Secured Debt Obligations under (or defeasance thereof in accordance with the terms of) any First Lien Secured Debt Document (other than the First Lien Obligations thereunder that by their terms survive and with respect to which no claim has been made by the applicable First Lien Secured Debt Holder(s)) and the expiration or termination of all commitments and other obligations under such First Lien Secured Debt Document in accordance with the terms thereof and the cancellation and return by the Borrower of any outstanding letters of credit issued under such First Lien Secured Debt Document, the relevant First Lien Secured Debt Representative shall give notice thereof to the TLA Administrative Agent and the First Lien Collateral Agent, whereupon, without further action by any Person:

(i)	the former First Lien Secured Debt Holders shall no longer be the First Lien Secured Debt Holders under this Agreement and shall no longer have any rights or obligations under this Agreement, except for those provisions that by their terms expressly survive termination;

2

(ii)	the related First Lien Secured Debt Document shall no longer be the First Lien Secured Debt Document under this Agreement; and

(iii)	such First Lien Secured Debt Representative, in such capacity, shall no longer be a First Lien Secured Debt Representative or a First Lien Secured Party.

3.	REPRESENTATIONS AND WARRANTIES

Each Obligor makes the following representations and warranties in favor of the First Lien Secured Debt Holders as of the Initial Closing Date:

3.1	Organization

(a)	Each Obligor is (i) a limited liability company duly formed, validly existing and in good standing under the laws of the state of its formation and (ii) is duly qualified as a foreign limited liability company in each other jurisdiction in which such qualification is required by law in light of the business it conducts and the property it owns or leases and in light of the transactions contemplated by this Agreement, except where the failure to be so qualified or be in good standing could not reasonably be expected to have a Material Adverse Effect.

(b)	Each Obligor has all requisite limited liability company power and authority to execute, deliver, and perform its obligations under this Agreement.

3.2	Authorization; No Conflict

Each Obligor has duly authorized, executed and delivered this Agreement and neither any Obligor’s execution and delivery hereof, nor its consummation of the transactions contemplated hereby, nor its compliance with the terms hereof, shall:

(a)	violate in any material respect any of its Governing Documents;

(b)	violate any Legal Requirement applicable to or binding on such Obligor or any of such Obligor’s properties in a manner which could reasonably be expected to result in a Material Adverse Effect;

(c)	violate in any respect or result in any breach of or constitute any default under, or result in or require the creation of any Lien (other than Permitted Liens) upon any of its property under, any agreement or instrument to which it is a party or by which it or any of its properties may be bound or affected which, in each case, could reasonably be expected to result in a Material Adverse Effect; or

(d)	require any consent or approval of any Person, and with respect to any Governmental Authority, does or will require any registration with, or notice to, or any other action of, with or by any applicable Governmental Authority, in each case which has not already been obtained and disclosed in writing to the TLA Administrative Agent (except (i) any Permits that are not yet Applicable Permits, (ii) for those that are required by securities, regulatory or applicable law in connection with an exercise of remedies, (iii) as set forth on Schedule 3.2(d) (iv) the filing of any required continuation statements, (v) for those that, by the terms of the First Lien Collateral Documents, are not required to be obtained or completed or are required to be obtained or completed only after the Initial Closing Date, or (vi) for those the absence of which could not reasonably be expected to have a Material Adverse Effect).

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4.	AFFIRMATIVE COVENANTS

Each of the Obligors covenants and agrees that until the Discharge of First Lien Obligations, it shall perform or observe or cause to be performed or observed (as applicable) the obligations set forth in this Article 4.

4.1	Maintenance of Existence

Except to the extent permitted under this Agreement, each of the Obligors shall maintain its respective existence and obtain and maintain, or cause to be obtained or maintained, as the case may be, as and when needed, all franchises, permits, rights, privileges, licenses or government permissions necessary for the development and operation of the Projects and conduct of its business, except, in each case, where failure to do so would not reasonably be expected to result in a Material Adverse Effect.

4.2	Separate Existence

Each of the Obligors shall (a) maintain entity records and books of account separate from those of any other entity which is its Affiliate (other than any other Obligor), (b) not commingle its funds or assets with those of any other entity which is its Affiliate (other than any other Obligor), and (c) observe limited liability company formalities; provided, that notwithstanding the foregoing, the Obligors may (x) exchange or borrow spare parts, components for equipment and tools relating to the Projects from any Affiliate in accordance with the terms of the O&M Agreement or otherwise pursuant to an arm’s-length transaction documented in writing (it being understood that, for purposes of this covenant, an exchange or borrowing of spare parts with an Affiliate based on net book value or Fair Market Value shall be deemed to be an arm’s-length transaction) and (y) participate in shared insurance arrangements with Affiliates.

4.3	Maintenance of Books and Records; Inspection Rights

Each Obligor shall maintain adequate books, accounts, and records. Subject to the requirements of Governmental Rules, safety requirements, and existing confidentiality restrictions imposed upon any Obligor by any other Person, the Obligors shall grant the First Lien Collateral Agent, the TLA Administrative Agent or the Independent Engineer from time to time, and upon reasonable prior written notice to the Obligors, but no more than once per calendar year, reasonable access to the Projects, the Projects’ material properties, and each Obligor’s books and records; provided, that all such inspections are conducted during normal business hours in a manner that does not disrupt the operation of any Project.

4.4	Conduct of Business; Maintenance of Properties, Etc.

Except as otherwise permitted by this Agreement, the Obligors shall operate, manage, and maintain (or cause to be operated, managed, and maintained) (ordinary wear and tear excepted) each Project in a manner consistent with Prudent Industry Practices, except where the failure to so operate, manage, or maintain such Project would not reasonably be expected to result in a Material Adverse Effect.

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4.5	Maintenance of Rights in Project Property

Except as otherwise permitted by this Agreement, each of the Obligors shall preserve and maintain good and valid title or valid leasehold or other rights to all of its respective properties and assets related to the Projects (subject, in all cases, to Permitted Liens), unless failure to preserve or maintain such title or rights would not reasonably be expected to result in a Material Adverse Effect.

4.6	Compliance with Laws

Each of the Obligors shall comply with all applicable laws and regulations (including any Environmental Laws) of any Governmental Authority having jurisdiction over such Obligor or its business and the operation of the Projects, except where the failure to comply would not reasonably be expected to result in a Material Adverse Effect.

4.7	Taxes, Other Government Charges and Utility Charges

Each Obligor shall:

(a)	timely file all tax returns; and

(b)	pay, or cause to be paid, prior to delinquency (after giving effect to any applicable extensions) all taxes, assessments and governmental charges of any kind that may at any time be lawfully assessed or levied against or with respect the Obligors or the Projects, including material sales and use taxes and real estate taxes, all material utility and other charges incurred in the operation, maintenance, use, occupancy and upkeep of the Projects, and all material assessments and charges lawfully made by any Governmental Authority for public improvements that may be secured by a Lien on the Projects, except, in each case, (x) to the extent any such amounts payable are contested in good faith by appropriate proceedings commenced or to be commenced within the applicable time period provided under applicable Legal Requirements or (y) where the failure to file or effect such payment would not reasonably be expected to have a Material Adverse Effect.

4.8	Exercise of Rights

To the extent commercially reasonable under the circumstances in accordance with Prudent Industry Practices, each Obligor shall diligently pursue all rights and remedies under any insurance policy or Project Contract to which it is a party with respect to the receipt of Loss Proceeds or other compensation available to such Obligor upon the occurrence of a Casualty Event or Event of Eminent Domain, except, in each case, where any failure would not reasonably be expected to result in Material Adverse Effect.

4.9	Additional Guarantors

If (a) the Borrower acquires or creates a Subsidiary after the Initial Closing Date that does not constitute an Excluded Subsidiary, (b) any Subsidiary of the Borrower ceases to constitute an Excluded Subsidiary, or (c) any Excluded Subsidiary that is referred to in clause (b) of the definition thereof guarantees or pledges any property or assets to secure any First Lien Obligations in excess of $25,000,000, then such Subsidiary shall become a Guarantor under the Intercreditor Agreement and the other applicable First Lien Collateral Documents and shall execute a joinder to the Intercreditor Agreement and the other applicable First Lien Collateral Documents.

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4.10	Covenant to Give Security over Additional Guarantors

Upon the formation or acquisition of any new Subsidiary by an Obligor (other than any Excluded Subsidiary) and the joinder of such Subsidiary pursuant to Section 4.9, such Obligor shall, at its expense:

(a)	within 45 Business Days (or ninety days in the case of After-Acquired Real Property) after such joinder, furnish to the First Lien Collateral Agent and the First Lien Collateral Agent a description of the After-Acquired Real Property and personal properties of such Subsidiary, in reasonable detail necessary for the First Lien Collateral Agent to perfect a Lien on such properties;

(b)	within 45 Business Days (or ninety days in the case of mortgages or deeds of trust) after such joinder, duly execute and deliver and cause such Subsidiary and any Obligor acquiring Capital Stock in such Subsidiary to duly execute and deliver to the First Lien Collateral Agent guaranties, guaranty supplements, pledges, assignments, security agreement supplements, intellectual property security agreement supplements and other security agreements as reasonably specified by the First Lien Collateral Agent (acting at the direction of the Directing Agent) over the applicable property (other than Excluded Assets) and mortgages or deeds of trust on any After-Acquired Real Property (as reasonably determined by the Borrower and its counsel), securing payment of all of the obligations of such Obligor or Subsidiary, respectively, under the First Lien Documents;

(c)	within 45 Business Days (or ninety days in the case of mortgages or deeds of trust) after such joinder, take, and cause the Obligors and each such Subsidiary to take, whatever action (including the recording of mortgages, the filing of UCC financing statements, the giving of notices and the endorsement of notices on title documents) may be reasonably necessary to vest in the First Lien Collateral Agent (or any representative of the First Lien Collateral Agent designated by it) valid and subsisting Liens on the properties (other than Excluded Assets) purported to be subject to the mortgages, deeds of trust, pledges, assignments, security agreement supplements, intellectual property security agreements, intellectual property security agreement supplements and security agreements delivered pursuant to this paragraph, enforceable against all third parties in accordance with their terms; and

(d)	within 45 Business Days (or ninety days in the case of mortgages or deeds of trust) (or such longer period as may be agreed by the First Lien Collateral Agent (acting at the direction of the Directing Agent, acting reasonably)) after such joinder, deliver to the First Lien Collateral Agent an opinion of counsel (containing customary exceptions and limitations) addressed to the First Lien Collateral Agent and the Directing Agent, as to, with respect to such mortgages or deeds of trust and otherwise (i) the matters contained in clause (b) above, with respect to due authorization, execution and delivery, (ii) such guaranties, guaranty supplements, mortgages, deeds of trust, pledges, assignments, security agreement supplements, intellectual property security agreements, intellectual property security agreement supplements and security agreements being legal, valid and binding obligations of the Obligor(s) party thereto enforceable in accordance with their terms, as to the matters contained in clause (c) above, (iii) such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, (iv) corporate formalities, and (v) such other matters as the First Lien Collateral Agent or the Directing Agent may reasonably request.

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4.11	Maintenance of Insurance

The Obligors shall maintain insurance policies (or self-insurance) on their respective properties in at least such amounts and against at least such risks as are usually insured against by companies of a similar size engaged in the same or a similar business (in each case as determined by the Borrower) or otherwise in accordance with Prudent Industry Practices. The First Lien Collateral Agent shall be named as an additional insured and loss payee as its interests may appear, to the extent required by the First Lien Collateral Documents. Upon the request of the First Lien Collateral Agent, the Obligors shall furnish to the First Lien Collateral Agent all relevant information as to their property and liability insurance carriers.

4.12	Preservation of Rights; After-Acquired Real Property

(a)	Each Obligor shall do or cause to be done all acts and things that may be required, or that the First Lien Collateral Agent from time to time may reasonably request, to assure and confirm that the First Lien Collateral Agent holds, for the benefit of the First Lien Secured Parties, duly created and enforceable and perfected Liens upon the Collateral (including with respect to any property or assets that are acquired or otherwise become Collateral after the Initial Closing Date), in each case, as contemplated by, and with the Lien priority required under, this Agreement and the First Lien Collateral Documents.

(b)	Upon the reasonable request of the First Lien Collateral Agent (acting at the direction of the Directing Agent) at any time and from time to time, each Obligor shall promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions the First Lien Collateral Agent (acting at the direction of the Directing Agent) may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by this Agreement for the benefit of the First Lien Secured Parties and as otherwise consistent with the First Lien Collateral Documents.

(c)	If, after the Initial Closing Date, any Obligor acquires any real property or leasehold or other interest in real property that is not an Excluded Asset and is a Project Site or geothermal mineral lease, in each case, which is necessary or material to the operation of the Projects or that has a purchase price in excess of $10,000,000 (other than licenses, easements and similar types of property that are expressly excluded from any Mortgage by its terms) and is not covered by any Mortgage (any such Project Site and/or geothermal mineral lease, “After-Acquired Real Property”), then within ninety days after such acquisition, such Obligor shall, at its expense, execute, deliver and record a supplement to any Mortgage, reasonably satisfactory in form and substance to the First Lien Collateral Agent (acting at the direction of the Directing Agent, acting reasonably) and the Borrower, subjecting the After-Acquired Real Property to the Lien and security interest created by any Mortgage in favor of the First Lien Collateral Agent. If reasonably requested by the First Lien Collateral Agent (acting at the direction of the Directing Agent) and if such property is a Project Site, the Borrower shall, within ninety days after such acquisition, obtain surveys (only to the extent such surveys were obtained at the time the property was acquired) and an A.L.T.A. lender’s extended coverage title insurance policy (or a customary marked, unconditional, binding title commitment to issue such policy) with respect to such Project Site, insuring the Lien of the First Lien Secured Parties in such Project Site in an amount equal to the lesser of the amount paid for such After-Acquired Real Property or the insured value of such After-Acquired Real Property, in each case subject only to Permitted Liens and other exceptions to title approved by the First Lien Collateral Agent (acting at the direction of the Directing Agent, acting reasonably) and with such changes as may be necessary or advisable (as reasonably determined by the Borrower and its counsel) to account for local law matters and (with respect to the additional title policy) in amounts determined in a manner consistent with the amount of the Title Policy and to the extent reasonably requested by the First Lien Collateral Agent (acting at the direction of the Directing Agent, acting reasonably), an engineering report and a non-invasive environmental assessment report (provided, that an invasive environmental assessment report shall only be provided if requested by the TLA Administrative Agent after such has been recommended by a non-invasive environmental assessment report), each in scope, form and substance reasonably satisfactory to the First Lien Collateral Agent (acting at the direction of the Directing Agent, acting reasonably); provided, that to the extent that any Obligor has otherwise received any of the foregoing items with respect to such property, such items shall, promptly after the receipt thereof, be delivered to the First Lien Collateral Agent.

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4.13	Post-Closing Covenant

(a)	The Borrower shall deliver to the First Lien Collateral Agent, within ninety days after the Second Omnibus Amendment Date, in connection with the Obligors’ real property on the Second Omnibus Amendment Date (in each case, to the extent not constituting Excluded Assets):

(i)	amendments to the existing Mortgages on each Obligor’s interest in the Project Sites and any leasehold interests in geothermal mineral rights; and

(ii)	date-down and modification endorsements to lender’s existing A.L.T.A. extended coverage policy of title insurance (together with such date-down and modification endorsements, the “Title Policy”) with respect to the land upon which each Project Site is located including all real property improvements of the applicable Obligor, thereon amending the insurance amount to an amount equal to 50% of the aggregate principal amount of the Term Loans (as defined in the TLA Credit Agreement) on the Second Omnibus Amendment Date, for the Project Sites (with such reinsurance as is requested by the First Lien Collateral Agent (acting at the direction of the Directing Agent, acting reasonably)) issued by the applicable Title Insurer in form and substance satisfactory to the TLA Administrative Agent, insuring (or agreeing to insure), among other things, that the Mortgages, as amended, shall constitute a valid first lien on Borrower’s interest in the Project Sites, free and clear of all Liens and exceptions to title whatsoever, other than (A) the Title Exceptions and other Permitted Liens, and (B) such Liens or other exceptions to title as are reasonably satisfactory to the TLA Administrative Agent.

(b)	Notwithstanding anything in this Agreement or the TLA Credit Agreement to the contrary, at least twenty days prior to the execution of any Mortgage in respect of any After-Acquired Real Property with a “Building” (as defined in the Flood Laws) located on it and owned by an Obligor, Borrower shall deliver to the First Lien Collateral Agent and to the TLA Administrative Agent (who shall post such documents for the TLA Lenders) (i) a completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination for such real property subject to such Mortgage and (ii) if any such After-Acquired Real Property is in a Flood Zone with respect to which flood insurance has been made available under the Flood Laws, a policy of flood insurance in compliance with the Flood Laws and a Borrower notice regarding flood insurance, provided, that, each Obligor’s obligation to grant a Mortgage in respect of such After-Acquired Real Property within the applicable period specified under this Agreement shall be automatically extended for so long as is required to ensure compliance with the requirements of this clause.

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5.	NEGATIVE COVENANTS

Each of the Obligors covenants and agrees that until the Discharge of First Lien Obligations, it shall perform or observe or cause to be performed or observed (as applicable) the obligations set forth in this Article 5.

5.1	Restricted Payments

(a)	The Obligors shall not, and shall not permit any Excluded Subsidiary (other than a Non-Recourse Subsidiary) to, directly or indirectly make any Restricted Payment other than:

(i)	the payment of any dividend or distribution or the consummation of any redemption within sixty days after the date of declaration of the dividend or distribution or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of this Agreement;

(ii)	the purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness of any Obligor or any Excluded Subsidiary that is by its terms contractually subordinated to the First Lien Obligations or to any Guarantee with the net cash proceeds from a substantially concurrent incurrence of Permitted Debt;

(iii)	Permitted Tax Distributions;

(iv)	payments pursuant to related party contracts, agreements or understandings existing on the Initial Closing Date or entered into after the Initial Closing Date in accordance with this Agreement (including, in each case, any transactions or arrangements entered into thereunder from time to time (if any)), and amendments thereto or replacements thereof in accordance with this Agreement;

(v)	payments from any Non-Recourse Subsidiary Account;

(vi)	(A) Restricted Payments using the net proceeds pursuant to the First Lien Documents (including the net proceeds of the 2021 Term Loans on the Omnibus Amendment Date and the net proceeds of the 2022 Term Loans on the Second Omnibus Amendment Date) and (B) any netting payments on the Initial Closing Date of intercompany balances between the Obligors on one hand, and Calpine and its Affiliates (excluding the Obligors) on the other;

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(vii)	Restricted Payments from the Distribution Suspense Account if the following conditions (such conditions, the “Restricted Payment Conditions”) shall have been satisfied as of the date of such Restricted Payment:

(A)	no Default (as defined in the TLA Credit Agreement), Event of Default (as defined in the TLA Credit Agreement), CTA Default or CTA Event of Default has occurred and is continuing or would occur and be continuing as a consequence of such Restricted Payment;

(B)	all amounts then-required to be on deposit in the Debt Service Reserve Account and, if applicable, each Additional Debt Service Reserve Account and the Major Maintenance Reserve Account are on deposit therein;

(C)	the Debt Service Coverage Ratio for the Calculation Period of the most recent Quarterly Date is greater than or equal to 1.2 to 1.0;

(D)	such Restricted Payment shall be made within sixty days after the end of the preceding fiscal quarter;

(E)	no LC Loans (as defined in the TLA Credit Agreement) shall be outstanding on the date of such Restricted Payment; and

(F)	the Borrower has delivered to the First Lien Collateral Agent an officer’s certificate of the Borrower to the effect that all conditions for a Restricted Payment on the date of such Restricted Payment have been satisfied;

(viii)	any amounts paid in reimbursement of Fronted Equity Contributions;

(ix)	any insurance proceeds received by the Obligors in respect of any event occurring prior to the Initial Closing Date;

(x)	any proceeds of Commercial Tort Claims (as referenced in the First Lien Security Agreement) or contractual claims related to any wildfires that have occurred prior to the Initial Closing Date;

(xi)	(A) the proceeds of any 2022 Term Loans (as defined in the Second Omnibus Amendment) on the Second Omnibus Amendment Date, (B) the proceeds of any 2021 Term Loans (as defined in the Omnibus Amendment) on the Omnibus Amendment Date~~;~~ and (C) any cash collateral posted by one or more parent companies of Borrower on or around the Omnibus Amendment Date to Southern California Edison Company (or one of its Affiliates) on behalf of the Obligors, which cash collateral is returned by Southern California Edison Company either to an Obligor or directly to one or more parent companies of the Borrower;

(xii)	the proceeds of any Additional Ratio Indebtedness;

(xiii)	Restricted Payments in accordance with the Depositary Agreement; and

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(xiv)	the proceeds of any Indebtedness incurred pursuant to Section 5.3(a)(xvi) so long as permitted by the debt instruments governing such Indebtedness.

(b)	For the avoidance of doubt, the Obligors and any such Excluded Subsidiaries shall not be prohibited from receiving contributions of equity from time to time.

5.2	Investments

None of the Obligors shall make any Investments other than Permitted Investments.

5.3	Incurrence of Indebtedness and Issuance of Preferred Stock

(a)	None of the Obligors shall, nor shall any of the Obligors permit any Excluded Subsidiary (other than Non-Recourse Subsidiaries) to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness other than the following items of Indebtedness (collectively, “Permitted Debt”):

(i)	Indebtedness incurred under the TLA Credit Agreement (including any additional or incremental facilities thereunder) and any other Indebtedness constituting First Lien Obligations under the Intercreditor Agreement;

(ii)	Indebtedness constituting Second Lien Obligations under the Intercreditor Agreement solely to the extent such Second Lien Obligations relate to Indebtedness of the Obligors and/or any Subsidiary of any Obligor in respect of one or more Permitted Commodity Hedge Agreements;

(iii)	Additional Ratio Indebtedness;

(iv)	Indebtedness consisting of the financing of insurance premiums in the ordinary course of business of the Obligors or any such Excluded Subsidiaries;

(v)	Indebtedness in respect of Permitted Commodity Hedge Agreements and/or Permitted Interest Rate Agreements;

(vi)	Indebtedness incurred for Required Modifications, so long as immediately after giving effect to the incurrence of such Indebtedness, (A) no Event of Default (as defined in the TLA Credit Agreement) or CTA Event of Default has occurred and is continuing or will result from such incurrence and (B) no Material Adverse Effect has occurred and is continuing or could reasonably be expected to result from such incurrence;

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(vii)	Refinancing Indebtedness so long as, (A) no Event of Default (as defined in the TLA Credit Agreement) or CTA Event of Default shall have occurred and be continuing or would result from the incurrence of such Refinancing Indebtedness, (B) such Refinancing Indebtedness ranks pari passu in all respects with all other First Lien Obligations, (C) the weighted average life to maturity of such Refinancing Indebtedness shall be no less than the remaining weighted average life to maturity of the First Lien Secured Debt Obligations being refinanced, (D) the final maturity date of such Refinancing Indebtedness shall occur on or after the final maturity date of the Indebtedness that is being refinanced, (E) the net cash proceeds of such Refinancing Indebtedness are used to redeem or prepay any First Lien Secured Debt Obligations (as selected by the Borrower) on a pro rata basis within each such tranche of First Lien Secured Debt Obligations being redeemed or prepaid, and pay all interest, premiums, fees and expenses (including interest rate hedge breakage costs), and reserves (including any incremental increase in the Debt Service Reserve Requirement (as defined in the TLA Credit Agreement) resulting from the incurrence of such Refinancing Indebtedness), (F) the aggregate principal amount of any Refinancing Indebtedness shall not exceed the aggregate amount of debt that is being refinanced, plus interest, premiums, fees and expenses (including interest rate hedge breakage costs), any amounts required to fund any debt service reserve account thereunder and any incremental increase in the Debt Service Reserve Requirement (as defined in the TLA Credit Agreement), (G) the representative of the holders of such Refinancing Indebtedness shall have acceded to this Agreement pursuant to Section 2.1 and to the Intercreditor Agreement, and (H) the Borrower shall have certified as to the satisfaction of the foregoing conditions in clauses (A) to (F);

(viii)	Indebtedness (other than for borrowed money) incurred pursuant to the terms of any Project Contract, that is either not more than ninety days past due or being contested in good faith;

(ix)	trade or other similar Indebtedness (other than for borrowed money) incurred in the ordinary course of business of the Obligors, that is either not more than ninety days past due or being contested in good faith;

(x)	contingent liabilities, to the extent otherwise constituting Indebtedness, including those relating to (A) the acquisition of goods, supplies or merchandise in the normal course of business or normal trade credit, (B) the endorsement of negotiable instruments received in the normal course of its business, and (C) contingent liabilities incurred with respect to any Applicable Permit, Financing Document or Project Contract;

(xi)	Finance Lease Obligations and any other Indebtedness (including purchase money obligations incurred to finance the purchase price of discrete items of equipment not comprising an integral part of the Projects that extend only to the equipment being financed), in an aggregate amount of secured principal not exceeding $10,000,000 at any one time outstanding;

(xii)	Indebtedness incurred in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, and performance and surety bonds in the ordinary course of business;

(xiii)	Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(xiv)	Indebtedness arising from netting services, overdraft protection, cash management obligations, and otherwise in connection with deposit, securities, and commodities accounts in the ordinary course of business;

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(xv)	the incurrence by any Obligor of intercompany Indebtedness between or among the Obligors;

(xvi)	additional Indebtedness of any Obligor in an aggregate principal amount not to exceed $80,000,000 at any time outstanding the proceeds of which shall be used to finance the development, construction, ownership, operation or maintenance of energy storage and/or carbon sequestration projects owned by the Obligors so long as no Event of Default (as defined in the TLA Credit Agreement) or CTA Event of Default shall have occurred and be continuing or would result from the incurrence of such indebtedness;

(xvii)	to the extent constituting Indebtedness, purchase of the CoBank Service Share;

(b)	For purposes of determining compliance with Section 5.3:

(i)	in the event that an item of Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in Section 5.3, the Borrower shall be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify such item of Indebtedness, in any manner that complies with Section 5.3;

(ii)	all Indebtedness shall be denominated in U.S. Dollars; and

(iii)	the amount of any Indebtedness outstanding as of any date will be:

(A)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(B)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(C)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(1)	the Fair Market Value of such assets at the date of determination; and

(2)	the amount of the Indebtedness of the other Person.

(c)	None of the Obligors shall, nor shall the Obligors permit any Excluded Subsidiary (other than Non-Recourse Subsidiaries) to, issue any Disqualified Capital Stock.

5.4	Subsidiaries

The Borrower shall not create any Subsidiaries other than the Guarantors and Excluded Subsidiaries.

5.5	Accounts

Except as permitted by this Agreement, no Obligor shall open and/or maintain any bank, brokerage or other account other than the Depositary Accounts and Local Accounts.

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5.6	Replacement Major Project Contracts

The Obligors shall not enter into any Replacement Major Project Contract if entering into such contract or agreement would reasonably be expected to (a) result in a Material Adverse Effect or (b)   result in the breach of, or conflict with the terms of, any Major Project Contract, which breach or conflict would reasonably be expected to have a Material Adverse Effect.

5.7	Transactions with Affiliates

(a)	No Obligor shall, directly or indirectly, enter into any transaction or series of transactions relating to the Projects with or for the benefit of any Affiliate of the Borrower other than any Obligor (“Affiliate Transactions”) other than:

(i)	any Affiliate Transaction that (A) contains terms no less favorable to such Obligor than would be included in an arm’s-length transaction entered into by a prudent Person with a non-Affiliated third party, or (B) if no comparable arm’s-length transaction with a Person that is not an Affiliate is available, then on terms reasonably believed by the Borrower to be fair and reasonable (in the case of this clause (B), as set forth in an officer’s certificate of the Borrower delivered to the First Lien Collateral Agent within fifteen Business Days after the entry into such transaction, together with copies of documents evidencing such transaction) (it being understood that an exchange or borrowing of spare parts with an Affiliate based on net book value or Fair Market Value will be deemed to be an arm’s-length transaction);

(ii)	any contracts, agreements or understandings with Affiliates existing on the Initial Closing Date (and any transactions or arrangements entered into thereunder from time to time, and any amendments to or replacements of such contracts, agreements or understandings so long as any such amendment or replacement (A) does not contain terms less favorable in any material respect to such Obligor than would be included in an arm’s-length transaction entered into by a prudent Person with a non-affiliated third party, or (B) if no comparable arm’s-length transaction with a Person that is not an Affiliate is available, then on terms reasonably believed by the Borrower to be fair and reasonable (in the case of this clause (B), as set forth in an officer’s certificate of the Borrower delivered to the First Lien Collateral Agent within fifteen Business Days after the entry into such transaction, together with copies of documents evidencing such transaction));

(iii)	any employment agreement, employee benefit plan, officer or director indemnification agreement, non-competition, confidentiality agreement or any similar arrangement entered into by such Obligor in the ordinary course of business and payments pursuant thereto;

(iv)	transactions with an Affiliate of an Obligor solely on account of such Obligor’s ownership, directly or indirectly, of Equity Interest in, or controls, such Affiliate;

(v)	payment of directors’ fees to Persons who are not otherwise Affiliates of the Borrower;

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(vi)	any issuance of Equity Interests (other than Disqualified Capital Stock) of an Obligor to Affiliates of such Obligor;

(vii)	(A) any Permitted Investments and (B) any transfer of any assets or contracts relating to an energy storage Project or carbon capture Project ~~that was~~ contributed to one or more Obligors on or after the Omnibus Amendment Date (other than (i) to the extent the Obligors have spent cash or cash equivalents relating to such assets or contracts, in which case, such transferee reimburses the Obligors for such expenses or (ii) any other asset or contract without which the condition specified in clause (a) of the definition of Additional Ratio Indebtedness would not have been satisfied);

(viii)	Restricted Payments that do not violate Section 5.1 (including Section 5.1(a)(xi)(B));

(ix)	loans or advances to employees in the ordinary course of business not to exceed $3,000,000 in the aggregate at any one time outstanding; and

(x)	as otherwise expressly permitted (or, if not addressed therein, not prohibited) by the First Lien Documents.

5.8	Liens

No Obligor shall, directly or indirectly, create, incur, assume or suffer to exist any Lien securing Indebtedness on any asset now owned or hereafter acquired, except Permitted Liens.

5.9	Limitation on Asset Dispositions

The Obligors shall not, directly or indirectly, consummate an Asset Disposition, except Permitted Asset Dispositions.

5.10	Fundamental Changes

(a)	The Borrower shall not, directly or indirectly: (x) consolidate with or merge into another Person (whether or not the Borrower is the surviving corporation) or (y) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the Obligors, taken as a whole, in one or more related transactions, to another Person, unless:

(i)	either:

(A)	the Borrower is the surviving entity; or

(B)	the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or to which such sale, assignment, transfer, conveyance, allocation of assets, division or other disposition has been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia;

(ii)	the Person formed by or surviving any such consolidation or merger (if other than the Borrower) or the Person to which such sale, assignment, transfer, conveyance, allocation of assets, division or other disposition has been made assumes all the obligations of the Borrower under the First Lien Secured Debt Documents and the First Lien Collateral Documents; and

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(iii)	immediately after such transaction, no CTA Event of Default shall exist;

(b)	The Borrower shall not, directly or indirectly, lease all or substantially all of the properties and assets of the Obligors, taken as a whole, in one or more related transactions, to any other Person;

(c)	Notwithstanding anything herein to the contrary, Section 5.10(a) and Section 5.10(b) shall not apply to, and the Obligors shall be permitted to, take any of the following actions:

(i)	Any merger of the Borrower with an Affiliate solely for the purpose of reincorporating the Borrower in another jurisdiction or forming a direct holding company of the Borrower;

(ii)	Any consolidation or merger of any Obligor into another Obligor; and

(iii)	Any sale, assignment, transfer, conveyance, lease, allocation of assets, divisions or other disposition of assets by any Obligor to another Obligor.

5.11	Limitation on Hedging

The Obligors shall not, directly or indirectly, enter into any hedge agreement, except Permitted Commodity Hedge Agreements and Permitted Interest Rate Agreements; provided, that, to the extent such Permitted Commodity Hedge Agreement or Permitted Interest Rate Agreement is secured by the Collateral, the counterparty party thereto shall have become party to the Intercreditor Agreement.

5.12	Limitation on Sale and Leaseback Transactions

No Obligor shall enter into any sale and leaseback transaction; provided, that the Obligors may enter into a sale and leaseback transaction if (a) such Obligor could have incurred a Lien (other than a Lien created under the First Lien Collateral Documents) to secure Indebtedness pursuant to Section 5.8, and (b) the gross cash proceeds of such sale and leaseback transaction are at least equal to the Fair Market Value, as determined in good faith by the Board of Directors of the Borrower and set forth in an officer’s certificate delivered to the First Lien Collateral Agent, of the property that is the subject of that sale and leaseback transaction.

5.13	Nature of Business

No Obligor shall engage in any business or activities other than the Permitted Businesses, except to such extent as would not be material to the Obligors, taken as a whole.

5.14	Tax Status

Each of the Obligors is classified, as of the Initial Closing Date, as a partnership or an entity disregarded from its owner for U.S. federal, state and local income tax purposes. None of the Obligors will make or permit to be made any election to be treated as, or take any actions that could cause it to be treated as, an association taxable as a corporation for U.S. federal, state or local income tax purposes.

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6.              EVENTS OF DEFAULT

6.1	Events of Default

The occurrence of any of the following events shall constitute an event of default (each, a “CTA Event of Default”) in respect of all First Lien Secured Debt Obligations:

(a)	Principal Payment Default. The Borrower shall fail to pay when due any principal on the First Lien Obligations (other than any First Lien Secured Hedge) in excess $50,000,000 and such default continues unremedied for a period of five days;

(b)	Interest Payment Default. The Borrower shall fail to pay when due any interest in respect of First Lien Obligations (other than any First Lien Secured Hedge) or any commitment or similar fee payable by it under any First Lien Secured Debt Document and such failure continues unremedied for a period of thirty days;

(c)	Breach of Terms of Agreement.

(i)	Defaults without Cure Periods. Any Obligor shall fail to perform or observe any of the covenants set forth in Sections 4.1 or Article 5 (other than Section 5.4).

(ii)	Defaults with Cure Periods. Any Obligor shall fail to perform or observe any of the covenants set forth in Section 5.4, and such failure shall continue unremedied for a period of five Business Days.

(iii)	Other Defaults. Any Obligor shall fail to perform or observe any of its covenants set forth hereunder or any other First Lien Collateral Document not otherwise specifically provided for in Section 6.1(c)(i), Section 6.1(c)(ii) or elsewhere in this Article 6, and such failure shall continue unremedied for a period of thirty days after such Obligor receives written notice thereof from the TLA Administrative Agent; provided, that if (A) such failure cannot be cured within such thirty-day period, (B) such failure is susceptible of cure within ninety days, (C) such Obligor is proceeding with diligence and in good faith to cure such failure, (D) the existence of such failure has not had and could not, after considering the nature of the cure, be reasonably expected to have a Material Adverse Effect, and (E) the TLA Administrative Agent shall have received an officer’s certificate signed by a Responsible Officer to the effect of clauses (A), (B), (C), and (D) above and stating what action such Obligor is taking to cure such failure, then such thirty-day cure period shall be extended to such date, not to exceed a total of ninety days, as shall be necessary for such Obligor diligently to cure such failure.

(d)	Security. Any First Lien Collateral Document ceases, for any reason, to be in full force and effect (other than in accordance with its terms) with respect to a material portion of the Collateral, or any Obligor so asserts, or any Lien created by any First Lien Collateral Document ceases to be enforceable and of the same effect and priority purported to be created thereby with respect to a material portion of the Collateral (subject to Permitted Liens) (other than, in each case, pursuant to a failure of any First Lien Secured Debt Representative, any other agent appointed by a First Lien Secured Debt Representative or the holders of any First Lien Secured Debt Holders to take any action within the sole control of such Person); provided, that the Borrower will have ten Business Days after the discovery thereof by the Borrower to cure any such cessation and restore such priority or to furnish to the First Lien Collateral Agent all documents or instruments reasonably required to cure any such cessation and restore such priority; provided, further, that the release of Collateral from the First Lien Collateral Documents or the discharge of a Guarantor therefrom shall not be construed (i) as any First Lien Collateral Document ceasing to be in full force and effect or (ii) as any Lien created thereunder ceasing to be enforceable or of the same priority and effect purported to be created thereby;

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(e)	Guarantees. Except as permitted by the First Lien Documents or the First Lien Security Agreement, any Guarantee ceases, for any reason, to be in full force and effect (other than in accordance with its terms), or a Guarantor denies or disaffirms in writing its obligations under its Guarantee;

(f)	Judgements. A final judgment or judgments for the payment of money exceeding $50,000,000 in the aggregate shall be rendered against any Obligor by one or more courts, administrative tribunals or other bodies having jurisdiction over such Obligor and the same shall not have been paid or discharged, or for which no bond is posted, for a period of sixty consecutive days after its entry, which judgment(s) are neither (i) covered by available insurance as acknowledged in writing by the provider of such insurance or as certified to the First Lien Collateral Agent and the TLA Administrative Agent by an insurance consultant and the same is not nor (ii) effectively stayed within ninety days after such judgment(s) entry;

(g)	Abandonment. (i) Any Obligor shall make a formal, public announcement of its decision to abandon the Projects or (ii) the Obligors shall have ceased all activities relating to the Projects for a period of more than thirty consecutive days for any reason other than force majeure, a Casualty Event or a Legal Requirement; provided, that in each case, none of (A) scheduled maintenance of the Projects, (B) repairs to the Projects, whether or not scheduled, (C) a forced outage or scheduled outage of the Projects, or (D) the abandonment of any single Project, shall constitute abandonment or suspension of the Projects so long as the Borrower is diligently attempting to end such cessation; provided, further, that any period of cessation shall be deemed to end on the date that operations of a substantial nature are resumed and thereafter diligently pursued;

(h)	Unenforceability. At any time after the execution and delivery hereof, this Agreement or the Intercreditor Agreement shall cease to be in full force and effect (other than by reason of the satisfaction in full or release of an Obligor’s First Lien Obligations hereunder or thereunder or any other termination of a Financing Document in accordance with the terms hereof or thereof) or this Agreement or the Intercreditor Agreement shall be declared null and void by a Governmental Authority of competent jurisdiction.

(i)	Bankruptcy. Any Obligor shall be subject to a Bankruptcy Event.

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7.              MISCELLANEOUS

7.1            Effectiveness; Continuing Nature of this Agreement; Severability

(a)	This Agreement shall become effective when executed and delivered by each of the parties hereto.

(b)	Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall not invalidate the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. All references to any Obligor shall include such Obligor as debtor and debtor-in-possession and any receiver or trustee for such Obligor (as the case may be) in any Insolvency or Liquidation Proceeding.

(c)	This Agreement shall terminate and be of no further force and effect with respect to the First Lien Collateral Agent, the First Lien Secured Parties and the First Lien Obligations, upon the Discharge of First Lien Obligations.

7.2	Amendments; Waivers

(a)	No amendment, modification or waiver of any of the provisions of this Agreement by the parties hereto shall be deemed to be made unless the same shall be in writing signed by the authorized agents of or on behalf of the Obligors, First Lien Collateral Agent and First Lien Secured Debt Representatives constituting the Required First Lien Secured Debt Parties and each waiver, if any, shall be a waiver only with respect to the specific instance involved and shall in no way impair the rights of the parties making such waiver or the obligations of the other parties to such party in any other respect or at any other time.

(b)	No failure or delay on the part of any party hereto in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the parties hereto are cumulative and are not exclusive of any rights or remedies that they would otherwise have.

7.3	Consent to Jurisdiction and Service of Process; Waiver of Jury Trial

(a)	EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT SITTING IN NEW YORK COUNTY, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY LEGAL REQUIREMENT, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTWITHSTANDING THE FOREGOING, NOTHING IN THIS AGREEMENT OR IN ANY OTHER FINANCING DOCUMENT SHALL AFFECT ANY RIGHT THAT THE FIRST LIEN COLLATERAL AGENT OR ANY FIRST LIEN SECURED DEBT REPRESENTATIVE MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER FIRST LIEN DOCUMENT AGAINST THE OBLIGORS OR THEIR RESPECTIVE PROPERTIES IN THE COURTS OF ANY JURISDICTION.

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(b)	EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LEGAL REQUIREMENT, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FIRST LIEN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 7.3(a). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LEGAL REQUIREMENT, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(c)	Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 7.4. Nothing in this Agreement will affect the right of any party hereto to serve process in any other manner permitted by Legal Requirement.

(d)	EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LEGAL REQUIREMENT, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER FINANCING DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE FINANCING DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

7.4	Notices

Unless otherwise specifically provided herein, any notice hereunder shall be in writing and may be personally served, telexed or sent by facsimile, electronic mail or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service and signed for against receipt thereof, upon receipt of facsimile or telex, or three Business Days after depositing it in the United States mail with postage prepaid and properly addressed. For the purposes hereof, the addresses of the parties hereto shall be as set forth on Annex I to the Intercreditor Agreement, or, as to each party, at such other address as may be designated by such party on its signature page hereto or in a written notice to all of the other parties.

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7.5	Further Assurances

The First Lien Collateral Agent, on behalf of itself and the First Lien Secured Parties, each First Lien Secured Debt Representative, on behalf of itself and the First Lien Secured Parties represented by it, and each Obligor agree that each of them shall take such further action and shall execute and deliver such additional documents and instruments (in recordable form, if requested) as the Obligors or the First Lien Collateral Agent may reasonably request to effectuate the terms of this Agreement.

7.6	Applicable Law

THIS AGREEMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

7.7	Binding on Successors and Assigns

This Agreement shall be binding upon and inure to the benefit of the Obligors, First Lien Collateral Agent and the First Lien Secured Parties, and their respective successors and assigns. If the First Lien Collateral Agent resigns or is replaced pursuant to this Agreement, its successor shall be deemed to be a party to this Agreement and shall have all the rights of, and be subject to all the obligations of, this Agreement.

7.8	Headings

Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

7.9	Counterparts; Integration; Effectiveness

This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Financing Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Agreement shall become effective when it shall have been executed by the First Lien Collateral Agent and when the First Lien Collateral Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement or any document or instrument delivered in connection herewith by telecopy or by email with a portable document format (.pdf) attached or by similar electronic means shall be effective as delivery of a manually executed counterpart of this Agreement or such other document or instrument, as applicable.

7.10	Authorization

By its signature, each Person executing this Agreement on behalf of a party hereto represents and warrants to the other parties hereto that it is duly authorized to execute this Agreement.

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7.11	Third Party Beneficiaries

This Agreement and the rights and benefits hereof shall inure to the benefit of each of the parties hereto and their respective successors and assigns and shall inure to the benefit of each of the Secured Parties.

7.12	Electronic Execution

The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including without limitation amendments, waivers and consents) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Directing Agent, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

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EXHIBIT A

to First Lien Common Terms Agreement

DEFINITIONS

“2014 SCE PPA” means that certain Renewable Power Purchase and Sale Agreement, dated July 29, 2014, between Southern California Edison Company and the Borrower.

“2015 SCE PPA” means that certain Renewable Power Purchase and Sale Agreement, dated July 28, 2015, between Southern California Edison Company and the Borrower.

“A.L.T.A.” means American Land Title Association.

“Additional Major Project Contract” means each contract, agreement, letter agreement or other instrument to which any Obligor becomes a party after the Initial Closing Date that:

(a)	is a Replacement Major Project Contract;

(b)	is a power purchase agreement (including any Permitted Commodity Hedge Agreement) that contains obligations and liabilities or payments to the such Obligor (i) that as of the date of determination, are in excess of $225,000,000 over its remaining term (including after taking into account all amendments, amendments and restatements, supplements, or waivers to any such contract, agreement, letter agreement or other instrument as of such date), or (ii) without which the condition specified in clause (a) of the definition of Additional Ratio Indebtedness would not have been satisfied; or

(c)	is any contract or other arrangement to which any Obligor is a party (other than the Financing Documents) for which a breach, non-performance, cancellation or failure to renew would reasonably be expected to have a Material Adverse Effect.

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“Additional Ratio Indebtedness” means additional Indebtedness subject to satisfaction of the following conditions as of the date such Indebtedness is incurred: (a)(i) either (x) the Debt Service Coverage Ratio for the Calculation Period of each Quarterly Date through the Term Maturity Date (with respect to future Calculation Periods, as reasonably projected by the Borrower for such future Calculation Period) is either at least 2.00:1.00 or (y) the Debt Service Coverage Ratio for the Calculation Period of each Quarterly Date through the Term Maturity Date (with respect to future Calculation Periods, as reasonably projected by the Borrower for such future Calculation Period) is at least 1.50:1.00 and the average Debt Service Coverage Ratio for all Calculation Periods of all Quarterly Dates through the Term Maturity Date (with respect to future Calculation Periods, as reasonably projected by the Borrower for such future Calculation Period) is at least 1.75:1.00; provided, that, the aggregate amount of Additional Ratio Indebtedness at any time outstanding pursuant to this clause (y) shall not exceed $100,000,000; provided, further, that the Debt Service Coverage Ratio for purposes of this definition shall be calculated (A) taking into account such incurrence and the amortization profile relating to such Additional Ratio Indebtedness and (B) using contracted cash flows under power purchase or other offtake agreements with utilities or community choice aggregators or under other Permitted Commodity Hedge Agreements, which agreements shall, in each case, (1) provide for the sale of capacity, energy, green attributes or other products or services by the Obligors, (2) specify an agreed price or a pricing formula or pricing procedures or mechanics for the sale of such products or services, (3) have a term of no less than six months, and (4) have pricing assumptions referenced in clause (2) above that are based on market pricing consistent with a report of a nationally or regionally recognized market consultant for the applicable periods (it being acknowledged that PA Consulting Group, Inc. or its successor shall be deemed to be a nationally or regionally recognized market consultant for purposes hereof); provided, further, that (A) the proportion of the contracted cash flows under such agreements with any Affiliates of the Obligors, including the Third Amended and Restated Power Purchase and Sale Agreement, as a percentage of all such contracted cash flows of the Obligors included in any such Debt Service Coverage Ratio calculation, shall not exceed 20% and (B) any merchant revenues and revenues indexed to daily market prices shall not be included in any such Debt Service Coverage Ratio calculation; (b) the final maturity date of any such additional Indebtedness shall occur after the Term Maturity Date; (c) in the case of additional term loan facilities, establishment of an additional debt service reserve account that reserves an amount at least equal to the amount of interest, commitment fees and principal in respect of such term loan facilities reasonably anticipated to be payable over the succeeding six-month period; (d) in the case of any such additional Indebtedness issued in the capital markets, the Borrower obtaining an Investment Grade rating for such additional indebtedness; (e) the Borrower shall have obtained a ratings reaffirmation confirming no downgrade of the ratings issued by Kroll on or prior to the Second Omnibus Amendment Date; (f) satisfaction of any conditions to the incurrence of such Indebtedness as required by the First Lien Secured Debt Documents under which any other First Lien Obligations are then-outstanding; (g) no Event of Default (as defined in the TLA Credit Agreement) or CTA Event of Default shall have occurred and be continuing or would result therefrom; (h) no TLA Lender will be required to participate in any such Additional Ratio Indebtedness (and the Borrower shall not have any obligation to approach any existing TLA Lender to provide such Additional Ratio Indebtedness); and (i) the Borrower shall have certified the satisfaction of the foregoing conditions to the TLA Administrative Agent, the First Lien Secured Debt Representative and the First Lien Collateral Agent.

“Administrative Services Agreement” means the administrative services agreement among the Borrower, Geysers Company, Wild Horse, Calistoga, and Calpine Administrative Services Company, Inc., to be entered into on or about the Initial Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

“Affiliate” has the meaning given in the Intercreditor Agreement.

“Affiliate Transactions” has the meaning given in Section 5.7(a).

“After-Acquired Real Property” has the meaning given in Section 4.12(c).

“Agreement” has the meaning given in the Recitals.

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“Applicable Permits” means, at any time, any Permit, including any zoning or land use Permit, any Permit required under any Environmental Law to conduct the business and operations as currently conducted, or any FERC, state fire marshal, import, export, safety, siting or building Permit that is: necessary under applicable Legal Requirements or any of the Major Project Contracts to be obtained by or on behalf of any Obligor at such time in light of the stage of development, construction or operation of the Projects to construct, test, operate, maintain, repair, lease, own or use the Projects as contemplated by the Major Project Contracts, to sell electricity from the Projects or deliver steam or fuel to any Project, or for any Obligor to enter into any Major Project Contract or to consummate any transaction contemplated thereby, in each case in accordance with all applicable Legal Requirements; or necessary so that none of the Obligors, any First Lien Secured Debt Representative under any First Lien Secured Debt Document, or the First Lien Collateral Agent or the First Lien Secured Debt Holder nor any Affiliate of any of them may be deemed by any Governmental Authority to be subject to, or not exempt from, regulation under the FPA or the federal access to books and records requirements of PUHCA or treated as a public utility under the Constitution and the laws of the State of California as presently constituted and as construed by the courts of California with respect to the regulation of the rates of, or the financial or organizational regulation of, electric utilities solely as a result of the development and construction or operation of the Projects or the sale of electricity therefrom, except that:

(a)	the Borrower and certain of the Guarantors are subject to the compliance requirements under PUHCA applicable to Exempt Wholesale Generators and/or owners of Qualifying Facilities that are directly or indirectly owned by entities that are “holding companies” under PUHCA solely with respect to Exempt Wholesale Generators, Qualifying Facilities under PURPA or “foreign utility companies” under PUHCA; and

(b)	the Borrower is a “public utility” under the FPA with authority to sell wholesale electric power, capacity and certain ancillary services at market-based rates and with all waivers of regulations and blanket authorizations as are customarily granted by FERC to a “public utility” that sells wholesale electric power, capacity and certain ancillary services at market-based rates.

“Asset Disposition” has the meaning given in the Intercreditor Agreement.

“Asset Disposition Proceeds” has the meaning given in the Depositary Agreement.

“Bankruptcy Event” means shall be deemed to occur, with respect to any Person if ~~0~~(a) such Person shall institute a voluntary case seeking liquidation or reorganization under the Bankruptcy Law, or shall consent to the institution of an involuntary case thereunder against it; or (b) such Person shall file a similar petition or shall otherwise institute any similar proceeding under any other applicable Federal or state law, or shall consent thereto; or (c) such Person shall apply for the appointment, or by consent or acquiescence there shall be an appointment, of a receiver, liquidator, sequestrator, trustee or other officer or custodian with similar powers for itself or any substantial part of its property or assets; or (d) such Person shall make an assignment for the benefit of its creditors; or (e) such Person shall become insolvent, or admit in writing its inability to pay its debts generally as they become due; or (f) an involuntary case shall be commenced seeking liquidation or reorganization of such Person under the Bankruptcy Law or any similar proceedings shall be commenced against such Person under any other applicable Federal or state law and (i) the petition commencing the involuntary case is not timely controverted, (ii) the petition commencing the involuntary case is not dismissed within sixty days of its filing, (iii) an interim trustee is appointed to take possession of all or a portion of the property, and/or to operate all or any material part of the business, of such Person and such appointment is not vacated within sixty days, or (iv) an order for relief shall have been issued or entered therein; (g) a decree or order of a court having jurisdiction in the premises for the appointment of a receiver, liquidator, sequestrator, trustee or other officer having similar powers of such Person or all or a material part of its property shall have been entered; or (h) any other similar relief shall be granted against such Person under any applicable Bankruptcy Law.

“Bankruptcy Law” has the meaning given in the Intercreditor Agreement.

“Board of Directors” means:

(a)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(b)	with respect to a partnership, the board of directors of the general partner of the partnership;

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(c)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(d)	with respect to any other Person, the board or committee of such Person serving a similar function.

“Borrower” has the meaning given in the Recitals.

“Business Day” has the meaning given in the Intercreditor Agreement.

“CAISO” has the meaning given in the Intercreditor Agreement.

“Calculation Period” means, as to a particular date, the four consecutive fiscal quarters most recently ended immediately preceding such date.

“Calistoga” has the meaning given in the Recitals.

“Calistoga Geothermal Steam Sales Agreement” means the steam sales agreement between Calistoga and Borrower, to be dated on or about the Initial Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

“Calpine” has the meaning given in the Intercreditor Agreement.

“Capital Expenditures” means expenditures made by any Obligor to acquire, construct, repair, improve, replace, expand, install and/or similar actions with respect to fixed assets, plant and equipment which, in accordance with GAAP, are or should be included in “purchase of property and equipment” or similar items reflected in the consolidated statement of cash flows of the Borrower (including renewals, improvements and replacements thereto, but, notwithstanding the foregoing, excluding any such expenditures that are paid out of Loss Proceeds, Asset Disposition Proceeds or the proceeds of any Permitted Asset Disposition).

“Capital Stock” has the meaning given in the Intercreditor Agreement.

“Cash” has the meaning given in the Intercreditor Agreement.

“Casualty Event” means a casualty event that causes all or a portion of the Projects to be damaged, destroyed or rendered unfit for normal use for any reason whatsoever, other than (a) ordinary use and wear and tear, (b) any Event of Eminent Domain or (c) any casualty event in respect of which (x) any Obligor reasonably expects to receive Insurance Proceeds of less than $10,000,000 or (y) in the case of an uninsured event, any Obligor reasonably expects to incur repair, restoration, replacement and/or demolition costs of less than $10,000,000.

“CIA Accession Agreement” means the “Accession Agreement” as defined in the Intercreditor Agreement.

~~“Closing Date” means the date hereof.~~

“CoBank Service Share” means a single, fully paid and non-assessable share of common stock in CoBank, ACB with a par value of $100.

“Code” means the U.S. Internal Revenue Code of 1986, as amended.

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“Collateral” has the meaning given in the Intercreditor Agreement.

“Collection Expenses” means all reasonable and documented out-of-pocket costs and expenses (if any) and, if applicable, reasonable transaction costs (including reasonable legal and accounting fees and expenses, taxes paid or payable as a result thereof and amounts payable to holders of senior Liens on such asset (to the extent such Liens are Permitted Liens)), incurred or reasonably anticipated to be incurred by any Obligor in connection with the collection, enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of Asset Disposition Proceeds, Loss Proceeds or Project Payments, as applicable.

“Commodity Hedge Agreement” has the meaning given in the Intercreditor Agreement.

“CPA PPA” means that certain Renewable Power Purchase Agreement, dated as of June 4, 2021, between the Borrower and Clean Power Alliance of Southern California.

“CTA Default” means any event that is, or with the passage of time or the giving of notice or both, would be, a CTA Event of Default.

“CTA Event of Default” has the meaning given in Section 6.1.

“Debt Service” means, for any period, the sum of (a) all scheduled interest and scheduled principal payable during such period in respect of First Lien Secured Debt Obligations (other than the final principal payment of any Indebtedness on the final maturity date thereof), (b) any letter of credit fees relating thereto, and (c) (for purposes of calculating the Debt Service Coverage Ratio) any payments paid by the Borrower during such period pursuant to Interest Rate Agreements less (for purposes of calculating the Debt Service Coverage Ratio) any payments received or to be received by the Borrower during such period pursuant to Interest Rate Agreements; provided, that such Debt Service shall not include mandatory prepayments pursuant to, any First Lien Secured Debt Document.

“Debt Service Coverage Ratio” means, for any period, the ratio of (a) Operating Cash Available for Debt Service for such period to (b) Debt Service for such period; provided, that for purposes of calculating the Debt Service Coverage Ratio, (i) Debt Service, for the Calculation Period ending on September 30, 2020 shall be deemed to be the product of four times Debt Service for the fiscal quarter ending on such date, (ii) Debt Service, for the Calculation Period ending on December 31, 2020 shall be deemed to be the product of two times the Debt Service for the two fiscal quarters ending on such date, and (iii) Debt Service, for the Calculation Period ending on March 31, 2021 shall be deemed to be the product of four thirds Debt Service for the three fiscal quarters ending on such date.

“Debt Service Reserve Account” has the meaning given in the Depositary Agreement.

“Depositary Accounts” has the meaning given in the Depositary Agreement.

“Depositary Agent” has the meaning given in the Intercreditor Agreement.

“Depositary Agreement” has the meaning given in the Intercreditor Agreement.

“Directing Agent” means (a) the TLA Administrative Agent, (b) if the TLA Credit Agreement is no longer in effect, the First Lien Secured Debt Representative(s) collectively representing any other outstanding commercial bank debt, including any letter of credit facility, and (c) if there is no commercial bank debt referred to in clause (b) outstanding, the First Lien Secured Debt Representative representing the then-largest amount of Additional Ratio Indebtedness.

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“Discharge of First Lien Obligations” has the meaning given in the Intercreditor Agreement.

“Disqualified Capital Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the latest maturity date of the promissory notes issued by the Borrower evidencing the borrowing of a loan, issuance of or drawing upon a letter of credit, or the issuance of debt securities pursuant to any First Lien Secured Debt Document (other than pursuant to a change of control or asset sale prepayment offer provision).

“Distribution Suspense Account” has the meaning given in the Depositary Agreement.

“Division” means the division of a limited liability company into two or more limited liability companies pursuant to a “plan of division” or similar method within the meaning of the Delaware Limited Liability Company Act.

“Emergency Operating Costs” means those amounts required to be expended, in the good faith judgment of Borrower (as confirmed by the Independent Engineer) as a result of the occurrence of an unanticipated event in order to prevent or mitigate an emergency situation involving endangerment of life, human health, safety or the environment or damage to property.

“Environmental Law” has the meaning given in the Intercreditor Agreement.

“Equity Interests” has the meaning given in the Intercreditor Agreement.

“Event of Eminent Domain” has the meaning given in the Depositary Agreement.

“Excluded Asset” has the meaning given in the Intercreditor Agreement.

“Excluded Subsidiary” means (a) any non-wholly owned Subsidiary formed or acquired by any Obligor after the Initial Closing Date, (b) any Subsidiary that is not a Material Subsidiary, and (c) any Non-Recourse Subsidiary.

“Exempt Wholesale Generator” means an “exempt wholesale generator” within the meaning of PUHCA and FERC’s regulations thereunder.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party, determined in good faith by the chief financial officer of the Borrower (unless otherwise provided under this Agreement).

“FERC” has the meaning given in the Intercreditor Agreement.

“Finance Lease Obligation” has the meaning given in the Intercreditor Agreement.

“Financing Documents” has the meaning given in the Intercreditor Agreement.

“First Lien Collateral Agent” has the meaning given in the Recitals.

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“First Lien Collateral Documents” has the meaning given in the Intercreditor Agreement.

“First Lien Common Terms Accession Agreement” means an accession agreement to this Agreement entered into (or to be entered into) by any acceding First Lien Secured Debt Representative, substantially in the form set forth on Exhibit B.

“First Lien Documents” has the meaning given in the Intercreditor Agreement.

“First Lien Obligations” has the meaning given in the Intercreditor Agreement.

“First Lien Secured Debt Documents” has the meaning given in the Intercreditor Agreement.

“First Lien Secured Debt Holder” has the meaning given in the Intercreditor Agreement.

“First Lien Secured Debt Obligations” has the meaning given in the Intercreditor Agreement.

“First Lien Secured Debt Representative” has the meaning given in the Intercreditor Agreement.

“First Lien Secured Hedge” has the meaning given in the Intercreditor Agreement.

“First Lien Secured Parties” has the meaning given in the Intercreditor Agreement.

“Fitch” means Fitch Ratings, Ltd., or any successor thereto.

“Flood Laws” means, collectively, (a) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973), (b) the Flood Insurance Reform Act of 2004 and (c) the Biggert-Waters Flood Insurance Reform Act of 2012 and any and all official rulings and interpretation thereunder or thereof.

“Flood Zone” means areas having special flood hazards as determined by the Federal Emergency Management Agency or any successor Governmental Authority performing a similar function.

“FPA” means the Federal Power Act, as amended, and FERC’s implementing regulations thereunder.

“Fronted Equity Contributions” means contributions of cash equity made to any Obligor if and to the extent that such contributions are used to fund actual or reasonably anticipated Loss Proceeds, O&M Costs, Capital Expenditures or any other cost, expense or liability of any Obligor (in each case, without netting Collection Expenses) as certified to the First Lien Collateral Agent and the TLA Administrative Agent by a Responsible Officer, which contributions shall not be required to be deposited into the Depositary Accounts under the Depositary Agreement.

“GAAP” has the meaning given in the Intercreditor Agreement.

“Geysers Company” has the meaning given in the Recitals.

“Governing Documents” means, with respect to any Person, the certificate or articles of incorporation, bylaws, operating agreement or other organizational or governing documents of such Person.

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“Governmental Authority” has the meaning given in the Intercreditor Agreement.

“Governmental Rule” has the meaning given in the Intercreditor Agreement.

“Guarantee” has the meaning given in the Intercreditor Agreement.

“Guarantors” has the meaning given in the Recitals.

“Holdings” has the meaning given in the Recitals.

“Indebtedness” has the meaning given in the Intercreditor Agreement.

“Independent Engineer” means Leidos Engineering, LLC, its successors, and any replacement thereof appointed by the Borrower with the consent of the First Lien Collateral Agent (acting at the direction of the Directing Agent, acting reasonably).

“Initial Closing Date” means June 9, 2020.

“Insurance Proceeds” has the meaning given in the Depositary Agreement.

“Intercreditor Agreement” means the Collateral Agency and Intercreditor Agreement, dated as of the Initial Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time), among the Obligors, the First Lien Collateral Agent, the Second Lien Collateral Agent, each First Lien Secured Debt Representatives, each First Lien Commodity Hedge Counterparty and each Second Lien Commodity Hedge Counterparty party thereto from time to time.

“Interest Rate Agreement” has the meaning given in the Intercreditor Agreement.

“Investment” by any Person means any direct or indirect loan, advance or other extension of credit or capital contribution to (by means of transfers of cash or other property to others or payments for property or services for the account or use of others, or otherwise), or purchase or acquisition of Capital Stock, bonds, notes, debentures or other securities or evidence of Indebtedness issued by any other Person and any Capital Expenditures.

“Investment Grade” means with respect to any Person, that such Person’s unsecured senior debt obligations are rated by at least one rating agency and are no less than BBB- by S&P, BBB- by Fitch, Baa3 by Moody’s (or any corresponding future ratings levels by such ratings agencies), or an equivalent rating by any other rating agency (it being acknowledged that if more than one rating agency rates the unsecured senior obligations of such Person, only one such rating shall be required to be “Investment Grade” in order for such Person to be considered “Investment Grade” under this Agreement).

“Kroll” means Kroll Bond Rating Agency, Inc., or any successor thereto.

“Legal Requirements” has the meaning given in the Intercreditor Agreement.

“Lien” has the meaning given in the Intercreditor Agreement.

“Local Account” has the meaning given in the Depositary Agreement.

“Loss Proceeds” has the meaning given in the Depositary Agreement.

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“Major Maintenance Reserve Account” has the meaning given in the Depositary Agreement.

“Major Project Contracts” means:

(a)	each of the following agreements, in each case, during the stated term of such agreement:

(i) the Material Electrical Interconnection Agreements, (ii) the Material Water Supply Agreements, (iii) the O&M Agreement, (iv) the Administrative Services Agreement, (v) the Third Amended and Restated Power Purchase and Sale Agreement, (vi) the 2014 SCE PPA, (vii) the 2015 SCE PPA, (viii) the ~~PG&E~~Peninsula PPA, (ix) the ~~Peninsula~~CPA PPA and (x) the ~~CPAS~~MUD PPA ;

(b)	each Additional Major Project Contract; and

(c)	each Replacement Major Project Contract.

“Material Adverse Effect” means a material adverse effect on (a) the business, operations, properties, assets or financial condition of the Obligors, taken as a whole, (b) the ability of the Obligors, as a whole, to perform their obligations in accordance with the terms of First Lien Documents, or (c) the material rights, remedies or benefits available to, or conferred upon, any First Lien Secured Party under the First Lien Documents; provided, that (i) the bankruptcy of Pacific Gas & Electric Company or any effects thereof or relating thereto shall not constitute a Material Adverse Effect and (ii) other than in respect of representations and warranties made on the Initial Closing Date and the conditions precedent set forth in Section 3.1 (Conditions Precedent to the Closing Date) of the TLA Credit Agreement, a “Material Adverse Effect” shall exclude any adverse effect on the business, operations, properties, assets or financial condition of the Obligors, taken as a whole, as a result of direct or reasonably foreseeable and expected consequences of the COVID-19 pandemic or the related restrictions imposed by applicable Governmental Authorities.

“Material Electrical Interconnection Agreements” means (a) the generator interconnection agreement, dated as of September 26, 2003, between the Borrower and Pacific Gas & Electric Company, which interconnects each of the Projects as of the Initial Closing Date other than the Aidlin project and the Calistoga project, (b) the large generator interconnection agreement, dated as of November 14, 2008, among the Borrower, Pacific Gas & Electric Company and the CAISO, which interconnects the Aidlin project, and (c) the large generator interconnection agreement, dated as of November 14, 2008, among the Borrower, Pacific Gas & Electric Company and the CAISO, which interconnects the Calistoga project, in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“Material Subsidiary” means: (a) any Subsidiary which directly or indirectly owns all or a part of any of the Projects in existence as of the Initial Closing Date; (b) any Subsidiary acquired or formed after the Initial Closing Date without which the condition specified in clause (a) of the definition of Additional Ratio Indebtedness would not have been satisfied; and (c) any Subsidiary of the Borrower (other than a Non-Recourse Subsidiary) (i) whose total assets exceed 7.5% of the total assets (after intercompany eliminations) (or 15% of the total assets taken as a whole with all other Subsidiaries under this clause (c)) or (ii) that accounted for more than 7.5% of the revenues (or 15% of the revenues taken as a whole with all other Subsidiaries under this clause (c), in each case of the Borrower and its Subsidiaries (other than Non-Recourse Subsidiaries) as determined on a consolidated basis in all material respects in accordance with GAAP and as reflected in the Borrower’s most recently available monthly internal financial statements (including, if applicable, reasonable pro forma adjustments as determined in good faith by the Borrower, which determination shall be conclusive)).

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“Material Water Supply Agreements” means (a) the construction and operating agreement, dated April 14, 1998, between the Borrower and the City of Santa Rosa, (b) the joint operating agreement, dated July 25, 1995, among the Lake County Sanitation District, the Northern California Power Agency and the Sponsor (as assigned to the Borrower), and (c) the Second Amendment and Restatement of the Steam Suppliers Joint Operating Agreement Southeast Geysers Effluent Pipeline Project, dated as of September 18, 2003, among the Northern California Power Agency and the Sponsor (as assigned to the Borrower), in each case as amended, amended and restated, supplemented or otherwise modified from time to time.

“Moody’s” has the meaning given in the Intercreditor Agreement.

“Mortgages” means such first priority deeds of trust by the Borrower in favor of the First Lien Collateral Agent, in proper form for recording in all applicable jurisdictions, in form reasonably satisfactory to the First Lien Collateral Agent (acting at the reasonable direction of the TLA Administrative Agent), as each may be amended, restated, supplemented or otherwise modified from time to time.

“Net Proceeds” means:

(a)	with respect to any disposition of assets, the excess, if any, of (i) the amounts received by the Obligors in connection with such disposition (including business interruption insurance proceeds, or payments in lieu thereof, any amounts received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received) over (ii) the sum of (A) the reasonable out of pocket costs, fees, commissions, premiums and expenses (including legal fees and expenses) incurred by the Obligors in connection with such disposition to the extent such amounts were not deducted in determining the amount referred to in clause (i), (B) federal, state, provincial, foreign and local taxes reasonably estimated (on a consolidated basis) to be actually payable by the Obligors within the current or the immediately succeeding tax year as a result of any gain recognized in connection therewith to the extent such amounts were not deducted in determining the amount referred to in clause (i), and (C) a reasonable reserve determined by a Responsible Officer in its reasonable business judgment and to the extent required under GAAP for any purchase price adjustments (including working capital adjustments or adjustments attributable to seller’s indemnities and representations and warranties to purchaser in respect of such disposition) expressly contemplated by the purchase agreement relating to such disposition;

(b)	with respect to any receipt of contract termination payments, the excess if any, of (i) all termination payments or cancellation payments to the Obligors under any Major Project Contract over (ii) the reasonable out of pocket costs, fees, commissions, premiums and expenses (including legal fees and expenses) incurred by the Obligors in connection with the receipt of such payments; and

(c)	with respect to any proceeds of or under any casualty or property insurance, indemnity, condemnation awards, warranty or guaranty (other than business interruption insurance proceeds) received by the Obligors in connection with the occurrence of any Casualty Event or Event of Eminent Domain, the excess, if any, of (i) the amounts received by the Obligors in connection with such Casualty Event or Event of Eminent Domain over (ii) the sum of (A) the reasonable out of pocket costs and expenses (including legal fees and expenses) incurred by the Obligors in connection with the collection, enforcement, negotiation, consummation, settlement, proceedings, administration or other activity related to the receipt or collection of the relevant proceeds to the extent such amounts were not deducted in determining the amount referred to in clause (i) and (B) federal, state, provincial, foreign and local taxes reasonably estimated (on a consolidated basis) to be actually payable by the Obligors within the current or the immediately succeeding tax year as a result of any gain recognized in connection therewith (taking into account any tax benefit resulting from the event giving rise to the payment of such proceeds) to the extent such amounts were not deducted in determining the amount referred to in clause (i).

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“Non-Recourse Debt” means Indebtedness:

(a)	as to which no Obligor (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise, or (iii) constitutes the lender;

(b)	no default with respect to which (including any rights that the holders of such Indebtedness may have to take enforcement action against a Non-Recourse Subsidiary) would permit upon notice, lapse of time or both, any holder of any other Indebtedness of any Obligor to declare a default on such other Indebtedness or cause the payment of such other Indebtedness to be accelerated or payable prior to its stated maturity; and

(c)	as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of any Obligor.

“Non-Recourse Subsidiary” means any direct or indirect Subsidiary formed or acquired by any Obligor or any Non-Recourse Subsidiary after the Initial Closing Date so long as the following conditions are satisfied:

(a)	such Subsidiary is funded solely by (i) equity contributions from a Person other than any Obligor (except as permitted by clause (b) hereof), (ii) amounts permitted to be distributed in accordance with Section 5.1 or (iii) Non-Recourse Debt, or any combination of clauses (i) through (ii) above;

(b)	to the extent such Subsidiary enters into a management services agreement, shared facilities agreement or other agreement or arrangement relating to shared facilities between a Non-Recourse Subsidiary, on one hand, and any Obligor, on the other hand, (i) such agreement or arrangement would not reasonably be expected to materially and adversely affect the business of the Obligors (taken as a whole) and (ii) a copy of any such agreement or arrangement has been provided to the TLA Administrative Agent on or prior to the entry into any such agreement or arrangement; and

(c)	such Non-Recourse Subsidiary does not own any of the Projects described in clauses (a) through (m) of the definition of Projects.

“Non-Recourse Subsidiary Account” means any account held by any Non-Recourse Subsidiary.

“O&M Agreement” means the Third Amended and Restated Operation and Maintenance Agreement, dated as of the Initial Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time), among the Borrower, the Obligors party thereto and Calpine Operating Services Company, Inc.

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“O&M Costs” means, without duplication, for any period, cash amounts incurred and paid by the Borrower or any of its Subsidiaries (other than Excluded Subsidiaries) for the operation and maintenance of such entities, the Projects or any portion thereof (other than as funded from the Major Maintenance Reserve Account) and for the purchase of goods and services in connection therewith, in each case including: (a) premiums for insurance policies; (b) fuel supply and fuel transportation costs, costs of additives or chemicals and transportation costs related thereto and the cost of other consumables; (c) costs of obtaining any other materials, supplies, spare parts, utilities or services for the Projects; (d) costs of obtaining, transferring, maintaining, renewing and amending Permits; (e) franchise, licensing, property, real estate, sales and excise taxes (including, and without duplication, any such taxes the Borrower pays pursuant to any tax sharing agreement); (f) general and administrative expenses; (g) employee salaries, wages and other employment-related costs; (h) business management and administrative service fees; (i) costs and fees required to be paid by any Project under any Project Contract (including, for the avoidance of doubt, the O&M Agreement, the Administrative Services Agreement, the Wild Horse Geothermal Steam Sales Agreement, the Calistoga Geothermal Steam Sales Agreement, and any guaranty reimbursement agreement entered into in accordance with this Agreement) or Financing Document (other than scheduled Debt Service or payments on any other Indebtedness specified in Sections 5.3(a)(ii), (v), (vii), and (xvi)) or to satisfy any Legal Requirement or obtain or maintain any Permit; (j) legal, accounting and consulting fees and other transaction costs and all other fees payable to the Secured Parties allocable to the Borrower (other than amounts constituting scheduled Debt Service or payments on any other Indebtedness specified in Sections 5.3(a)(ii), (v), (vii), and (xvi)); (k) all other fees and expenses necessary for the continued operation and maintenance of the Projects and the conduct of the business of the Projects; (l) Emergency Operating Costs (except for Emergency Operating Costs in connection with the repair or restoration of any casualty suffered by the Projects to the extent funded with insurance or similar proceeds applied pursuant to the Depositary Agreement or infusions of equity pursuant to the Financing Documents); (m) reasonable expenses to keep the Collateral free and clear of all Liens; (n) costs of purchasing any necessary emissions credits, allowances or rights in respect of the Projects (and any carbon, emissions or similar taxes in respect of Borrower’s interest in the Projects); (o) net payments made under any Commodity Hedge Agreements; (p) any income taxes payable by the Borrower as a result of a change in the applicable federal, state or local income tax law after the Initial Closing Date, which change requires the Borrower or Holdings to be treated as other than an entity disregarded from its owner or a partnership (including, and without duplication, any such taxes the Borrower pays under any tax sharing agreement); provided, that such taxes shall be limited to those taxes properly allocable to the net income of the Obligors for the applicable federal, state or local income tax purposes; provided, further, that for avoidance of doubt, such taxes shall not include any income taxes arising due to the treatment of the Borrower as a partnership or an entity disregarded from its owner for federal, state or local income tax purposes; and (q) costs, fees and other liabilities required to be paid by Borrower under any Financing Document (other than scheduled Debt Service, mandatory prepayments pursuant to any First Lien Secured Debt Document from cash sweeps, ordinary course settlements under Permitted Commodity Hedge Agreements and Permitted Interest Rate Agreements or payments on any other Indebtedness specified in Sections 5.3(a)(ii), (v), (vii), and (xvi)), exclusive in all cases of non-cash charges, including depreciation or obsolescence charges or reserves therefor, amortization of intangibles or other bookkeeping entries of a similar nature, and also exclusive of all interest charges and charges for the payment or amortization of principal of Indebtedness of Borrower (other than such payments with respect to Indebtedness of the type referred to in Sections 5.3(a)(ii), (v), ( vii), and (xvi)); provided, that to the extent any of the foregoing O&M Costs are paid by a Person other than any Obligor, the reimbursement by any Obligor of the same shall constitute “O&M Costs.” O&M Costs shall not include (i) costs of Major Maintenance (as defined in the Depositary Agreement) to the extent paid with funds on deposit in a Major Maintenance Reserve Account, (ii) non-cash charges, including depreciation and amortization; (iii) payments for restoration or repair of the Projects from the Loss Proceeds Account (as defined in the Depositary Agreement) in accordance with the terms of the Depositary Agreement; (iv) Restricted Payments to any Affiliate of the Borrower (other than payments to Affiliates of the Borrower otherwise permitted pursuant to the Financing Documents); (v) any termination or liquidation payments under any Permitted Commodity Hedge Agreements and Permitted Interest Rate Agreements; or (vi) Capital Expenditures other than Emergency Operating Costs to the extent such are Capital Expenditures.

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“Obligors” has the meaning given in the Intercreditor Agreement.

“Omnibus Amendment”means the Omnibus Amendment, dated as of November 9, 2021, by and among the Borrower, the lenders party thereto, the guarantors party thereto, the ~~Administrtive~~Administrative Agent, the First Lien Collateral Agent and the Depositary Agent.

“Omnibus Amendment Date” has the meaning given in the Omnibus Amendment.

“Operating Cash Available for Debt Service” means, for any period, (a) Project Revenues during such period (including, for the avoidance of doubt, all net payments paid to any Obligor under any Commodity Hedge Agreements during such period) minus (b) O&M Costs paid or to be paid during such period; provided, that O&M Costs relating to real property taxes and insurance premiums shall, for purposes of this definition, be accounted for by ratably allocating such amounts over the period to which they apply rather than accounting for them solely during the period in which they were paid; provided, further, that O&M Costs shall, for purposes of this definition, exclude (x) all fees and expenses payable in connection with entering into this Agreement or any other Financing Document and (y) Excluded O&M Costs (as defined in the Depositary Agreement); provided, further, that (a) Operating Cash Available for Debt Service, for the Calculation Period ending on September 30, 2020 shall be deemed to be the product of four times Operating Cash Available for Debt Service for the fiscal quarter ending on such date, (b) Operating Cash Available for Debt Service, for the Calculation Period ending on December 31, 2020 shall be deemed to be the product of two times the Operating Cash Available for Debt Service for the two fiscal quarters ending on such date, and (c) Operating Cash Available for Debt Service, for the Calculation Period ending on March 31, 2021 shall be deemed to be the product of four thirds Operating Cash Available for Debt Service for the three fiscal quarters ending on such date.

“Peninsula PPA” means, collectively, (a) the Master Power Purchase and Sale Agreement, by and between Geysers Power Company, LLC, a Delaware limited liability company, and Peninsula Clean Energy Authority, a California joint powers authority, dated as of August 26, 2021, (b) the Confirmation Letter (Energy), dated as of August 26, 2021 and (c) the Confirmation Letter, dated as of August 26, 2021.

“Permit” has the meaning given in the Intercreditor Agreement.

“Permitted Asset Disposition” means any of the following Asset Dispositions:

(a)	any single transaction or series of transactions that involves the receipt of Net Proceeds of less than $250,000,000 in the aggregate prior to the Discharge of First Lien Obligations (so long as any such transaction or series of transactions was for Fair Market Value);

(b)	a transfer of assets between or among the Obligors;

(c)	the sale or lease of products or services in the ordinary course of business (including sales in the “spot” market or merchant sales of the electricity and related products);

(d)	the sale or other disposition of any damaged, worn-out or obsolete assets (other than assets consisting of all or substantially all of a Project in existence on the Initial Closing Date, which shall be permitted to the extent provided in clause (a) of this definition) in the ordinary course of business;

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(e)	the sale, transfer or release, with or without consideration, of assets, real property or interests in real property related to the Projects (other than real property consisting of all or substantially all of the real property relating to a Project in existence on the Initial Closing Date, which shall be permitted to the extent provided in clause (a) of this definition) to the extent that such assets, real property or interests in real property is only incidental to, or no longer useful in connection with, the leasing, ownership or operation of the Projects;

(f)	the granting of easements or other interests in real property related to the Projects to other Persons;

(g)	in the case of any spare or surplus part, (i) such spare or surplus part is sold or transferred at Fair Market Value or net book value, (ii) such sold or transferred spare part (but not surplus part) is replaced by any Obligor on or before the date when such spare part is needed by any Obligor, (iii) such sale or transfer is consistent in all material respects with Prudent Industry Practices, and (iv) any Obligor can reasonably be expected to obtain any necessary replacement parts for such spare part (but not surplus part) on commercially reasonable terms, and any such replacement part received by such Obligor is free and clear of all Liens (other than Permitted Liens);

(h)	the sale or other disposition of Cash or cash equivalents;

(i)	(A) any transfer of any assets of an energy storage Project or carbon capture Project (other than (i) the Projects described in clauses (a) through (~~m~~n) of the definition thereof or (ii) any other Project without which the condition specified in clause (a) of the definition of Additional Ratio Indebtedness would not have been satisfied) to a Non-Recourse Subsidiary and (B) any transfer of assets contemplated by Section 5.7(a)(vii)(B);

(j)	the disposition of the CoBank Service Share; or

(k)	any Restricted Payment made in accordance with Section 5.1, Permitted Investment or Permitted Lien.

“Permitted Businesses” means (a) the operation, maintenance, expansion, development, construction, reconstruction, improvement and/or ownership of the Projects and/or any other geothermal power generation assets (including, for the avoidance of doubt, any research and development relating to such assets, such as closed loop heat exchange technology) and/or any ancillary services or assets, including energy storage and carbon sequestration located in or adjacent to the Geysers area of Northern California (Sonoma and Lake Counties) and/or similar, related, incidental, ancillary or complimentary businesses and/or such other lines of business as may be consented to by the Required First Lien Secured Debt Parties, and all activity reasonably necessary or undertaken in connection with the foregoing and any activities incidental or related to any of the foregoing and (b) the purchase of the CoBank Service Share.

“Permitted Commodity Hedge Agreement” has the meaning given in the Intercreditor Agreement.

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“Permitted Debt” has the meaning given in Section 5.3.

“Permitted Interest Rate Agreement” means any Interest Rate Agreement entered into by any Obligor not for speculative purposes.

“Permitted Investments” means:

(a)	(i) all Capital Expenditures reasonably necessary to permit the Borrower and its Subsidiaries to comply with applicable law (including any Environmental Laws), Project Contracts, or to operate the Projects in accordance with Prudent Industry Practice, (ii) Emergency Operating Costs to the extent such costs are Capital Expenditures, (iii) Capital Expenditures financed with proceeds of (A) voluntary equity contributions made to the Borrower or a Subsidiary of the Borrower or (B) Indebtedness incurred in compliance with Section 5.3, including the Multi-Draw Facility Loans (as defined in the TLA Credit Agreement), (iv) Capital Expenditures made using funds permitted to be distributed pursuant to Section 5.3 but are retained by the Borrower for the purposes of making Capital Expenditures, (v) Capital Expenditures in respect of the Projects made with funds in the Distribution Suspense Account, and (vi) any budgeted maintenance expense;

(b)	Investments consisting of extensions of credit in the nature of deposits, prepayments, accounts receivable, notes receivable or other similar accounts arising from the grant of trade credit in the ordinary course of business;

(c)	Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and other credits to suppliers in the ordinary course of business;

(d)	Investments in the ordinary course of business consisting of UCC Article 3 endorsements for collection or deposit and UCC Article 4 customary trade arrangements with customers consistent with past practices;

(e)	Investments in any Obligor;

(f)	Permitted Interest Rate Agreements and Permitted Commodity Hedge Agreements;

(g)	Investments in Permitted Businesses;

(h)	direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two years, including money market funds for which the Depositary Agent or its Affiliates provide investment advice or other management services, but excluding any fund with a floating net asset value;

(i)	time deposit accounts, certificates of deposit and money market deposits maturing within ninety days of the date of acquisition thereof issued by a bank or trust company that is organized or existing under the laws of the United States of America or any state thereof having capital, surplus and undivided profits in excess of $1,000,000,000 and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher) by at least one of Moody’s, S&P and Fitch;

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(j)	repurchase obligations with a term of not more than ninety days for underlying securities of the types described in clause (g) above entered into with a bank meeting the qualifications described in clause (i) above;

(k)	commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of any Obligor) organized or existing under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s or A-1 (or higher) according to S&P;

(l)	money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) if rated, are rated AA by S&P or Aa2 by Moody’s, and (iii) have portfolio assets of at least $500,000,000, including money market funds for which the Depositary Agent or its Affiliates provide investment advice or other management services, but excluding any fund with a floating net asset value;

(m)	time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not to exceed 0.50% of the total assets of the Borrower and its consolidated Subsidiaries (other than any Non-Recourse Subsidiary) as of the end of the Borrower’s most recently completed fiscal year;

(n)	time deposit accounts, certificates of deposit and money market deposits held with the Depositary Agent;

(o)	shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (g) through (n) above;

(p)	other Investments that at the time acquired by any Obligor were formerly of the type described in clauses (g) through (o) above; provided, that such other Investment will cease to be a Permitted Investment at such time as the applicable Obligor has held such Investment for a period in excess of sixty days from which such Investment was no longer an Investment of the type described in clauses (g) through (o) above;

(q)	with respect to any disposition, Casualty Event, or Event of Eminent Domain, the application of any related Net Proceeds to purchase any property useful in the business of any Obligor (or, in the case of a Casualty Event, used to replace damaged or destroyed assets, or to improve or expand the Projects) in accordance with the terms of this Agreement and the Depositary Agreement;

(r)	the CoBank Service Share;

(s)	Cash; and

(t)	any other Investments so long as each of the Restricted Payments Conditions shall have been satisfied as of the Quarterly Date immediately preceding the date of such Investment and after giving pro forma effect to such Investment.

In the event that an Investment meets the criteria of more than one of the categories of Permitted Investments described in clauses (a) through (r) above, the Borrower will be permitted to classify such Investment on the date of making such Investment in any manner that complies with this definition.

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“Permitted Liens” means:

(a)	Liens in favor of the First Lien Collateral Agent for the benefit of First Lien Secured Parties granted pursuant to any First Lien Collateral Documents or, to the extent contemplated by this Agreement, for the benefit of First Lien Secured Parties granted pursuant to any other First Lien Collateral Documents, including, without limitation, Indebtedness incurred in compliance with Sections 5.3(a)(i), (iii), (v), and (vi); provided, that the representative of the holders of such Refinancing Indebtedness shall have acceded to this Agreement; provided, further that Liens granted in favor of one or more Permitted Commodity Hedge Counterparties pursuant to this clause (a) shall (i) be entered into by any Obligor with a Permitted Commodity Hedge Counterparty and (ii) be subject to the Cap Amount (with any remaining exposure to be granted a second lien on the Collateral); provided, however, that no Liens in favor of a Sponsor Counterparty with respect to a Permitted Commodity Hedge Agreement may be granted pursuant to this clause (a);

(b)	Liens securing Second Lien Obligations (including, without limitation, Liens in favor of a Sponsor Counterparty with respect to a Permitted Commodity Hedge Agreement), so long as such Liens are junior to the First Lien Obligations pursuant to this Agreement;

(c)	Liens on the property or assets of any Obligor in favor of any other Obligor;

(d)	Liens on property (including Capital Stock) existing at the time of acquisition of the property (including Capital Stock) by any Obligor; provided, that such Liens were in existence prior to such acquisition and not incurred in contemplation of, such acquisition;

(e)	Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (exclusive of obligations in respect of the payment for borrowed money);

(f)	Liens to secure the performance of bids, trading contracts (other than for borrowed money), leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of a like nature incurred in the ordinary course of business; provided, that, for the avoidance of doubt, Liens (including without limitation rights of set-off) on (i) deposits and (ii) revenues under trading contracts, in each case in favor of counterparties under such trading contracts and other obligations incurred in the ordinary course of business (including trading counterparties, brokerages, clearing houses, utilities, systems operators and similar entities) shall be permitted and shall be permitted to be first-priority Liens on such collateral;

(g)	Liens for taxes, assessments or charges not yet due or delinquent or that are being contested in good faith and by appropriate proceedings if adequate reserves with respect thereto are maintained on the books of the Borrower or the affected Guarantor, as the case may be, in accordance with GAAP as in effect from time to time;

(h)	Liens imposed by law, such as carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlords’ or other similar Liens arising in the ordinary course of business (i) for amounts not overdue for a period of more than thirty days or (ii) for amounts that are overdue and that are being diligently contested in good faith by appropriate proceedings, so long as such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made for any such contested amounts;

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(i)	survey exceptions, easements or reservations of, or rights of others for, license, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions, encroachments, mineral interests and leases, minor title defects and other similar encumbrances that were not incurred in connection with Indebtedness and that do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(j)	any interest or title of a licensor, lessor, sublessor, sublicensor or grantor of an easement under any lease, sublease, license, sublicense or easement and to which any Obligor is a party (including any Liens on the interest of such licensor, lessor, sublessor, sublicensor or grantor);

(k)	Liens arising in the ordinary course of business to secure liability (in an amount not in excess of the premium for such insurance) for premiums to insurance carriers;

(l)	filing of UCC financing statements as a precautionary measure in connection with operating leases or finance leases;

(m)	bankers’ Liens and similar Liens (including rights of set-off) in respect of bank deposits;

(n)	Liens on cash, Permitted Investments or other property arising in connection with the defeasance, discharge or redemption of Indebtedness;

(o)	Liens on specific items of inventory or other goods (and the proceeds thereof) of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created in the ordinary course of business for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(p)	Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(q)	good faith deposits made in connection with (i) any acquisition (whether pursuant to an acquisition of Capital Stock, assets or otherwise) by any Obligor from any Person of all or substantially all of the assets of a Person or a line of business of a Person or (ii) any advance, loan, extension of credit (by way of guarantee or otherwise) or capital contribution, or purchase of any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or any other investment;

(r)	Liens existing on any property or asset prior to the acquisition thereof (or the acquisition of, or merger or consolidation with, the Person owning such property or asset) by any Obligor, and any Lien securing obligations incurred to refinance, replace, refund, renew or extend the obligations secured by such Liens; provided, that in each case, (i) such Lien is not created in contemplation or in connection with such acquisition, (ii) such Lien does not apply to any other property or assets of the Borrower or any of the Guarantees (other than fixtures and improvements on any such real property), and (iii) the principal amount of any Indebtedness secured by such Liens shall not be increased (except by the amount of premiums, penalties, accrued and unpaid interest, fees and expenses associated with such refinancing, replacement, refunding, renewal or extension of such Indebtedness);

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(s)	utility and similar deposits made by any Obligor in the ordinary course of business;

(t)	Liens securing (i) Finance Lease Obligations and (ii) other Indebtedness of any Obligor incurred to finance all or any part of the acquisition, lease, construction, installation or improvement of any assets, and any refinancing, replacement, refunding, renewal or extension of any such Indebtedness without any increase thereof, in an aggregate amount, together with all other Finance Lease Obligations and Indebtedness secured by Liens pursuant to this clause (t) not to exceed $10,000,000 at any one time outstanding, so long as (A) such Liens are initially created or arise prior to or within the ninety days after the completion of such acquisition, lease, construction, installation or improvement and (B) such Liens do not attach to assets of the Borrower or any Subsidiary (other than an Excluded Subsidiary) other than the relevant assets acquired, leased, constructed, installed or improved;

(u)	Liens of sellers of goods, gas or oil to any Obligor arising under Article 2 of the UCC or under other state statutes in the ordinary course of business, covering only the goods, gas or oil sold and covering only the unpaid purchase price for such goods, gas or oil and related expenses;

(v)	Liens encumbering (i) accounts receivable of any Obligor (and accounts into which the proceeds of such accounts receivable are deposited) in favor of a counterparty to any PPA or similar agreement in accordance with the terms of such agreement (but excluding any such accounts receivable, accounts or proceeds held by or pledged to such counterparty in excess of ninety days; provided, that such ninety-day period shall be extended for such longer period during which such accounts receivable, accounts or proceeds may be subject to any dispute), or (ii) margin, clearing or similar accounts with or on behalf of brokers, credit clearing organizations, the CAISO, independent system operators, regional transmission organizations or balancing authorities, pipelines, state agencies, federal agencies, futures contract brokers, exchanges related to the trading of energy (including the Intercontinental Exchange), customers, trading counterparties, or any other parties or issuers of surety bonds and any proceeds thereof, in the ordinary course of business, in an aggregate amount not to exceed the sum of (A) $30,000,000 (or such higher amount as is necessary or advisable in the ordinary course of business, as reasonably determined by a Responsible Officer of the Borrower which determination shall be conclusive), plus (B) voluntary equity contributions made to any Obligor for such purpose plus (C) funds in the Distribution Suspense Account that are used for such purpose in lieu of making Restricted Payments at any time under this clause (ii); provided, however, that the foregoing limitation in this clause (ii) on such aggregate amount shall not apply to (x) letters of credit provided for the benefit of such accounts in compliance with the other terms and conditions hereof or (y) any such arrangements with or on behalf of the CAISO, any other independent system operators, regional transmission organizations or balancing authorities;

(w)	Title Exceptions;

(x)	statutory Liens related to the CoBank Service Share; and

(y)	Liens securing Indebtedness or other First Lien Obligations or Second Lien Obligations, as applicable, in an aggregate amount, together with all other Indebtedness and other First Lien Obligations or Second Lien Obligations, as applicable, secured by Liens pursuant to this clause (~~x~~y), not to exceed $100,000,000 at any one time outstanding.

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“Permitted Tax Distributions” means, without duplication with O&M Costs, with respect to each taxable year (or a portion thereof) ending after the Initial Closing Date for which each of the Borrower and Holdings is treated as a partnership or disregarded entity for U.S. federal income tax purposes, the payment of distributions to the direct or indirect equity owners of Holdings to pay the U.S. federal, state and local income tax liabilities for such taxable period attributable to their ownership of Holdings during such taxable year (or a portion thereof) in an aggregate amount not to exceed the product of (a) the amount of net U.S. federal taxable income of Holdings and its Subsidiaries (in the case of a disregarded entity, computed as if such entity were a partnership) allocated to the direct or indirect equity owners of Holdings for such taxable year (or, in the case of a taxable year beginning on or before the Initial Closing Date, the portion thereof beginning after the Initial Closing Date), reduced by any taxable losses, deductions, credits and other attributes and any carryovers thereof allocated to such equity owners for any prior taxable year ending after the Initial Closing Date to the extent such cumulative taxable loss is reasonably expected to be deductible by such equity owners against such taxable income (assuming that such equity owners have no items of income, gain, loss, deduction or credit other than through Holdings and its Subsidiaries) and has not previously been taken into account in determining Permitted Tax Distributions and (b) the highest maximum combined marginal U.S. federal, state and local income tax rate applicable to an individual or corporation (whichever is higher, unless the equity of Holdings is owned entirely by a corporation or corporations, in which case, the highest combined U.S. federal, state or local tax rate applicable to any of such corporations) for such taxable year (taking into account the character of the taxable income in question (long-term capital gain, qualified dividend income, etc.), the deductibility of state and local income taxes for U.S. federal income tax purposes (and any applicable limitation thereon), it being understood that, under law in effect on the Initial Closing Date, an individual taxpayer subject to tax at the maximum marginal federal income tax rate would not be able to deduct state and local taxes from the income such taxpayer receives directly or indirectly from Holdings and its Subsidiaries), but, in each case, without regard to the possible applicability of any deduction permitted under Section 199A of the Code if a rate applicable to an individual is used (assuming the income and deductions attributed from the Borrower were allocated to a single unmarried individual) and any foreign tax credits; provided, that Permitted Tax Distributions shall include with respect to any such taxable year an amount necessary to allow such equity owners to pay estimated taxes during the course of the taxable year using reasonable estimates of the anticipated aggregate amount of distributions for such taxable year, with any excess of aggregate installments distributed with respect to any such taxable year over the actual amount of distributions permitted for such taxable year reducing the amount of Permitted Tax Distributions with respect to the immediately subsequent taxable year (and, to the extent such excess is not fully absorbed in the immediately subsequent taxable year, the following year(s)); provided, further, that in the event Holdings is required under applicable law to withhold or directly pay any U.S. federal, state or local income taxes applicable to any direct or indirect equity owner that is treated as a non-U.S. Person for U.S. federal income tax purposes for the purposes of such withholding or payment, Holdings may discharge such obligation as if the amount so required to be withheld is a Permitted Tax Distribution, and the amount of any Permitted Tax Distribution for such period will be reduced by any U.S. federal, state and local taxes paid directly or withheld by Holdings.

“Person” has the meaning given in the Intercreditor Agreement.

~~“PG&E PPA” means the Power Purchase and Sale Agreement, dated as of September 30, 2009, between the Borrower and Pacific Gas & Electric Company.~~

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“PPA” means an agreement (including a tolling agreement, fuel conversion services agreement or other similar agreement) entered into by the Borrower or a Subsidiary of the Borrower for the sale of capacity, energy or green attributes (and services ancillary or related thereto) from one or more of the Projects.

“Project Contracts” means, without duplication, the Major Project Contracts and any other agreement relating to the development, construction, operation, maintenance or use of any Project to which any Obligor is a party.

“Project Payments” means the proceeds of any payment (or series of related payments) in connection with any liquidated damages (other than delay liquidated damages), buy-out payments, termination payments and other similar damages or payments received by any Obligor pursuant to, or in connection with, any Project Contract, net of applicable Collection Expenses.

“Project Revenues” has the meaning given in the Depositary Agreement.

“Project Site” means the land upon which each power plant, energy storage facility and/or carbon sequestration facility listed in the definition of “Projects” is located.

“Projects” has the meaning given in the Intercreditor Agreement.

“Prudent Industry Practices” means those practices, methods, equipment, specifications and standards of safety and performance, as the same may change from time to time, (a) as are commonly used by independent power producers in the United States as prudent engineering practices in connection with the design, construction, operation, maintenance, repair and use of electrical and other equipment, facilities and improvements of such generation stations, with commensurate standards of safety, performance, dependability, efficiency and economy or (b) which, in the exercise of reasonable judgment in light of the facts known at the time the decision was made, could have been expected to accomplish the desired result at a reasonable cost consistent with good business practices, reliability, safety and expedition. Prudent Industry Practices does not necessarily mean one particular or the optimum practice, method, equipment specification or standard in all cases, but is instead intended to encompass a broad range of acceptable practices, methods, equipment specifications and standards.

“PUHCA” means the Public Utility Holding Company Act of 2005, and FERC’s implementing regulations thereunder at 18 C.F.R. Part 366.

“PURPA” means the Public Utility Regulatory Policies Act of 1978, and FERC’s implementing regulations thereunder at 18 C.F.R. Part 292.

“Qualifying Facilities” means cogeneration facilities or small power production facilities that meet the criteria for a “qualifying facility” under FERC’s regulations implementing PURPA.

“Quarterly Date” means the last Business Day of each December, March, June, and September.

“Refinancing Indebtedness” means any Indebtedness incurred to refinance existing First Lien Secured Debt Obligations or any Indebtedness incurred for Required Modifications, whether or not constituting First Lien Secured Debt Obligations.

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“Replacement Major Project Contract” means one or more contracts or agreements which:

(a)	is entered into by any Obligor in substitution for any Major Project Contract that has been terminated in accordance with its terms or otherwise or replaced following an event of default thereunder;

(b)	has economic and other terms which, taken as a whole, are not materially less favorable to such Obligor as the Major Project Contract being replaced; and

(c)	only with respect to PPAs, is with one or more counterparties (or guarantors of such counterparties’ obligations) having substantially similar or better creditworthiness (or is otherwise credit supported so that the credit risk of such counterparty is not materially less favorable to such Obligor, as applicable, than the existing counterparty) and substantially similar or better experience in the industry, in each case, as the counterparty to the Major Project Contract being replaced.

“Required First Lien Secured Debt Parties” means, as of any date, the holders of more than 50% of the sum of (without duplication):

(a)	subject to any restrictions set forth in the TLA Credit Agreement with respect to the voting or approval rights of the Borrower, its Affiliates and defaulting lenders, the Outstanding Amounts under the TLA Credit Agreement on such date; and

(b)	subject to any restrictions set forth in any First Lien Secured Other Permitted Debt Documents with respect to the voting or approval rights of the Borrower, its Affiliates and defaulting lenders, the aggregate Outstanding Amounts under any applicable First Lien Secured Other Permitted Debt Documents on such date; provided that First Lien Secured Bond Debt shall be excluded from this clause (b) if the Outstanding Amount under (i) the TLA Credit Agreement and (i) any other First Lien Secured Other Permitted Debt Documents constituting commercial bank or term loan A facilities is collectively equal to or greater than $300,000,000.

“Required Modifications” means modifications, additions, and improvements to the Projects that are, in each case, necessary to remain in compliance with Legal Requirements, as certified as such by the Borrower to the First Lien Collateral Agent and the TLA Administrative Agent.

“Responsible Officer” means the chief executive officer, president, any vice president or financial officer of the Borrower, but in any event, with respect to financial matters, a financial officer of the Borrower.

“Restricted Payment” means any (a) dividend or other distribution on account of any Equity Interests of any Obligor or any Excluded Subsidiary (including, without limitation, any payment in connection with any merger or consolidation involving any Obligor or any such Excluded Subsidiary) or to the direct or indirect holders of the Equity Interests of any Obligor or any such Excluded Subsidiary in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Capital Stock) of any Obligor or any Excluded Subsidiary and other than dividends or distributions payable to any Obligor or an Excluded Subsidiary); (b) any purchase, redemption or other acquisition or retirement for value (including, without limitation, in connection with any merger or consolidation involving any Obligor or any such Excluded Subsidiary) of any Equity Interests of the Borrower, any direct or indirect parent of any Obligor or any Excluded Subsidiary (other than purchases, redemptions or other acquisitions or retirements for value by (i) the Borrower, (ii) a Subsidiary of any Obligor or (iii) Holdings to the extent such Equity Interests are of its Subsidiaries); or (c) payment on or with respect to, or purchase, redemption, defeasance or other acquisition or retirement for value of any Indebtedness of any Obligor or any Excluded Subsidiary that is by its terms contractually subordinated to the First Lien Obligations or any Guarantee (excluding (i) intercompany Indebtedness between or among the Obligors and (ii) payment on or with respect to Permitted Debt in accordance with the Depositary Agreement); provided, that “Restricted Payment” shall not include any payment or distribution to or for the account of a direct or indirect holder, that is not an Affiliate of the Sponsor, of any Indebtedness or Equity Interests in an Excluded Subsidiary of the type described in clause (a) of the definition thereof.

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“Restricted Payment Conditions” has the meaning given in Section 5.1(a)(vii).

“Revolving Issuing Banks” has the meaning given in the TLA Credit Agreement.

“Second Omnibus Amendment” means the Second Omnibus Amendment, dated as of May 31, 2022, by and among the Borrower, the lenders party thereto, the guarantors party thereto, the Administrative Agent, the First Lien Collateral Agent and the Depositary Agent.

“Second Omnibus Amendment Date” has the meaning given in the Second Omnibus Amendment.

“Second Lien Collateral Agent” has the meaning given in the Intercreditor Agreement.

“Second Lien Obligations” has the meaning given in the Intercreditor Agreement.

“SMUD PPA” means that certain Western Systems Power Pool Agreement Confirmation Letter (Energy), dated as of March 30, 2022 (as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms thereof and hereof) between the Borrower and Sacramento Municipal Utility District.

“Sponsor” has the meaning given in the Intercreditor Agreement.

“Sponsor Counterparty” means the Sponsor or one of its Affiliates.

“Subsidiary” has the meaning given in the Intercreditor Agreement.

“Term Maturity Date” has the meaning given in the TLA Credit Agreement.

“Third Amended and Restated Power Purchase and Sale Agreement” means the Third Amended and Restated Power Purchase and Sale Agreement, dated as of the Initial Closing Date, between Calpine Energy Services, L.P. and the Borrower.

“Title Exceptions” means those exceptions to coverage listed on a schedule of the Title Policy, other than the standard printed exceptions contained therein.

“Title Insurer” means Fidelity National Title Insurance Company.

“Title Policy” has the meaning given in Section 4.13(a)(ii).

“TLA Administrative Agent” has the meaning given in the Intercreditor Agreement.

“TLA Credit Agreement” means the Credit Agreement, to be dated the Initial Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time), among the Obligors, the TLA Lenders, Revolving Issuing Banks, TLA Administrative Agent, First Lien Collateral Agent, and the others party thereto from time to time.

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“TLA Lender” or “TLA Lenders” means the financial institutions party to the TLA Credit Agreement.

“U.S. Dollars” and “$” means United States dollars or such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts in the United States of America.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“UCC” has the meaning given in the Intercreditor Agreement.

“Wild Horse” has the meaning given in the Recitals.

“Wild Horse Geothermal Steam Sales Agreement” means the amended and restated steam sales agreement between Wild Horse and Borrower, to be dated on or about the Initial Closing Date (as amended, amended and restated, supplemented or otherwise modified from time to time).

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RULES OF INTERPRETATION

1.	The singular includes the plural and the plural includes the singular.

2.	“or” is not exclusive.

3.             A reference to a Governmental Rule includes any amendment or modification to such Governmental Rule, and all regulations, rulings and other Governmental Rules promulgated under such Governmental Rule.

4.             A reference to a Person includes its permitted successors, permitted replacements and permitted assigns.

5.             Accounting terms have the meanings assigned to them by GAAP, as applied by the accounting entity to which they refer.

6.	The words “include”, “includes”, and “including” are not limiting.

7.              A reference in a document to an Article, Section, Exhibit, Schedule, Annex or Appendix is to the Article, Section, Exhibit, Schedule, Annex or Appendix of such document unless otherwise indicated. Exhibits, Schedules, Annexes or Appendices to any document shall be deemed incorporated by reference in such document. In the event of any conflict between the provisions of this Agreement (exclusive of the Exhibits, Schedules, Annexes and Appendices thereto) and any Exhibit, Schedule, Annex or Appendix thereto, the provisions this Agreement shall control.

8.              Unless otherwise expressly provided, references to any document, instrument or agreement (a) shall include all exhibits, schedules and other attachments thereto, (b) shall include all documents, instruments or agreements issued or executed in replacement thereof, and (c) means such document, instrument or agreement, or replacement or predecessor thereto, as amended, amended and restated, modified and supplemented from time to time and in effect at any given time.

9.            The words “hereof”, “herein”, and “hereunder” and words of similar import when used in any document shall refer to such document as a whole and not to any particular provision of such document.

10.           References to “days” means calendar days, unless the term “Business Days” shall be used. References to a time of day means such time in New York, New York, unless otherwise specified.

11.          The time periods specified in each of Sections 4.10, 4.12, and 4.13 shall be extended (a) automatically to account for any period during which any applicable Obligor is unable, after exercising commercially reasonable efforts, to perform its obligations under such Section due to any circumstances existing in connection with the COVID-19 pandemic, or (b) as may otherwise be agreed by the First Lien Collateral Agent (acting at the direction of the Directing Agent, acting reasonably).

12.          If, at any time after the Initial Closing Date, Moody’s or S&P shall change its respective system of classifications, then any Moody’s or S&P “rating” referred to herein shall be considered to be at or above a specified level if it is at or above the new rating which most closely corresponds to the specified level under the old rating system.

13.          The First Lien Documents are the result of negotiations between, and have been reviewed by the Obligors, each Affiliate of each Obligor, TLA Administrative Agent, each First Lien Secured Party and their respective counsel. Accordingly, the First Lien Documents shall be deemed to be the product of all parties thereto, and no ambiguity shall be construed in favor of or against the Obligors, any Affiliate of the Obligors, TLA Administrative Agent or any First Lien Secured Party solely as a result of any such party having drafted or proposed the ambiguous provision.

14.           For all purposes under this Agreement, in connection with any Division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

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